Exhibit 99.1

Scott E Wilson Consulting Inc 6 Inverness Court East, Suite 110 Englewood, CO 80112	Phone: (720) 348-1646 Fax: (303) 790-1872 www.wilsonmining.com

TECHNICAL REPORT

COLOMBIA GOLFIELDS LTD.

MEDORO RESOURCES LTD.

MARMATO PROJECT, ZONA ALTA PROPERTY

DEPARTMENT OF CALDAS

REPUBLIC OF COLOMBIA

OCTOBER 14, 2009

Prepared by

SCOTT E. WILSON CONSULTING, INC.

Scott E. Wilson, C.P.G.

Scott E. Wilson, C.P.G

TABLE OF CONTENTS

1	SUMMARY	1
	1.1 INTRODUCTION	1
	1.2 GEOLOGY AND MINERALIZATION	3
	1.3 Ownership	4
	1.4 DRILLING AND SAMPLING	5
	1.5 RESOURCES	5
	1.5.1 NI 43-101 COMPLIANT MEASURED AND INDICATED MINERAL RESOURCES	5
	1.5.2 NI 43-101 COMPLIANT INFERRED MINERAL RESOURCES	6
	1.6 CONCLUSIONS	6
	1.6.1 ADEQUACY OF PROCEDURES	6
	1.6.2 ADEQUACY OF DATA	7
	1.6.3 COMPLIANCE WITH CANADIAN NATIONAL INSTRUMENT NI 43-101	7
	1.6.4 Recommendations	7
2	INTRODUCTION AND TERMS OF REFERENCE	8
	2.1 Purpose of Technical Report	8
	2.2 Sources of Information	8
	2.3 Extent of Involvement of Qualified Person	9
	2.4 Terms of Reference	9
3	RELIANCE ON OTHER EXPERTS	14
4	PROPERTY DESCRIPTION AND LOCATION	15
	4.1 MARMATO PROJECT	19
	4.2 CARAMANTA PROJECT	34
	4.3 COLOMBIAN MINING LAW	39
	4.4 ENVIRONMENTAL REGULATIONS AND LIABILITIES	41
5	ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY	44
6	HISTORY	52
	6.1 General History	52
	6.2 Historical Resource Estimates	65
	6.3 PRODUCTION	72
	6.3.1 Results of Colombia Goldfields Research	72
	6.3.2 Mineros Nacionales	79
	6.3.3 Marmato Zona Alta	81
7	GEOLOGICAL SETTING	84
	7.1 REGIONAL GEOLOGY	84
	7.2 PROJECT GEOLOGY	87
8	DEPOSIT TYPES	95
9	MINERALIZATION	97
10	EXPLORATION	102
	10.1 MARMATO PROJECT	103
	10.1.1 Imagery and Topography	103
	10.1.2 Underground Mapping	103
	10.1.3 Geological Mapping	103
	10.1.4 Geochemistry	103
	10.1.5 Geophysics	105
11	DRILLING	106
12	SAMPLING METHOD AND APPROACH	139
13	SAMPLE PREPARATION, ANALYSES AND SECURITY	141
	13.1 SAMPLE SECURITY AND CHAIN OF CUSTODY	142
	13.2 SAMPLE PREPARATION	145
	13.3 SAMPLE ANALYSIS	146

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	13.4 QUALITY ASSURANCE/QUALITY CONTROL (QA/QC)	147
	13.5 REFERENCE MATERIALS	148
	13.6 BLANK SAMPLES	160
	13.7 PREPARATION DUPLICATES	162
	13.8 FIELD DUPLICATES	167
	13.9 CORE SAW CUTTINGS AND SLUDGE SAMPLES	175
	13.10 INTERNAL LABORATORY REPEATS	176
	13.11 EXTERNAL LABORATORY REPEATS	178
	13.12 METALLICS ASSAYS	185
	13.13 DENSITY AND SPECIFIC GRAVITY	187
	13.14 CONCLUSION	191
14	DATA VERIFICATION	192
15	ADJACENT PROPERTIES	193
	15.1 MARMATO, ZONA BAJA	195
	15.2 ECHANDIA PROPERTY	197
	15.3 CARAMANTA EXPLORATION PROJECT OF CGL	199
	15.4 OTHER EXPLORATION PROJECTS IN THE REGION	201
16	MINERAL PROCESSING AND METALLURGICAL TESTING	204
	16.1 KAPPES CASSIDY PRELIMINARY TEST WORK 2006	204
	16.2 SGS LAKEFIELD TEST WORK 2007	205
17	MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES	210
	17.1 ZONA ALTA MINERAL RESOURCE	210
	17.1.1 Resource Data for Grade Estimation and Block Modeling	210
	17.1.1.1 Drilling Data	210
	17.1.1.2 Assay Corrections	210
	17.1.1.3 Topographic Data	211
	17.1.1.4 Geologic Model	211
	17.1.1.5 Densities	211
	17.1.1.6 Drillhole Compositing	211
	17.1.2 Grade Capping	214
	17.1.3 Variography and Grade Estimation	215
	17.1.4 Veins and Face Samples modeled separately	216
	17.1.5 Block Modeling	216
	17.2 MINERAL RESOURCE CLASSIFICATION	218
	17.3 MINERAL RESOURCE ESTIMATES	218
	17.3.1 Resource Summary - Gold	218
	17.3.2 Resource Summary - Silver	219
	17.3.3 Resource Summary - Grade/Tonne Charts	220
18	OTHER RELEVANT DATA AND INFORMATION	222
	18.1 CURRENT SOCIAL AND MINING CONDITIONS	222
	18.1.1 Historical Importance	224
	18.1.2 Social Issues	222
	18.1.2.1 Social Impact of the Topography/Geology on the Urban Center of Marmato	223
	18.1.3 Mining Conditions	223
	18.1.4 Relocation Efforts	224
	18.2 MINERA DE CALDAS’ POSITION ON RELOCATION	226
	18.2.1 Position	226
	18.2.2 Collaboration with Public Authorities	226

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	18.2.2.1 Role of the Relocation Committee	227
	18.3 CURRENT ACTIVITIES OF MINERA DE CALDAS	227
	18.4 CESSATION OF CURRENT MINING ACTIVITIES	228
	18.4.1 Employment Opportunities	228
	18.4.2 Training	229
	18.5 RETENTION OF MARMATO’S HISTORICAL SIGNIFICANCE	229
	18.6 MARMATO’S ROLE AS THE COMMUNITY CENTER	230
	18.7 MARMATO’S ROLE AS A MINING DISTRICT	230
	18.8 ENVIRONMENTAL CONDITIONS AT MARMATO	230
	18.8.1 Water Resources	231
	18.8.2 Air Resources	231
	18.8.3 Soil Resources	231
	18.8.4 Flora and Fauna	232
19	INTERPRETATIONS AND CONCLUSIONS	233
20	RECOMMENDATIONS	234
21	REFERENCES	235
22	DATE	240
23	AUTHOR’S CERTIFICATE	241

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List of Tables

Table 1.1 Zona Alta Measured and Indicated Gold Mineral Resources	5
Table 1.2 Zona Alta Measured and Indicated Silver Mineral Resources	6
Table 1.3 Inferred Gold Mineral Resources	6
Table 1.4 Inferred Silver Mineral Resources	6
Table 4.1 Mineral Licenses Purchased or Optioned, Zona Alta, Category 1 (Registered Title)	28
Table 4.2 Mineral Licenses Purchased or Optioned, Zona Alta,	32
Table 4.3 Mineral Licenses Purchased or Optioned, Zona Alta, Category 3 (Applications for Legalization)	33
Table 4.4 New Contract Proposals Marmato Zona Alta	34
Table 4.5 CGF Exploration Licenses	37
Table 6.1 Summary of Conquistador’s Significant Diamond Drill Hole Results for the Marmato Project	59
Table 6.2 1998 MRDI Table 4, Total Resource Estimate in Whole Blocks including Contact Dilution	69
Table 6.3 1998 MRDI Table 5, Zona Alta (above 1298 m) Resource Estimate in Whole Blocks including Contact Dilution	70
Table 6.4 1998 MRDI Table 6, Zona Baja (below 1298 m) Resource Estimate in Whole Blocks including Contact Dilution	71
Table 6.5 Gold Production[1] at Marmato from 1778 to 1823	75
Table 6.6 Gold Production at Marmato from 1832 to 1836	76
Table 6.7 Gold production at Marmato from 1909 to 1914	76
Table 6.8 Gold Production[1] at Marmato from 1931 to 1935	77
Table 6.9 Gold production at Marmato from 1941 to 1944	77
Table 6.10 Gold Production[1] at Marmato from 1967 to 1998	77
Table 6.11 Gold and Silver Production from the Zona Baja, Marmato from 2002 to 2008 by Mineros Nacionales S.A	80
Table 10.1 CGL Exploration Expenditures (US$) on the Marmato Property	102
Table 11.1 Zona Alta Drill Program 2007- 08 Summary Statistics	107
Table 11.2Summary of the Drill Holes for the 2007 to 2008 Drilling Program on the Zona Alta	112
Table 11.3 Significant Intersections from the 2007 to 2008 Drilling Program on the Zona Alta	123
Table 13.1 Certified Standard Reference Material Information for Gold	151
Table 13.2 Certified Standard Reference Material Information for Silver	151
Table 13.3 Results of the Screen Metallic Test work	187
Table 13.4 Bulk Densities of Metallurgical Sample Composite 1	190

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Table 13.5 Bulk Densities of Metallurgical Sample MET 05	191
Table 15.1Gold and Silver Production History Zona Baja at Marmato by Mineros Nacionales S.A	198
Table 15.2 Summary of Drill Intersections (>1 g/t Gold) for the Echandia Property (1995 to 1997)	199
Table 16.1 Gold Recoveries in Milled Cyanide Bottle Roll Tests (Table 5, Kappes Cassidy Report, 2006)	209
Table 16.2 Silver Recoveries in Milled Cyanide Bottle Roll Tests (Table 5, Kappes Cassidy, 2006)	210
Table 17.1General Statistics for the Zona Alta Composite Database	214
Table 17.2Gold and Silver Drill Hole Statistics	215
Table 17.3 Channel Sample Statistics	215
Table 17.4 Block Model Estimation Parameters	217
Table 17.5 Variogram Parameters for modeling Secondary Structure Mineralization	218
Table 17.6 Zona Alta Measured and Indicated In Situ Gold Mineral Resources	220
Table 17.7 Zona Alta Inferred In Situ Gold Mineral Resources	220
Table 17.8 Measured and Indicated In Situ Silver Mineral Resources	221
Table 17.9 Inferred In Situ Silver Mineral Resources	221
Table 17.10 October 2, 2009 Measured and Indicated Gold	222
Table 17.11 October 2, 2009 Measured and Indicated Silver	222
Table 17.12 October 2, 2009 Inferred Gold Mineral Resources	223
Table 17.13 October 2, 2009 Inferred Silver Mineral Resources	223
Table 20.1 Estimated Budget (US$) for 40,000 meter Zona Alta Exploration Program	236

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List of Figures

Figure 4.1 Location Map for the Marmato Projects (CGL)	17
Figure 4.2 Marmato Property Mineral Concession Map (CGL)	18
Figure 4.3 Zona Alta Division within the Marmato Property (CGL)	21
Figure 4.4 Cascabel River	43
Figure 5.1View of the Community of Marmato	45
Figure 5.2 Topography of the Marmato Area	46
Figure 5.3 Stamp California Mill working at the Colombiano Mill in Marmato in 2006	50
Figure 5.4 Boulder Top with Carved Spiral Petroglyphs located below the CGL Base Camp	51
Figure 6.1 One of the Masterpieces of Gold Workmanship from the Quimbaya Culture	53
Figure 6.2 Gold production chart for Marmato (excludes Echandia and Zona Baja post- 1925)	73
Figure 6.3 A View of the Mineros Nacionales Mill	81
Figure 6.4 Mining Activity in the Zona Alta at Marmato	83
Figure 7.1 Regional Map of the Geology of the Marmato Project (CGL)	86
Figure 7.2 Summary of the Geological Evolution of the Marmato Deposit	90
Figure 7.3 Map of the District Geology of the Marmato and Caramanta Properties (CGL)	91
Figure 7.4 Map of the Local Geology for the Marmato Property	92
Figure 11.1 Terramundo’s Boyles 37A Drill Rig on Drill Hole MT-1001 with Cerro El Burro in the Background	108
Figure 11.2 Terramundo’s Boyles 37A Drill Rig being set up on Drill Hole MT-1003	108
Figure 11.3 CGL’s Ingetrol Junior Explorer 30E Drill Rig set-up on Drill Hole MT-1046 in the Old El Cuatro Mill	109
Figure 11.4 Example Drill Hole Cap	111
Figure 11.5 Plan View of the Drill Hole Locations on the Zona Alta	119
Figure 11.6 View of Section 3150NW on the Zona Alta through July 2009	120
Figure 11.7 View of Section 3600NW on the Zona Alta through July 2009	121
Figure 11.8 View of Section 3850NW on the Zona Alta, through July 2009	122
Figure 12.1 Photograph of Cleaned Core after Reception at the CGL Camp at Marmato	140
Figure 12.2 Photograph of Same Core Interval as in Figure 12.1 after it has been Logged and Cut	141
Figure 13.1 CGL Core Logging Facilities at Marmato	146
Figure 13.2 Performance of CSRM SE19 for gold at Inspectorate, Reno, 2006 to 2007	152
Figure 13.3 Performance of CSRM SG14 for gold at Inspectorate, Reno, 2006 to 2007	152
Figure 13.4 Performance of CSRM SI15 for gold at Inspectorate, Reno, 2006 to 2007	153
Figure 13.5 Performance of CSRM SE29 for gold at Inspectorate, Reno, 2006 to 2007.	153

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Figure 13.6 Performance of CSRM SE29 for gold at SGS Peru, 2007	154
Figure 13.7Performance of CSRM SE29 for gold at Inspectorate Peru, 2007 to 2009	155
Figure 13.8 Performance of CSRM SF30 for gold at Inspectorate, Reno, 2006 to 2007.	155
Figure 13.9 Performance of CSRM SF30 for gold at SGS Peru, 2007	156
Figure 13.10 Performance of CSRM SF30 for gold at Inspectorate Peru, 2007 to 2009	157
Figure 13.11 Performance of CSRM SG31 for gold at Inspectorate, Reno, 2006 to 2007	157
Figure 13.12 Performance of CSRM SG31 for gold at SGS Peru, 2007	158
Figure 13.13 Performance of CSRM SG31 for gold at Inspectorate Peru, 2007 to 2007	158
Figure 13.14 Performance of CSRM SH35 for gold at Inspectorate, Reno, 2006 to 2007	159
Figure 13.15 Performance of CSRM SH35 for gold at SGS Peru, 2007	159
Figure 13.16 Performance of CSRM SH35 for gold at Inspectorate Peru, 2007 to 2009	160
Figure 13.17 Performance of CSRM SG14 for silver at Inspectorate, Reno, 2006 to 2007	160
Figure 13.18 Performance of CSRM SI15 for silver at Inspectorate, Reno, 2006 to 2007	161
Figure 13.19 Performance of blank samples for gold at Inspectorate, Reno, 2006 to 2007	162
Figure 13.20 Performance of blank samples at SGS Peru, 2007	163
Figure 13.21 Performance of blank samples for gold at Inspectorate, Peru, 2007 to 2009	163
Figure 13.22. Preparation duplicates for gold in core samples at Inspectorate, Reno, 2006 to 2007	164
Figure 13.23. Preparation duplicates for silver by ICP in core samples at Inspectorate, Reno, 2006 to 2007	165
Figure 13.24. Preparation duplicates for gold in core samples at SGS Peru, 2007.	166
Figure 13.25. Preparation duplicates for silver in core samples at SGS Peru, 2007	167
Figure 13.26. Preparation duplicates for gold in core samples at Inspectorate Peru, 2007 to 2009	168
Figure 13.27. Preparation duplicates for silver in core samples at Inspectorate Peru, 2007 to 2009	169
Figure 13.28 Field duplicates for gold in core samples at Inspectorate, Reno, 2006 to 2007	170
Figure 13.29 Field duplicates for silver at Inspectorate, Reno, 2006 to 2007 (core samples)	171
Figure 13.30 Field duplicates for gold in core samples at SGS Peru, 2007	172
Figure 13.31 Field duplicates for silver in core samples at SGS Peru, 2007	173
Figure 13.32. Field duplicates for gold in core samples at Inspectorate Peru, 2007 to 2009	174
Figure 13.33. Field duplicates for silver in core samples at Inspectorate, Peru, 2007 to 2009.	175
Figure 13.34 Field duplicates for gold in mine channel samples at Inspectorate, Reno and Peru, 2006 to 2008	176

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Figure 13.35 Core Saw Rejects versus the Weighted Average for the Core Intervals which Comprise the Core Saw Reject Composite Sample for Gold less than 10 ppm	177
Figure 13.36 Core Saw Rejects versus the Weighted Average for the Core Intervals which Comprise the Core Saw Reject Composite Sample for Gold less than 2 ppm	178
Figure 13.37 Fire Assay AA Finish versus Fire Assay Gravimetric Finish for all Marmato Samples Assayed using both Methods	179
Figure 13.38 Check assays for Au < 5 ppm Inspectorate vs SGS	181
Figure 13.39. Check assays for silver by AA, Inspectorate vs SGS	182
Figure 13.40. Check analyses of zinc by ICP, Inspectorate Lima vs SGS Lima	182
Figure 13.41. Check assays of gold >5.0 ppm, SGS Lima vs Inspectorate Lima	183
Figure 13.42. Check assays of silver by AA, SGS Lima vs Inspectorate Lima	183
Figure 13.43. Check analyses of zinc by ICP, SGS Lima vs Inspectorate	184
Figure 13.44. Replicate assays of gold below 5 ppm, Inspectorate vs SGS Lima	185
Figure 13.45. Replicate assays of gold (no cut-off), Inspectorate Lima vs SGS Lima	185
Figure 13.46. Replicate assays of silver by AA, Inspectorate vs SGS Lima	186
Figure 13.47. Replicate analyses of zinc by ICP, Inspectorate vs SGS Lima	186
Figure 13.48 Scatter Plot of the Original Gold Assay versus the Screen Metallic Gold Analysis	189
Figure 15.1 Mineral Deposits and Projects around the Marmato Project	195
Figure 15.2 Gold Targets in the Caramanta Project around the Marmato Project	204
Figure 17.2 Lognormal Probability Plot for Gold	216
Figure 17.3 Lognormal Probability Plot for Silver	217
Figure 17.4 Marmato Project Block Model	219

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SUMMARY

1.1

INTRODUCTION

This NI 43-101 compliant Technical Report was prepared by Scott E. Wilson Consulting, Inc. (“SEWC”) of Englewood, Colorado. The report is authored at the request of two companies; Colombia Goldfields Limited (CGL) and Medoro Resources Ltd. (Medoro). CGL is listed on the Toronto Stock Exchange (TSX) and the Over the Counter Bulletin Board (OTCBB). Medoro is listed on the TSX Venture Exchange (TSXV). CGL’s main asset is the Zona Alta Concession at Marmato which is the subject of this report.

On June 8, 2009, CGL announced that it had executed a binding Arrangement Agreement with Medoro whereby Medoro will acquire all of the issued and outstanding shares of CGF in exchange for common shares and warrants of Medoro. The proposed arrangement is subject to regulatory approval and stockholder approval by CGF, in particular the Security and Exchange Commission ("SEC") approval of the stockholder proxy statements, and approval by the Supreme Court of Yukon. On August 10, 2009, CGF announced a 20% increase in the exchange ratio of the proposed transaction so that Medoro will now issue 35,120,227 common shares and 1,128,864 warrants to the stockholders of CGF in exchange for the 104,524,486 outstanding shares of CGF. This gives an exchange ratio of 0.336 of a common share plus 0.0108 of a consideration warrant of Medoro for each common share of CGF. Each full warrant is exercisable into one Medoro common share at a subscription price of Cdn$0.50 per Medoro common share for a term of two years. On completion of the proposed arrangement, CGF’s stockholders will own approximately 18% of Medoro based upon the number of issued and outstanding shares of Medoro as of the date of the announcement.

This report describes Zona Alta Concession of the Marmato gold project. The project is located approximately 80 km south of the city of Medellín which is the capital of the State of Antioquia. The Marmato project is readily accessible from Medellín via the Medellín to Cali highway (Pan American Highway).

All material within Zona Alta has been classified in accordance with the resource classification of the Canadian Institute on Mining, Metallurgy and Petroleum (CIM) as in compliance with National Instrument 43-101 (NI 43-101).

This new Technical Report identifies changes to the NI 43-101 compliant Mineral Resources that were reported in the May 30, 2008 Technical Report, authored by Micon International Limited (Micon) and published on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR). Numerous sources of information, both digital and hard copy, were used in the preparation of this report. The data comprises 205 drillholes as well as updated geological interpretations. Inverse Distance Squared and Ordinary Kriging was used as the grade estimation technique.

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The author of this report, Scott Wilson, a Qualified Person, visited the Marmato Project August 11 and 12, 2009 to review the project drilling facilities and to understand the current mining climate, accessibility and current mining operations throughout Marmato.

The Marmato project is one of the most important historical gold properties in Colombia and lies in the heart of the main historical gold producing region. The Middle Cauca region, where the Marmato project is located, was occupied for two thousand years before the Spanish conquest by farmers, potters, gold miners and goldsmiths of the Quimbaya culture.

The Middle Cauca region was important during the Spanish era following the colonization period from 1514 to 1537. The gold mines of Marmato are mentioned in Spanish chronicles of 1583 and 1625, with the Cauca valley noted as a rich gold producer in the 16th and 17th centuries. The reputed wealth of Marmato was such that Simon Bolivar, the liberator of Colombia from Spanish rule, used it as collateral with the British government to secure funding for his war of independence against Spain. Following the wars of independence various English companies mined at Marmato until approximately 1925.

From 1925 the mines were managed by state bodies and leased to local mining companies and small miners. Since 1978, various foreign companies have conducted exploration work on the Marmato project however most of these data are unavailable. In 1993, Mineros Nacionales S.A. (Mineros Nacionales) started mining the Zona Baja (Lower Zone) with a 300 t/d plant.

CGL’s Caramanta project which surrounds the Marmato project has also experienced small scale artisanal mining since the pre-Colombian times; however, to the author’s knowledge no systematic modern exploration program has been conducted on this property. Artisanal miners have been working a number of small pits at the El Salto prospect of the Caramanta project.

Colombia has seen only sporadic mineral exploration during the past half century largely due to the instability which the country experienced and the relatively dangerous travel conditions. The instability of the country has lead to the majority of the regions experiencing no modern exploration programs. However, past gold production from Colombia indicates that the country has good exploration potential and now that stability has returned, this potential is being recognized by a number of foreign companies.

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1.2

GEOLOGY AND MINERALIZATION

The Marmato project is located on the eastern side of the Western Cordillera in the Colombian Andes. This is separated from the Central Cordillera to the east by the Cauca River. Marmato lies within the Romeral terrane, an oceanic terrane comprising metamorphosed mafic to ultramafic complexes, ophiolite sequences and oceanic sediments of probable Late Jurassic to Early Cretaceous age. This was accreted to the continental margin along the Romeral Fault, which lies east of the Cauca River, during the Aptian.

The Romeral terrane is partially covered by continental sediments of the Oligocene to Lower Miocene age Amagá Formation, which is overlain by thick volcanic and sedimentary rocks of the Late Miocene Combia Formation. This is intruded by porphyry stocks. Gold mineralization at the Marmato project is related to the emplacement of the porphyry stocks.

The Marmato porphyry stock is 18 km long by 3 to 6 km wide, is elongated north to south and is one of a number of porphyry stocks in the district. The Marmato porphyry intrudes the Arquía Complex metamorphic rocks and the Amagá Formation in the Cauca Valley and Combia Formation which outcrops on the west side.

Mineralization is of the epithermal intermediate sulphidation type with a relatively high depth and temperature of formation, and straddles the deep epithermal to mesothermal transition. The mineralization is interpreted to be genetically related to the host porphyries. The host stocks might be considered as late-mineral intrusions with respect to the porphyries that host the nearby Oro Fino or possibly other, undiscovered, porphyry gold-copper-molybdenum centers.

Gold-silver mineralization at Marmato is hosted by a sheeted pyrite veinlet system associated with intermediate argillic and propylitic alteration in dacite and andesite porphyry intrusions of Late Miocene age. Mineralization occurs in parallel, sheeted and anastomosing veinlets with a regional structural control. Gold is associated with sulfides and is mostly free gold. Mineralization that is potentially bulk mineable is developed in with a sufficiently high veinlet density. The veinlets are notable for being composed of massive sulfides with a low percentage of gangue (quartz, calcite and chlorite). The sulfides are dominantly pyrite along with base metal sulfides, and silver sulfides and sulfosalts are also present. Vein textures are generally massive to coarsely banded with coarse grained, well crystallized, friable sulfides, and small vugs. The Marmato deposit differs from other epithermal deposits in the predominance of pyrite in the veinlets and low percentage of gangue. The Marmato deposit is very similar to the Kori Kollo gold deposit in Bolivia which produced over 5 million ounces of gold between 1983 and 2003.

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The Marmato mining property is divided into two horizontal levels which are vertically situated above each other, the Zona Alta and the Zona Baja. The Zona Alta is mined by numerous artisanal miners and CGL is in the process of purchasing the individual mineral licenses from the miners. The Zona Baja is operated by a single company, Mineros Nacionales, under Contract 041-89M

1.3

Ownership

CGL holds its interest in the Marmato and Caramanta properties through its wholly-owned Colombian subsidiaries Compañia Minera de Caldas S.A. (Minera de Caldas) and Gavilan Minerales S.A. (Gavilan). Minera de Caldas holds a number of mineral licenses in the Zona Alta (Upper Zone) of Marmato which has an area of 178.95 hectares (ha). CGL also hold 18,765 ha (for a net area of 16,571 ha due to overlaps) of mining concessions, applications and purchase agreements in the district around the Marmato project, which is referred to as the Caramanta exploration project (Caramanta project).

CGL purchased 100% of RNC (Colombia) Limited (RNC) via a number of Stock Purchase Agreements completed from December 2006 to September 2007. The total purchase price was US $22,030,000 in cash and shares of CGL common stock. RNC is the beneficial holder of 94.99% of the issued and outstanding stock of Minera de Caldas, a Colombia corporation that owns certain mining rights, has options to acquire mining rights, and has exclusive rights to evaluate certain property, all located within the Zona Alta portion of the Marmato project. Colombian law requires a minimum of five shareholders for Colombian companies; as a result, the remaining 5.01% of Minera de Caldas is held by directors, officers, and senior management of CGL.

The total expenditure by CGL on the Marmato project for the period from the start of work in 2005 up to June 30, 2009 was $87,191,000. Of the total expenditures, CGL has spent US$22,030,000 in cash and shares on the acquisition of RNC, US$26,368,000 in cash on purchasing mines and mills at Marmato, US$26,362,000 has been expended directly on exploration of the Marmato property, and US$12,161,000 on legal and administration (with in excess of 50% of the G&A incurred in respect of legal, accounting, Sarbanes Oxley and other regulatory expenses associated with the Company’s public company status).

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1.4

DRILLING AND SAMPLING

Following recommendations of the Micon Technical Report 2008, CGL has completed Phase 1, Stage A of the budget and has conducted most of Stage B of the Phase 1 budget with the exception of the Caramanta drilling.

Current sample collection, assaying and certification of assays are consistent with currently accepted mining and operating practices. The sampling methods are standardized and tracked by mine site geologists. Sample preparation, analysis and security are handled by two reputable laboratories. All data is verified before being entered into the drillhole databases for resource estimation.

1.5

RESOURCES

1.5.1

NI 43-101 COMPLIANT MEASURED AND INDICATED MINERAL RESOURCES

The October 2, 2009 measured and indicated resource is reported at a 0.30 g Au/t cutoff grade. Measured and Indicated Gold Resources for Zona Alta are shown in Table 1.1. Measured and Indicated silver resources for Zona Alta are shown in Table 1.2.

Table 1.1 Zona Alta Measured and Indicated Gold Mineral Resources

October 2, 2009 Measured Resource
Cutoff	Type	Tonnes	Grade Au g/t	Ounces
		x 1,000		x 1,000
0.30	Gold	13,065	0.87	364

October 2, 2009 Indicated Resource
Cutoff	Type	Tonnes	Grade Au g/t	Ounces
		x 1,000		x 1,000
0.30	Gold	75,142	0.81	1,955

October 2, 2009 Measured and Indicated Resource
Cutoff	Type	Tonnes	Grade Au g/t	Ounces
		x 1,000		x 1,000
0.30	Gold	88,207	0.82	2,319

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Table 1.2 Zona Alta Measured and Indicated Silver Mineral Resources

October 2, 2009 Measured Resource
Cutoff	Type	Tonnes	Grade Ag g/t	Ounces
Au		x 1,000		x 1,000
0.30	Silver	13,065	4.94	2,074

October 2, 2009 Indicated Resource
Cutoff	Type	Tonnes	GradeAg g/t	Ounces
Au		x 1,000		x 1,000
0.30	Silver	75,142	4.60	11,121

October 2, 2009 Measured and Indicated Resource
Cutoff	Type	Tonnes	Grade Ag g/t	Ounces
Au		x 1,000		x 1,000
0.30	Silver	88,207	4.65	13,195

1.5.2

NI 43-101 COMPLIANT INFERRED MINERAL RESOURCES

The October 2, 2009 inferred mineral resource is reported at a 0.30 g Au/t cutoff grade. Measured and Indicated Gold Resources for Zona Alta are shown in Table 1.3. Inferred silver resources for Zona Alta are shown in Table 1.4.

Table 1.3 Inferred Gold Mineral Resources

October 2, 2009 Inferred Resource
Cutoff	Type	Tonnes	Grade g/t	Ounces
		x 1,000		x 1,000
0.30	Gold	27,609	1.21	1,075

Table 1.4 Inferred Silver Mineral Resources
October 2, 2009 Inferred Resource
Cutoff	Type	Tonnes	Grade g/t	Ounces
Au		x 1,000		x 1,000
0.30	Silver	27,609	6.74	5,981

1.6

CONCLUSIONS

1.6.1

ADEQUACY OF PROCEDURES

SEWC has reviewed the methods and procedures of CGL with respect to the Zona Alta portion of the Marmato Project. The methods of geological interpretation and assaying procedures are reasonable and meet generally accepted practices for advance stage exploration projects.

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1.6.2

ADEQUACY OF DATA

SEWC believes that CGL has conducted exploration and development sampling and analysis programs using industry standard practices. The resulting data can be relied upon to estimate Mineral Resources and Mineral Reserves at the Zona Alta of the Marmato Project.

1.6.3

COMPLIANCE WITH CANADIAN NATIONAL INSTRUMENT NI 43-101

The drillhole database and assaying quality for Zona Alta is sufficient for the determination of Measured, Indicated and Inferred Mineral Resources. All of the aforementioned categories are compliant as defined by the December 23, 2005 CIM Standards of Disclosure for Mineral Projects, Form 43-101F1 and Companion Policy 43-101CP.

1.6.4

Recommendations

SEWC recommends that CGL and Medoro continue with resource development drilling that will further delineate Measured and Indicated Mineral Resources. CGL and Medoro should investigate gold and silver recovery processing methods for Zona Alta ore types.

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INTRODUCTION AND TERMS OF REFERENCE 2.1 Purpose of Technical Report

Scott E. Wilson Consulting, Inc. (SEWC) prepared this technical report of the Zona Alta Marmato at the request of CGL and Medoro. CGL is using this report to release an updated Mineral Resource. CGL and Medoro have entered into a binding Arrangement Agreement whereby Medoro will acquire all of the issued and outstanding shares of CGF in exchange for common shares and warrants in Medoro. The proposed arrangement is subject to regulatory approval and stockholder approval by CGF. CGL and Medoro may be referred to as the “companies” throughout this report.

This report is intended to provide a technical summary of the Zona Alta gold resource for the companies. This technical report is written in compliance with disclosure and reporting requirements set forth in the Canadian Securities Administrators’ National Instrument 43-101, Companion Policy 43-101CP, and Form 43-101F1. Prior to this report, Micon of Toronto Canada authored technical reports pertaining to the Marmato Project dated November 14, 2006 (Lewis, 2006) and May 18, 2008 (Lewis & San Martin, 2008). The technical information contained in this technical report reflects material changes that have occurred since the May 2008 Report. The resources cited for Zona Alta are current as of August 17 2009.

2.2

Sources of Information

The scope of this study included a review of pertinent technical reports and data in possession of the Companies relative to the general setting, geology, project history, exploration activities and results, methodology, quality assurance, interpretations and resource determinations. Observations and interpretations of geostatistics, geology, grade estimation and determination of mineralized trends at Zona Alta were generated independently by SEWC and discussed internally with the Companies. The Zona Alta model was generated and evaluated with Vulcan® 3D scientific software.

The geological setting of the properties, mineralization style and occurrences, and exploration history were described in a number of reports by William J. Lewis, B.Sc. P. Eng., (Lewis, 2006, Lewis & San Martin, 2008), Stewart D. Redwood, Ph.D., FIMMM (2005a, b, 2006, 2008, 2009), and in a scoping study report by Mineral Resources Development Inc. (MRDI, 1998) as well as in other government, academic, and individual publications listed in Section 21 “References” of this report. The relevant sections of those reports are quoted or reproduced herein.

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CGL is targeting bulk tonnage, low grade gold and silver deposits at Marmato that is potentially amenable to open pit mining with recovery of precious metals by milling and cyanide leaching or by heap leaching. The grade of bulk tonnage zones is dependent on encountering areas with a sufficiently high density or number of mineralized veinlets and exploration is focused on defining such zones.

CGL has continued to explore the Marmato project and to acquire the remaining individual mines and mills within the Zona Alta since the May 2008 Technical Report was written by Micon. In addition to its previous underground and regional mapping and sampling programs CGL has completed an extensive drilling program at Marmato.

2.3

Extent of Involvement of Qualified Person

The author’s mandate was to determine the most current gold Mineral Resource estimates for the Zona Alta. The author is responsible for the construction of the Zona Alta block model and the interpretation of statistics and grade estimation techniques for Zona Alta. The author visited the property for a personal inspection on August 5 and 6, 2009 as required by NI 43-101.

2.4

Terms of Reference

Unless stated otherwise, all volumes and grades are in metric units and currencies are expressed in constant 2009 US dollars.

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Table 2.1
List of the Abbreviations

Description	Abbreviation
AngloGold Ashanti Ltd.	AGA
Battle Mountain Gold Exploration Corp.	Battle Mountain Gold
Canadian Institute of Mining, Metallurgy and Petroleum	CIM
Canadian National Instrument 43-101	NI 43-101
Carbon in leach	CIL
Centimeter(s)	cm
GeoMinas S.A	Geo Minas
Colombia Goldfields Limited	CGL
Colombian Peso	COP
Compañía Minera de Caldas, S.A.	Minera de Caldas
Compañía de Servicios y Logisticos de Colombia Ltda	Cia Servicios Logisticos
Conquistador Mines Limited	Conquistador
Corona Goldfields S.A.	Corona Goldfields
Corporación Autónoma Regional de Caldas	CORPOCALDAS
Day	d
Degree(s)	[o]
Degrees Celsius	[o] C
Department of Antioquia	Antioquia
Department of Caldas	Caldas
Digital elevation model	DEM
Dollar(s), Canadian and US	$, Cdn$ and US$
Empresa Colombiana de Minas	ECOMINAS
Empresa Nacional Minera Ltda	MINERCOL
Gavilan Minerales S.A.	Gavilan

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Description	Abbreviation
GeoMinas S.A.	GeoMinas
Gram(s)	g
Grams per metric tonne	g/t
Greater than	>
Gulf Resources Exploration Company	Gulf Exploration
Hectare(s)	Ha
horse power	hp
Inspectorate America Corporation	Inspectorate
Instituto Nacional de Investigaciones Geológico-Mineras, (since 2004 Instituto Colombiano de Geología y Minería)	INGEOMINAS
Instituto Geografico Augustin Codazzi	INAC
Internal rate of return	IRR
Investcol Limited	Investcol
Kilogram(s)	kg
Kilometer(s)	km
Less than	<
Litre(s)	L
Meter(s)	m
Micon International Limited	Micon
Million tonnes	Mt
Million ounces	Moz
Million years	Ma
Million metric tonnes per year	Mt/y
Milligram(s)	Mg
Millimeter(s)	Mm
Minera Phelps Dodge de Colombia S.A.	Minera Phelps Dodge

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Description	Abbreviation
Mineral Resources Development Inc	MRDI
Minerales de Colombia S.A.	MINERALCO
Mineros de Antioquia S.A.	Mineros de Antioquia
Mineros Nacionales S.A.	Mineros Nacionales
Ministerio de Minas y Energía	MME
Net present value	NPV
Net smelter return	NSR
Not available/applicable	n.a.
Ounces	Oz
Ounces per year	oz/y
Parts per billion	Ppb
Parts per million	Ppm
Percent(age)%
Phelps Dodge Corporation	Phelps Dodge
Quality Assurance/Quality Control	QA/QC
Republic of Colombia	Colombia
RNC (Colombia) Limited	RNC
Second	S
Sistema de Informació Minero Colombiano	SIMCO
Sociedad Kedahda S. A.	Kedahda
Specific gravity	SG
Système International d'Unités	SI
Tonne (metric)	T

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Description	Abbreviation
Tonnes (metric) per day	t/d
Universal Transverse Mercator	UTM
Year	Y
Year to date	YTD

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RELIANCE ON OTHER EXPERTS

The opinions expressed in this report are based on the available information and geologic interpretations as provided by the Companies. SEWC regularly discusses the Marmato Project and Zona Alta with the following people:

  Dr. Stewart Redwood, Vice President of Exploration, Colombia Goldfields Limited
  Dr. Jeffery Brooks, Chief Geologist, Colombia Goldfields Limited
  Mr. Elkin Ceballos, Senior Geologist, Databases and Resources, Colombia Goldfields Limited

The author has exercised independence in reviewing the supplied information and believes that the basic assumptions are factual and correct and the interpretations are reasonable. The author has relied on this data and has no reason to believe that any material facts have been withheld.

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PROPERTY DESCRIPTION AND LOCATION

The Marmato project is located in the Department of Caldas, Colombia and is approximately 80 km due south of the city of Medellín, the capital of the Department of Antioquia. The latitude and longitude for the Marmato project is approximately 5°28’24” N, 75°35’57”W.

The Zona Alta of the Marmato project is located on Cerro El Burro, which is also known unofficially as Alto del Burro, on the west side of urban center of Marmato at Universal Transverse Mercator (UTM) coordinates, Zone 18N 433,493E and 605,232N (Figure 4.1). The datum used for the UTM coordinates is WGS84 Zone 18N.

CGL advises that it holds its interest in the Marmato project through its wholly-owned Colombian subsidiary Minera de Caldas. Minera de Caldas holds a number of mineral licenses in the Marmato Zona Alta (Upper Zone) which has an area of 178.9489 ha. The mineral and exploration licenses vary in size however the majority are contiguous.

CGL also holds an interest in the Caramanta project through its subsidiary, Gavilan. The Caramanta project is comprised of a number of mineral licenses which surround the Marmato project. These licenses also vary in size however the majority are contiguous with each other.

The Marmato mining property is divided into two levels vertically comprising the Zona Alta and the Zona Baja. This division was made in 1954 by Decree 2223 and allowed concession contracts to be defined by horizontal levels. The Zona Alta is mined by numerous small miners and CGL is in the process of purchasing these individual mineral licenses. The Zona Baja (980 ha) is operated by a single company, Mineros Nacionales S.A., a corporation organized under the laws of Colombia. Figure 4.2 provides detailed plan of the Marmato mineral licenses along with the Caramanta mineral licenses.

Marmato became part of the old “Aporte Minero” (Mining Contribution) scheme on January 20, 1981 (Aporte Minero 1017 for precious metals). This was a legal status created in 1940 (Law 1157) to reserve for the state certain minerals and mines considered to be of national interest. The state could “contribute” (aportar) these deposits to private or official companies and obtain revenue for the state in addition to royalties. The Aporte Minero was regulated by Decree 1275 of 1970 which changed the “contributed” (aportados) deposits to exclusive state ownership and operatorship, and was changed again by the Mining Code (Law 2655) of 1988, prior to being cancelled by the current Mining Code (Law 685) of 2001. Existing Aporte contracts remain valid until their expiry date.

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A succession of state companies was created to manage and operate the Aporte Minero. The state mining companies were ECOMINAS (Empresa Colombiana de Minas or Colombian Mining Company, 1974 to 1992), MINERALCO (Minerales de Colombia S.A. or Minerals of Colombia, 1992 to 1997) and MINERCOL (Empresa Nacional Minera Ltda. or National Mining Company, 1997 to 2004) which was dissolved in 2004 (Decree 0254). The Aporte Minero was cancelled by the new Mining Code of 2001 (Law 685) and the responsibilities, obligations and rights of MINERCOL passed to INGEOMINAS (Instituto Nacional de Investigaciones Geológico-Mineras or National Institute of Geological-Mining Investigation, renamed in 2004 to Instituto Colombiano de Geología y Minería or Colombian Institute of Geology and Mining), or to Departmental Delegations of the Ministry of Mines and Energy (Delegada del Ministerio de Minas y Energía) in those Departments where such an institution already existed. Administration of Marmato became the responsibility of the Mining Delegation Unit of Caldas (Unidad de Delegación Minera de Caldas). The new Mining Law of 2001 states that existing Aporte Minero contracts will remain valid until their expiry date plus any extensions permitted in the contract (Article 356, Law 685 of 2001). On expiry these areas will revert to the normal system of concession contracts.

The Zona Baja Contract No. 041-89M of Mineros Nacionales, awarded on April 4, 1989 and valid until October 14, 2021, is an Aporte Minero contract which is still valid and is now administered by the Unidad de Delegación Minera de Caldas. The contractor pays the state a royalty of 4% plus an additional sliding royalty based on the gold price, which is currently 6%.

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Figure 4.1 Location Map for the Marmato Projects (CGL)

ANTIOQUIA
Medellin
80 (125) Km
Marmato & Caramanta
Projects
CALDAS
60 (90) Km
Manizales
200 (270) Km
Bogotá
A (B)
A: Straight distance
B: Road distance
0
50
100
150
200
Kilometers
Marmato & Caramanta
Projects
Location Map
COLOMBIA GOLDFIELDS
Atlantic Ocean
PANAMÁ
VENEZUELA
Pacific Ocean
Medellin
Manizales
Bogota
COLOMBIA
ECUADOR
BRAZIL
PERÚ

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Figure 4.2 Marmato Property Mineral Concession Map (CGL)

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4.1

MARMATO PROJECT

The horizontal division (Zona Alta and Zona Baja) of mining rights at Marmato is unique in Colombia and was created in 1954 to enable concession contracts to be defined by horizontal mine levels. Marmato became an Aporte Minera mine in 1981.

The only similar system of horizontal mineral rights known to the author is the Cerro Rico silver mine at Potosi in Bolivia; however, the system there differs as it dates back several hundred years to the colonial period and is based upon the old Spanish mining law of the mine entrance (Ley de Boca Mina). Under the Potosi system mine rights are based on the length of the mine tunnel and the area above it until the next mine tunnel is encountered.

The government started to legalize titles of informal miners in the Zona Alta following the enactment of Law 141 of 1994 which defined the payment of mineral royalties in Colombia and the development of a Social Program of Legalization (PSL or Programa Social de Legalización). The “Exclusion Zone of the Marmato Mining District” (Zona de Exclusion del Distrito Minero de Marmato), was created for the Zona Alta under the Aporte Minero in 1998 by a special government resolution. The Zona Alta has an area of 178.9489 ha. This enabled mining contracts in the Zona Alta to be registered in the National Mining Registry by excluding the Zona Alta from superposition on Contract No. 014-89 (the Zona Baja). The contracts are thus defined in the National Mining Registry by polygons with upper and lower elevations. At the same time, government started to integrate the individual mining contracts into three contracts based on level.

The Zona Alta of the Marmato project is further divided into three levels (Figure 4.3). The Upper Level (Nivel Superior) is located above the 1,500 meter (m) contour to the hilltop at about 1,705 m; the Intermediate Level (Nivel Intermedio) is between the 1,500 m and 1,363 m contours; and the Lower Level (Nivel Inferior) is between the 1,363 m contour and the top of the Zona Baja (Lower Zone). The top of the Zona Baja is defined in Contract 014-89 with Mineros Nacionales and coincides with the road and varies from 1,207 m to 1,298.31 m in elevation.

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The contracts of the Lower Level were integrated into a single contract (Contract CHG-081) which was signed in August, 2001, by 36 mine owners and is valid for 30 years. The 36 co- owners have equal rights in Contract CHG-081 but operate their mines on an individual basis. In the Intermediate and Upper Levels the lateral extent of individual mine rights is defined by polygons with a 10 year contract, renewable for another 10 years, dating from the time of entry in the National Mining Registry in 2004, even though the contracts were originally signed in the 1990s. Areas not covered by polygons, including the area to the northwest, remain the property of the government. Following the definition of contract CHG-081 the Intermediate Level was defined as Exclusion Zone No. 1 and the Upper Level as Exclusion Zone No. 2, with the intention to consolidate the contracts of these levels into single contracts as in the Lower Level. However, it was not possible to complete the integration process under the new Mining Code of 2001 since this abolished the Aporte Minero system. Instead a process of registration of individual contracts awarded under the PSL was started.

There are also a few contracts signed by ECOMINAS in the Zona Alta under the Basic Contract Program (PBC or Programa Básico de Contratación), some of which were registered in the National Mining Registry.

CGL acquired an interest in certain mining rights and options to acquire mining rights in the Zona Alta portion of the Marmato deposit as a result of its acquisition of an equity interest in RNC (Colombia) Limited (RNC), a Belize corporation and a wholly-owned subsidiary of Investcol Limited (Investcol), a corporation organized and existing under the laws of Belize. Pursuant to a Stock Purchase Agreement entered into on January 12, 2006 with Investcol and RNC, CGL acquired 25% of RNC’s issued and outstanding stock. Subsequently on April 28, 2006, CGL acquired an additional 25% of RNC’s issued and outstanding common stock, resulting in CGL owning 50% of RNC. CGL holds an option to acquire the remaining 50% equity interest outstanding in RNC. RNC is the beneficial holder of 100% of the issued and outstanding stock of Minera de Caldas, a Colombia corporation that owns certain mining rights, has options to acquire mining rights and has exclusive rights to evaluate certain property, all located within the Zona Alta portion of the Marmato project.

On August 22, 2006 CGL amended its agreement to purchase RNC and exercised its option to increase its interest in RNC from 50% to 75% ownership. Under the new terms of the amended purchase agreement, CGL increased its interest in RNC to 75% by issuing an additional 4.2 million shares of CGL restricted common stock and paying US $200,000 to the seller, Investcol. CGL also agreed to lend an additional US $5.0 million to the project in tranches by December 31, 2006 and provide sufficient funds to RNC, upon terms satisfactory to CGL, to complete a full bankable feasibility study.

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Figure 4.3 Zona Alta Division within the Marmato Property (CGL)

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At the same time, CGL was given the option to acquire the remaining 25% interest in RNC on or before May 1, 2009 for a purchase price equal to 25% of the value of Minera de Caldas determined by a bankable feasibility study. The maximum purchase price to be paid is capped and shall not exceed US $15,000,000 plus 4,000,000 shares of CGL common stock. Payment of the US $15,000,000 portion of the purchase price can be made by CGL in either cash or common stock, or any combination thereof.

On December 14, 2006, the parties executed a Second Amendment to the Stock Purchase Agreement (the “Second Amendment”) in order to revise the consideration required to exercise CGL’s option to acquire the remaining 25% of the issued and outstanding stock of RNC. Subject to the revised terms set forth in the Second Amendment, CGL held the option to acquire an additional 15% interest in RNC, in exchange for the issuance of 4,000,000 common shares of CGL to Investcol. In connection with the execution of the Second Amendment, CGL exercised its option, resulting in CGL acquiring an additional 15% of RNC, bringing CGL’s total ownership to 90%. The revised terms set forth in the Second Amendment provided that CGL had the option to acquire the remaining 10% of RNC until May 1, 2009 in exchange for a purchase price of $15,000,000. The purchase price could be made in either cash, shares of CGL common stock, or any combination thereof. Total consideration of $5,120,000 related to this transaction was recorded as part of acquired mineral and exploration properties and rights in fiscal 2006.

On August 24, 2007 the parties executed a Third Amendment to the Stock Purchase Agreement (the “Third Amendment”) in order to revise the consideration required to exercise CGL’s option to acquire the final 10% of the issued and outstanding stock of RNC. Subject to the revised terms set forth in the Third Amendment, on September 14, 2007, CGL acquired the final 10% of RNC for a cash payment of US $300,000 and the issuance of 3,000,000 common shares of CGL to Investcol. Total consideration of US $4,710,000 related to this transaction was recorded as part of acquired mineral and exploration properties and rights in fiscal 2007. CGL now owns 100% of RNC. The total purchase price was US $22,030,000 in cash and shares of CGL common stock.

RNC is the beneficial holder of 94.99% of the issued and outstanding stock of Minera de Caldas, a Colombia corporation that owns certain mining rights, has options to acquire mining rights and has exclusive rights to evaluate certain property, all located within the Zona Alta portion of the Marmato project. Colombian law requires a minimum of five shareholders for Colombian companies; as a result, the remaining 5.01% of Minera de Caldas is held by directors, officers, and senior management of CGL

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On November 20, 2007, CGL entered into a letter of intent with Colombia Gold PLC (Colombia Gold), a corporation organized under the laws of England, to acquire its assets or the issued and outstanding shares. Colombia Gold’s main assets are the mining rights to the Echandia property, located adjacent to Marmato Mountain. This transaction was not completed.

On January 29, 2008 CGL entered into a Share Purchase and Sale Agreement with Mineros S.A., a corporation organized under the laws of the Republic of Colombia. Mineros is the owner of Mineros Nacionales. Under the terms of the Agreement, CGL agreed to purchase all of the issued and outstanding shares of Mineros Nacionales, for cash consideration of US $35.0 million. The agreement provided that the transaction would be completed on April 29, 2008. CGL provided a deposit guarantee in the amount of COP 4.9 billion (US $2.296 million), which would be payable to the vendors if the transaction was not completed for any reason. CGL and Mineros subsequently agreed to modify the Agreement and extend the completion date of the Mineros transaction from April 29, 2008 to July 31, 2008. In connection with this extension, on June 19, 2008 CGL advanced US $7.0 million, representing 20% of the US $35 million purchase price, with the balance due upon completion of the transaction. On September 22, 2008 CGL and Mineros agreed to further extend the completion date to October 31, 2008. Both the deposit and guarantee were non-refundable if the transaction was not completed for any reason. On October 31, 2008 Mineros notified CGL it was unwilling to extend the closing of the transaction beyond October 31, 2008 and terminated the transaction. Mineros exercised its right to the non refundable advance and term deposit. As a result, a write-down of US $9.296 million with respect to these items was recognized in CGL’s Consolidated Statements of Operations for the year ended December 31, 2008.

On June 8, 2009, CGL announced that it had executed a binding Arrangement Agreement with Medoro Resources Ltd (Medoro), a corporation registered in the Yukon Territory, Canada and listed on the TSX Venture Exchange, whereby Medoro will acquire all of the issued and outstanding shares of CGF in exchange for common shares and warrants of Medoro. Under the proposed arrangement, which is subject to regulatory approval and stockholder approval by CGF, Medoro would issue 29,266,856 shares and 940,720 warrants to the stockholders of CGF in exchange for the 104,524,486 outstanding shares of CGF. The share exchange ratio was 0.28 of a share plus 0.009 of a consideration warrant of Medoro for each share of CGF. Each full warrant is exercisable into one Medoro common share at a subscription price of Cdn$0.50 per Medoro common share for a term of two years. On completion of the proposed arrangement CGF’s stockholders would own approximately 25% of Medoro based upon Medoro's issued and outstanding shares as of the date of the announcement. One of the conditions of the Arrangement Agreement is that prior to closing, CGF will have reached agreements, acceptable to Medoro, with its key creditors on repayment of outstanding debts and accounts payable. Closing will occur upon receipt of stockholder approval, regulatory and court approvals, in particular the Security and Exchange Commission ("SEC") approval of the stockholder proxy statements, and approval by the Supreme Court of Yukon.

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On July 29, 2009, Medoro announced that it had executed a letter of intent to acquire all of the issued and outstanding shares of Colombia Gold plc (Colombia Gold), a privately held UK company whose main assets are the mining rights to the Echandia property adjacent to the Zona Alta. Consideration for the acquisition will be the issuance of 33,333,333 Medoro shares and the payment by Medoro, upon closing, of C$2.6 million of Colombia Gold's outstanding debt. Completion of the transaction is subject to the negotiation and execution of a definitive agreement, satisfactory completion of technical, financial, legal and other commercial due diligence and customary conditions, including legal and regulatory approvals.

On August 10, 2009, CGF announced a 20% increase in the exchange ratio of the proposed transaction so that Medoro will now issue 35,120,227 common shares and 1,128,864 warrants to the stockholders of CGF in exchange for the 104,524,486 outstanding shares of CGF. This gives an exchange ratio of 0.336 of a common share plus 0.0108 of a consideration warrant of Medoro for each common share of CGF. Each full warrant is exercisable into one Medoro common share at a subscription price of Cdn$0.50 per Medoro common share for a term of two years. On completion of the proposed arrangement, CGF’s stockholders will own approximately 18% of Medoro based upon the number of issued and outstanding shares of Medoro as of the date of the announcement.

The total expenditure by CGL on the Marmato project for the period from the start of work in 2005 up to June 30, 2009 was $87,191,000. Of the total expenditures, CGL has spent US$22,030,000 in cash and shares on the acquisition of RNC, US$26,368,000 in cash on purchasing mines and mills at Marmato, US$26,362,000 has been expended directly on exploration of the Marmato property, and US$12,161,000 on legal and administration (with in excess of 50% of the G&A incurred in respect of legal, accounting, Sarbanes Oxley and other regulatory expenses associated with the Company’s public company status).

As a result of the worldwide financial crisis and its impact on the Company, an impairment charge was recognized in the fourth quarter of fiscal 2008, resulting in the carrying value of $48,398,000 for acquired mineral properties being reduced to US$25,758,000 in the Company’s consolidated financial statements.

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Certain mining properties have been purchased or optioned and are awaiting final payment once the documentation and registration is complete. The total number of legally registered mineral titles acquired by Minera de Caldas at June 30, 2009 is 109. Minera de Caldas is also purchasing the existing mills on the Zona Alta and has so far purchased 16 out of a total of 35.

The Zona Alta portion of the Marmato project hosts approximately 250 individual small mines which Minera de Caldas is seeking to purchase. Of these mines, 95 have registered titles in the Ministry of Mines and Energy in Caldas. These mines are referred to as Category 1. Another 36 mines are located in an area called CHG-081 for which there is one mining contract and these mines are referred to as Category 2. Once these Category 2 mines have been purchased, Minera de Caldas will own the entire CHG-081 (the lower level) contract. CGL’s objective is to secure ownership to these 131 properties. Approximately 98 of the remaining mines have made applications for legalization under the previous mining law and these mines as referred to as Category 3. CGL has purchased 35 of these. Of the remaining 63 applications made, CGL’s management believes that between 19 and 25 may be approved, and the remaining are illegal mines. The Category 3 mines are all small in size and in the event that a mine is not legalized by the government, it will be cancelled. The rest of the mines are illegal.

Minera de Caldas has been purchasing mineral licenses in the Zona Alta since 2005 and now owns the majority of the licenses. The company’s objective is to purchase all of the mineral licenses and then consolidate them into a single license. A list of the exploitation and exploration concessions for Marmato and the status of Minera de Caldas’ purchase or option of mineral licenses in the Zona Alta are shown in Tables 4.1, 4.2 and 4.3. As of August 31, 2009 the company had acquired 82% of the mines with legal title (108 out of 131 in Category 1 and 2). The total number of mines acquired by Minera de Caldas at the present time is 143, of which 76 are in Category 1, 32 in Category 2, and 35 in Category 3. Ninety titles are now registered in the company’s name. The number of mines remaining to be purchased or optioned is 23 of which 19 are in Category 1 and 4 in Category 2. Of the remaining 63 mine applications made in Category 3, CGF considers that between 19 and 25 may be approved. Minera de Caldas is also purchasing the existing mills on the Zona Alta and has so far purchased 16 of the out of a total of 35. The largest mills have been purchased and the remaining ones are small. Once the purchases are completed the mills are shut down and dismantled. The mines are also being closed except for maintenance to keep the tunnels open for future sampling and drilling.

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Subsequent to June 30, 2009, there is an additional US $5.1 million (based on an exchange rate of US$1 = 2,158.67 Colombian pesos, average for June, 2009) in accounts payable for the mines purchased.

The procedure for purchase is normally a payment of 25% of the total negotiated purchase price down on signing, 25% of the total negotiated purchase price once all documentation has been submitted to the Caldas mining department with the final payment occurring when the mining claim has been registered in the company’s name.

Apart from the staged option payments for the purchase of 100% of the rights to each of the licenses described, there are neither royalties payable to previous mine owners nor back in rights or any other type of payment, agreement or encumbrance for the properties contained within the Marmato project. The tax payable to the government is 4% of the gross value for gold and silver.

Minera de Caldas has also submitted several new contract proposals over the Zona Alta to cover gaps between polygons of individual mine licenses. These are listed in Table 4.4.

The consolidation process of the individual mine licenses in the Zona Alta is known as the integration process. Mine licenses that are registered in Cia Minera de Caldas’ name and that abut each other are joined together in blocks of two or more, and additional licenses or blocks of licenses are added once they are registered like assembling a jigsaw puzzle, until all of the pieces are joined. Once this is done a request will be made for a single mining license. The process involves making a request to the Minera de Caldas Delegation which will issue a resolution when the request is approved. Cia Minera de Caldas started this process with 12 mine licenses in five groups in 2007 and awaits the resolutions from the Delegation.

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The known mine workings are shown on Figure 4.3. The mines are on the east face of a prominent hill called Cerro El Burro. There are no existing tailings ponds or waste dumps at Marmato and all material generated from past and present mining activities is discarded down the mountain side and into the creeks. Improvements made historically in the area of the licenses have been limited to the road, the urban center, power line and substation, numerous small mines and several mills and gold beneficiation plants.

In regards to surface rights, CGL has compiled a GIS database of surface rights ownership within a 6 km radius of Marmato. Each of the properties was reviewed and to determine discrepancies between legal descriptions and actual ownership. The Mining Law allows for expropriation of land if negotiations subsurface and surface owners are unsuccessful.

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Table 4.1 Mineral Licenses Purchased or Optioned, Zona Alta, Category 1 (Registered Title).

MINE	CONTRACT							OPTION TO	FINAL	DATE OF
	No. or	MINING				ALTITUDE	ALTITUDE	PURCHASE	OPTION	REGISTRATION
	APPLICATIO	REGISTRY			AREA	(LOWER,	(UPPER,	AGREEMENT	PAYMENT	TO
	N No.	No.	OWNER	LEVEL	(Ha)	m)	m)	DATE	DATE	C.M.CALDAS

LA ESTRADA	088-98 M	HESH-05	Ruben Darío Gaspar Trejos	Intermediate	2.3955	1,437	1,445	March 28, 2006	Pending

LA GAVELA	039-98 M	HESH-01						November 15,
			CMdC	Upper	0.3838	1,472	1,480	2005	Pending	August 13, 2008

CARRIZALES	168-98 M	HFVH-01	Jose Uriel Bernal Gallego	Intermediate	16.7698	1,484	1,500	April 13, 2005	May 28, 2007

	169-98 M	HFFC-01	Rogelio Diaz Y Cia.					September 15,
EL BARRANCO				Upper	16.7698	1,551	1,575	2005	April 15, 2006

LA CARIDAD	145-98 M	HETJ-09							September 11,
			CMdC	Upper	11.0623	1,505	1,520	August 11, 2005	2006	August 13, 2008

SAN ANTONIO	162-98 M	HETG-02	Leopoldo Aguirre Y Cia	Intermediate	0.4105	1,466	1,472	January 19, 2005	July 19, 2005

LA BENICIA	146-98 M	HETJ-02	Luis Alain Hernadez Nuñez	Intermediate	0.5584	1,448	1,451	April 13, 2005	December 16, 2005

LA EVA	131-98M	HETL-14	Abelardo Saldarriaga Y Cia.	Intermediate	8.9905	1,394	1,420	May 5, 2005	December 23, 2005

LA LEONA	061-98 M	HESG-05	CMdC	Intermediate	2.4109	1,452	1,495	April 27, 2006	May 13, 2006	July 25, 2007

	033-98 M	HETJ-34								December 17,
LA SEVILLANA			CMdC	Upper	7.5758	1622	1,660	May 2, 2006	February 1, 2007	2006

	141-98 M	HETK-04								December 17,
LA FLORESTA N° 2			CMdC	Intermediate	11.9934	1,420	1,440	May 8, 2006	December 19, 2007	2006

LA PUERQUERA	140-98M	HETL-05	Jesus Alberto Gallego	Intermediate	12.0240	1,420	1,440	May 8, 2006	May 8, 2006

	071-98 M	HETL-13								December 17,
VOLCANES N° 1			CMdC	Intermediate	17.1118	1,389	1,405	May 8, 2006	May 8, 2006	2006

	157-98 M	HETL-03								December 17,
VENTANA			CMdC	Intermediate	17.1118	1,372	1,389	May 8, 2006	December 19, 2007	2006

	073-98 M	HETJ-33								December 17,
LA CARMONA			CMdC	Upper	7.8476	1,501	1,525	May 10, 2006	February 1, 2007	2006

LA ESCALERA	148-98 M	HESF-01								December 17,
			CMdC	Upper	8.0983	1,536	1,560	March 16, 2006	January 26, 2007	2006

LA NEPOMUCENA 2	049-98M	HESH-02								December 22,
			CMdC	Intermediate	17.1118	1,370	1,389	April 25, 2006	February 21, 2007	2006

	V.A 4467	HFCK-01								December 17,
PATACON			CMdC	Intermediate	3.2673	1,472.5	1,474.5	May 25, 2006	February 23, 2007	2006

	041-98M	HETK-01								December 17,
MURCIELAGAL			CMdC	Upper	16.7698	1,501	1,513	May 25, 2006	February 23, 2007	2006

	156-98 M	HESG-03								December 17,
SAN JOSE			CMdC	Intermediate	12.2112	1,482	1,502	May 25, 2006	February 23, 2007	2006

	104-98 M	HETL-08								December 17,
GALLINAZA			CMdC	Intermediate	16.7698	1,471	1,480	May 25, 2006	February 23, 2007	2006

	152-98 M	HESG-04								December 17,
CIRCACIA			CMdC	Intermediate	16.7698	1,480	1,500	May 25, 2006	February 23, 2007	2006

	166-98 M	HETL-04								December 17,
TORRENTICO			CMdC	Intermediate	12.2112	1,483	1,502	May 23, 2006	January 26, 2007	2006

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MINE	CONTRACT							OPTION TO	FINAL	DATE OF
	No. or	MINING				ALTITUDE	ALTITUDE	PURCHASE	OPTION	REGISTRATION
	APPLICATIO	REGISTRY			AREA	(LOWER,	(UPPER,	AGREEMENT	PAYMENT	TO
	N No.	No.	OWNER	LEVEL	(Ha)	m)	m)	DATE	DATE	C.M.CALDAS

CURUBITAL	102-98 M	HETJ-30	Julio Cesar Zamora Y Cia	Upper	16.7698	1,500	1,513	May 27, 2005	June 1, 2006
	066-98M	HESH-07							Septiembre 05,
LA MILAGROSA N° 3			CMdC	Intermediate	2.0637	1,460	1,472	June 15, 2006	2006	October 11, 2007
MANGO 1	105-98M	HETJ-07	CMdC	Intermediate	16.7689	1,455	1,470	June 15, 2006	April 27, 2007	April 17, 2007
	149-98M	HETM-01								December 17,
MANZANO			CMdC	Upper	8.0983	1,535	1,560	June 27, 2006	February 1, 2007	2006
CHURIMO N°2	026-98M	HETJ-14	CMdC	Upper	7.5258	1,601	1,620	June 29, 2006	June 22, 2007	May 31, 2007
	153-98	HESF-02								December 17,
LA SUSPIRA			CMdC	Intermediate	16.7698	1,432	1,445	July 13, 2006	February 2, 2007	2006
	172-98M	HETJ-20								December 17,
LA CHINCHILIANA			CMdC	Intermediate	6.5336	1,368	1,380	July 17, 2006	January 17, 2007	2006
	173-98M	HETJ-21								December 17,
LA ZORRA			CMdC	Intermediate	6.5336	1,368	1,380	July 17, 2006	January 17, 2007	2006
	064-98M	HESH-04								December 17,
LA PLATA			CMdC	Intermediate	2.4108	1,455	1,495	July 17, 2006	January 17, 2007	2006
	069-98M	HETL-17								December 17,
LA PLAZOLETA			CMdC	Intermediate	0.9624	1,407	1,415	July 17, 2006	January 26, 2007	2006
	067-98M	HETJ-36								December 17,
EL DORADO			CMdC	Upper	9.5076	1,528	1,577	August 3, 2006	January 26, 2007	2006
	093-98M	HETJ-39								December 17,
EL QUILATE			CMdC	Upper	9.5076	1,578	1,590	August 3, 2006	January 26, 2007	2006
	075-98M	HETL-10						September 22,
LA MILAGROSA N° 2			CMdC	Intermediate	7.0637	1,460	1,472	2006	April 13, 2007	March 26, 2007
LA PEÑA	091-98 M	HETJ-05	CMdC	Intermediate	8.9905	1,394	1,420	October 3, 2006	Pending	December 5,2007
MARINA N° 1	171-98 M	HETJ-38	CMdC	Upper	16.7698	1,513	1,530	October 4, 2006	April 13, 2007	February 14, 2007
MARINA N° 2	050-98 M	HETJ-23	CMdC	Upper	16.7698	1,514	1,530	October 4, 2006	May 10, 2007	May 2, 2007
MARINA N° 3	051-98M	HETJ-24	CMdC	Upper	16.7698	1,512	1,530	October 4, 2006	May 10, 2007	May 2, 2007
AGUACATE	094-98M	HETJ-28	CMdC	Upper	16.7698	1,572	1,583	October 4, 2006	May 10, 2007	May 2, 2007
TORNO N° 2	055-98M	HETJ-22	CMdC	Intermediate	10.3168	1,406	1,420	October 4, 2006	May 10, 2007	May 2, 2007
OCHOA N° 3	054-98M	HETJ-25	CMdC	Intermediate	10.3168	1,407	1,420	October 4, 2006	May 10, 2007	May 2, 2007
EL ESFUERZO	096-98M	HETJ-17	CMdC	Upper	16.7698	1,536	1,550	October 4, 2006	May 10, 2007	May 2, 2007
FORRA N° 1	097-98M	HETJ-29	CMdC	Intermediate	16.7698	1,447	1,452	October 4, 2006	April 13, 2007	February 14, 2007
EL COROZO	095-98M	HETJ-19	CMdC	Intermediate	16.7698	1,438	1,447	October 4, 2006	April 13, 2007	March 26, 2007
	099-98M	HESG-02								December 17,
TORNO N° 1			CMdC	Intermediate	16.7698	1,447	1,452	October 4, 2006	February 1, 2007	2006
LA ESPERANZA	147-98M	HFCK-02	CMdC	Upper	11.0528	1,512	1,523	October 11, 2006	April 9, 2007	March 26, 2007
LA ROTAVISKY	068-98M	HETL-11	CMdC	Intermediate	0.7168	1,397	1,405	October 10, 2006	March 3, 2007	March 26, 2007

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MINE	CONTRACT							OPTION TO	FINAL	DATE OF
	No. or	MINING				ALTITUDE	ALTITUDE	PURCHASE	OPTION	REGISTRATION
	APPLICATIO	REGISTRY			AREA	(LOWER,	(UPPER,	AGREEMENT	PAYMENT	TO
	N No.	No.	OWNER	LEVEL	(Ha)	m)	m)	DATE	DATE	C.M.CALDAS
EL REFUGIO	058-98 M	HETM-02	Antonio Rotavisky & Cia	Intermediate	0.7168	1,394	1,405	October 23, 2006	Pending	Pending
LOS ANGELITOS	221	HGRD-01	CMdC	Upper	0.6003	1,513.48	1,515.14	October 27, 2006	April 27, 2007	April 17, 2007
	161-98	HETJ-06						November 20,		November 11,
LA VENTURA			CMdC	Upper	16.7698	1,583	1,600	2006	November 15, 2007	2007
CASCABEL	040-98	HESH-03	CMdC	Intermediate	3.0837	1,445	1,470	December 1, 2006	July 12, 2007	July 6, 2007
GALLINAZA N° 2	101-98M	HETJ-03	Simeon Henao	Intermediate	16.7698	1,471	1,480	December 5, 2006	Pending	Pending
	121-98M	HGQM-
LA GIRALDA		01	CMdC	Upper	8.0934	1,550	1,570	December 7, 2006	April 27, 2007	April 17, 2007
	043-98	HETL-16						December 13,		September 20,
LA CALLE N° 2			CMdC	Intermediate	1.3015	1,369	1,385	2006	October 5, 2007	2007
	127-98	HETJ-18						December 18,
TESORITO			CMdC	Upper	8.0934	1,570	1,590	2006	April 27, 2007	April 17, 2007
	151-98	HETL-02						December 19,		November 11,
PORVENIR			CMdC	Intermediate	11.9934	1,372	1,389	2006	November 15, 2007	2007
	134-98	HFRG-01	Ricaurte Restrepo Montoya					December 19,
TORRENTE				Upper	11.0623	1,509	1,523	2006	Pending	Pending
	034-98M	HETL-07						December 20,
BARRANCA			CMdC	Intermediate	3.0837	1,468	1,475	2006	April 27, 2007	April 17, 2007
	027-98	GIVD-01						December 20,	September 11,
LA ROLITA N° 2			CMdC (50%)	Intermediate	1.9301	1,410	1,418	2006	2007	August 29, 2007
LA FLORESTA	22549	GIVD-02						December 22,
			CMdC	Intermediate	7.1295	1,409	1,435	2006	Pending	August 13, 2008
EL BOMBO	137-98M	HETL-06	CMdC	Intermediate	8.0847	1,373	1,385	March 12, 2007	July 13, 2007	July 6, 2007
LA TINTILIANA	160-98M	HGWL-01	CMdC	Upper	3.5750	1,605	1,621	March 12, 2007	July 13, 2007	July 6, 2007
CAÑAVERAL	165-98M	HETJ-08	CMdC	Upper	8.0983	1,557	1,570	July 3, 2007	September 7, 2007	July 6, 2007
										November 21,
EL PANTANO	3292T	HGWL-02	CMdC	Upper	1.1288	1,519	1,540	July 20, 2007	November 27, 2007	2007
CRUZADA EL		HESH-06
MANGO	100-98M		CMdC	Intermediate	16.7698	1,456	1,470	May 9, 2007	Pending	August 3, 2008
LA MILAGROSA N° 1	030-98M	HETL-12	Jose Edilson Henao	Intermediate	7.9680	1,381	1,394	May 12, 2007	Pending	Pending
LA ROLITA	118-98M	HETK-02	CMdC	Intermediate	2.0493	1,388	1,408	August 1, 2007	Pending	August 3, 2008
	123-98M							September 14,
LA ROLAND 2		HETJ-13	CMdC	Intermediate	2.0493	1,386	1,408	2007	Pending	April 30, 2009
		HETJ-16						September 25,
LA OCHOA Nº 1	052-98M		CMdC	Intermediate	16.7698	1,438	1,447	2007	Pending	December 5, 2007
	DCM-01		Luis Emilio Valencia, Oscar
EL RETORNO		HFKP-02	Leon	Intermediate	0.6640	1,312.69	1,340	October 31, 2007	Pending	Pending
LA PRINGAMOSA	103-98M	HETL-09						November 23,
			CMdC	Intermediate	16.7698	1,424	1,432	2007	Pending	July 21, 2008
NIVEL 2	098-98M	HETJ-12	Fernando Garcia	Intermediate	16.7689	1,452	1,455	January 8, 2008	Pending	Pending

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MINE	CONTRACT							OPTION TO	FINAL	DATE OF
	No. or	MINING				ALTITUDE	ALTITUDE	PURCHASE	OPTION	REGISTRATION
	APPLICATIO	REGISTRY			AREA	(LOWER,	(UPPER,	AGREEMENT	PAYMENT	TO
	N No.	No.	OWNER	LEVEL	(Ha)	m)	m)	DATE	DATE	C.M.CALDAS

LA GARCIA	163-98M	HFLO-01	CMdC	Intermediate	2.8699	1,419	1,440	January 8, 2008	Pending	October 3, 2008

OCHOA Nº 2	053-98M	HETJ-15	CMdC	Intermediate	10.3168	1,411	1,420	January 8, 2008	Pending	October 3, 2008

Table supplied by CGL.

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Table 4.2 Mineral Licenses Purchased or Optioned, Zona Alta,
Category 2 (CHG-081)

MINE	OWNER	LOCATION	PURCHASE DATE	DATE REGISTRATION
TO CMdC
El Carmen	Cia Minera de Caldas S.A.	Cien Pesos	July 18, 2006	August 06, 2007
El Cuatro	Cia Minera de Caldas S.A.	La Plaza	October 20, 2006	August 06, 2007
Socorro N° 1	Cia Minera de Caldas S.A.	Cien Pesos	December 19, 2006	August 06, 2007
Cruzada	Cia Minera de Caldas S.A.	Cien Pesos	Mayo31, 2006	August 06, 2007
El Silencio	Cia Minera de Caldas S.A.	Cien Pesos	June 07, 2006	August 06, 2007
La Trinidad	Cia Minera de Caldas S.A.	Manzano	June 28, 2006	August 06, 2007
Cañada	Cia Minera de Caldas S.A.	Cascabel	October 23, 2006	August 17, 2007
La Dolores	Cia Minera de Caldas S.A.	Cien Pesos	November 29, 2006	August 06, 2007
La Davila	Cia Minera de Caldas S.A.	Plaza	March 12, 2007	August 06, 2007
San Pedro	Cia Minera de Caldas S.A.	Cien Pesos	May 08, 2006	August 06, 2007
Villonza	Cia Minera de Caldas S.A.	Cien Pesos	May 08, 2006	August 08, 2007
Cinco Mil	Cia Minera de Caldas S.A.	Cien Pesos	May 17, 2006	August 06, 2007
Cinco Mil Cien	Cia Minera de Caldas S.A.	Cien Pesos	May 17, 2006	August 06, 2007
Cinco Mil Doscientos	Cia Minera de Caldas S.A.	Cien Pesos	May 08, 2006	August 08, 2007
Ultimo Esfuerzo	Cia Minera de Caldas S.A.	Cien Pesos	May 08, 2006	August 08, 2007
Volcanes N° 2	Cia Minera de Caldas S.A.	Cien Pesos	July 24, 2006	August 08, 2007
Villonza Nivel Carretera	Cia Minera de Caldas S.A.	Cien Pesos	April 03, 2005	September 19, 2007
Tesorito	Cia Minera de Caldas S.A.		Junio 21, 2007	September 13, 2007
El Aguacate	Cia Minera de Caldas S.A.	Cien Pesos	May 25, 2005	September 19, 2007
La Zorra	Cia Minera de Caldas S.A.		May 17, 2006	September 13, 2007
Caparrozal 1	Cia Minera de Caldas S.A.	Cien Pesos	May 17, 2006	September 13, 2007
Mellizo	Cia Minera de Caldas S.A.	Manzano Bajo	March 25, 2006	September 13, 2007
Socorro	Cia Minera de Caldas S.A.	Cien Pesos	September 04, 2006	September 13, 2007
Gartner	Cia Minera de Caldas S.A.	Cien Pesos	September 04, 2006	September 13, 2007
Dorotea	Cia Minera de Caldas S.A.	Cien Pesos	September 04, 2006	September 13, 2007
San Judas	Cia Minera de Caldas S.A.	Santa Ines	March 16, 2007	September 13, 2007
Molino Patacon	Cia Minera de Caldas S.A.	Manzano	March 25, 2006	November 11, 2007
Cascabel	Cia Minera de Caldas S.A.	Cascabel	September 04, 2006	May 02, 2008
Ventana Baja	Cia Minera de Caldas S.A.	Cien Pesos	Pending	Pending
Botánica	Cia Minera de Caldas S.A.	Cien Pesos
Granadina	Cia Minera de Caldas S.A.	Canalón
Botánica or Villoncita	Cia Minera de Caldas S.A.	Cien Pesos

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Table 4.3 Mineral Licenses Purchased or Optioned, Zona Alta, Category 3 (Applications for Legalization)

MINE	LEGALIZATION APPLICATION	OWNER	OPTION TO PURCHASE	FINAL PAYMENT DATE
	No.		AGREEMENT DATE
El Picacho	274-17	Jairo Quintero Y Cia	January 28, 2005	November 4, 2005
Curubital 2	281-17	Leonardo Escobar	January 19, 2005	July 25, 2005
Conancos	234-17	Jose Bernardo Castro	July 13, 2006	January 5, 2006
El Derrumbe	265-17	Luis Horacio Izquierdo	April 13, 2005	Pending
La Chontadura	277-17	Gustavo Franco	April 13, 2005	Pending
Piedra Dorada	252-17	Rodrigo Gutierrez Henao	April 8, 2005	October 10, 2005
La Araujo	240-17	Jairo Antonio Castro Muñoz	January 14, 2005	July 13, 2005
La Ventura 2	208-17	Jorge Edison Tabares	April 6, 2005	October 10, 2005
La Derrota	316-17	Danilo Saldarriaga	April 5, 2005	October 7, 2005
La Araujo 2	237-17	Luis Alberto Calle	January 14, 2005	July 13, 2005
Cantata	261-17	José Edier Díaz Bernal y Cía.	January 28, 2005	July 28, 2005
La Esperanza 3	226-17	Jose Bernardo Castro	January 20, 2005	July 21, 2005
La Virgen	291-17	Pedro Erasmo Lengua	April 8, 2005	October 10, 2005
Peña N°2	INCLUSION 2002	Julio Enrique Trejos y Cia.	January 27, 2005	July 27, 2006
El Cerro	287-17	Luis Eduardo Castro	April 5, 2005	October 7, 2005
La Pinta	2461T	Julio Enrique Trejos	January 27, 2005	July 27, 2005
La Castro	239-17	Jairo Antonio Castro Muñoz	May 5, 2005	Pending
Los Sapos	297-17	Carlos Enrique García	January 27, 2005	July 27, 2005
La Corroncha	292-17	Juan Carlos Calvo y Cía.	May 5, 2005	Pending
El Uno	256-17	Bertulfo Morales	May 25, 2005	Pending
El Yarumo	304-17	Rodrigo Alberto Rodas y Cia.	May 24, 2005	Pending
El Colón	318-17	Humberto Antonio Castro	April 8, 2005	Pending
La Calle	269-17	Londoño Osorio y Cia	September 4, 2006	Pending
Alemania o divisa	2536T	Fabio de Jesús Mejía	December 14, 2007	Pending
La Ochoa	2391T	Fabio de Jesús Mejía	July 27, 2007	July 27, 2007
La Chiquita	774-17	Fabio de Jesús Mejía	December 14, 2007	Pending
Guinea	2393T	Fabio de Jesús Mejía	September 28, 2007	September 28, 2007
La Caleña	310-17	Sigifredo Jimenez	March 30, 2007	Pending
Cascabel	2525T	Leonardo Ortiz Parra	April 20, 2007	October 5, 2007
Esperanza 3	232-17	Arbey González	April 25, 2007	Pending
La Panfría	4459 T	Fernando Garcia	December 28, 2007	Pending
La Ortiz	2414T	Fernando Garcia	December 28, 2008	Pending
Golondrina	2430 T	Fernando Garcia	December 28, 2009	Pending
Torre 3	2404T	Fernando Garcia	December 28, 2010	Pending
Cubana o Cubanita	2537T	Fernando Garcia	December 28, 2011	Pending

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Table 4.4 New Contract Proposals Marmato Zona Alta

PROPOSAL	APPLICATION			ALTITUDE	ALTITUDE	DATE OF
NUMBER	NUMBER	LEGAL STATUS	AREA (Ha)	(lower, m)	(upper, m)	SUBMITTAL
Propuesta-001	ICQ-080021X	Contract Proposal	16.7683	1,445	1,447	26 March 2007
Propuesta-002	ICQ-080210X	Contract Proposal	4.1062	1,472	1,499	26 March 2007
Propuesta-003	ICQ-080311X	Contract Proposal	16.7683	1,430	1,436	26 March 2007
Propuesta-004	ICQ-080312X	Contract Proposal	2.0403	1,408	1,452	26 March 2007
Propuesta-005	ICQ-080411X	Contract Proposal	2.7057	1,468	Surface	26 March 2007
Propuesta-006	ICQ-080412X	Contract Proposal	9.5028	1,577	1,578	26 March 2007
Propuesta-007	ICQ-080615X	Contract Proposal	1.5986	1,363	Surface	26 March 2007
Propuesta-008	ICQ-080616X	Contract Proposal	24.7247	1,363	Surface	26 March 2007
Propuesta-009	ICQ-080718X	Contract Proposal	1.4906	1,363	1,388	26 March 2007
Propuesta-010	ICQ-080815X	Contract Proposal	3.9460	1,440	1,460	26 March 2007
Propuesta-011	ICQ-080816X	Contract Proposal	11.0107	1,420	1,432	26 March 2007
Propuesta-012	ICQ-080915X	Contract Proposal	9.5028	1,525	1,528	26 March 2007
Propuesta-013	ICQ-081016X	Contract Proposal	2.9021	1,363	1,398	26 March 2007
Propuesta-014	ICQ-081113X	Contract Proposal	0.8833	1,363	Surface	26 March 2007
Propuesta-015	ICQ-081212X	Contract Proposal	4.9957	1,363	Surface	26 March 2007
Propuesta-016	ICQ-081318X	Contract Proposal	9.2746	1,363	Surface	26 March 2007
Propuesta-017	ICQ-081512X	Contract Proposal	1.1153	1,435	1,460	26 March 2007
Propuesta-018	ICQ-081611X	Contract Proposal	36.3997	1,363	Surface	26 March 2007
Propuesta-019	ICQ-081713X	Contract Proposal	16.7683	1,363	Surface	26 March 2007
Propuesta-020	ILR-09001X	Contract Proposal	2.4174	1,363	Surface	27 December 2007
Propuesta-021	ICQ-080916X	Contract Proposal	2.2510	1,435	Surface	26 March 2007

4.2

CARAMANTA PROJECT

CGL also holds a total 18,765.3682 ha (for a net area of 16,571.7350 ha or 165.7 km2 due to overlaps) of mining concessions, applications and purchase agreements in the district around the Marmato project, which is referred to as the Caramanta exploration project (Caramanta project). The mineral concessions for the Caramanta project are shown in Figure 4.5.

On September 22, 2005, CGL entered into an Assignment Agreement with Investcol, where Investcol assigned, transferred, and conveyed to CGL all of its rights under a Contract for Purchase Option of Mining Concessions (Original Option Contract) entered into with Cia Servicios Logisticos. As a result of this agreement, CGL acquired an option to purchase mining and mineral rights on properties known as Concessions 6602, 1343, and 6329 located in Caramanta Municipality, of Antioquia.

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On April 10, 2006, CGL entered into an Assignment Agreement with Investcol where Investcol assigned, transferred, and conveyed to CGL all of its rights under a Purchase Contract entered into with Cia Servicios Logisticos. As a result of this agreement, CGL acquired Investcol’s rights to exclusively engage in mining activities on Concessions 6993, 7039, 6821, 6770, HETJ-26, HETJ-27, HETJ-31, HETJ-32, and HETG-01 all located within the Caramanta Project area. CGL’s options on these properties are currently unexercised. The latter five concessions are in the El Salto prospect and were originally defined horizontally by elevation over the same area, the same as was done at Marmato. This was based on the precedent set at Marmato and because they are located within the Municipality of Marmato. However, upon granting and registration of the concessions the elevations were dropped from the definitions and the five concessions were combined as a single property. A summary of the details for the concessions are contained in Table 4.2.

On August 30, 2006, CGL through its subsidiary Minera de Caldas entered into a Transfer of Properties and Sale Agreement with Sociedad Kedahda S. A. (“Kedahda”), now called AngloGold Ashanti Colombia S.A., a Colombia corporation which is a subsidiary of AngloGold Ashanti Ltd. (AGA), and acquired the mining title, mining applications, and mining data for properties located around the Marmato and Caramanta projects (Table 4.2). CGL paid the purchase price of US $500,000 for the entire property interests and Minera de Caldas holds the title for the property interests in its name for the benefit of CGL.

On September 25, 2006, CGL entered into a definitive agreement to acquire all of the issued and outstanding shares of Gavilan Minerales S.A. (Gavilan), a Colombia corporation, for the purchase price of US $300,000 and the issuance of 1,150,000 restricted common shares of CGL common stock. The principal shareholder of Gavilan was Cia Servicios Logisticos. Gavilan holds proper legal title to or contract proposals for several properties in the Caramanta project including properties known as Concessions 6602, 1343, 6329, 6993, 7039, 6821, 6770, HETJ-31, 32, 26, 27, and HETG-01 upon which CGL held an option to acquire (Table 4.5). As a result of the acquisition of Gavilan, CGL became the title holder of these properties and will no longer have to satisfy any minimum exploratory work obligations on these properties.

Also pursuant to the terms of the agreement of September 25, 2006, Minera de Caldas purchased assets from Cia Servicios Logisticos including the office building in Medellín and equipment.

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On August 27, 2007, CGL entered into an agreement with an unrelated party that provides it with an option to acquire 100% of concession No. 669-17 in the Caramanta region. Over a twenty-four month period, CGL has the option to pay a total of 2.4 billion Colombian pesos (COP) or approximately US $1,200,000 to acquire a 100% interest in the property. At June 30, 2009, the Company had made payments of COP 551 million for a 20% interest. Should CGL decide not to continue with the project it is not obligated to make any further payments.

On August 27, 2007, CGL entered into an agreement with an unrelated party that provides it with an option to acquire 100% of concession No. 644-17 in the Caramanta region. CGL has the option to pay a total of COP 280 million (approximately US $152,000) to acquire a 100% interest in the property. The payments are in three parts, the first on signing, the second on receiving authorization from the mining authority to transfer the concession to CGL, and the final when the concession is registered in the name of CGL. At June 30, 2009, the Company has expended COP 184.8 million.

On November 19, 2007, CGL entered into an agreement with an unrelated party that provides it with an option to acquire 100% of concession No. 805-17 in the Caramanta region. CGL has paid a total of COP 450 million (approximately US $244,000) to acquire a 100% interest in the property which is now registered in Minera de Caldas’ name.

On August 27, 2007, CGL entered into an agreement with an unrelated party that provides it with an option to acquire 100% of concession No. 211-17 in the Caramanta region. CGL has the option to pay a total of COP 220 million (approximately US $110,000) to acquire a 100% interest in the property subject to the concession being granted to the underlying applicant in a process called a legalization proposal, and being subsequently transferred to and registered in the name of CGL. At June 30, 2009, CGL had expended an initial COP 22 million (about US $16,000). If CGL decides not to continue with the project, there is no obligation to make any further payments.

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Table 4.5 CGF Exploration Licenses

		National
	Contract	Mining	License Status	Licence Owner	Area (Ha)	Date Contract or
	Number	Registry				Proposal
		Number
1	6418B	HHMM-03	Contract	Compañía Minera de Caldas	58.4650	October 12, 2004
2	6170	HGDB-03	Contract	Compañía Minera de Caldas	47.2000	July 16, 2007
3	697-17	HHFK-02	Contract	Compañía Minera de Caldas	532.6146	March 27, 2007
4	653-17	HGAE-07	Contract	Oscar Jhon Ríos Osorio & CMdC (Note 1)	84.2851	March 17, 2007
5	696-17	HGPH-03	Contract	Compañía Minera de Caldas	200.0000	August 28, 2007
6	644-17	HGPJ-04	Contract	Compañía Minera de Caldas	81.1598	August 28, 2006
7	805-17	HHBG-03	Contract	Compañía Minera de Caldas	111.6000	January 25, 2007
8	669-17	HGSF-04	Contract	Compañía Minera de Caldas & others	587.5680	October 4, 2006
9	6455B	HHBP-03	Contract	Compañía Minera de Caldas	32.5260	January 31, 2007
10	14889	FIFI-01	Contract	Compañía Minera de Caldas	84.4389	March3, 1993
11	6329	HFQL-04	Contract	Gavilan Minerales	82.3850	August 18, 2005
12	6602	HFQL-05	Contract	Gavilan Minerales	109.5028	August 18, 2005
13	6821	n/a	Contract Proposal	Cia. Servicios Logísticos (Note 2)	138.4440	May 26, 2005
14	7039	n/a	Contract Proposal	Cia. Servicios Logísticos (Note 2)	418.1956	November 29, 2005
15	6993	HHPO-01	Contract Proposal	Cia. Servicios Logísticos (Note 2)	203.6895	October 31, 2005
16	1343	n/a	Ministry	Hernando Molina Vélez (Note 3)	265.1062	July 11, 2006
17	813-17	n/a	Contract Proposal	Cia. Servicios Logísticos (Note 2)	360.0000	July 11, 2006
18	814-17	n/a	Contract Proposal	Cia. Servicios Logísticos (Note 2)	260.0000	July 11, 2006
19	815-17	n/a	Contract Proposal	Cia. Servicios Logísticos (Note 2)	240.0000	November 25, 2004
20	211-17	n/a	Legalization Proposal	Purchase contract by Caldas (Note 4)	23.9200	December 13, 2004
21	217-17	n/a	Legalization Proposal	Purchase contract by Caldas (Note 4)	15.2750	October 27, 2004
22	135-98M Nov. 30/98	HETJ-31	Contract (Note 5)	Being transferred to Gavilán	6.8320	October 27, 2004
23	136-98M Nov. 30/98	HETJ-32	Contract (Note 5)	Being transferred to Gavilán	6.8320	October 27, 2004
24	072-98M Aug. 26/98	HETJ-26	Contract (Note 5)	Being transferred to Gavilán	6.8320	October 27, 2004
25	074-98M Sep. 02/98	HETJ-27	Contract (Note 5)	Being transferred to Gavilán	6.8320	October 27, 2004
26	143-98M Abr. 30/98	HETG-01	Contract (Note 5)	Being transferred to Gavilán	6.8320	December 23, 2002
27	622-17	HHFK-03	Contract	Monica Uribe (Note 7, 6)	1,342.2172	March 27, 2007
28	623-17	HHFK-08	Contract	Monica Uribe (Note 8)	1,228.0819	September 12, 2002
29	615-17	n/a	Contract Proposal	Monica Uribe (Note 7, 8)	813.8218	December 9, 2002
30	616-17	n/a	Contract	Monica Uribe (Note 6, 8)	1,989.2469	December 23, 2002
31	626-17	HIVL-01	Contract Proposal	Monica Uribe (Note 7, 8)	592.7612	December 23, 2002
32	628-17	n/a	Contract	Sandra María Sánchez (Note 4, 9)	2,153.5336	September 5, 2002
33	DI5-151	n/a	Contract Proposal	Monica Uribe (Note 7, 8)	2,568.9177	March 21, 2006
34	B5956	n/a	Contract	Monica Uribe (Note 6, 8)	916.9226	October 18, 2004
35	6454	n/a	Contract Proposal	Anglogold Ashanti Colombia (Note 7)	282.7909	October 28, 2004
36	6455	n/a	Contract Proposal	Anglogold Ashanti Colombia (Note 7)	633.4064	October 12, 2004
38	6418	HHVN-07	Contract Proposal	Anglogold Ashanti Colombia (Note 7)	60.2865

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39	6418C	n/a	Contract Proposal	Anglogold Ashanti Colombia (Note 7)	46.5408	October 12, 2004
40	DHQ-093 (Zone 2)	n/a	Contract Proposal	Anglogold Ashanti Colombia (Note 7,10)	193.4500	August 26, 2002
41	DHQ-093 (Zone 1)	n/a	Contract Proposal	Anglogold Ashanti Colombia (Note 7,10)	42.2550	August 26, 2002
42	FJT-15D	n/a	Contract Proposal	Anglogold Ashanti Colombia (Note 9)	1,930.6002
				Total (ha)	18,765.3682
				Total Net (ha)	16,807.4400
Note n/a: - not applicable. Once a contract is approved it is entered in the National Mining Registry and given a registration number.
Note 1: Purchase contract with staged payments over 24 months.
Note 2: Contract proposals cannot be transferred until the contract is awarded and these will be held in trust for Gavilan by Cia Servicios Logisticos under the agreement of September 25, 2006.
Note 3: Held in trust for Cia Servicios Logisticos.
Note 4: These legalization proposals will be transferred to Caldas when the contract is awarded.
Note 5: These five concession contracts are in the El Salto zone and are superimposed and defined horizontally by altitude, as in Marmato.

Note 6: These contracts are in the process of being transferred from Anglogold Ashanti Colombia, formerly called Sociedad Kedahda S.A., or Monica Uribe of Anglogold Ashanti Colombia to Caldas under agreement of August 30, 2006.

Note 7: Contract proposals cannot be transferred until the contract is awarded and these are being held in trust for Caldas by Anglogold Ashanti Colombia, formerly called Sociedad Kedahda S.A., or by Monica Uribe of Anglogold Ashanti Colombia under the agreement of August 30, 2006.

Note 8: This is the are areas remaining following reduction in size. Note also that Contracts FD5-093, 715-17 and FD5-10Z were relinquished.
Note 9: Contract proposal to cover small free areas, awaits definition of free areas.
Note 10: Archived Proposal

On February 27, 2007, CGL entered into an agreement with an unrelated party to acquire 100% of concession No. 696-17 in the Caramanta region. CGL has paid a total of COP 100 million (approximately US $54,000) to acquire a 100% interest in the property which is now registered in CGL’s name.

On March 17, 2008, CGL entered into an agreement with an unrelated party that provides it with an option to acquire 100% of concession No. 653-17 in the Caramanta region. Over a twenty-four month period, CGL has the option to pay a total of COP 1.0 billion (approximately US $542,600) to acquire a 100% interest in the property. At June 30, 2009, CGL had made payments of COP 300 million for a 30% interest. Should CGL decide not to continue with the project, it is not obligated to make any further payments.

A royalty of 4% of the gross value of the metal is payable to the government on the gold and silver produced in Columbia. There are no other royalties, back-in rights, payments, other agreements or encumbrances on the Caramanta project.

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The exploration targets contained within the Caramanta project are described further in Section 15.3 of this report.

4.3

COLOMBIAN MINING LAW

Mining in Colombia is governed by the Mining Law 685 of 2001. The contracts of Marmato are, in addition, governed by the Mining Law 2655 of 1988 and the terms of the contracts awarded under the Aporte Minero scheme, as explained below.

The mining authorities in Colombia are as follows:

  Ministry of Mines and Energy (Ministerio de Minas y Energia, MME): The highest mining authority in the country.

  INGEOMINAS (Instituto Colombiano de Geología y Minería): The MME had delegated the administration of mineral resources to INGEOMINAS and some Department Mining Delegations. INGEOMINAS has two departments, the Geological Survey (Servcio Geológico), and the Mines Department (Servicio Minero) responsible for all mining contracts except where responsibility for the administration has been passed to the Departmental Mining Delegations.

  Departmental Mining Delegations (Gobernaciones Delegadas). It administers mining contracts in the Departments with the most mining activity, including Caldas and Antioquia.

  Mining Energy Planning Unit (Unidad de Planeación Minero Energética, UPME): Provides technical advice to the MME regarding planning for the development of the mining and energy sector and maintains the System of Colombian Mining Information (Sistema de Información Minero Colombiano, SIMCO).

All mineral resources belong to the state and can be explored and exploited by means of concession contracts granted by the state. Under the Mining Law of 2001 there is a single type of concession contract covering exploration, construction and mining which is valid for 30 years and can be extended for another 30 years.

Concession contract areas are defined on a map with reference to a starting point (punto arcifinio) and distances and bearings, or map coordinates. There is no limit on concession size.

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A property tax has to be paid annually during the exploration and construction phases of the concession contract.  This is defined as 1 minimum daily wage per hectare (~US $8.35) for areas up to 2,000 ha, 2 minimum daily wages per hectare (~US $16.70) for areas of 2,000 to 5,000 ha, and 3 minimum daily wages per hectare (~US $25.05) for areas of 5,000 to 10,000 ha.  The minimum wage in 2008 is COP 461,500 per month, equivalent to COP 15,383 per day which, at the present exchange rate of COP 1.843 = US $1.00 (average for March, 2008), which is about US $8.35.

The concession contract has three phases:

1.	Exploration Phase.

Starts once the contract is inscribed in the National Mining Registry (Registro Minero Nacional, RMN).
Valid for 3 years plus a 2 year extension.
Annual property tax.
Requires an annual Environmental Mining Insurance Policy for 5% of the value of the planned exploration expenditure for the year.
Present a mine plan (PTO) and an Environmental Impact Study (EIA) for the next phase.

2.	Construction Phase.

Valid for 3 years plus a 1 year extension.
Annual property tax payments continue as in Exploration Phase.
Requires an annual Environmental Mining Insurance Policy for 5% of the value of the planned investment as defined in the PTO for the year.
Environmental License issued on approval of Environmental Impact Study.

3.	Exploitation Phase.

Valid for 30 years minus the time taken in the exploration and construction phases, which means that it is 21 to 24 years and is renewable for 30 years.
Annual Environmental Mining Insurance Policy required.
No annual property tax.
Pay royalty based on regulations at time of granting of the Contract.

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The 2001 Mining Law allows applications made under the 1988 Mining Law to continue the application process under the terms of the old law, and titles granted under the 1988 law continue to be governed by it. The operative and technical benefits of the new law may be applied to older applications, as well as the abbreviated application process, except in the case of those concessions subject to royalty agreements (Article 352). In the case of Marmato, the Mining Delegation Unit of Caldas applied the 2001 Mining Law to all contracts in Marmato including those granted under the old law. It then changed its name to apply the 1988 Mining Law on the basis that Marmato was part of the old Aporte Minero. In addition, Article 352 of the new Mining Code was not applicable given the precedent of the goal Aportes elsewhere in the country. The effect of these changes it is to prolong the process of granting and registering mining contracts.

Royalties payable to the state are 4% of gross value at the mine mouth for gold and silver and 5% for copper (Law 141 of 1994 modified by Law 756 of 2002). For the purposes of royalties the gold and silver price is 80% of the average of the London afternoon fix price for the previous month.

4.4

ENVIRONMENTAL REGULATIONS AND LIABILITIES

The Mining Law 685 of 2001 requires an Environmental Mining Insurance Policy for each concession contract. In addition the Law states that a Social and Environmental Impact Study (EIS) has to be presented at the end of the Exploration Phase if the concession is to proceed to the Construction Phase. The EIS must be approved and an Environmental License issued before the Exploitation Phase can begin. In addition, exploitation requires a Permit for Springs, Forest Use Permit, Certificate of Vehicular Emissions, Emissions Permit, and River Course Occupation Permit.

Exploration activities require an Environmental Management Plan and a Surficial Water Concession.

CGL has presented an Environmental Management Plan for drilling to the Departmental authority Corporación Autónoma Regional de Caldas or Caldas Regional Autonomous Corporation (CORPOCALDAS). This Plan includes a preliminary phase to close down the small mines and mills in the Zona Alta to stop the source of much of the contamination. CGL is currently in discussions with the Colombian government regarding the closure of the small mines in the Zona Alta and the related environmental liability.

CGL completed an Environmental Baseline Study in December 2007 which gives a full year of environmental data for incorporation into the Scoping Study. The study will form the basis for future environmental permits and the EIS. The environmental baseline study monitoring is continued until September 2008. CGL has received approval for drilling from Corpocaldas under an approved Environmental Management Plan.

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Drilling water is taken from the water permit for the Patacon mill which was ceded to CGL on purchase of the mill. This permit takes water from the source of three creeks, Cidrera, Candelaria and Cascabel. CGL has also acquired other water permits with the purchase of certain mills and mines. The Company has also applied for a surficial water permit for drilling water from a stream source in Piedra Labrada creek which will require a 1,800 m pipe to the drilling area.

The Zona Alta has environmental liabilities due to past and current mining activities including:

  Surface disturbance and degradation including deforestation.
  Ground instability, collapse, landslides affecting mountain slopes and Marmato town.
  Absence of waste rock dumps and tailings ponds and dumping of waste rock down mountain slopes and into the Cascabel River and of tailings into rivers which drain into the Cauca River.
  Contamination of water by mercury, cyanide, acid drainage, heavy metals and solids. In addition contamination of water by untreated sewage from Marmato town and by agricultural chemicals and waste from cultivation of coffee, bananas etc.
  Potential contamination from the Mineros Nacionales operation which has no waste dumps or tailings pond and discharges tailings directly into the Cascabel River and subsequently the Cauca River.

See Figure 4.4 for a photograph of falls on the Cascabel River with the black color of the river due to the material being dumped in it from the Marmato mines and mills.

The objective of the exploration program is to define a bulk tonnage resource that is mineable by open pit and that will remove many of the small mines and related past sources of environmental contamination.

CGL has stated to SEWC that they have a letter and legal opinion that they are not responsible for the past environmental damage and the subsequent clean-up. However as CGL is purchasing the individual mines and mills in the Zona Alta they are shutting them down and removing the mill equipment and buildings. This stops the source of environmental damage and under Colombian law, CGL is entitled to receive a tax credit for such environmental remediation and improvements.

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SEWC is unaware of any potential outstanding environmental liabilities attached to the Marmato project and is unable to comment on any remediation which may have been undertaken by previous owners.

Figure 4.4 Cascabel River

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ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

The Marmato project is located on the eastern side of the Western Cordillera (Cordillera Occidental) of Colombia on the west side of the Cauca River. The project is in the Municipality of Marmato in Caldas. See Figure 5.1 for a view of the community of Marmato.

The topography in the Marmato area is abrupt with a relief of about 1,600 m between the Cauca River at 600 m elevation on the east side of the project and the peaks of the nearby mountains of up to 2,200 m elevation. There is craggy outcrop in the upper parts of the mountain, and large landslides and talus slopes have formed, partly as a result of mining activities. The Marmato veins outcrop on an east-facing mountain slope called Cerro El Burro with the mineralized area bounded by the El Pantano stream on the north side and the Cascabel stream on the south. The Cauca is a major north-flowing river in a deep valley that separates the Western and Central Cordilleras. The river has an average flow rate from 500 to 600m3/s. See Figure 5.2 for a view of the topography in the area of Marmato.

The climatic zones vary with elevation and are defined as hot (>24°C) below 1,000 m in the Cauca River valley; temperate (18°C to 24°C) between 1,000 m and 2,000 m; and cold above 2,000 m (12°C to 18°C). Marmato is situated mostly within the temperate zone where the climate is warm and humid with an annual rainfall of approximately 2,000 mm. Rainfall has a bimodal distribution with the wettest months in from March to May and again from September to December. CGL installed a weather station at El Planchao camp between the towns of Marmato and El Llano in 2007 as part of the environmental baseline study (Cia Minera de Caldas, 2007). The station recorded an annual rainfall for 2007 of 2,010 mm. The most intense rainfall recorded was 126 mm in five hours. The average temperature is 24°C, with a maximum of 36°C and a minimum of 16°C. The predominant wind direction is from the south to southeast (150° to 210°) and winds are light with a velocity of 2 km/h and a maximum of 20 km/hour. The highest gust recorded in 2007 was 88 km/h. The town of Marmato has an average temperature of 23°C and rainfall of 1,885 mm (Municipio de Marmato, 2004). An average annual rainfall of 2,065 mm was recorded at the nearby town of Supia (1,307 m elevation) (Cenicafe, 2006).

The ecological zones defined on the Holdridge Life Zone climatic classification system are zoned by elevation (Municipio de Marmato, 2004; Correa, 2006; Cia Minera de Caldas, 2007):

  Premontane (subtropical) wet forest transitional to tropical moist forest and dry forest; defined as temperatures >24°C, annual rainfall of 1,500 mm to 2,800 mm, and elevation of 700 m to 1,000 m. This area includes the Cauca River valley and the lower part of El Llano town.

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Figure 5.1View of the Community of Marmato

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Figure 5.2Topography of the Marmato Area

  Premontane (subtropical) wet forest defined as temperatures of 18°C to 24°C, rainfall of 2,000 m to 4,000 mm, and elevation of 1,000 m to 1,900 m. The main areas of mining and exploration are in this zone.
  Lower montane (warm temperate) wet forest defined as temperatures of 12°C to 18°C, rainfall of 2,000 mm to 4,000 mm, and elevation of 1,900 m to 2,900 m.

Much of the original forest cover has been cleared for agriculture and grazing, especially at lower elevations. Land use is cattle grazing, coffee, sugar cane, citrus fruit, bananas, and mining in Marmato.

The community of Marmato is 200 km northwest of Bogotá (270 km by road), the capital of Colombia, and 80 km due south of Medellín (125 km by road), the capital of Antioquia. Medellín is the second largest city in the country (population 2.0 million) and is the administrative center for the project. Marmato is 91 km by road north of Manizales, the capital of Caldas. Manizales is the major municipal center for the region with a population of 352,000.

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The property is a three-hour drive from Medellín, via the Medellín to Cali highway (the highways do not have route numbers) which is part of the Pan American Highway. The route from Medellín is via Itaguí (7 km), Caldas (12 km), Alto de Minas (13 km), Santa Barbara (27 km), La Pintada (26 km), La Guaracha del Rayo (32 km), and turn onto a secondary road to Marmato (8 km, partially asphalted). There is an international airport located in Medellín with flights to the USA, Panamá, Venezuela and Peru, and a national airport in Manizales with flights to Medellín and Bogotá.

Marmato is 200 km west of the Pacific Ocean and 300 km south of the Caribbean Sea and Atlantic Ocean. The nearest port is Buenaventura on the Pacific Ocean (320 km by the Pan American Highway). There is an abandoned railway cutting along the east side of the Cauca River opposite Marmato. This was once part of a railway network between the Pacific and Atlantic Oceans which ran between Buenaventura and Puerto Berrio on the navigable Magdalena River. The middle section between Medellín and La Felisa (Caldas, 10 km south of Marmato) was completed in 1942 and closed in 1972. Ferrocarriles del Suroeste S. A. (Southwestern Railways) applied for a concession to rebuild this 185 km line between La Felisa and Envigado, near Medellín, in November, 2007, at a cost of US $140 million. This would become integrated with the national railway network. Ferrocarriles del Oeste S. A. (Western Railways) were awarded the contract to operate the 499 km Buenaventura to La Felisa railway in November 2007. The concession is in two stages. In July 2008 they started operating the 388 km railway between Buenaventura and Cartago and La Tebaida which has been rehabilitated. . In the second stage the new concessionaire will take over operation of the 119 km section between Cartago and La Felisa once this has been rebuilt by Tren de Occidente (Western Train). The Cauca River is navigable in the lower (Cáceres to Atlantic) and upper parts (Pereira to Cali), and had steamer services in the past, but the middle part around Marmato and Medellín has rapids.

There are two towns at Marmato, the old Marmato town at an elevation of 1,300 m to 1,400 m which sits on top of the mineral deposit, and the new town of El Llano (also called Nuevo Marmato or New Marmato) located 1.3 km to the east and at a lower elevation of 1,000 m. Old Marmato has an estimated population of about 950 to 1,050 inhabitants, while El Llano has approximately 1,250 inhabitants. There are two other small settlements or villages nearby, San Juan de Marmato, located 1.5 km southwest of old Marmato at 1,600 m elevation, and Echandia at 1,500 to 1,600 m elevation located on the ridge 1.0 to 1.5 km north of old Marmato. The 2005 census indicated that the Municipality of Marmato had a population of 8,175 of which 1,122 were living in old Marmato.

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Mining-induced landslides and alluvial boulder and mud flows, including mining waste, affect the old Marmato town site and have resulted in recent abandonment of several houses and public buildings with further risk of landslides. To date there have been no fatalities. In 1986 the national and departmental disaster prevention agencies first determined the necessity to relocate the town due to environmental risk. In 1989, INGEOMINAS completed a further study outlining the dangers of slope movements and this study began the first stages of the town move to El Llano. In the 1990s, the process of relocating the town began: however, the relocation was not completed even though many people from the nearby settlement of Echandia were relocated to El Llano during this period. The first 129 new houses were completed in 1997. In 1999, the vulnerability of the town and the need to relocate public buildings such as the police station, hospital and court was emphasized again. The Esquema de Ordenamiento Territorial or Territorial Organizational Scheme (EOT) of 2000 also referred to the necessity to move the town due to the serious environmental threats from landslide and collapse. In January, 2001, ten families had to be relocated. In 2002, CORPOCALDAS, the state agency in charge of the environment concluded that all existing structures in the study zone and in the area of the old town center needed to be relocated to El Llano and that the coexistence of an urban community and mining was not sustainable. A new decree in 2004 approved the EOT and ordered the relocation of all the institutions to El Llano. On June 6, 2006, the Directorate of Response and Prevention of Disasters of the Ministry of Interior and Justice issued Resolution number 23 which declared the situation to be a public emergency affecting the Municipality of Marmato.

There are currently 160 homes in El Llano and 29 new homes are being built to house families displaced in landslides in 2007. A further 47 homes are about to receive new subsidies to be built to house other families displaced in the same landslide. On April 16, 2008, Julian Arboleda, the Caldas government representative for the relocation of Marmato, confirmed to the Company that construction of the new Administrative building was to begin within 45 days with funds from the National Government, and would include the mayor’s office, notary, registry office and the citizens’ protection office. The police station is currently under construction in El Llano. In addition the public deeds have been signed with the municipality to construct the new hospital with funds from the Ministry of Social Protection and the Territorial administration, and a public deed has been signed for the location of the new school which will house 1,200 students. An agreement has been reached to use the old location in El Llano to house a campus for the Servicio Nacional de Aprendizaje or National Learning Service (SENA), the state technical college. Once all the buildings have been completed all the old sites in the current town site will be torn down. All buildings have been ordered to be inaugurated in 2009. The current EOT definitively outlines that Marmato is in a state of high vulnerability. CORPOCALDAS is studying the costs of moving the remainder of the homes in old Marmato. In addition, a decision has been made to complete paving of the access road to the new town of El Llano only, but it will not continue to old Marmato.

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The area covering Marmato, Supia, Filadelfia, La Merced, and Quinchia has recently been declared a Mining District by the Ministry of Mines, one of only three areas in Colombia. This is expected to bring some tax benefits and possibly facilitate processing of claims in the Mines Registry office but further study of this new district concept is needed.

Any future mining operation at Marmato will have to address the geotechnical issues and the old town of Marmato town will need to be completely relocated in order to develop any large scale mining operations at Marmato.

The old town of Marmato is known as the “Cradle of Gold of Colombia” (Pesebre de Oro de Colombia) and a proposal was made to declare it a National Historic Monument in 1982 (Resolution No. 002 of March, 1982 by the Ministry of Culture), but no follow-up Law or Decree was ever enacted to actually create a National Monument or Site of National Cultural Interest (Bien de Interés Cultural de Carácter Nacional). The town does not have any colonial era buildings or mine installations. The small church in the town square dates from 1954 and the oldest buildings are estimated to be 19th century, but these buildings are at the highest risk of collapse due to the landslide problem and many were recently damaged and abandoned due to a mudslide in 2006. The oldest mine relic is a 5-stamp California mill probably dating from the 19th century which operated at the El Colombiano Mill until CGL bought the mill and closed the operation. See Figure 5.3 for a photograph of the stamp mill in operation in 2006. As part of CGL’s long term plans a museum in El Llano will be built to preserve the history and develop tourism.

The Colombian government has no listed archaeological sites in the area. The only known archaeological relics are carved spiral petroglyphs on a boulder near the road between El Llano and Marmato, and another reported on the opposite side of the creek. These boulders are located outside of the area of known mineralization. See Figure 5.4 for a photograph of one of the boulders with the carved spiral petroglyphs located on the slope below CGL’s base camp. There are overgrown ruins of a Moraga indigenous village and terraces 2.5 km north east of Marmato near the Cauca River. These ruins are also located outside of the area of known mineralization. An archaeological survey of the Marmato area will be carried out for the EIS.

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Figure 5.3 Stamp California Mill working at the Colombiano Mill in Marmato in 2006

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Figure 5.4 Boulder Top with Carved Spiral Petroglyphs located below the CGL Base Camp

Field personnel for the exploration program are available from the two towns and neighboring districts and a School of Mines, currently closed, is located in El Llano. In the long term the surrounding region would be able to supply the basic workforce for any future mining operation.

Three high tension power lines (230 kV each) belonging to the Colombian national power grid run along the Cauca River valley on the east side of Marmato. A 132 kV substation is located at Marmato which supplies power to the community, mines and surrounding area. A ten inch diameter oil and gas pipeline with a capacity of 12,000 barrels of oil per day runs along the Cauca River valley and is part of the national network. This portion of the pipeline connects Buenaventura with Medellín and the hydrocarbon fields in the north and east of Colombia.

The region has high rainfall and there are ample water resources available. Water rights belong to the state and are governed by Decree 1541 (1978). For any mining purposes, applications for water concessions are made to CORPOCALDAS.

Waste rock and tailings disposal for a possible future open pit mining operation will be valley fill and suitable valleys have been identified. Preliminary site selection and engineering work regarding possible mining scenarios has been carried for the scoping study currently in progress.

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HISTORY

CGL has conducted extensive research program to identify the mining production history at Marmato. This research has been conducted both in the existing colonial archives within Colombia as well as in the more recent private and state archives in Colombia and England. In addition some attempts have been made to access the Archive of the Indies (Archivo des Indies) in Seville but as of yet any data contained in this archive are unavailable.

6.1

General History

Colombian historical gold production is estimated between 29 Moz and 35 Moz from the Spanish conquest in 1537 until the start of the California gold rush in 1848, making Colombia the largest gold producer of the Spanish empire and the second in South America after much larger Brazil (Restrepo, 1952). Seventy-five percent of this production came from the Departments of Antioquia and Caldas where the Marmato and Caramanta projects are located. Colombian gold production between 1514 and 1934 has been estimated at 49 Moz which makes Colombia number one in South America with 38% of the total production (Emmons, 1937). Two-thirds of the gold production was from placer deposits. Subsequent Colombian production is estimated at 30 Moz by the Banco de la Republica (Shaw 2000), which gives Colombia a total recorded historical gold production of approximately 80 Moz.

Gold production between 2000 and 2008 ranged from 15.5 tonnes (t) to 46.5 t (0.50 Moz to 1.50 Moz) of gold per year. Gold production in 2008 was 34.3 tonnes (1.10 Moz). This recent production has earned Colombia a ranking which has ranged from 2nd to 5th largest gold producer in South America and 12th to 20th largest in the world (Boletín Estadístico de Minas y Energía, 1999-2005. Ministerio de Minas y Energia, Colombia, 2008).

The above figures indicate the great historical importance of Colombian gold production and, given that there has been no modern gold exploration until very recently, indicate the high exploration potential of the country.

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Marmato is one of the most important historical gold properties in Colombia and lies in the heart of the main historical gold producing region. The name is derived from “marmato” or “marmaja”, an old Spanish term for pyrite. The Middle Cauca region, where Marmato is located, was occupied for two thousand years before the Spanish conquest by farmers, potters, gold miners and goldsmiths of the Quimbaya culture (500 BC to 1600 AD). The Quimbaya culture was noted for some of the finest gold workmanship in Colombia (Bogotá Gold Museum, 2006) and a photograph of one of the masterpieces of this workmanship is seen in Figure 6.1. The Quimbaya culture was part of the greater Chibcha culture which occupied the present day countries of Colombia, Panamá and Costa Rica and formed the largest Amerindian group between the Incas and the Aztecs. The early Spanish chroniclers of the 16th century classified the indigenous groups into tribes or provinces including the Cartamas in the Marmato area, whose main occupation was gold mining (Banco de la República Manizales, 1989).

Marmato was important during the Spanish era following the colonization period from 1514 to 1537 and the formation of Nueva Granada. Marmato was founded in 1525 and recognized as a municipality in 1536, by Sebastián de Belalcázar. The gold mines of Marmato are mentioned in Spanish chronicles in 1583 and 1625, with the Cauca valley noted as a rich gold producer in the 16th and 17th centuries (Morales, 2004, Restrepo, 1952).

Figure 6.1 One of the Masterpieces of Gold Workmanship from the Quimbaya Culture

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In 1634 Captain Jacinto de Arboleda, Mayor of Anserma, began working the Marmato mines with a team of 40 slaves. Arboleda also built the first mill at the mine which increased the gold recovery and made this the biggest mine in the district. Previously the ore was processed by washing, but recovery was low because of the fine nature of the gold. The Arboleda family was still mining at Marmato in 1776, but in that year they moved their slaves to the Chocó region (Restrepo, 1952).

The wealth of Marmato was such that Simon Bolivar, the liberator of Colombia from Spanish rule, used this area and its mines as collateral with the British banks to secure funding for the war of independence against Spain (Municipio de Marmato, 2004). Following the wars of independence (1810 to 1819) and the formation of the Republic of Colombia in 1819, various English companies mined at Marmato until 1925. B. A. Goldschmidt and Company rented mines at Marmato and Supía from the government in 1825 to 1829(?). Also in 1825, Jean Boussingault bought several mines at Marmato, Supía and Quiebralomo for the Colombian Mining Association of London. Boussingault introduced modern technology including black powder, arrastre mills, stamp mills, concentrator tables and amalgamation to improve the recovery of gold (Restrepo, 1952). In 1830, Jean Boussingault believed that he had discovered a new mineral which he named marmatite (after Marmato); however, the mineral was later shown to actually be black, iron-rich sphalerite (Boussingault, 1830). Marmatite continues to be the informal name for the black variation of sphalerite, which is common at Marmato. The Colombian Mining Association operated until 1848. The concessions then passed to a succession of English companies, namely Powles Brothers & Co. (1848 - 1850), Marmato Mining Company (1850 - 1852), the Mariquita & New Granada Mining Co. Ltd. (1852 - 1866), the Mariquita Mining Co. Ltd. (1866 - 1869), and in 1869 to Percy Brandon.

Brandon sold the mines to the Western Andes Mining Company Ltd. of England which mined at Marmato from 1872 until 1905. They installed a 40-stamp mill and there were also 20 old stamp mills. In 1908 the 40 stamp mill at Marmato was treating 100 tons per day. Free gold was recovered by sluicing and panning, and the discarded sulfides were retreated by local miners, who allowed them sulfide to oxidize for some time and then re-crushed the rock by hand to extract more free gold by panning (Sharpless, 1908). The Western Andes contract was not renewed in 1905 and General Alfredo Vásquez Cobo took possession of the mine on behalf of the government (Gartner, 2005). The following year Cobo rented the mines, and ceded this contract to the C. W. Syndicate of London in 1907, which in turn ceded the contract to the Colombian Mining and Exploitation Company Ltd. in 1908.

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The Colombian Mining & Exploration Company carried out extensive mine development at Marmato in the upper levels as well as opening up the lower levels of Zancudero, Maruja and La Palma for the first time, now part of the Zona Baja. A new cyanide plant with a 40 stamp mill and capacity of 6,000 to 8,000 tons per month was installed in 1913-1915. A new beneficiation plant with capacity of 6,000 tons per month was installed at La Palma in 1920-1922 (the ruins of which are at the entrance to the site of Mineros Nacionales in the Zona Baja). The mine was expropriated in 1925. . The company continued to work private free-hold mines at Marmato and Echandia until 1929, and to operate the La Palma plant for a few years.

From 1925, the mines were owned by the government and leased to contractors. For the first six years the mines remained closed, then were leased from 1931-1934 to Roberto Luis Restrepo and Alfredo Londoño, and from 1935-1938 to Uribe Afanador. From 1938 the National Government administered the mines directly. They were contracted to José Miguel Lizarralde in 1938-1940, and to Gustavo White from 1940.

In 1941-42 the output of the seven mines at Marmato and Echandia averaged 114.3 metric tonnes of mill ore per day, from which 0.235 ounce per tonne of gold and 0.250 ounces per tonne of silver were recovered, equivalent to 9,800 ounces per year (Singewald, 1950). In 1944 the government-owned lode mines of Marmato, operated by lessees, produced some 12,000 ounces of gold (Singewald, 1950). Singewald (1950) described that milling was done in several plants with an aggregate daily capacity of less than 150 tons and recovery of only 60 to 65%. About half of the recovered gold was free and the remainder was recovered by cyanidation. The mines were under the direct administration of the Ministerio de Minas y Petróleos, whose policy in 1945 was to give concurrently several short term leases.

Marmato was divided into two zones, Alta (Upper) and Baja (Lower), in 1954 (Decree 2223). The following year the government signed a contract with a North American, Julio E. Hurtado, who transferred them to the Mining Enterprises Corporation. The contract covered mining in both the Zona Alta and the Zona Baja. This venture failed and the mines were returned to the government. As a result of conflicts between this company and the contractors in the Zona Alta, the government decided to exploit the Zona Alta and the Zona Baja separately. The Zona Alta would continue to be exploited by contractors. Throughout the period of government administration of the mines from the beginning in 1925, it is reported that the mines ran at a loss and required government subsidies including running the mills (Municipio de Marmato, 2004).

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Gulf Resources Exploration Co. (Gulf Resources) explored Marmato in 1978 but the results of this program are not known.

In 1981, Marmato became part of the Aporte Minero scheme and was managed by a succession of state mining companies ECOMINAS (1981 to 1992), MINERALCO (1992 to 1997) and MINECOL (1997 to 2004), and since then by the Unidad de Delegación Minera de Caldas (Caldas Mining Delegation Unit) (Municipio de Marmato, 2004). The Exclusion Zone of the Marmato Mining District (Zona de Exclusion del Distrito Minero de Marmato), was created in the Zona Alta in 1998.

A subsidiary of the Phelps Dodge Corporation (Phelps Dodge) called Minera Phelps Dodge de Colombia S.A. (Minera Phelps Dodge) explored the Zone Baja of Marmato in 1984 and 1985 with the objective of defining a 300 tpd underground operation. It carried out surface and underground sampling and drilled 7 underground core holes, and defined a proven reserve of 102,900 t at 7.83 g/t gold and 24 g/t silver, and a total reserve (proven, probable and possible) of 754,600 t at the same grade (historical reserves which predate NI-43-101; Hill, 1988; Conquistador, 1998).

Electrical and EM surveys at Marmato were described in a paper by Calvache et al (1985) but no data are available for this program. There have been no other ground geophysical surveys carried out at Marmato to the author’s knowledge.

In 1988, William Hill Mining Consultants Ltd reviewed the Marmato project for Greenstone Resources Ltd (Greenstone), Canada. (Hill, 1988). The intention was to review the economic viability of the mine as a 150 tpd operation (50,000 tpy) based on the reserves outlined by Minera Phelps Dodge. Greenstone participated in a bid process in 1991 but did not win.

In 1993, Mineros Nacionales S.A. (Mineros Nacionales) started mining the Maruja mine in the Zona Baja with a 300 t/d underground mine under contract No. 041-89M. This is an Aporte Minero contract which is still valid and is now administered by the Unidad de Delegación Minera de Caldas. The contractor pays the state a royalty of 4% plus an additional sliding royalty based on the gold price, currently of 6% of the value of gold above US $550/oz. The following year Mineros de Antioquia S.A. (renamed Mineros S.A. in 2004) acquired 51.75% of Mineros Nacionales and upgraded the mine and mill. Mineros subsequently increased ownership of Mineros Nacionales to 94.5%. The plant uses gravimetric separation by cyclones, flotation to make a sulfide concentrate, and agitation cyanide leach with gold precipitation by zinc (Merrill Crowe process) and smelting. In the late 1990s, 24 underground core holes and 3 reverse circulation holes were drilled for exploration. The plant was expanded gradually and now has a capacity of 800 t/d.

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Conquistador Mines Ltd. (Conquistador), a Vancouver-listed junior company (which later changed its name to Western Platinum Holdings and is now called Orsa Ventures Corp.), explored Marmato between 1996 and 2000 through its Colombian subsidiary Corona Goldfields S.A. (Corona Goldfields). Conquistador had an option to explore the Zona Baja over 4 years and to acquire 50.1% of Mineros Nacionales (it bought 13.15% which it later sold in 2001), and acquired several mines in the Zona Alta. Conquistador drilled 44 holes (14,678 m), and commissioned MRDI to complete a resource estimate and scoping study in 1998. Conquistador carried out no further work on the project due to the expiration of the option contract.

Conquistador carried out surface mapping of fracture systems, veins and alteration, and detailed mapping of underground cross-cuts. It took 1,147 channel samples totaling 2,847 m from surface trenches and underground cross-cuts. Samples were cut by hand chisel from channels 2.0 m long x 5 cm wide x 3 cm deep. It also drilled 30 surface diamond drill holes totaling 11,146 m and 14 underground diamond holes totaling 3,375 m for a total of 30 diamond drill holes totaling 14,678 m. Diamond core was sawn in half with one half sampled in 2.0 m intervals for assay and the other half retained. The drill core is stored in a core store near the Maruja Mine in the Zona Baja at Marmato. CGL purchased the right to access and sample the core from the current owner of the Conquistador data, Corona Goldfields, and carried out a program of re-logging and check sampling in 2008. CGL also purchased a copy of the digital database as well as a paper copy of all of the technical data and plans related to the Marmato held by Corona Goldfields. This data has been incorporated it into the CGL database. Table 6.1 provides a summary Conquistador’s significant drilling results at the Marmato project. Conquistador reported that the results of preliminary metallurgical tests showed ready leachability of gold but the appendix of the MRDI report is not available.

At the same time, between 1995 and 1997, another junior Canadian mining company called Gran Colombia Resource Inc. (Gran Colombia, now called Wave Telecommunications Inc.), a subsidiary of Bolivar Goldfields Ltd., Canada, carried out exploration of the Echandia and Chaburquia properties on the northern portion of the Marmato system. Gran Colombia carried out more than 500 continuous channel samples in La Negra, La Felicia and La Palma adits; soil surveys; surface magnetic, VLF and radiometric geophysical surveys; and drilled 75 diamond drill holes from surface and underground for 15,000 m. A scoping study was made by Geosystems International, Denver, in 1997 which concluded that there was not sufficient grade continuity for a bulk-tonnage resource and mining operation, and no further work was carried out. In 1996, Gran Colombia purchased 48.25% of Mineros Nacionales which it then sold in 1997.

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CGL and its subsidiary Minera de Caldas began exploration of Marmato and surrounding areas in 2005. The objective is to identify a potentially bulk mineable, low grade gold and silver resource. CGL has carried out property acquisition in the Zona Alta of Marmato, along with underground sampling, surveying and mapping, preliminary metallurgical test work and diamond drilling to define a mineral resource. CGL carried out 46,000 m of drilling in 2007-08. At the Caramanta Project, CGL has conducted geological mapping, surface geochemistry and airborne geophysics which have defined five gold-silver targets.

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Table 6.1 Summary of Conquistador’s Significant Diamond Drill Hole Results for the Marmato Project

Surface Holes drilled from the Zona Alta into the Zona Baja.
Hole Designation	Mineralization Intersection (m)			Assay Results
	From	To	Core Length	Gold (g/t)
MS-1	276.0	358.0	82.0	2.448
inc.	276.0	332.0	56.0	3.287
	Inc		32.0	4.990
	Inc		12.0	9.090
	Inc		12.0	3.990
	Inc		8.0	5.220
MS-2	324.0	348.0	24.0	4.093
	Inc		16.0	5.156
	Inc		8.0	6.826
	354.0	362.0	8.0	1.795
MS-3	100.0	110.0	10.0	2.236
	250.0	254.0	4.0	5.867
	310.0	322.0	12.0	3.320
	392.0	412.0	20.0	1.283
	424.0	438.0	14.0	1.377
	525.0	540.0	15.0	3.120
MS-4	70.0	82.0	12.0	1.900
	152.0	154.0	2.0	3.302
	458.0	480.0	22.0	0.460
MS-5	54.0	88.0	34.0	1.465
MS-8	391.0	397.0	6.0	1.630
MS-9	372.0	376.0	4.0	4.985
MS-15	14.6	30.0	15.4	1.177
	92.0	103.3	11.3	1.673

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Surface Holes drilled from the Zona Alta into the Zona Baja.
Hole Designation	Mineralization Intersection (m)			Assay Results
	From	To	Core Length	Gold (g/t)
	188.0	248.0	60.0	1.143
	216.0	238.0	22.0	2.014
	346.0	390.0	44.0	0.880
	358.0	382.0	24.0	1.251
MS-17	26.5	44.5	18.0	0.549
	68.5	74.5	6.0	3.771
	88.5	122.5	34.0	1.989
Inc	112.5	122.5	10.0	4.251
	230.5	238.5	8.0	0.994
	262.0	284.0	22.0	1.531
MS-18	13.0	77.0	64.0	20.572
Inc	32.0	57.0	25.0	47.726
Inc	35.5	51.0	15.5	74.469
Inc	35.5	43.0	7.5	129.841
	89.0	101.0	12.0	0.514
	107.0	115.0	8.0	1.200
	133.0	145.0	12.0	1.611
	173.0	261.0	88.0	1.284
Inc	187.0	193.0	6.0	3.223
	279.0	298.0	19.0	2.223
	424.0	434.0	10.0	1.989
	445.0	464.0	19.0	1.406
MS-19	50.0	58.0	8.0	1.659
	118.0	124.0	6.0	0.800
	170.0	176.0	6.0	1.820
MS-20	42.0	46.0	4.0	2.591

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Surface Holes drilled from the Zona Alta into the Zona Baja.
Hole Designation	Mineralization Intersection (m)			Assay Results
	From	To	Core Length	Gold (g/t)
	70.0	80.0	14.0	1.941
MS-21	18.0	32.0	14.0	3.269
	70.0	80.0	10.0	4.961
	86.0	90.0	4.0	2.624
MS-22	227.0	245.0	18.0	1.752
MS-23	157.0	173.0	16.0	4.095
MS-24	140.0	154.0	14.0	4.453
MS-25	54.0	58.0	4.0	1.948
	80.0	100.0	20.0	1.116
	114.0	122.0	8.0	3.617
	234.0	242.0	8.0	1.152
	250.0	290.0	40.0	1.306
	328.0	356.0	28.0	1.023
	360.0	370.0	10.0	1.948
	404.0	408.0	4.0	1.561
MS-26	28.0	50.0	22.0	1.455
	66.0	78.0	12.0	1.604
	92.0	98.0	6.0	3.397
	220.0	272.0	52.0	3.106
Inc	240.0	266.0	26.0	4.467
	282.0	286.0	14.0	2.247
	354.0	364.0	10.0	1.340
	370.0	372.0	2.0	3.078
	416.0	420.0	4.0	2.079
MS-27	0.0	4.0	4.0	0.967
	12.0	32.0	20.0	2.111

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Surface Holes drilled from the Zona Alta into the Zona Baja.
Hole Designation	Mineralization Intersection (m)			Assay Results
	From	To	Core Length	Gold (g/t)
	150.0	166.0	16.0	8.493
	230.0	236.0	6.0	1.182
	240.0	258.0	18.0	0.978
	272.0	286.5	14.5	1.785
MS-28	58.0	88.0	30.0	1.713
	178.0	194.0	16.0	1.042
	212.0	226.0	14.0	3.251
	232.0	240.0	8.0	0.556
	246.0	254.0	8.0	0.714
	270.0	292.0	22.0	1.669
	296.0	360.0	64.0	1.252
MS-29	18.0	20.0	2.0	2.743
	26.0	40.0	14.0	1.493
	76.0	94.0	18.0	0.580
	200.0	207.0	7.0	5.102
	249.0	255.0	6.0	2.529
	275.0	285.0	10.0	0.871
	295.0	307.0	12.0	1.808
	337.0	345.0	8.0	1.291
	351.0	369.0	18.0	0.829
	375.0	381.0	6.0	1.024
	387.0	435.0	48.0	1.194
	445.0	457.0	12.0	0.731
MS-30	12.0	56.0	14.0	3.296
	52.0	68.0	16.0	1.753
Inc	62.0	68.0	6.0	3.428

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Surface Holes drilled from the Zona Alta into the Zona Baja.
Hole Designation	Mineralization Intersection (m)			Assay Results
	From	To	Core Length	Gold (g/t)
	102.0	114.0	12.0	0.541
	124.0	126.0	2.0	10.600
	158.0	166.0	8.0	1.723
	212.0	244.0	32.0	0.845
Underground Drill Holes Zona Baja
MU-01	4.5	18.0	13.5	1.509
	38.0	42.0	4.0	1.337
	78.0	82.0	4.0	0.437
	166.0	176.0	10.0	0.754
MU-02	8.0	20.0	12.0	1.886
	58.0	68.0	10.0	1.097
	74.0	84.0	10.0	0.651
	98.0	104.0	6.0	1.303
	152.0	160.0	8.0	1.176
	310.0	360.0	8.0	1.166
Inc	312.0	340.0	8.0	1.509
MU-03	2.0	10.0	8.0	0.857
	20.0	30.0	10.0	1.543
	80.0	90.0	10.0	4.011
MU-08	38.0	41.5	3.5	1.395
MU-09	44.0	51.2	7.2	0.966
MU-10	34.0	40.0	6.0	0.376
	96.0	98.0	2.0	1.048
	108.0	110.0	2.0	1.808
	132.0	146.0	14.0	2.110
	150.0	192.0	42.0	1.301

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Surface Holes drilled from the Zona Alta into the Zona Baja.
Hole Designation	Mineralization Intersection (m)			Assay Results
	From	To	Core Length	Gold (g/t)
Inc	172.0	186.0	14.0	2.765
Inc	180.0	186.0	6.0	4.556
	210.0	222.0	12.0	4.487
	230.0	272.0	42.0	2.076
Inc	256.0	268.0	12.0	3.753
	298.0	312.0	14.0	0.816
MU-11	22.0	26.0	4.0	2.949
	137.0	147.0	10.0	1.024
	153.0	169.0	16.0	1.348
	205.0	209.0	4.0	1.500
MU-12	26.0	32.0	6.0	2.898
	68.0	70.0	2.0	2.699
	104.0	106.0	2.0	8.069
	130.0	150.0	20.0	0.857
	176.0	196.0	20.0	1.848
	292.0	299.5	7.5	1.339
MU-13	2.0	8.0	6.0	1.167
	14.0	28.0	14.0	2.714
	82.0	96.0	14.0	0.474
	102.0	112.0	10.0	1.893
	172.0	176.0	4.0	2.949
	246.0	256.0	10.0	0.618
	266.0	292.0	26.0	0.589
	296.0	306.0	10.0	0.446
MU-14	98.0	108.0	10.0	0.731
	124.0	132.0	8.0	1.041

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Surface Holes drilled from the Zona Alta into the Zona Baja.
Hole Designation	Mineralization Intersection (m)		Assay Results
From	To	Core Length	Gold (g/t)
154.0	162.0	8.0	1.285
192.0	208.0	16.0	2.103
22.0	230.0	8.0	1.642
292.0	294.0	2.0	2.250

There are currently about 262 mines and 36 mills and beneficiation plants in the Zona Alta, which pay an 8% royalty to the government and an additional 12% if they process the ore at the state plant. The mines are horizontal tunnels usually driven in ore along veins, with some internal cross-cuts and mining is conducted by stoping out the veins. Many old stopes presumably dating from the era of the English companies in the 19th and early 20th centuries have been encountered and the wall rocks, pillars and stope fill are mined. The beneficiation plants treat ore from their owner’s mine or work on a custom-toll basis, or both. There are high losses and gold recovery is approximately 60%. The waste rock and tailings are dumped down the mountain sides and into the creeks. Small miners (barequeros) recover gold from the waste rock and tailings in the creeks by panning and sluicing.

6.2

Historical Resource Estimates

A number of historical resource and reserve estimates are available for various portions of the Marmato project however, these resource or reserve estimates for the Marmato project contained in this report should be considered as historical data only and are not compliant with the current Canadian Institute of Mining, Metallurgy and Petroleum (CIM) standards and definitions required by Canadian National Instrument 43-101 (NI 43-101) “Standards of Disclosure for Mineral Projects”.

The Zona Baja was explored by Minera Phelps Dodge between 1984 and 1985 with the objective of defining a 300 t/d underground operation. It carried out surface and underground sampling and drilled seven underground core holes, and defined a proven reserve of 102,900 t grading 7.83 g/t gold and 24 g/t silver, with a total reserve estimate (proven, probable and possible) of 754,600 t at the same grades.

In 1993, Mineros Nacionales gained control of the Zona Baja and developed a 300 t/d underground operation. In 1993, Buenaventura Ingenieros S.A. of Peru estimated that the proven plus probable reserve was 99,787 t at 8.58 g/t gold and the possible reserve was 70,432 t at 6.95 g/t gold.

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A mineral resource estimate for inferred resources was made in 1998 for the Marmato project by MRDI of San Mateo, California and this estimate is contained in a report entitled “Marmato Gold/Silver Project Scoping Study” which was commissioned by Conquistador. MRDI stated the “material categorized as “inferred” resource meets the definition put forth in National Instrument 43-101 (prepared by Canadian Securities Administrators, dated July 3, 1998)” and that “some of the inferred resource would meet the criteria for measured and indicated however this material has not been separately identified”. MRDI’s statement regarding NI 43-101 the definitions refers to the the first draft of the proposed NI 43-101 requirements which became effective on February 1, 2001.

The MRDI geological model has 30 separate zones of fracture-controlled gold-silver mineralization of 2 to 80 m width defined by surface and underground mapping and using a grade boundary of 0.3 g/t gold. MRDI defined mineralization over a strike length of 1,500 m on a northwest trend and a total width of 1,000 m, with a known vertical extent of 660 m.

For the Zona Alta, MRDI estimated an inferred resource of 56 Mt grading 1.06 g/t gold for a total of 1.9 Moz at a 0.5 g/t gold cutoff grade, and a “mineral potential” of 99 Mt grading 1.07 g/t gold for a total of 3.4 Moz gold. MRDI indicated the total of both these categories was 155 Mt grading 1.07 g/t gold for a total of 5.3 Moz gold.

For the whole deposit, including the Zona Baja, the MRDI inferred resource estimate was 150 Mt grading 1.07 g/t gold for a total of 5.2 Moz gold, plus a “mineral potential” of 200 Mt grading 1.16 g/t gold for a total of 7.5 Moz gold. MRDI indicated the total of both these categories was 350 Mt grading 1.13 g/t Au for a total of 12.7 Moz gold.

The inferred resource is based on a block search of 200 m x 35 m x 35 m with the long axis oriented 300° (also stated elsewhere in the report as 250 m x 50 m x 50 m and it is not clear which is correct). MRDI states that the estimate conforms to the CIM definition of inferred resource required by NI 43-101 regulations and that some of this would meet the criteria for measured and indicated resources, but that this material had not been separately identified.

Although MRDI acknowledged that “mineral potential” is not a recognized CIM resource category, it estimated the potential by applying a much larger block search radius of 500 m x 300 m x 300 m, with the same orientation. MRDI stated in its report that “the mineral potential category was presented to provide an assessment of the potential of the property.”

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MRDI calculated resources within the mineralized envelopes, and diluted grades within whole blocks. This accounts for contact dilution by using the volume-weighted whole-block grade for edge blocks, and also includes material lying outside the mineralized envelopes. At cutoffs between 0.4 and 0.5 g/t gold, MRDI stated that this adds about 25 to 30% to the tonnage and reduces the gold grade by 15 to 20%. The average gold grade of the “diluting” material is about 0.21 g/t gold.

Tables 6.2, 6.3 and 6.4 duplicate the 1998 MRDI resource estimates (1998, Table 3, Table 4, Table 5) based on various gold cut-off grades as found in the MRDI report.

The parameters used by MRDI were as follows:

  A 3-D wire-frame model of the mineralized shells was used to constrain the resources based on the geological interpretation by Conquistador.

  30 zones of fracture-controlled mineralization were defined by Conquistador with widths from 2 m to 80 m, using a grade-boundary of 0.3 g/t gold.

  Two types of envelopes were used based on strike directions of 307.5° (A type) and 287.5° (B-type).

  Samples were composited to 6 m.

  Specific gravity was determined on 90 samples, comprised of drill core, surface samples and underground samples, using the Jolly Balance method. The specific gravity (SG) is 2.62 to 2.78 for propylitically altered granodiorite, and from 2.69 to 3.00 for sericitized granodiorite. It is not stated what SGs were used for the resource calculation.

  Grades were estimated using ordinary block kriging.

  Block dimensions were 15 m x 6 m x 6 m.

MRDI conducted a mining scoping study using a base case resource of 233.7 Mt at 1.10 g/t gold and 5.54 g/t silver (8.2 Moz gold) for the whole deposit including 161.2 Mt at 1.00 g/t gold and 5.79 g/t silver ( 5.1 Moz gold) for the Zona Alta. The base case had a waste to ore ratio of 1.3:1 and was calculated by pit optimization to maximize the net present value (NPV) and internal rate of return (IRR) at a 6% discount rate. At a production rate of 30,000 t/d, the annual production would total 10.8 Mt/y over a 22 year mine life and produce 352,000 oz of gold and 929,000 oz of silver per year. With an initial capital cost of US $283 million, metal prices of US $300 per ounce gold and US $5.50 per ounce silver, recoveries of 92.6% for gold and 49.3% for silver using a milling and agitation leaching process, the base case gave an internal rate of return (IRR) of 10.3% before taxes, cumulative pre-tax cash flow of US $659 million, and payback in 9.6 years with direct operating costs of US $169 per ounce of gold. The project economics were considerably improved by increasing production to 60,000 t/d, steepening pit slopes from 45° to 50° and using US $325 per ounce gold, to give 21.6% IRR, US $960 million NPV and a 3.9 year payback.

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Micon reviewed the 1998 MRDI resource estimate for the Marmato project for CGL and concluded that the estimate appears to have been conducted using the appropriate CIM standards applied to the industry at the time (Lewis, 2006). However, because the original Conquistador database and the MRDI report appendices were unable to be reviewed and verified, the 1998 resource estimate is quoted here as a historical resource and is included in this report for information purposes only as indication of the potential size of the project.

The historical MRDI resource estimate was superseded by the preliminary mineral resource estimate conducted by Micon in May 2008 based on the underground sampling program and surface drilling program conducted by CGL (Lewis & San Martin, 2008).

There are no known published resource estimates for any of the other portions of the Marmato or Caramanta projects.

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Table 6.2 1998 MRDI Table 4, Total Resource Estimate in Whole Blocks including Contact Dilution
Gold Grade	Inferred Resources					Mineral Potential			Total
Cut-off	Tonnage	Gold	Silver	Gold	Silver	Tonnage	Gold	Silver	Tonnage	Gold	Silver	Gold	Silver
(g/t)	(Mt)	(g/t)	(g/t)	ounces	Ounces	(Mt)	(g/t)	(g/t)	(Mt)	(g/t)	(g/t)	ounces	Ounces
0.25	252	0.79	4.12	6,400,669	33,380,703	452	0.72	3.61	704	0.74	3.79	16,749,510	85,784,651
0.30	226	0.85	4.31	6,176,253	31,317,236	378	0.80	3.88	604	0.82	4.04	15,923,866	78,454,168
0.40	185	0.96	4.66	5,710,060	27,717,584	289	0.94	4.21	474	0.95	4.39	14,477,703	66,902,228
0.50	150	1.07	5.01	5,160,274	24,161,656	200	1.16	4.79	350	1.13	4.88	12,715,815	54,914,317
0.75	93	1.35	5.65	4,036,588	16,893,869	129	1.48	5.45	222	1.43	5.53	10,206,732	39,470,791
1.00	57	1.66	6.13	3,042,150	11,233,965	90	1.74	5.70	147	1.71	5.86	8,081,857	27,695,721
1.25	36	1.98	6.32	2,291,740	7,315,050	64	2.00	5.82	100	1.99	6.00	6,398,097	19,290,744

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Table 6.3 1998 MRDI Table 5, Zona Alta (above 1298 m) Resource Estimate in Whole Blocks including Contact Dilution

Gold Grade	Inferred Resources					Mineral Potential			Total
Cut-off	Tonnage	Gold	Silver	Gold	Silver	Tonnage	Gold	Silver	Tonnage	Gold	Silver	Gold	Silver
(g/t)	(Mt)	(g/t)	(g/t)	ounces	Ounces	(Mt)	(g/t)	(g/t)	(Mt)	(g/t)	(g/t)	ounces	Ounces
0.25	83	0.83	5.82	2,214,899	15,530,978	212	0.7	4.12	295	0.74	4.60	6,992,306	43,604,668
0.30	77	0.88	5.98	2,178,568	14,804,360	190	0.75	4.27	266	0.79	4.76	6,737,979	40,753,215
0.40	66	0.96	6.27	2,037,103	13,304,826	148	0.87	4.53	214	0.89	5.07	6,156,597	34,908,043
0.50	56	1.06	6.57	1,908,498	11,829,084	99	1.07	5.14	155	1.07	5.65	5,303,440	28,102,765
0.75	35	1.32	7.29	1,485,387	8,203,389	59	1.41	6.05	93	1.37	6.51	4,118,470	19,527,488
1.00	20	1.64	7.87	1,054,561	5,060,605	39	1.69	6.26	59	1.67	6.81	3,158,912	12,877,623
1.25	12	2.01	8.20	775,488	3,163,682	26	1.97	6.25	38	1.98	6.87	2,410,179	8,366,172

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Table 6.4 1998 MRDI Table 6, Zona Baja (below 1298 m) Resource Estimate in Whole Blocks including Contact Dilution

Gold Grade	Inferred Resources					Mineral Potential			Total
Cut-off	Tonnage	Gold	Silver	Gold	Silver	Tonnage	Gold	Silver	Tonnage	Gold	Silver	Gold	Silver
(g/t)	(Mt)	(g/t)	(g/t)	ounces	Ounces	(Mt)	(g/t)	(g/t)	(Mt)	(g/t)	(g/t)	ounces	Ounces
0.25	169	0.76	3.28	4,129,505	7,822,075	240	0.73	3.16	409	0.74	3.21	9,762,863	42,152,443
0.30	149	0.83	3.45	3,976,144	16,527,345	189	0.85	3.49	338	0.84	3.47	9,147,113	37,729,125
0.40	118	0.96	3.77	3,642,092	14,302,800	141	1.03	3.87	260	0.99	3.82	8,290,963	31,928,138
0.50	95	1.08	4.09	3,298,717	12,492,364	101	1.25	4.45	196	1.17	4.27	7,357,639	26,864,815
0.75	58	1.38	4.67	2,573,385	8,708,485	70	1.54	4.95	129	1.46	4.82	6,049,363	19,952,141
1.00	37	1.68	5.17	1,998,521	6,150,211	51	1.79	5.28	88	1.74	5.23	4,920,010	14,799,640
1.25	24	1.97	5.38	1,520,111	4,151,368	38	2.03	5.53	62	2.00	5.47	3,979,726	10,870,235

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6.3

PRODUCTION

CGL has conducted a fairly extensive research program to uncover any historical production data which may have survived in the various archives in Colombia, Spain and England. The results of CGL research are discussed below.

6.3.1

Results of Colombia Goldfields Research

Production has occurred from the Marmato property since pre-colonial times but there are no published historical records of the actual gold and silver production. CGF has undertaken historical research in archives in Bogotá, Medellín, Calí, Popayán and Cartagena in Colombia (Cediel, 2007). The most useful archives were the Archivo General de la Nacion in Bogotá (National General Archive), the Biblioteca Luís Ángel Arango (BLAA, Luís Ángel Arango Library) of the Banco de la República in Bogotá, and the Archivo Histórico de Antioquia in Medellín (Antioquia Historical Archive). The BLAA has additional records about Marmato in a closed archive which CGF was not able to access, and are believed to deal with old lawsuits. Additional early production records from the Spanish colonial period may exist in the Archive of the Indies (Archivo de Indies) in Seville, Spain, but no reply was received to CGF’s enquiries. Records of some of the English companies were found in the National Archive of the United Kingdom in London, and in historical mining journals in the library of The Institute of Materials, Minerals & Mining (IOM3) in London (Redwood, 2009).

Gold production data was obtained for six incomplete periods: 1778-1823; 1832-1836; 1909-1914; 1931-1935; 1941-1944; and 1967 to 1998. However, there are large gaps in the data due to missing records, and it should be noted that these figures are for recovered gold and that losses were very high. Gold recovery in the modern small mines is approximately 60%, and gold recoveries were probably much lower in earlier times. In addition these figures are only for gold that was declared for royalties and taxation, and do not take into account contraband gold mined, milled, smelted and sold illegally. Contraband gold production is a well recorded historical issue which occurred not only during the colonial period but continues into present times with the presence of illegal miners at Marmato. The data does include some older production from Echandia and the Zona Baja which are continuation of the Marmato deposit but are now on separate mining licenses, but does not include post-1925 Echandia production or Mineros Nacionales.

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Figure 6.2 Gold production chart for Marmato (excludes Echandia and Zona Baja post-1925)

Gold production is recorded for 11 out of 46 years in the period 1778 to 1823 and totalled 25,420 ounces, with an average production of 2,982 ounces per. Production for 1832 to 1836 was 30,310 ounces of gold from 39,100 tons of ore, giving an average grade of 27 g/t, and average annual production of 6,062 ounces. Production for 1909 to 1914 (4 years data) was 22,453 ounces of gold with an annual average of 5,613 ounces. Production for 1931 to 1935 was 16,759 ounces of gold and 10,067 ounces of silver, with an average of 4,152 ounces of gold per year. Production for 1941 to 1944 (3 years’ data) was 31,600 ounces of gold an 20,860 ounces of silver, with an average of 10,533 ounces gold per year, which seems rather high. Production for 1967 to 1998 was 79,291 ounces of gold with an average of 2,900 ounces per year. The average recovered gold grade in the period 1969 to 1993 is 8.5 g/t (for years with complete data), with a range between 12.6 g/t and 2.5 g/t per year, showing a decreasing trend in more recent years. The tonnage mined in this period was 246,000 tonnes at an average of 10,500 tonnes per year (years with complete data). No data has been found yet for production from 1999 to present.

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The total production recorded is 205,834 ounces in 56 years out of a period of 231 years (data for 24% of years) from 1778 to 2008, with an average of 3,954 ounces per year (based on 50 years with complete data). The data show that gold production was fairly constant for more than two centuries with similar ranges of production and averages per year for each period. The annual gold production varies from 1,206 to 12,000 ounces.

An estimate of total production for the period 1778 to 2008 can be made using the average annual production figure of 3,954 ounces per year, and justified by the continuous mining over this period of time. This gives an estimated total of recovered gold of about 900,000 ounces. In addition there is contraband gold, and a time period of 253 years from the founding of Marmato in 1525 to 1778 for which there is no production data, plus two millennia of pre-Colombian gold mining. An educated estimate of 0.5 million ounces is made for this period, giving an estimated total gold production of about 1.4 million ounces at Marmato. The total amount of gold actually mined (i.e. contained gold), based on a 60% recovery factor, is thus approximately 2.3 million ounces. This does not include gold mined at Echandia and Zona Baja after 1925.

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Table 6.5 Gold Production1at Marmato from 1778 to 1823

Year	Gold (Troy Ounces)	Notes
1778	1,240.57
1780	1,761.40
1809	3,273.42
1810	3,135.22
1814	413.66	Limited data
1815	5,098.07
1816	2,677.80
1817	4,581.19
1818	59.16	Very limited data
1820	2,089.13
1823	1,090.71	Incomplete
Total	25,420.33
Average	2,982.10	Complete years only

Gold production registered for tax payments at smelters and casas de monedas (Cediel, 2007).

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Table 6.6 Gold Production at Marmato from 1832 to 1836

Year	Ore (tons)	Gold (ounces)
1832	3,400	3,162
1833	3,500	3,173
1834	8,200	6,494
1835	10,900	9,498
1836	13,100	7,983
Total	39,100	30,310
Average	7,820	6,062

Source: Gartner, 2005, p. 185, quoting Leah, 1869, p. 130 (Redwood, 2009)

Table 6.7 Gold production at Marmato from 1909 to 1914

Year	Gold (ounce)
1909	2,941
1910	4,328
1911	6,421
1914	8,763
Total	22,453
Average	5,613

Source: Mining Manual & Year Book, The Mining Journal, London (Redwood, 2009)

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Table 6.8 Gold Production[1] at Marmato from 1931 to 1935
Year	Gold (Troy Ounces)	Silver (Troy Ounces)	Notes
1931	148.77	87.29	2 months data
1932	3,439.01	1,810.47
1933	4,214.31	2,223.19
1934	5,540.98	3,735.18
1935	3,415.97	2,211.26
Total	16,759.05	10,067.40
Average	4,152.57	2,495.03	Complete years only

SourceGold and silver content of dore bars purchased by the Casa de Moneda de Medellin and produced from the Marmato mines during the contract with Dr. Roberto Luis Restrepo; source: archive of the Banco de la República, Bogotá (Cediel, 2007).

Table 6.9 Gold production at Marmato from 1941 to 1944

Year	Gold (ounces)	Silver (ounces)
1941	9,800	10,430
1942	9,800	10,430
1943
1944	12,000
Total	31,600.00	20,860.00
Average	10,533.33	6,953.33

Source: Singewald, 1950 (in Redwood, 2009)

Table 6.10 Gold Production1 at Marmato from 1967 to 1998

Year	Ore (t)	Recovered Gold (oz)	Gold Grade (g/t)	Notes
1967		2,292.73		Hall et al, 1970.
1968				No data
1969	11,432.76	4,350.69	11.84
1970	9,298.93	3,767.31	12.60

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Year	Ore (t)	Recovered Gold (oz)	Gold Grade (g/t)	Notes
1971	9,330.61	2,056.37	6.85
1972	9,423.90	1,860.91	6.14
1973	9,357.18	1,801.03	5.99
1974	9,745.82	1,414.16	4.51
1975	9,493.42	1,206.13	3.95
1976	9,178.04	1,365.22	4.63
1977	10,052.42	1,899.28	5.88
1978	10,458.42	1,819.72	5.00
1979	8,621.97	1,783.01	6.80
1980	7,837.64	1,561.54	4.19
1981	8,007.87	2,390.21	7.62
1982	11,041.84	2,570.52	6.22
1983	10,999.34	2,897.90	6.40
1984	12,966.34	3,402.29	5.57
1985	12,380.88	2,379.35	3.13
1986	10,521.37	4,720.84		Incomplete
1987		-		No data
1988	10,400.90	4,232.10	3.00
1989	5,202.70	1,722.14		Incomplete
1990		5,689.06
1991	13,974.60	5,267.42	2.46
1992	11,410.00	5,974.26	3.32
1993	13,706.20	5,561.52	3.37
1994	11,192.10	3,528.00
1995		-		No data

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Year	Ore (t)	Recovered Gold (oz)	Gold Grade (g/t)	Notes
1996		-		No data
1997		1,508.59
1998		269.58
Total	246,035.25	79,291.87
Average	10,468.69	3,092.01	5.42	Complete years

     Sources: 1967 is from Hall et al., 1970. The period 1969 to 1978 is gold production from the national mines, based on royalties paid at the Banco de la Republica. There is no data for private mines and mills. Source: production statistics of the Banco de la Republica. The period 1978 to 1998 is gold produced from both the national and private mines based on royalties paid to the state companies. Source: production statistics of Empresa Colombiana de Minas (ECOMINAS) (1978-1990) and La Empresa Minerales de Colombia S.A. (MINERALCO) (1991-98). Data compiled by Redwood (2009)

6.3.2

Mineros Nacionales

In 1993, Mineros Nacionales S.A. (Mineros Nacionales) started mining the Zona Baja with a 300 t/d underground mine. The following year Mineros de Antioquia S.A. (renamed Mineros S.A. in 2004) acquired 51.75% of Mineros Nacionales (94.5% by 2005) and upgraded the mine and mill. The mill throughput was expanded gradually to 800 t/d. Production in 2008 was 24,138 oz of gold and 36,690 oz of silver, with the recovered grades of 2.95 g/t gold and 4.48 g/t silver.

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Table 6.11 Gold and Silver Production from the Zona Baja, Marmato from 2002 to 2008 by Mineros Nacionales S.A.

Year	Ore (t)		Gold		Silver
		(ounces)	Grade (g/t)	(ounces)	Grade (g/t)
2002		20,721		34,308
2003
2004	186,330	21,583	3.60	41,504	6.93
2005	231,540	24,541	3.30	39,669	5.33
2006	262,517	26,171	3.10	39,192	4.64
2007	300,756	31,127	3.22	145,115	15.00
2008	254,474	24,138	2.95	36,691	4.48
Totals	1,235,617	148,280	3.21	336,478	7.61

Source: Mineros S.A. Annual Financial Reports, available at www.mineros.com.co. The 2002 data is from Minercol, 2002 and includes some Zona Alta production. No data was found for 2003, nor for 1993 to 2001. The recovered gold grades were calculated from the published tonnes and kg. Data compiled by CGL.

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Figure 6.3 A View of the Mineros Nacionales Mill

6.3.3

Marmato Zona Alta

Prior to CGL’s involvement in the Marmato project in 2005, there were about 262 mines and 36 mills and beneficiation plants in the Zona Alta. CGL started to close down mines and mills in 2007 when the final purchase payment was made and they were registered in the company’s name. The mines pay a 4% royalty to the government and an additional COP 1,225 (approximately US $0.66) per tonne of ore processed at the state plant. The mines are primarily horizontal tunnels usually driven along the veins in ore, with some internal cross-cuts. Mining is conducted using a stoping method and many old stopes, presumably dating from the era of the English companies in the 19th and early 20th centuries, have been encountered with subsequent mining of the wall rocks, pillars and stope fill. Drilling is conducted by using hand drills or, in the bigger mines, with compressed air. Underground haulage uses hand-pushed wooden mine cars on wooden rails. On surface the ore is transported in steel buckets on gravity-driven cableways which criss-cross the mountain side along with power, water and compressed air lines. These cableways deliver ore directly to the mills or to ore bins on the road which are then emptied into trucks for delivery to the mills. The beneficiation plants treat ore from their owner’s mine or work on a custom-toll basis, or both.

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One of the largest plants is owned by the Unidad Delegación Minera de Caldas however it is reported that the revenues do not cover the processing costs so the state is effectively subsidizing the mill. Ore is generally crushed by jaw crusher and ground by using ball mills however stamp mills are still in use at two plants. Once crushed and ground down, the ore is processed on Wilfley tables to recover any free gold, which is then cleaned using wooden gold pans. The sulfide tailings are then leached with cyanide in concrete tanks for 40 days and gold is recovered by precipitation with zinc powder (Merrill Crowe process) and then smelted. About 80% of gold is recovered by gravity and 20% by leaching; however, there are high losses and overall gold recovery is approximately 60%. The waste rock and tailings are dumped down the mountain sides and into the creeks where small miners recover gold from the waste rock, tailings and landslides using sluices and panning. See Figure 6.3 for a photograph of some of the mining activity in the Zona Alta at Marmato along with a view of one of the mills located below the road.

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Figure 6.4Mining Activity in the Zona Alta at Marmato

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7	GEOLOGICAL SETTING

7.1	REGIONAL GEOLOGY

The Marmato and Caramanta properties are located on the eastern side of the Western Cordillera of the Colombian Andes which is separated from the Central Cordillera to the east by the River Cauca. The Marmato and Caramanta projects lie within the Romeral terrane, an oceanic terrane comprising metamorphosed mafic to ultramafic complexes, ophiolite sequences and oceanic sediments of probable Late Jurassic to Early Cretaceous age (Cediel & Cáceres, 2000; Cediel et al., 2003). This terrane was accreted to the continental margin along the Romeral Fault, which lies east of the River Cauca, in the Aptian (125 to 110 Ma). Movement on the Romeral Fault was dextral indicating that terrane accretion was highly oblique from the southwest. These rocks form the country rock to the Marmato porphyry stock and include metabasalts, amphibolites, serpentinites, graphitic schist, biotite schist, sericite schist and chlorite schist that are called the Arquía Complex (Calle et al., 1984; Durán et al., 2005). The Romeral fault zone is marked by dismembered ophiolitic rocks, including glaucophane schist, in a tectonic mélange and is interpreted as a terrane suture marking an old subduction zone. The Romeral terrane is bounded on the west side by the Cauca Fault. Further west, additional oceanic and island arc terranes were subsequently accreted to the Western Cordillera in the Paleogene and Neogene periods, culminating in the on-going collision of the Choco (or Panamá) arc since the late Miocene. This reactivated the Cauca and Romeral faults with left lateral and reverse movements (Cediel & Cáceres, 2000; Cediel et al., 2003).

The Central Cordillera is formed of continental crust of Proterozoic and Paleozoic-age comprising metasediments, amphibolites and gneisses.

The Romeral terrane is partially covered by continental sediments of the Oligocene to Lower Miocene age Amagá Formation, comprising gray to green colored conglomerates, sandstones, shales and coal seams (Durán et al., 2005). This is overlain by thick volcanic and sedimentary rocks of the Late Miocene Combia Formation, divided into a Lower Member of basalt and andesite lava flows, agglomerates and tuffs, and an Upper Member of conglomerates, sandstones and tuffs (Durán et al., 2005). The entire rock sequence is intruded by porphyry stocks. Gold mineralization at Marmato is related to the emplacement of the porphyry stocks.

The Marmato porphyry stock is 18 km long by 3 to 6 km wide and is elongated north-south (Calle et al., 1984; Figure 4). There are numerous other porphyry stocks in the district. The Marmato porphyry intrudes the Arquía Complex metamorphic rocks, the Amagá Formation sedimentary rocks in the Cauca Valley, and the Combia Formation volcanic rocks which outcrop on the west side for a total width of 25 km as far as the Mistrato Fault, which is a segment of the Cauca Fault.

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The ages of intrusion, alteration and, by inference, mineralization are Late Miocene. The Marmato stock has been dated at 6.3 ± 0.7 Ma by potassium-argon (K-Ar) for dacite porphyry (probably P1, defined below, Sillitoe et al., 1982), 7.1 ± 0.2 Ma by K-Ar for porphyritic andesite (probably P4, Rossetti & Colombo, 1999), 6.7 ± 0.06 Ma by argon-argon (Ar-Ar) on biotite from andesite porphyry (probably P4, Vinasco, 2001), and 5.6 ± 0.6 Ma for sericitized plagioclase in dacite (probably P1) from the Lower Zone by K-Ar dating (Pinzón & Tassinari, 2003, Tassinari et al., 2008). The latter date is interpreted as the time of ore deposition and is slightly younger than the intrusion ages.

Tassinari et al. (2008) gave the following summary of the geological and metallogenic evolution of the Marmato district, based on recent dating and isotope studies (Figure 7.1):

  12 Ma: Collision of the Panamá-Chocó Arc against the South American Continent with reactivation of the Cauca-Romeral Shear Zone (CRSZ) and development of pull- apart basins.

  11 Ma: Calc-alkaline and tholeiitic magmatism (Combia Formation), related to pull-apart basins.

  6.3 Ma: Intrusion of Marmato stock associated with Combia Formation magmatism and the start of hydrothermal alteration related to the CRSZ reactivation and fracturing of the Marmato stock.

  5.6 Ma: Reactivation of CRSZ, last magmatic activities of Marmato stock, and main mineralization episode.

  5.0 Ma: End of Combia Formation magmatic activity.

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Figure 7.1 Regional Map of the Geology of the Marmato Project (CGL)

Marmato & Caramanta
Regional Geology Map
0
10
20
Kilometers
Projection: UTM18N
Datum: WGS84
Lithology
Qv Quaternary Volcanic
Np Neogene Porphyries
Nv Neogene Volcanics
Ps Paleogene Sediments
Pi Paleogene Intrusions
Ks Cretaceous Sediments
Kb Cretaceous Basalts
Ki Cretaceous Intrusions
Kg Cretaceous Granite
Jg Jurassic Granite
Pz Paleozoic Metamorphic Rocks
Structures
Concessions
Fault
Covered Fault
Inferred Fault
Municipios_500k
400000
420000
440000
460000
660000
640000
620000
600000
580000
Ks
Kb
Pz
Jg
Kg
Ki
Np
Ps
Nv
Pi
Qv
Marmato
Caramanta
Supia
Riosucio
La Felisa
Salamina
Aranzazu
Neira
Anserma
Quinchia
Jardin
Andes
Betania
Bolivar
Tarso
Fredonia
Santa Barbara
Abejorral
Sonson
Aguadas
Pacora
La Pintada
Tamesis
Valparaiso

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7.2

PROJECT GEOLOGY

Mineralization at Marmato is hosted by intrusions of dacite porphyry and andesite porphyry. The regional geological map shows the undifferentiated Marmato porphyry intrusion to be 18 km long and 3 to 6 km wide with a north-south elongation (Calle et al., 1984). At Marmato the intrusion is 4.6 to 5.8 km wide and extends east to the Cauca River, where it is in contact with schist. A roof pendant of sediments of the Amagá Formation occurs east of Marmato and forms the flatter terrain at the town of El Llano (Calle et al., 1984; Durán et al., 2005).

CGL has carried out geological mapping of the Zona Alta. Geological modeling of the Zona Alta from drill core and underground mapping was made using cross-sections oriented northeast-southwest at 50 m spacing perpendicular to the strike of the veins, and on level plans at 10 m intervals from 1,290 m to 1,680 m. In general the vertical limit of drilling in the Phase 1 program was the base of the Zona Alta at 1,207 to 1,298 m. The Zona Alta is covered by section numbers 3000NW to 4700NW numbered from southeast to northwest. The surveyed mine workings in the Zona Alta occur between Sections 3100NW and 3800NW with the mountain Cerro El Burro located on Section 3780NW.

Five porphyries have been identified at Marmato by distinctive textures and cross-cutting relationships in drill core and geological mapping, but the full extent of individual intrusions has not been fully delimited as they extend beyond the limits of the area explored to date in the Zona Alta and Echandia, where they are shown as undifferentiated porphyry. The two main intrusions are dacite P1 and andesite P4, while P2, P3 and P5 form dikes. The main host rock to mineralization is a dacite porphyry stock (P1). There is a NE-trending intrusive contact with andesite porphyry P4 stock on the NW side, but the extent on the south and east sides has not yet been mapped as it extends beyond the studied area, and is shown as undifferentiated porphyry. An older map by Minera Phelps Dodge (1985, in Hill, 1988) shows that most of this is dacite porphyry, presumably P1, which extends to El Llano and is in contact with andesite P4 and metamorphic rocks on the west side of the River Cauca, and that the P1 dacite is thus at least 1,600 to 2,500 m wide (E-W) by more than 3,000 m long (N-S). P1 extends north through the Echandia license where there are is a large schist roof pendant and it is cut by broad dikes and sills of andesite P4. In the northern part of Echandia license, P1 is contact with andesite P4 to the south and schist to the west. P1 has crowded phenocryts of coarse bipyramidal quartz (5 mm diameter) plus plagioclase, biotite and hornblende.

The dacite P1 is cross cut by dacite porphyry P2 which has less abundant phenocrysts comprising small, elongate quartz, plagioclase, large euhedral biotite and hornblende. P2 has not been mapped in outcrop but is observed to cross cut P1 in core in Cien Pesos and parts of Echandia, and appears to have the form of small stocks.

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Dikes of a plagioclase-megacryst andesite porphyry (P3), with NW (135°) and E-W (105°) trends and up to 400 m long, cross-cut P1 dacite in Cascabel Creek, and other occurrences in Echandia. P3 has megacrysts of plagioclase up to 15 mm, with small phenocrysts of plagioclase, biotite, hornblende and minor quartz and magnetite.

An andesite porphyry (P4) forms a stock on the NW side on Cerro Los Novios in the Zona Alta and extends NE through Echandia. This has abundant phenocrysts of coarse plagioclase with biotite, hornblende, magnetite and minor small quartz. The stock is elongated NE and is at least 1,600 m long by 750 m wide. It has an intrusive contact with dacite P1 on the SE side and numerous dikes of P4 with a NW (120°) to E-W (100°) trend, and up to 550 m long, extend into the dacite P1 dacite stock. On the NW side andesite P4 is in contact with Arquia Complex schists and Amagá Formation sediments. The NE part of the stock narrows in Echandia and forms wide dikes and sills. The Minera Phelps Dodge map (Hill, 1988) shows that andesite (interpreted as P4) also forms a stock around El Llano, with a large roof pendant of Amagá Formation sediments.

Dacite P5 forms dikes cross cutting dacite P1 in Cascabel Creek and is only known from a few drill cores. It has both coarse and smaller euhedral quartz phenocrysts, with large elongated plagioclase phenocrysts, biotite and hornblende.

Graphite and sericite-chlorite schist of the Arquia Complex form roof pendants up to at least 820 m long, 300 m wide and 100 m thick, and large xenoliths (up to 20 m) in the porphyries. The schists form a NE-trending line of a roof pendants in dacite P1 near to the andesite P4 contact, and a large roof pendant or block of country rock at the NW contact of P4 at the NW limit of the Zona Alta. There is also a NE-trending line of roof pendants (or country rock remnants) of Amagá Formation sediments (up to 250 m by 100 m in size) in P4, parallel to the NW contact.

Hydrothermal phreatic breccias occur in the P1-P2 stocks and are often structurally controlled along P3 dike margins and schist contacts. The breccias are narrow (up to about 10 meters true width) with clasts of altered porphyry, schists or sediment in a matrix of ground rock which is commonly black, derived from graphite schist, or gray colored from porphyry.

Mineralization is controlled by a sheeted vein system of steeply dipping sulfide veins and veinlets with a dominant northwest trend (130 to 140°) and steep dip to northeast, and a secondary east-west trend (090 to 105°). Minor NE-trending veins and flat lying veinlets also occur. In places the veinlets can become concentrated and form a veinlet stockwork. The width of individual veins and veinlets varies from less than (<)1 mm to 2.0 m with the wider veins mined in the numerous small mines, which are accessed by horizontal adits located throughout the Marmato project area.

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The dominant northwest and east-west trends of the veins are interpreted to be due to regional tectonic forces and may have formed as tension fractures related to northwest-southeast compression and sinistral strike-slip movement on the north-south trending Cauca and Romeral Faults which lie on either side of the deposit.

Two stages of pervasive alteration have been recognized: early propylitic and later intermediate argillic. These affect all types of porphyry, although alteration is weak in P5. The propylitic alteration is characterized by epidote replacement of plagioclase cores, albite replacement of plagioclase rims and matrix, chlorite replacement of mafics, with disseminated pyrite and pyrrhotite, and varies in intensity from veinlet-halo to pervasive. Calcite partially replaces plagioclase where propylitic alteration is weakly developed. Cross-cutting relationships show evidence for multiple events of propylitic alteration related to each phase of intrusion.

Intermediate argillic alteration overprints the propylitic alteration and varies in intensity from vein-/veinlet-halo to pervasive. It replaces epidote, chlorite and albite. There is a strong but generally narrow halo of white to green illite or sericite alteration related to veins and veinlets which grades outwards to pervasive illite, with smectite in distal parts. The main disseminated sulfide is pyrite, although pyrrhotite and iron-rich sphalerite also occur.

Post-mineral faulting is observed on the margins of some veins and veinlets with alteration to soft, white clay gouge with ground pyrite (logged as fault gouge, FLG). In some places there is later, coarse euhedral pyrite in the clay gouge. Brittle fault breccias with no clay gouge are also observed (BXF).

Supergene white clay (intermediate argillic) alteration occurs in the superficial parts of the deposit as a result of the weathering of propylitic alteration.

Unconsolidated Quaternary sedimentary deposits have been modelled from drill data. These comprise rock scree and landslides, and coarse alluvial gravel in creeks which include waste rock from artisanal mining. Landslides and alluvial flows are a geological hazard, especially on the steep southeast face of Cerro El Burro above the town of Marmato. There is saprolitic weathering and little rock exposure on the higher ground to the north west of Cerro El Burro.

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Figure 7.2 gives a summary of the interpreted geological evolution of the Marmato deposit and is described as follows:

1.	P1 dacite porphyry stock intrusion into schists.

2.	P2 dacite porphyry.

3.	Propylitic alteration and sulfide veinlets with low grade Au-Ag.

4.	P3 plagioclase-megacryst andesite porphyry dikes.

5.	P4 andesite porphyry stock and dikes.

6.	Propylitic alteration and sulfide veinlets with low grade Au-Ag.

7.	Phreatic breccias.

8.	Late stage illite alteration and main Stage 2 sulfide veins and veinlets and Au-Ag mineralization.

9.	Late-mineral dacite porphyry P5 dikes Post-mineral faulting (clay gouge and ground sulfides).

10.	Supergene oxidation and intermediate argillic alteration.

Figure 7.2 Summary of the Geological Evolution of the Marmato Deposit.

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Figure 7.3 Map of the District Geology of the Marmato and Caramanta Properties (CGL)

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Figure 7.4 Map of the Local Geology for the Marmato Property

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The alteration and mineralization at Marmato evolved through early stage, higher-temperature propylitic alteration to later, lower-temperature intermediate argillic alteration, with most of the gold and silver being deposited in higher-temperature structural zones during the later stage.

The gold-silver and base metal association at Marmato is typical of the intermediate sulfidation epithermal type. The veins lack typical epithermal textures and the mineralization has a relatively high depth and temperature of formation, and straddles the deep epithermal to mesothermal transition as defined by a temperature of 300°C (Heald et al., 1987). The Marmato deposit lacks shallow epithermal features such as lithocaps, sinters and crustiform banded veins.

The mineralization is interpreted to be genetically related to the host porphyries. However the veins and veinlets are structurally controlled and do not form a multi-directional porphyry stockwork or breccia. The host stocks might be considered as late-mineral intrusions with respect to the porphyries that host the nearby Oro Fino or possibly other, undiscovered, porphyry gold-copper-molybdenum centers.

The dacite and andesite porphyry intrusions are Late Miocene age and are subduction-related and of calc-alkaline affinity, derived from partial melting of subducted oceanic basalt and metamorphic basement rocks in the crust, typical of epithermal and porphyry systems worldwide (Pinzón & Tassinari, 2003; Tassiniari et al., 2008). Magma generation and mineralization was related to the subduction of the oceanic Nazca Plate beneath the continental South American Plate.

Fluid inclusion studies from the Lower Zone (Bedoya, 1998) and Echandia (Rossetti & Colombo, 1999) show that mineralization formed from fluids with a range of temperature of 250 to 350°C and salinity from 1.6 to 10.3 wt% eq NaCl. The Echandia fluids have lower temperature and salinity than those of the Zona Baja. Mineralization was caused by fluid cooling and mixing between a higher temperatures, moderately saline fluid of probable magmatic-hydrothermal origin, with a lower temperature, less saline fluid of probable meteoric origin.

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The Marmato deposit differs from other epithermal deposits in the predominance of pyrite in the veinlets and low percentage of gangue. Marmato is very similar to the Kori Kollo gold deposit located 165 km southeast of La Paz, Bolivia where Newmont Mining Corporation (Newmont: previously Battle Mountain Gold) produced over 5 Moz of gold between 1983 and 2003. The oxide reserve was 10 Mt grading 1.62 g/t gold and 23.61 g/t silver and the sulfide reserve was 64 Mt at 2.26 g/t gold and 13.8 g/t silver for a total resource of 5.2 Moz gold and 29 Moz silver (Redwood 1987, 1993). The deposit was mined by open pit and the sulfides milled and treated in a carbon in leach (CIL) plant. The main similarities with Marmato are the association of gold and silver with sheeted veins of polymetallic massive sulfides (dominantly pyrite) in a phyllic altered granodiorite (dacite) porphyry stock, late-stage sulphosalts, and non-refractory gold. The Kori Kollo deposit was formed by a swarm of parallel pyrite veinlets trending 020° and dipping 75º to 85° northwest. The veins ranged from fracture coatings to tens of cm wide and were up to 60 m long and deep. The orebody was 800 m long, 200 m wide and at least 350 m deep (Long et al., 1992).

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DEPOSIT TYPES

CGL is targeting a bulk tonnage, low grade gold and silver deposit on the Marmato project that is potentially amenable to open pit mining with recovery of precious metals by milling and cyanide leaching or by heap leaching. Most of the mineralization is in sulfides and preliminary metallurgical test work shows a high percentage recovery of gold and silver by milled cyanide bottle roll tests. Some oxide gold-silver mineralization also occurs in the weathering zone above the sulfides but it is expected that oxides will make up only a small part of the resource due to the shallow thickness of the oxide zone. Thicker oxide zones may be encountered in highly fractured areas with deeper weathering, but no such zones have been found to date. The wider veins in these deposits have been mined by small underground mines and artisanal miners, but this is not CGL’s target.

The known mineralization at the Marmato project is of the deep level, epithermal to mesothermal intermediate sulphidation gold type. This type of mineralization is considered to be porphyry related. Porphyry gold-copper-molybdenum mineralization has been found in the surrounding project area, as well as other Marmato-style epithermal gold targets. The mineralization straddles the epithermal to mesothermal transition as defined by a temperature of 300°C (Heald et al., 1987) and by the original classification (Lindgren, 1922). CGL will primarily target the bulk tonnage potential of the Marmato and Caramanta projects; however, if other targets are discovered CGL will review the potential of these targets as well.

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Epithermal gold and silver deposits of both vein-style and bulk-tonnage style are grouped into high sulphidation (HS), intermediate sulphidation (IS) and low sulphidation (LS) types based on the sulphidation states of their hypogene sulfide assemblages (Hedenquist et al., 2004). The sulphidation state describes the sulphur activity (logfS2). The terms HS and LS were introduced in the 1980s, and the term IS was more recently defined. HS deposits are also called “acid sulphate”, LS deposits “adularia-sericite” and IS deposits were very often previously included with LS deposits, and sometimes called a “high sulfide plus high base metal” or “quartz-sulfide-gold+/-copper” subtypes.  HS deposits contain sulfide-rich assemblages of high sulphidation state, typically pyrite with enargite, luzonite, famatinite, and covellite, hosted by leached silicic rock with a halo of advanced argillic minerals. In contrast, LS deposits contain the low-sulphidation pair pyrite-arsenopyrite, and only minor quantities of sulfides which occur in banded veins of quartz, chalcedony and adularia plus subordinate calcite. Very minor amounts of copper (usually less than 100 ppm to 200 ppm) are present as chalcopyrite or, less commonly, tetrahedrite-tennantite. Pyrrhotite is present in trace amounts in only some LS deposits.As the name implies, IS deposits possess sulphidation states between those of HS and LS types, typically with stability of chalcopyrite, tetrahedrite-tennantite, and Fe-poor sphalerite, but lacking appreciable arsenopyrite and pyrrhotite.

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MINERALIZATION

Gold and silver mineralization at Marmato is hosted by a steeply-dipping sheeted and anastamosing system of sulfide veins and veinlets with dominant northwest to west-northwest trend. The width of individual veinlets and veins varies from <1 mm up to 2.0 m. These form structural zones of about 10 to 80 m true width separated by barren zones with weak alteration, isolated veinlets and grades generally less than 0.3 g/t Au.

The known vertical extent of mineralization is greater than 820 m and is open at depth, from the top of Cerro El Burro (1,705 m altitude) to the deepest drill hole which ended in mineralization at 889 m altitude.

The mapped distribution of veins is within a north-south elongated zone about 1,600 m long (of which about 900 m is in Zona Alta and 700 m in Echandia) and 900 m wide. The domiant vein trend within this zone is north west and the veins have a strike length of up to 700 m in the Zona Alta. Drilling has closed off the mineralization to the northwest in the Zona Alta.

The wider veins are mined in numerous small mines accessed by horizontal adits along the veins in the Zona Alta. The mine entrances are on the southeast end on the mountain-side and the veins trend northwest into the mountain.

Two main stages of mineralization have been identified. Stage 1 comprises veinlets (but no veins) related to the early propylitic alteration. These have low gold values, usually 0.1 to 0.3 g/t. The main gold-silver mineralization is related to the Stage 2 veins and veinlets which are related to the late stage sericite-illite alteration and cross-cut all of the porphyry phases (although P5 is weakly mineralized) and the phreatic breccias.

The Stage 1 veinlets are related to the early propylitic alteration and are irregular, narrow, short veinlets of pyrite, pyrrhotite and iron-rich sphalerite with epidote, chlorite, albite(?) and calcite. They have minor gold mineralization, usually 0.1 to 0.3 g/t.

The Stage 2 veins and veinlets cross-cut the Stage 1 veinlets, which often have a small offset (centimeters). They are formed of coarse-grained (5 to 10 mm), massive to semi-massive sulfides which may also have coarse banding, vuggy open space filling, and breccia textures. The sulfides are predominantly of pyrite commonly associated with black, iron-rich sphalerite (marmatite), and with minor galena, chalcopyrite, arsenopyrite and tennantite-tetrahedrite. Pyrrhotite-rich veins also occur and tend to have more chalcopyrite and less sphalerite and to occur at greater depths, and are interpreted as having formed from a higher temperature, more reduced fluid. Gangue is minor to absent and consists of quartz, calcite and sericite. Fault breccias occur in some veins with ground and slickensided sulfides.

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The depth of oxidation on Marmato is very shallow, in the order of 10 to 20 m, and the mineral resource is predominantly sulfide. Most or all of the small mines work sulfides. Partial oxidation may extend deeper along highly fractured zones, and deeper oxidation cuased by acid mine drainage also occurs around old mine workings. For this reason the base of oxidation has not been modelled, but it is recommended that this be done in the future. Oxidation is to jarositic and hematite and is associated with supergene intermediate argillic alteration to white clays (kaolinite?), and was formed by the oxidation of pyrite.

The sulfides and metallic minerals observed by CGL in mines and core, and in metallurgical test work carried out for CGL by SGS Minerals Services (Jackman & Fleming, 2008) are:

  Pyrite – dominant

  Black sphalerite (marmatite) – abundant in some areas, absent in others. Has microscopic inclusions of chalcopyrite.

  Pyrrhotite – moderately abundant in places, can form pyrrhotite veinlets.

  Galena – minor

  Chalcopyrite – minor

  Arsenopyrite – minor

  Stibnite – rare

  Tennantite-tetrahedrite – rare.

  Gold – microscopic. A high percentage of the gold is recoverable by gravity and cyanide.

Gangue minerals:

  Quartz

  Calcite

  Chlorite

  Epidote

  Gypsum (selenite)

  Rhodochrosite – rare

  Adularia – rare, not confirmed

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Oxide minerals:

  Jarosite

  Hematite

  Goethite

The sulfides described in an older petrographic study (Cuellar & Mora, 1985) are:

  Pyrite. The predominant sulfide. Early euhedral to massive pyrite has inclusions of arsenopyrite and pyrrhotite and often has a cataclastic texture with sphalerite, galena and chalcopyrite in fractures.

  Sphalerite. The second most abundant sulfide. Has exsolution of chalcopyrite. Mostly formed in second stage. Early sphalerite has cataclastic texture.

  Galena. Is formed in the second stage of mineralization.

  Chalcopyrite. In fills fractures in pyrite and exsolutions in pyrite and sphalerite.

  Pyrrhotite. Minor and only observed as exsolution lamellae in sphalerite and with pyrite.

  Bornite. Minor and is associated with chalcopyrite in granular aggregates.

  Arsenopyrite. Minor and occurs with early pyrite.

  Chalcocite. Minor supergene mineral coating chalcopyrite, bornite and galena.

  Covellite. Minor supergene mineral coating and in fractures in chalcopyrite.

Mineralogical investigation of gold grains was carried out for CGL by SGS Lakefield (Wang et al., 2007) on a gravity concentrate from a Knelson concentrator and Mozley mineral separator from a composite metallurgical sample. This study counted and measured 104 gold grains. These ranged in size from 20 to 200 microns with an average size of 84 microns. Most gold grains were liberated but four attachments to sulfides were observed. The general shape of the gold grains was granular, with minor amounts of elongated grains and flakes. The results show that 83% of gold grains are in the 40 to 120 micron size fractions. Based on the area percentage, gold grains with a size greater than 60 microns accounted for 90% of the gold.

An earlier study also showed that gold occurs as free grains, with a size range of between 9 and 600 microns associated with sulfide grain aggregates, gangue minerals, iron oxides and as small grains encapsulated in pyrite (Escuela de Minas de Marmato, 2004). This study calculated that 99% of gold grains would be liberated by a 75 micron grind. The gold was described as electrum although no silver percentages were given. The majority of the gold associated with sulfides is non-refractory as shown by high recoveries from preliminary cyanide bottle roll tests.

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Two phases of primary mineralization plus a supergene stage are described in petrographic studies (Cuellar & Mora, 1985; Rubiano, 1986):

1.

Pyrite (with pyrrhotite exsolution laminae), iron-rich sphalerite (marmatite, with exsolutions of mackinawite ((Fe, Ni, Co)S1-x), chalcopyrite, pyrrhotite), chalcopyrite (with exsolutions of mackinawite, cubanite-II (CuFe2S3) and star sphalerite), rare bornite, arsenopyrite and pyrrhotite. The inclusions in pyrite, sphalerite and chalcopyrite formed by exsolution of iron, copper and sulphur on cooling of minerals formed at high temperature. The presence of cubanite-II and iron-rich sphalerite indicates a high temperature of formation.

2.

Fe-poor sphalerite replaced the pyrite and chalcopyrite of Stage 1; chalcopyrite formed in fractures in other minerals; galena replaces all other minerals; deposition of arsenopyrite; melnicovite (FeS2 gel)-pyrite; melnicovite-marcasite; rare inclusions in galena of sulphosalts of silver (acanthite, Ag2S; polybasite, (Ag, Cu)16Sb2S11; freibergite (Ag, Cu, Fe)12Sb4S13 - Rossetti & Colombo, 1999); gold. Bedoya (1998) described marcasite and polybasite in this stage. These minerals have a lower temperature of formation.

3.	Supergene minerals are covellite, chalcocite, iron oxides and hydroxides, and minor malachite.

Bedoya (1998) described three stages of mineralization from the Maruja Level in the Lower Zone. His Early and Intermediate Stages correspond to the First Phase described above, and his Late Stage corresponds to the Second Phase. Bedoya (1998) observed that gold was deposited in all three stages. Tectonic activity ends the Intermediate Stage, and affects minerals deposited in the Early and Intermediate Stages. The effect is shown through fragmentation, microfractures and microbreccia textures. The characteristics are:

  Early Stage. Abundant pyrrhotite followed by pyrite and arsenopyrite. Minor calcite.

  Intermediate Stage. Abundant sphalerite, with arsenopyrite at the beginning. Later sphalerite has chalcopyrite inclusions (“chalcopyrite disease”).

  Late Stage. Fine grained pyrite, chalcopyrite, galena, polybasite, marcasite, gold, some quartz, minor calcite and chlorite. The Late Stage fluid was richer in copper than the Early and Intermediate Stages.

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The pyrite has oxidized to jarosite to form a thin jarositic cap on the Marmato deposit. This is accompanied by supergene argillic alteration to white clay. The depth of oxidation is shallow (in the order of 10 to 20 m) and most or all of the small mines work sulfides, although oxidation may be deeper along highly fractured zones. Deeper oxidation also occurs around old mine workings. MRDI (1998) reported deep, partial oxidation; however this is neither supported by the Conquistador drill logs nor by observations by CGL. Unoxidized sulfides are dominant in all of the mines sampled and holes drilled by CGL to date. The mineral resource of the Zona Alta (this study) is sulfide. It includes a small percentage of oxides. No oxide domain has been interpreted on the geological model, although this should be done in the future.

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EXPLORATION

The total expenditure by CGL on the Marmato project for the period from the start of work in 2005 up to June 30, 2009 was $87,191,000. Of the total expenditures, CGL has spent US$22,030,000 in cash and shares on the acquisition of RNC, US$26,368,000 in cash on purchasing mines and mills at Marmato, US$26,362,000 has been expended directly on exploration of the Marmato property, and US$12,161,000 on legal and administration (with in excess of 50% of the G&A incurred in respect of legal, accounting, Sarbanes Oxley and other regulatory expenses associated with the Company’s public company status). Property and exploration expenditures to June 30, 2009 are given in Table 10.1

Table 10.1 CGL Exploration Expenditures (US$) on the Marmato Property
Expenditure Details	Cumulative from Inception (March 25, 2003 through March 31, 2008)
Acquisition of mineral concessions	$22,030,000
Acquisition of mineral rights	$26,368,000
Total acquired mineral properties	$48,398,000
Exploration of acquired mineral properties	$26,632,000
Total mineral property acquisition and exploration expenditures	$75,030,000

Source: Expenditure details supplied by CGL from it’s Form 10Q filing for June 30, 2009 in the United States.

As a result of the worldwide financial crisis and its impact on the Company, an impairment charge was recognized in the fourth quarter of fiscal 2008, resulting in the carrying value of $48,398,000 for acquired mineral properties being reduced to US$25,758,000 in the Company’s consolidated financial statements.

CGL has also carried out exploration of the Caramanta project by geological mapping, rock and soil sampling, and airborne geophysics. Exploration was carried directly by CGL’s Colombian subsidiary companies Minera de Caldas at the Zona Alta of Marmato and Gavilan at Caramanta

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10.1	MARMATO PROJECT

10.1.1	Imagery and Topography

CGL commissioned a high resolution Ikonos satellite image and detailed topographic map with 2 m contour intervals derived from the image which was received in early 2007. The new topographic map provides a detailed base map for improved accuracy when plotting the results of the exploration programs. An extension to the Ikonos image and topographic map was commissioned in 2008 and received in late 2008, and was stitched to the original image and map to provide seamless products. The extensions were to cover areas for evaluation for possible mining infrastructure for the Marmato project, such as waste rock and tailing storage areas, and exploration drill targets in the Caramanta project.

10.1.2

Underground Mapping

CGL has conducted detailed surveying and geological mapping of the accessible underground workings within the Zona Alta. However, the underground program has been limited to those mines to which CGL had access. A small number of mines remain to be surveyed once agreements are reached with the owners. The initial surveying of the underground mines was conducted using a compass and tape, with the entrances surveyed by differential GPS. These initial surveys had relatively low precision and accuracy which is why CGL subsequently conducted a more detailed survey of all mines using total station or theodolite and laser range finder. This ensuing survey has defined the true extent and volume of the various mine openings underground with a higher precision and accuracy. In a number of cases it was not possible to resurvey some of the mines due to collapse and the original survey was used. The two types of survey are distinguished on plans and sections to differentiate the two levels of surveying precision and accuracy. Surveying was carried out by CGL personnel with a contract surveying company hired from mid 2007 to 2008 to check the accuracy of the CGL surveys.

10.1.3

Geological Mapping

Geological mapping at 1:1,000 scale was carried out on surface, although outcrop exposures are very limited away from the steep face of Cerro El Burro above Marmato.

10.1.4

Geochemistry

Systematic channel sampling of all accessible underground mines was been carried out by CGL in 2007 and 2008. Saw-cut rock channel samples were taken in conjunction with the surveying by total station or theodolite. Continuous channel samples were taken along cross-cuts and individual samples were taken on the veins, faces and backs at regular intervals. For the resource estimate, 1,052 samples (total length 1,703 m) from cross-cuts were used, grouped together in 274 continuous runs. These are dealt with like horizontal drill holes in the database. In addition, 509 individual samples (total length 622 m) were used, which were treated as mini-drill holes. A total of 1,561 underground samples (2,235 m) were used for the resource estimate.

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In the first phase of underground sampling carried out between December, 2005 and May, 2006, channel samples were obtained using a hammer and chisel. These mines were resampled in the subsequent detailed sampling phase using a saw to obtain new channel samples. However due to the collapse of some of the mines, it was not possible to resample all of the mines originally sampled and in these instances the results of the original sampling has been retained. Highlights of the channel sampling are shown in Table 10.2. A small number of mines remain to be sampled and the sampling of these mines will be conducted once agreements are completed with the owners.

Channel sampling was carried out on surface outcrops however this database is small due to the limited number of outcrops.

Mine	Channel ID	From (m)	To (m)	Length (m)	Gold (g/t)	Silver (g/t)
La Davila Mine	M00420	0.00	6.00	6.00	1.255	6.8
La Davila Mine	M00424	0.00	12.00	12.00	0.516	2.4
La Davila Mine	M00427	0.00	11.83	11.83	0.534	1.9
La Davila Mine	M00432	15.92	21.93	6.01	0.306	3.7
La Davila Mine	M00438	1.99	11.86	9.87	0.432	1.6
La Davila Mine	M00438	17.76	23.61	5.85	0.542	1.4
La Davila Mine	M00439	0.00	15.58	15.58	0.749	3.4
La Davila Mine	M00444	0.00	8.24	8.24	0.641	2.7
La Davila Mine	M00446	0.00	5.41	5.41	1.007	5.1
Botanica Mine	M00814	0.00	13.11	13.11	1.038	8.8
Botanica Mine	M00816	0.00	6.09	6.09	5.038	13
La Ochoa Mine	M01206	0.00	6.61	6.61	0.492	2.3
La Ochoa Mine	M01207	4.96	12.35	7.39	0.668	2.3
La Chinchiliana Mine	M02811	3.65	10.05	6.40	0.556	2.5
Cinco mil doscientos Mine	M02906	0.00	8.88	8.88	0.315	2.7
Cinco mil doscientos Mine	M02908	1.85	7.68	5.83	3.168	4.7
Circacia Mine	M03221	0.00	12.56	12.56	7.214	5.8
Corozo Mine	M03408	2.01	7.89	5.88	0.380	2
Corozo Mine	M03432	0.00	6.66	6.66	1.696	9.9
El Cuatro Mine	M03604	2.84	18.27	15.43	0.660	3
El Esfuerzo Mine	M04305	2.02	14.01	11.99	0.354	4.9

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Mine	Channel ID	From (m)	To (m)	Length (m)	Gold (g/t)	Silver (g/t)
El Esfuerzo Mine	M04314	3.84	12.19	8.35	0.302	2.1
La Floresta 2 Mine	M05328	0.00	11.80	11.80	5.882	-
Gallinaza 1 Mine	M05417	0.00	6.92	6.92	0.515	2.3
El Mango 1 Mine	M06509	0.00	5.93	5.93	0.730	3
Chuscal Mine	M07601	1.98	7.96	5.98	0.614	3
Chuscal Mine	M07607	0.00	6.23	6.23	0.866	-
San Pedro Mine	M10916	0.00	7.26	7.26	1.290	1.9
San Pedro Mine	M10924	0.00	8.49	8.49	0.300	3.2
San Pedro Mine	M10927	2.20	11.72	9.52	0.944	11
San Jose 1 Mine	M11129	0.00	8.03	8.03	0.411	-
Socorro Mine	M11649	0.00	14.78	14.78	0.737	2.7
Socorro Mine	M11656	1.47	9.56	8.09	0.567	1.7
Socorro Mine	M11659	0.00	6.88	6.88	0.607	5.2
Socorro Mine	M11661	0.00	5.29	5.29	0.435	4.2
La Calle Mine	M15207	0.00	7.11	7.11	1.371	4.1
La Calle Mine	M15212	0.00	5.62	5.62	1.469	3.1
Dorotea Mine	M16352	0.00	6.12	6.12	0.512	3.5
Dorotea Mine	M16354	0.00	15.83	15.83	1.205	5.3
Dorotea Mine	M16356	0.00	5.90	5.90	1.088	4.6
Dorotea Mine	M16357	0.00	13.74	13.74	0.425	2.7

Note. Table of length weighted average grades of channel samples in underground mines in the Zona Alta. Intervals above 0.3 g/t gold cutoff and 6.0 m length listed.Cut off of 0.1 g/t Au. No top cut of grade applied. Zero grade given for voids due to lack of sample (opening or mine support.) The channel samples have been created as pseudo-drill holes for mineral resource estimation. False samples (voids) with zero grade were added where there is no sample, for example at an opening or mine support. The maximum void length is 4.0 m. If greater than 4.0 m then a new channel sample (collar or pseudo-drill hole) is started. The maximum interval of samples below 0.1 g/t Au cut-off permitted in calculation of intervals is 6.0 m.

10.1.5

Geophysics

A helicopter-geophysical survey comprised of magnetics and radiometrics was conducted for CGL between December, 2007 and April, 2008. This survey covered both the Marmato Zona Alta and the surrounding Caramanta project.

No ground geophysical surveys have been carried out by CGL.

The surface and underground exploration programs have enabled CGL to understand the nature and extent of the mineralization on both the Marmato and Caramanta projects. These programs have resulted in CGL identifying a number of other targets surrounding the Marmato project. Based on the results of the exploration programs CGL plans to conduct follow-up exploration programs both the Marmato and Caramanta projects. The proposed scope of the follow-up exploration program is discussed in Section 19 of this report.

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DRILLING

 On February 5, 2007, CGL began a 60,000 m exploration drilling program on the Zona Alta of the Marmato project. Drilling was terminated on September 19, 2008 when 205 diamond drill holes totalling 46,377.82 m had been completed. The drill program was terminated prematurely by order of the board of CGL in order to cut expenditures as a result of the global financial crisis and its impact on the company. The holes that were in progress were stopped prematurely. The three active drill contracts were terminated by force majeure. The results of CGL’s 2007 to 2008 exploration drilling program are discussed below.

The drill program was supervised by Dr. Stewart D. Redwood, Vice President of Exploration for CGL and Dr. Jeffrey W. Brooks, Chief Geologist for CGL who was responsible for the daily, on-site drill management, assisted by Mr. Jorge E. Vargas from later in 2007. Core logging was conducted by a team of Colombian geologists.

A total of 18 different drill rigs were used from four contractors. The maximum number of rigs operating at any time was ten, between May to September, 2008. A summary of the drill statistics is given in Table 11.1.

Drilling was initially carried out by drilling contractor Terramundo Drilling Inc. (Terramundo), of Bucaramanga, Colombia using skid-mounted, 100 hp, Boyles 37A and 25A diamond drill rigs. Terramundo also provided an Ingetrol Explorer-Plus SP drill rig for two months in 2007. The Boyles 37A was demobilized in March 2008. Terramundo’s contract ended in May, 2008 and the Boyles 25A drill rig was demobilized. See Figures 11.1 and 11.2 for two views of Terramundo’s Boyles 25A drill rig.

During 2007, CGL purchased three light, portable diamond drill rigs from Ingetrol Limitada (Ingetrol), of Santiago, Chile. The drills are two Explorer-Plus SP with hydraulic drives powered by three turbo-diesel motors totalling 165 hp and one Explorer Junior 30E rig with a 30 hp electric motor. Electricity for the Explorer Junior rig was provided by either a portable generator or grid power lines and transformers located on the Zona Alta. The Ingetrol rigs were operated for CGL by Terramundo under a service contract until June 30, 2008. Kluane Colombia E.U. (Kluane), of Bogota, which is a subsidiary of Kluane Drilling Ltd., of Whitehorse, Canada, took over operation of these three drill rigs on July 1, 2008 under an agreement to purchase the rigs from CGL and operate them under contract. The rigs were moved off-site to their workshop to make modifications but they did not return to the project before the drilling was shut down. See Figure 11.3 for a picture of CGL’s Explorer Junior 30E drill rig.

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Additional drill rigs from three contractors were added to the project starting in April, 2008. By the end of May, 2008, there were ten drill rigs operating on the Zona Alta. El Consorcio California, of Medellín (also known as GeoEvaluaciones) provided three drill rigs starting in April, 2008. The rigs were a Sprague Henwood 40CL, a Sprague Henwood 142 and a Longyear 44. The rigs were skid mounted and had winches which were used for self-moving.

Andina de Perforaciones S.A., (Andina), of Cundinamarca, Colombia provided three drill rigs in April, 2008 and added another two rigs in June and July, 2008. One rig was demobilized in August, 2008 leaving four in operation. The drill rigs were Boart Longyear LF70-PQ and LF70-HQ rigs with hydraulic drives, diesel motors and are skid mounted.

Table 11.1 Zona Alta Drill Program 2007-08 Summary Statistics
	Rigs		Finish		Rig	Meters	No.	Recovery	Daily average	Daily Average Per
Company	(max)	Start Date	Date	Days	Days	drilled	Holes	(%)	(m)	Rig (m)
Terramundo	3	05-Feb-07	08-May-08	459	709	11,183	45	86.1	24.36	15.77
CGL Ingetrol	3	22-Aug-07	05-Jul-08	319	747	13,793	92	84.3	43.24	18.46
GeoEvaluaci
ones	3	14-Apr-08	20-Sep-08	159	375	3,411	9	88.8	21.45	9.10
Andina	5	08-Apr-08	19-Sep-08	162	609	9,051	24	89.3	55.87	14.86
Kluane	4	12-May-08	19-Sep-08	131	291	8,941	35	88.1	68.25	30.73
Total	18				2,731	46,380	205	86.8		16.98

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Figure 11.1 Terramundo’s Boyles 37A Drill Rig on Drill Hole MT-1001 with Cerro El Burro in the Background

Figure courtesy of Dr. Stewart D. Redwood.

Figure 11.2 Terramundo’s Boyles 37A Drill Rig being set up on Drill Hole MT-1003

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Figure 11.3 CGL’s Ingetrol Junior Explorer 30E Drill Rig set-up on Drill Hole MT-1046 in the Old El Cuatro Mill

Kluane mobilized four rigs between May and August, 2008. These were lightweight Kluane KD600 hydraulic driven drill rigs powered by three turbo-diesel motors which are man-portable.

All drilling was diamond drilling using the wire-line system. The core sizes used for drilling were HQ (63.5 mm diameter, 40% of the total meters), NQ (47.6 mm, 30%) and BQ (36.5 mm, 11%), while the Kluane rigs used NTW (56.0 mm, 15%) and BTW (42.0 mm, 4%). Average core recovery for the whole program was 86.8% (Table 11.1) .

The drill platforms are situated on steep mountain sides either in forested areas or on bare rock in mined areas and have no direct road access. The drill platforms were constructed by hand and were reclaimed, recontoured and revegetated after use. Drills were moved by hauling themselves along using their own winches on existing mule or foot trails, or on specially cleared trails. The portable drill rigs were disassembled and the components were carried by hand using local labour. On the southeast face of Cerro El Burro, the mine dumps and terraces outside some of the adits were also used as ready-made drill platforms. The Ingetrol Explorer Junior 30E rig was purchased by CGL due to its small size in order to be able to drill from underground from the existing artisanal mines within the Zona Alta. Three holes were drilled from underground in the Patacon mine, and seven drill chambers were made ready in three other mines.

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Drill holes are plotted on sections oriented north 35° east across the principal structural control of the deposit and spaced 50 m apart. There are 34 sections covering over 1,700 m of strike length on the Zona Alta. The sections are numbered from 3000NW at the southeastern end to 4700NW at the northwestern end. The numbering system is arbitrary and was designed to enable the section lines to be extended to cover adjacent licenses if they are acquired in the future. The initial phase of drilling was designed as a series of holes inclined to the southwest, across the principal dip direction of the mineralized veins and veinlets, in order to form drill fences on the section lines 100 m apart. The drill fences were planned to start in the southeast and progress towards the northwest as this would first test the extent of known mineralization, as indicated by the extent of artisanal mining. The drilling has closed off the mineralization to the northwest. The original drill plan had to modified due to both topographic and logistical restrictions regarding the drill access points, construction of drill platforms, and landowner permission.

CGL has presented an Environmental Management Plan for the drilling to the Departmental authority CORPOCALDAS.

Water for drilling was obtained under the water permit for the Patacon mill which was ceded to CGL on purchase of the mill. This permit allows for water to be taken from the source of three creeks, Cidrera, Candelaria and Cascabel. CGL has also acquired other water permits as a result of the purchase of other mills and mines. In addition, CGL has applied for a surficial water permit in order to acquire drill water from the Piedra Labrada creek. However, the use of water from this source will require a 1,800 m pipeline in order to bring the water to the drilling area.

Drill collars were surveyed using a differential GPS. The elevations were adjusted to the CGL topographic map based on Ikonos satellite imagery. Down hole directional surveys were conducted using a GyroSmart digital gyro tool, manufactured by Flexit Navigation A.B. (Flexit) and Imego A.B. (Imego) of Sweden, which was purchased by CGL from Ingetrol. Prior to the purchase of this instrument in 2007, down hole directional surveys were conducted using a Flexit Multishot tool supplied by Terramundo. On completion of drilling, the drill holes are capped by a length of PVC tubing and a cement base which displays the drill hole designation. Figure 11.4 illustrates the drill caps.

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Figure 11.4 Example Drill Hole Cap

The drillers remove core from the core barrel and place the core in wooden core boxes. Wooden depth makers are placed between each drill run. Lids are nailed onto the core boxes at the drill site. CGL geologists or field technicians take possession of the drill core in the boxes at the drill platform and are responsible for transporting it back to the CGL core shack in the El Planchao camp at Marmato. Most of the drill platforms are not accessible by road and the core boxes are carried either by mule or by men to the nearest road or trail where they are loaded into either a pickup truck or quad bike with trailer and transported to the core shack.

Out of the 205 drill holes completed, the average depth was 226 m, the median was 185 m, and the maximum depth was 587 m. Sixty-eight holes (33% of the holes and 60% of the meterage) are greater than 300 m deep. The holes are generally drilled at an azimuth of 215° to the southwest across the principal strike and dip of the mineralized structures. A lesser amount of holes were drilled with an azimuth of 035° to the northeast in the opposite direction, and some holes were drilled with azimuths of 090° to the east, 180° to the south and 270° to the northwest, with one drilled at 124° to the southeast to test other structural controls. The inclinations of the drill holes are between 45° to 90° below the horizontal, with an average of 62° and a median of 60°.

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Holes were generally drilled to a maximum depth as determined by the lower property limit of the Zona Alta which lies from 1,207 m to 1,298.31 m in elevation. Some holes were drilled deeper into the Zona Baja, by agreement with Mineros Nacionales.

See Table 11.1 for a summary of the drill holes for the 2007 to 2008 drilling program on the Zona Alta.

Table 11.2 Summary of the Drill Holes for the 2007 to 2008 Drilling Program on the Zona Alta

Hole_ID	Section Line	UTM_Easting	UTM_Northing	Elevation (m)	Azimuth (degrees)	Inclination (degrees)	Depth (m)
MT-1001	3750	433133.89	605811.69	1523.62	215.00	-50.00	189.30
MT-1002	3700	433134.41	605715.25	1532.67	215.00	-50.00	305.00
MT-1003	3800	432977.95	605681.11	1616.57	215.00	-50.00	356.10
MT-1004	3900	432924.91	605758.32	1670.30	215.00	-50.00	420.85
MT-1005	3850	432843.26	605556.03	1717.39	215.00	-55.00	431.80
MT-1006	3700	432961.13	605439.20	1709.30	0.00	-90.00	101.55
MT-1007	3700	432960.90	605438.78	1709.18	215.00	-70.00	298.35
MT-1008	3700	432959.09	605441.10	1710.07	35.00	-61.00	321.10
MT-1009	3300	433239.88	605097.37	1424.83	215.00	-52.00	139.66
MT-1010	3300	433239.97	605097.75	1424.77	215.00	-74.00	183.36
MT-1011	4100	432627.42	605674.95	1746.29	215.00	-70.00	232.10
MT-1012	3650	433239.00	605791.89	1480.65	215.00	-58.00	172.65
MT-1013	3350	433160.58	605141.63	1467.75	215.00	-62.00	121.80
MT-1014	3300	433241.46	605100.09	1424.20	35.00	-57.00	124.60
MT-1015	3300	433241.34	605099.75	1424.26	35.00	-70.00	137.50
MT-1016	4100	432628.60	605676.11	1747.76	45.00	-55.00	253.20
MT-1017	3350	433160.44	605141.83	1467.82	215.00	-80.00	121.00
MT-1018	3450	433135.94	605220.86	1502.57	215.00	-73.00	61.25
MT-1019	3650	433238.69	605791.28	1480.60	215.00	-46.00	147.45
MT-1020	3350	433162.56	605144.07	1466.44	35.00	-49.00	121.00
MT-1021	3450	433135.86	605220.70	1502.49	215.00	-50.00	120.35
MT-1022	4100	432629.11	605676.39	1748.14	124.00	-70.00	380.00
MT-1023	3650	433239.32	605793.83	1481.03	180.00	-60.00	130.05
MT-1024	3350	433161.63	605144.22	1466.99	0.00	-60.00	115.70
MT-1025	3450	433137.52	605223.25	1503.47	35.00	-55.00	178.75
MT-1026	3650	433239.38	605794.24	1481.14	180.00	-70.00	161.15
MT-1027	3350	433161.90	605141.45	1467.27	180.00	-57.00	36.20
MT-1028	3350	433161.85	605141.22	1467.34	180.00	-49.00	114.00

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Hole_ID	Section Line	UTM_Easting	UTM_Northing	Elevation (m)	Azimuth (degrees)	Inclination (degrees)	Depth (m)
MT-1029	3350	433161.58	605144.64	1467.00	0.00	-49.00	117.30
MT-1030	3650	433221.41	605742.74	1486.77	215.00	-50.00	214.45
MT-1031	3950	432860.47	605726.67	1716.82	215.00	-45.00	400.00
MT-1032	3650	433221.75	605743.30	1486.36	215.00	-75.00	156.80
MT-1033	3350	433161.74	605142.68	1467.00	0.00	-90.00	30.40
MT-1034	3350	433161.91	605143.00	1466.88	35.00	-80.00	63.90
MT-1035	3450	433136.97	605222.32	1503.07	35.00	-75.00	117.00
MT-1036	3650	433221.56	605742.97	1486.60	215.00	-60.00	122.00
MT-1037	3750	433119.26	605816.64	1529.32	35.00	-65.00	270.00
MT-1038	3950	432861.04	605727.35	1716.57	215.00	-75.00	394.00
MT-1039	3450	433136.33	605223.10	1504.22	0.00	-52.00	117.00
MT-1040	3250	433371.85	605152.47	1367.17	215.00	-66.00	114.05
MT-1041	3750	433121.96	605818.33	1528.91	270.00	-65.00	230.60
MT-1042	3250	433373.33	605154.54	1366.43	35.00	-69.00	118.70
MT-1043	3750	433122.80	605820.56	1529.21	90.00	-63.00	240.00
MT-1044	3550	433251.50	605643.66	1542.60	215.00	-68.00	236.10
MT-1045	3250	433370.83	605153.47	1367.30	270.00	-55.00	116.30
MT-1046	3250	433374.18	605153.30	1366.38	90.00	-55.00	121.10
MT-1047	3700	433126.83	605716.57	1534.14	215.00	-82.00	220.00
MT-1048	3650	432967.38	605398.31	1511.97	35.00	-66.00	92.05
MT-1049	3650	432965.80	605396.38	1512.12	215.00	-59.00	110.35
MT-1050	3750	432915.36	605506.16	1715.16	215.00	-76.00	371.00
MT-1051	3700	433135.21	605715.17	1532.40	35.00	-68.00	42.20
MT-1052	3700	433135.21	605715.17	1532.40	35.00	-68.00	150.40
MT-1053	3550	433262.23	605640.67	1539.68	35.00	-58.00	104.00
MT-1054	3700	433134.56	605713.74	1533.43	270.00	-55.00	1.20
MT-1055	3850	433103.50	605908.47	1562.81	215.00	-45.00	336.30
MT-1056	3650	432965.38	605395.93	1510.35	215.00	-77.00	111.70
MT-1057	3550	433261.67	605640.60	1539.97	35.00	-72.00	157.30
MT-1058	3550	433258.81	605640.52	1541.33	270.00	-60.00	261.50
MT-1059	3600	432938.15	605238.80	1586.19	215.00	-50.00	378.50
MT-1060	3850	433104.49	605909.23	1562.55	215.00	-79.00	255.00
MT-1061	3150	433455.69	605188.51	1359.71	215.00	-70.00	61.20
MT-1062	3550	433263.60	605640.70	1539.03	90.00	-58.00	57.00
MT-1063	3150	433458.42	605190.95	1360.86	35.00	-55.00	63.00

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Hole_ID	Section Line	UTM_Easting	UTM_Northing	Elevation (m)	Azimuth (degrees)	Inclination (degrees)	Depth (m)
MT-1064	3750	432914.39	605506.08	1715.05	215.00	-55.00	341.50
MT-1065	3850	433102.12	605908.67	1563.54	35.00	-63.00	325.20
MT-1066	3150	433454.93	605189.83	1361.19	270.00	-55.00	67.40
MT-1067	3500	433223.84	605503.35	1592.57	215.00	-51.00	131.50
MT-1068	3600	432938.46	605247.97	1591.58	215.00	-77.00	356.00
MT-1069	3150	433458.54	605189.45	1359.46	90.00	-55.00	63.90
MT-1070	3150	433484.98	605221.54	1380.75	215.00	-72.00	65.20
MT-1071	3150	433487.02	605223.84	1381.06	35.00	-50.00	74.60
MT-1072	3150	433485.30	605222.80	1381.11	270.00	-50.00	78.00
MT-1073	3850	433102.84	605911.94	1564.17	270.00	-50.00	422.20
MT-1074	3600	432940.82	605242.94	1589.14	35.00	-69.00	146.50
MT-1075	3150	433486.22	605222.79	1380.89	90.00	-50.00	75.00
MT-1076	3250	433367.88	605213.64	1382.64	35.00	-45.00	100.20
MT-1077	3500	433223.90	605503.32	1592.52	215.00	-47.00	259.40
MT-1078	3250	433363.37	605214.54	1383.76	215.00	-80.00	39.70
MT-1079	3250	433364.58	605206.81	1382.33	215.00	-70.00	111.20
MT-1080	3600	432939.99	605243.09	1589.06	35.00	-57.00	324.20
MT-1081	3750	432913.27	605508.96	1713.73	35.00	-60.00	505.70
MT-1082	3250	433362.36	605213.39	1383.68	270.00	-50.00	27.00
MT-1083	3500	433223.76	605504.10	1592.91	215.00	-71.00	201.00
MT-1084	3850	433104.75	605914.63	1564.04	90.00	-65.00	221.65
MT-1085	3250	433363.06	605214.75	1383.84	270.00	-60.00	71.00
MT-1086	3600	432936.69	605240.99	1587.15	270.00	-69.00	374.60
MT-1087	3250	433366.18	605210.71	1382.63	90.00	-50.00	117.50
MT-1088	3300	433292.24	605257.78	1433.73	215.00	-45.00	70.50
MT-1089	3300	433292.85	605258.21	1433.58	215.00	-80.00	97.80
MT-1090	3600	432940.50	605241.09	1588.00	90.00	-59.00	286.60
MT-1091	3500	433224.33	605503.94	1592.42	0.00	-90.00	230.20
MT-1092	3300	433293.42	605259.89	1433.91	35.00	-50.00	113.45
MT-1093	3850	433026.89	605751.50	1594.84	215.00	-47.00	394.30
MT-1094	3300	433291.90	605258.72	1434.26	270.00	-50.00	100.80
MT-1095	3600	432943.04	605245.68	1591.19	0.00	-90.00	353.50
MT-1096	3300	433294.75	605258.72	1432.79	90.00	-50.00	125.90
MT-1097	3500	433223.90	605503.57	1592.61	215.00	-60.00	161.50
MT-1098	3600	432934.25	605240.66	1586.46	270.00	-50.00	375.00

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Hole_ID	Section Line	UTM_Easting	UTM_Northing	Elevation (m)	Azimuth (degrees)	Inclination (degrees)	Depth (m)
MT-1099	3300	433272.56	605198.85	1425.32	45.00	-75.00	35.70
MT-1100	3600	433147.31	605537.88	1639.48	215.00	-50.00	99.35
MT-1101	3300	433272.52	605199.20	1425.47	35.00	-55.00	93.10
MT-1102	3300	433270.57	605196.84	1425.76	215.00	-55.00	65.70
MT-1103	3400	433090.30	605086.66	1436.71	35.00	-50.00	47.10
MT-1104	3600	433147.74	605538.49	1639.07	215.00	-75.00	236.50
MT-1105	3800	432650.65	605210.23	1677.01	35.00	-70.00	197.25
MT-1106	3600	432900.95	605215.79	1561.61	215.00	-75.00	366.25
MT-1107	3400	433089.87	605086.05	1435.92	0.00	-90.00	130.20
MT-1108	3850	433027.44	605753.85	1594.31	35.00	-55.00	404.45
MT-1109	3850	432628.95	605255.76	1693.47	215.00	-70.00	495.20
MT-1110	4350	432780.19	606362.70	1798.77	0.00	-90.00	242.45
MT-1111	4350	432590.90	606082.08	1843.63	0.00	-90.00	319.75
MT-1112	3400	433088.38	605083.92	1433.46	215.00	-50.00	10.20
MT-1113	3400	433088.55	605084.17	1433.70	215.00	-55.00	126.90
MT-1114	3600	432900.32	605214.89	1560.82	215.00	-45.00	185.50
MT-1115	3600	433146.91	605537.31	1639.87	215.00	-48.00	262.10
MT-1116	3400	433090.30	605084.99	1434.71	90.00	-50.00	140.70
MT-1117	3750	432932.66	605539.01	1692.81	215.00	-55.00	407.60
MT-1118	3600	433149.43	605540.91	1637.43	35.00	-60.00	132.50
MT-1119	3600	432900.52	605215.17	1561.07	215.00	-50.00	355.90
MT-1120	3800	433030.23	605753.75	1592.26	0.00	-90.00	318.00
MT-1121	3400	433070.71	605117.72	1467.44	35.00	-45.00	31.80
MT-1122	3650	432871.29	605205.92	1543.33	215.00	-60.00	319.50
MT-1123	3400	433070.61	605117.63	1467.47	35.00	-55.00	54.50
MT-1124	3850	432632.64	605259.25	1689.44	215.00	-45.00	565.00
MT-1125	3400	433068.34	605114.52	1467.32	215.00	-45.00	82.60
MT-1126	3400	433068.78	605115.04	1467.25	215.00	-65.00	17.20
MT-1127	3600	433151.95	605538.75	1636.21	35.00	-75.00	186.10
MT-1128	3650	432873.55	605209.61	1547.12	35.00	-65.00	329.00
MT-1129	3400	433068.82	605115.21	1467.32	215.00	-68.00	136.00
MT-1130	4350	432791.18	606366.45	1796.93	215.00	-60.00	400.45
MT-1131	3800	432996.68	605659.86	1604.25	35.00	-75.00	285.34
MT-1132	3800	432651.60	605210.99	1676.71	35.00	-50.00	360.20
MT-1133	3650	432871.73	605205.73	1543.37	0.00	-90.00	332.50

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Hole_ID	Section Line	UTM_Easting	UTM_Northing	Elevation (m)	Azimuth (degrees)	Inclination (degrees)	Depth (m)
MT-1134	4600	432385.82	606207.01	1867.45	0.00	-90.00	500.00
MT-1135	3550	432999.20	605225.95	1581.80	215.00	-50.00	107.75
MT-1136	3850	432633.14	605259.96	1688.76	35.00	-70.00	162.70
MT-1137	3350	433140.00	605066.62	1432.98	215.00	-50.00	5.70
MT-1138	3750	432933.44	605540.11	1692.08	215.00	-80.00	295.80
MT-1139	3800	433025.31	605747.38	1596.08	215.00	-75.00	209.50
MT-1140	3350	433140.20	605066.91	1433.13	215.00	-60.00	3.60
MT-1141	3350	433140.40	605067.20	1433.28	215.00	-75.00	145.00
MT-1142	4350	432780.60	606363.27	1798.64	35.00	-45.00	393.50
MT-1143	3550	432999.20	605225.95	1581.80	0.00	-90.00	336.20
MT-1144	3800	432995.36	605657.98	1605.22	215.00	-75.00	317.27
MT-1145	3350	433140.61	605067.48	1433.42	0.00	-90.00	149.20
MT-1146	3400	433009.25	604994.81	1401.76	215.00	-55.00	220.49
MT-1147	3800	432650.17	605209.53	1677.06	215.00	-45.00	571.90
MT-1148	3550	432999.40	605226.24	1582.02	35.00	-50.00	239.00
MT-1149	3350	433140.84	605067.81	1433.59	35.00	-57.00	157.00
MT-1150	4350	432590.13	606080.98	1843.91	215.00	-60.00	328.50
MT-1151	3400	433009.47	604995.14	1401.63	0.00	-90.00	187.70
MT-1152	3800	433025.72	605747.95	1595.77	35.00	-70.00	280.20
MT-1153	3400	433009.76	604995.55	1401.48	35.00	-52.00	110.62
MT-1154	3650	432919.15	605306.14	1625.65	215.00	-65.00	96.50
MT-1155	3950	432871.73	605732.82	1709.00	35.00	-55.00	538.20
MT-1156	3750	432933.69	605540.48	1691.84	35.00	-50.00	449.70
MT-1157	3850	432774.02	605482.60	1683.13	35.00	-70.00	526.95
MT-1158	4600	432385.39	606206.39	1867.63	215.00	-60.00	302.00
MT-1159	3450	432986.24	605038.32	1411.00	35.00	-55.00	177.62
MT-1160	3650	432920.01	605307.37	1626.74	35.00	-80.00	358.40
MT-1161	3450	432986.11	605037.99	1410.82	0.00	-90.00	273.70
MT-1162	3400	433152.05	605189.19	1485.84	35.00	-55.00	153.80
MT-1163	3850	432632.74	605259.60	1689.21	35.00	-75.00	587.25
MT-1164	3450	432988.21	605035.60	1408.69	215.00	-70.00	399.28
MT-1165	3450	432989.53	605036.61	1408.84	35.00	-60.00	400.87
MT-1166	3850	432844.46	605556.52	1716.68	90.00	-65.00	401.30
MT-1167	3350	433035.01	604935.37	1425.67	35.00	-50.00	503.52
MT-1168	3750	432685.67	605191.55	1650.93	215.00	-60.00	429.00

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Hole_ID	Section Line	UTM_Easting	UTM_Northing	Elevation (m)	Azimuth (degrees)	Inclination (degrees)	Depth (m)
MT-1169	3450	433102.14	605164.71	1502.15	215.00	-66.00	505.05
MT-1170	3350	433319.13	605373.82	1488.19	215.00	-50.00	131.06
MT-1171	3750	432646.35	605108.62	1699.30	215.00	-50.00	499.15
MT-1172	4100	432684.07	605752.75	1811.65	90.00	-65.00	524.35
MT-1173	4050	432895.35	605991.03	1749.70	215.00	-55.00	400.10
MT-1174	3350	433033.12	604932.67	1429.19	215.00	-70.00	493.47
MT-1175	3450	433526.55	605788.53	1390.10	215.00	-70.00	72.23
MT-1175-A	3450	433519.00	605777.00	1350.00	215.00	-70.00	123.44
MT-1176	3750	432931.70	605537.64	1693.72	215.00	-80.00	128.70
MT-1177	3350	433319.35	605374.13	1488.11	215.00	-70.00	491.18
MT-1178	3900	432904.20	605685.41	1669.92	215.00	-65.00	500.00
MT-1179	3750	432932.01	605537.86	1693.61	215.00	-65.00	530.95
MT-1180	3450	433527.08	605788.90	1390.09	215.00	-50.00	41.14
MT-1181	3450	433527.45	605789.16	1390.08	215.00	-52.00	208.02
MT-1182	3400	432945.55	604946.44	1470.11	35.00	-70.00	322.47
MT-1183	3300	433309.12	605231.60	1419.21	215.00	-70.00	94.79
MT-1184	3400	433151.72	605185.06	1485.16	215.00	-75.00	153.92
MT-1184-A	3400	433143.00	605173.00	1424.00	215.00	-75.00	390.44
MT-1185	3550	433371.43	605886.65	1496.29	215.00	-65.00	305.10
MT-1186	3350	432865.97	605044.73	1486.55	215.00	-65.00	282.55
MT-1187	3900	432597.13	605236.05	1718.77	90.00	-60.00	107.00
MT-1188	3300	433364.49	605360.98	1474.90	215.00	-70.00	355.70
MT-1189	3400	433151.91	605186.47	1485.28	270.00	-60.00	461.77
MT-1190	3750	432876.60	605421.20	1691.12	215.00	-50.00	451.10
MT-1191	3900	432596.80	605235.76	1718.98	90.00	-70.00	573.75
MT-1192	3750	433276.12	605945.67	1531.89	215.00	-70.00	56.38
MT-1193	3400	432944.80	604946.87	1469.89	35.00	-50.00	500.65
MT-1194	3250	433452.64	605411.07	1395.97	215.00	-45.00	65.55
MT-1195	3850	432974.22	605746.22	1627.62	215.00	-65.00	60.80
MT-1196	3700	433287.42	605889.70	1505.57	215.00	-70.00	240.33
MT-1197	3150	433593.42	605354.68	1346.74	215.00	-45.00	89.91
MT-1198	3150	433592.91	605355.08	1346.41	215.00	-70.00	341.37
MT-1199	3750	433100.32	605731.15	1542.14	215.00	-48.00	125.90
MT-1200	3750	433268.68	605791.84	1465.53	215.00	-65.00	251.46

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Hole_ID	Section Line	UTM_Easting	UTM_Northing	Elevation (m)	Azimuth (degrees)	Inclination (degrees)	Depth (m)
MT-1201	3900	432594.98	605234.94	1720.18	270.00	-60.00	80.95
MT-1202	3400	433155.38	605186.55	1482.77	90.00	-60.00	57.91
MT-1203	3400	432944.65	604947.56	1469.29	270.00	-55.00	28.95

See Figure 11.5 for a plan view of the locations of the 2007 to 2008 drill holes on the Zona Alta. See Figures 11.6, 11.7 and 11.8 for examples of sectional views showing the drill holes on the Zona Alta. All of the sections are viewed looking 45° northwest.

See Table 11.2 for a summary of the gold intersections above 0.3 g/t gold for the 2007 to 2008 drilling program on the Zona Alta. The drill holes were inclined and the intersection lengths do not represent the true widths. Sample widths are normally 2.0 m but can be varied for geological and recovery factors. A cut off grade of 0.10 g/t gold has been used and no more than 6.0 m of internal dilution to identify the intersections with no top cutting of grades applied. Assay results are reported above a minimum average grade of 0.30 g/t gold. The average value was used in the case of core duplicates. Voids from old mine workings were identified and were assigned a zero grade.

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Figure 11.5 Plan View of the Drill Hole Locations on the Zona Alta

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Figure 11.6 View of Section 3150NW on the Zona Alta through July 2009

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Figure 11.7 View of Section 3600NW on the Zona Alta through July 2009

NOTE: The section is viewed looking 45° northwest.

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Figure 11.8 View of Section 3850NW on the Zona Alta, through July 2009

NOTE: The section is viewed looking 45° northwest.

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Table 11.3 Significant Intersections from the 2007 to 2008 Drilling Program on the Zona Alta

Hole Number	From (meters)	To	Interval	Gold (g/t)	Silver (g/t)
		(meters)	(meters)
MT-1001	30.00	44.60	14.60	0.361	4.5
MT-1001	60.00	66.00	6.00	0.538	10.2
MT-1001	119.30	134.00	14.70	0.960	6.3
MT-1001	139.50	152.00	12.50	0.795	11.3
MT-1001	172.00	186.00	14.00	1.740	8.6
MT-1002	35.94	56.00	20.06	0.816	9.2
MT-1002	60.00	82.00	22.00	0.356	4.8
MT-1002	110.00	113.90	3.90	0.315	4.7
MT-1002	138.00	142.00	4.00	1.210	1.6
MT-1002	156.00	160.00	4.00	0.392	1.2
MT-1002	186.00	190.00	4.00	0.678	3.4
MT-1002	210.00	214.00	4.00	0.364	3.5
MT-1002	226.00	298.00	72.00	1.595	14.5
MT-1003	229.00	294.00	65.00	1.869	9.1
MT-1003	300.05	310.00	9.95	0.428	6.2
MT-1003	345.95	354.00	8.05	0.364	1.7
MT-1004	150.70	153.95	3.25	0.972	48.4
MT-1004	303.65	306.00	2.35	0.339	4.5
MT-1004	379.50	393.55	14.05	0.431	3.0
MT-1004	408.50	411.10	2.60	0.452	0.9
MT-1005	225.00	233.25	8.25	0.337	2.3
MT-1005	266.60	277.00	10.40	0.545	3.6
MT-1005	308.60	316.00	7.40	0.470	4.5
MT-1006		No significant intervals
MT-1007	64.00	67.93	3.93	0.425	4.6
MT-1007	74.15	78.15	4.00	0.617	7.5
MT-1007	91.15	119.00	27.85	0.515	12.4
MT-1007	151.00	181.00	30.00	0.784	9.4
MT-1007	187.00	210.45	23.45	1.370	15.8
MT-1007	231.00	241.00	10.00	1.019	8.1
MT-1008	167.00	177.00	10.00	0.525	6.5
MT-1008	185.00	191.00	6.00	0.570	3.6
MT-1008	211.00	214.95	3.95	0.629	4.8
MT-1008	229.00	235.00	6.00	0.314	3.5
MT-1008	240.30	283.00	42.70	0.837	6.2
MT-1009	18.00	32.00	14.00	0.384	6.3
MT-1010	21.00	27.86	6.86	0.348	3.6

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Hole Number	From (meters)	To	Interval	Gold (g/t)	Silver (g/t)
		(meters)	(meters)
MT-1010	142.00	156.00	14.00	1.568	2.6
MT-1011	57.00	60.20	3.20	0.438	23.0
MT-1011	195.60	199.60	4.00	0.390	8.4
MT-1012	28.35	32.00	3.65	0.971	19.4
MT-1012	51.00	53.00	2.00	0.392	3.5
MT-1012	67.00	70.15	3.15	0.408	2.6
MT-1012	96.00	100.00	4.00	0.446	4.4
MT-1012	108.05	112.00	3.95	1.310	3.7
MT-1012	122.00	126.00	4.00	0.856	3.1
MT-1012	130.00	137.00	7.00	0.649	1.7
MT-1013	1.95	14.00	12.05	0.965	6.0
MT-1013	50.00	58.00	8.00	2.043	6.3
MT-1013	68.00	74.00	6.00	2.424	3.5
MT-1013	90.00	94.00	4.00	0.308	3.1
MT-1013	116.00	121.80	5.80	0.314	5.2
MT-1014	1.80	8.00	6.20	0.348	25.1
MT-1014	106.50	114.50	8.00	0.342	4.5
MT-1015	65.95	70.00	4.05	0.532	0.2
MT-1016		No significant intervals
MT-1017	2.00	23.00	21.00	0.719	5.9
MT-1017	35.00	56.00	21.00	1.164	3.9
MT-1017	88.00	98.00	10.00	0.721	4.2
MT-1017	104.00	108.00	4.00	0.729	3.2
MT-1018	30.00	46.05	16.05	0.537	2.0
MT-1018	59.90	61.25	1.35	0.665	4.2
MT-1019	30.30	34.30	4.00	0.423	8.8
MT-1019	64.50	66.50	2.00	0.399	5.4
MT-1019	76.45	78.50	2.05	0.403	2.7
MT-1019	94.50	108.50	14.00	0.330	3.8
MT-1019	114.50	116.65	2.15	0.463	2.0
MT-1019	120.70	124.70	4.00	0.474	1.4
MT-1019	128.70	144.35	15.65	3.816	8.9
MT-1020	8.20	12.20	4.00	0.345	10.5
MT-1020	28.20	40.20	12.00	0.355	4.5
MT-1020	54.20	64.20	10.00	0.655	2.8
MT-1020	72.20	88.90	16.70	0.814	5.5
MT-1020	94.90	121.00	26.10	1.905	7.8

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		To	Interval
Hole Number	From (meters)	(meters)	(meters)	Gold (g/t)	Silver (g/t)

MT-1010	142.00	156.00	14.00	1.568	2.6
MT-1011	57.00	60.20	3.20	0.438	23.0
MT-1011	195.60	199.60	4.00	0.390	8.4
MT-1012	28.35	32.00	3.65	0.971	19.4
MT-1012	51.00	53.00	2.00	0.392	3.5
MT-1012	67.00	70.15	3.15	0.408	2.6
MT-1012	96.00	100.00	4.00	0.446	4.4
MT-1012	108.05	112.00	3.95	1.310	3.7
MT-1012	122.00	126.00	4.00	0.856	3.1
MT-1012	130.00	137.00	7.00	0.649	1.7
MT-1013	1.95	14.00	12.05	0.965	6.0
MT-1013	50.00	58.00	8.00	2.043	6.3
MT-1013	68.00	74.00	6.00	2.424	3.5
MT-1013	90.00	94.00	4.00	0.308	3.1
MT-1013	116.00	121.80	5.80	0.314	5.2
MT-1014	1.80	8.00	6.20	0.348	25.1
MT-1014	106.50	114.50	8.00	0.342	4.5
MT-1015	65.95	70.00	4.05	0.532	0.2
MT-1016		No significant intervals
MT-1017	2.00	23.00	21.00	0.719	5.9
MT-1017	35.00	56.00	21.00	1.164	3.9
MT-1017	88.00	98.00	10.00	0.721	4.2
MT-1017	104.00	108.00	4.00	0.729	3.2
MT-1018	30.00	46.05	16.05	0.537	2.0
MT-1018	59.90	61.25	1.35	0.665	4.2
MT-1019	30.30	34.30	4.00	0.423	8.8
MT-1019	64.50	66.50	2.00	0.399	5.4
MT-1019	76.45	78.50	2.05	0.403	2.7
MT-1019	94.50	108.50	14.00	0.330	3.8
MT-1019	114.50	116.65	2.15	0.463	2.0
MT-1019	120.70	124.70	4.00	0.474	1.4
MT-1019	128.70	144.35	15.65	3.816	8.9
MT-1020	8.20	12.20	4.00	0.345	10.5
MT-1020	28.20	40.20	12.00	0.355	4.5
MT-1020	54.20	64.20	10.00	0.655	2.8
MT-1020	72.20	88.90	16.70	0.814	5.5
MT-1020	94.90	121.00	26.10	1.905	7.8

Scott E. Wilson Consulting, Inc.	CGL_Medoro_43–101_14–Oct–09
October 14, 2009	sew

Colombia Goldfields Ltd.	Medoro Resources Ltd.
Technical Report – Marmato Zona Alta	Page 125

		To	Interval
Hole Number	From (meters)	(meters)	(meters)	Gold (g/t)	Silver (g/t)

MT-1021	14.00	18.00	4.00	0.626	8.7
MT-1021	54.00	58.00	4.00	0.328	2.7
MT-1021	78.00	110.00	32.00	1.135	5.2
MT-1022		No significant intervals
MT-1023	61.15	125.00	63.85	0.584	4.1
MT-1024	3.95	19.00	15.05	2.430	7.2
MT-1024	42.80	79.00	36.20	0.431	2.1
MT-1024	81.00	95.00	14.00	0.300	1.9
MT-1024	97.00	115.70	18.70	0.863	3.9
MT-1025	7.45	11.45	4.00	0.331	3.8
MT-1025	87.50	91.50	4.00	0.307	1.9
MT-1025	117.50	127.50	10.00	0.455	2.9
MT-1025	147.50	153.50	6.00	2.134	8.3
MT-1026	37.00	45.00	8.00	0.313	1.6
MT-1026	48.15	75.00	26.85	0.912	8.0
MT-1026	81.00	115.00	34.00	0.812	7.4
MT-1026	133.00	158.00	25.00	0.582	5.5
MT-1027	13.00	19.00	6.00	0.435	11.0
MT-1028	19.50	25.50	6.00	0.495	6.5
MT-1028	35.55	55.50	19.95	0.586	4.4
MT-1029	3.10	23.30	20.20	0.678	7.3
MT-1029	51.30	55.30	4.00	0.303	1.7
MT-1029	71.30	81.30	10.00	1.210	4.9
MT-1029	97.30	117.30	20.00	1.017	4.3
MT-1030	46.00	54.80	8.80	0.921	7.3
MT-1030	71.00	85.00	14.00	0.535	2.1
MT-1030	173.00	185.00	12.00	2.174	2.5
MT-1030	195.00	214.50	19.50	0.526	1.5
MT-1031	109.00	113.00	4.00	0.333	23.7
MT-1031	159.65	165.00	5.35	6.017	176.7
MT-1031	328.40	332.40	4.00	0.319	1.9
MT-1032	53.00	57.00	4.00	0.670	6.0
MT-1032	66.00	98.00	32.00	1.327	5.1
MT-1032	116.00	135.00	19.00	1.942	17.0
MT-1032	145.00	156.80	11.80	3.124	8.8
MT-1033	8.70	9.40	0.70	0.489	5.0
MT-1033	15.20	16.85	1.65	0.480	1.7

Scott E. Wilson Consulting, Inc.	CGL_Medoro_43–101_14–Oct–09
October 14, 2009	sew

Colombia Goldfields Ltd.	Medoro Resources Ltd.
Technical Report – Marmato Zona Alta	Page 126

		To	Interval
Hole Number	From (meters)	(meters)	(meters)	Gold (g/t)	Silver (g/t)

MT-1033	27.25	28.75	1.50	0.465	2.1
MT-1034	26.00	32.00	6.00	0.316	1.90
MT-1034	56.00	63.90	7.90	1.436	4.4
MT-1035	1.10	23.00	21.90	0.735	2.1
MT-1035	37.00	43.00	6.00	0.308	2.2
MT-1035	47.00	51.00	4.00	0.367	1.9
MT-1035	61.00	69.00	8.00	0.308	3.0
MT-1035	95.00	99.00	4.00	0.728	1.1
MT-1036	49.00	53.00	4.00	0.508	2.3
MT-1036	57.00	59.70	2.70	1.562	11.1
MT-1036	70.50	78.50	8.00	1.019	5.1
MT-1036	114.50	120.10	5.60	1.355	4.8
MT-1037	63.60	69.50	5.90	0.379	7.60
MT-1037	95.50	105.50	10.00	0.449	3.6
MT-1037	117.50	160.30	42.80	0.837	5.9
MT-1037	172.30	188.30	16.00	1.020	3.7
MT-1037	198.30	202.30	4.00	5.859	12.9
MT-1037	210.00	224.30	14.30	4.540	10.8
MT-1037	232.30	270.00	37.70	1.645	4.4
MT-1038	175.70	178.30	2.60	0.626	22.1
MT-1039	1.30	13.30	12.00	0.360	4.1
MT-1039	37.00	43.20	6.20	0.693	7.1
MT-1039	63.00	69.00	6.00	0.370	2.1
MT-1039	75.00	83.00	8.00	0.741	3.9
MT-1039	97.00	107.00	10.00	1.408	2.6
MT-1040	15.70	21.95	6.25	0.525	6.0
MT-1041	34.50	42.50	8.00	0.338	5.5
MT-1041	93.25	130.00	36.75	1.135	6.0
MT-1041	140.00	151.00	11.00	0.313	3.0
MT-1041	165.00	169.00	4.00	4.725	6.8
MT-1041	198.38	226.50	28.12	1.041	12.6
MT-1042	1.40	5.60	4.20	0.325	4.9
MT-1043	39.70	43.90	4.20	0.695	3.8
MT-1042	77.90	90.75	12.85	0.630	3.0
MT-1043	65.50	69.50	4.00	0.857	3.5
MT-1043	109.60	145.60	36.00	2.374	8.0
MT-1043	188.40	210.40	22.00	1.024	4.0

Scott E. Wilson Consulting, Inc.	CGL_Medoro_43–101_14–Oct–09
October 14, 2009	sew

Colombia Goldfields Ltd.	Medoro Resources Ltd.
Technical Report – Marmato Zona Alta	Page 127

		To	Interval
Hole Number	From (meters)	(meters)	(meters)	Gold (g/t)	Silver (g/t)

MT-1043	226.30	240.00	13.70	0.751	1.8
MT-1044	157.60	161.80	4.20	0.317	4.6
MT-1044	165.85	170.07	4.22	2.111	9.3
MT-1044	182.00	185.50	3.50	0.705	1.8
MT-1044	188.29	194.50	6.21	2.307	9.6
MT-1045	15.40	20.40	5.00	0.340	2.0
MT-1045	83.15	103.00	19.85	1.584	6.5
MT-1045	109.00	113.00	4.00	1.085	8.6
MT-1046	34.50	38.00	3.50	1.333	23.1
MT-1047	56.50	72.30	15.80	0.756	6.9
MT-1047	78.30	88.30	10.00	0.831	8.3
MT-1047	132.30	136.30	4.00	0.747	2.3
MT-1048	0.00	8.00	8.00	0.361	5.2
MT-1048	18.00	34.00	16.00	0.372	4.8
MT-1048	56.00	78.00	22.00	0.769	6.5
MT-1048	84.00	89.15	5.15	0.678	9.1
MT-1049	48.00	56.00	8.00	0.618	2.2
MT-1049	64.00	88.00	24.00	0.903	5.2
MT-1049	96.00	110.35	14.35	1.953	7.0
MT-1050	4.70	12.40	7.70	0.591	23.2
MT-1050	186.40	192.40	6.00	0.337	5.1
MT-1050	200.40	212.40	12.00	0.482	4.3
MT-1050	220.40	233.30	12.90	9.528	29.9
MT-1050	257.35	263.35	6.00	0.301	4.3
MT-1050	273.35	279.40	6.05	0.754	4.1
MT-1050	321.15	333.45	12.30	1.085	6.6
MT-1051		No significant intervals
MT-1052	69.30	71.30	2.00	0.310	2.2
MT-1052	113.30	148.15	34.85	0.767	4.8
MT-1053	83.00	87.50	4.50	0.429	6.5
MT-1054		No significant intervals (lost at 1.2 m).
MT-1055	56.30	60.30	4.00	0.505	17.9
MT-1055	65.50	69.50	4.00	0.576	9.8
MT-1055	109.70	113.70	4.00	0.455	1.9
MT-1055	133.70	139.70	6.00	2.067	4.3
MT-1055	208.44	220.25	11.81	0.902	9.9
MT-1055	239.75	244.20	4.45	0.613	5.7

Scott E. Wilson Consulting, Inc.	CGL_Medoro_43–101_14–Oct–09
October 14, 2009	sew

Colombia Goldfields Ltd.	Medoro Resources Ltd.
Technical Report – Marmato Zona Alta	Page 128

		To	Interval
Hole Number	From (meters)	(meters)	(meters)	Gold (g/t)	Silver (g/t)

MT-1055	276.20	285.00	8.80	0.543	14.7
MT-1055	300.40	306.75	6.35	1.445	6.6
MT-1055	326.75	336.30	9.55	0.827	3.1
MT-1056	4.00	6.00	2.00	0.344	4.6
MT-1056	10.00	16.00	6.00	0.452	4.1
MT-1056	28.00	32.00	4.00	0.339	3.4
MT-1056	77.60	89.60	12.00	0.691	4.8
MT-1057	60.50	62.00	1.50	0.518	6.8
MT-1057	94.50	104.50	10.00	11.946	8.7
MT-1057	140.50	153.80	13.30	1.372	5.9
MT-1058	110.30	119.00	8.70	2.409	3.4
MT-1058	203.00	217.00	14.00	0.594	2.1
MT-1058	243.00	247.00	4.00	0.585	4.1
MT-1059	14.40	18.50	4.10	1.088	10.2
MT-1059	24.50	30.50	6.00	0.923	14.0
MT-1059	36.00	66.50	30.50	0.373	3.3
MT-1059	98.35	100.35	2.00	0.437	2.8
MT-1059	169.80	173.80	4.00	0.426	1.1
MT-1059	183.80	201.10	17.30	0.936	7.5
MT-1059	205.10	213.10	8.00	0.440	1.7
MT-1059	217.10	229.10	12.00	0.923	5.9
MT-1059	233.10	243.10	10.00	0.523	2.8
MT-1059	245.10	253.10	8.00	0.437	2.9
MT-1059	281.10	285.10	4.00	0.447	6.6
MT-1059	317.10	321.10	4.00	0.370	8.5
MT-1059	335.10	341.10	6.00	0.395	2.2
MT-1060	27.70	30.70	3.00	0.502	52.0
MT-1060	46.70	50.80	4.10	0.380	3.3
MT-1060	60.80	64.80	4.00	0.329	0.7
MT-1060	66.80	70.80	4.00	0.302	4.1
MT-1060	186.60	188.60	2.00	0.436	1.4
MT-1060	194.80	196.80	2.00	0.481	2.6
MT-1060	212.50	213.70	1.20	0.341	5.1
MT-1061	31.70	35.70	4.00	0.647	3.7
MT-1062		No significant intervals
MT-1063	19.20	22.70	3.50	0.401	5.2
MT-1064	158.55	162.55	4.00	0.316	8.2
MT-1064	260.55	262.50	1.95	0.424	3.1
MT-1064	274.50	276.50	2.00	0.502	6.5
MT-1064	318.50	341.50	23.00	0.410	3.3
MT-1065	25.00	40.60	15.60	0.490	24.3
MT-1065	56.00	58.00	2.00	0.309	13.0

Scott E. Wilson Consulting, Inc.	CGL_Medoro_43–101_14–Oct–09
October 14, 2009	sew

Colombia Goldfields Ltd.	Medoro Resources Ltd.
Technical Report – Marmato Zona Alta	Page 129

		To	Interval
Hole Number	From (meters)	(meters)	(meters)	Gold (g/t)	Silver (g/t)

MT-1065	62.00	64.00	2.00	0.315	17.0
MT-1065	66.00	68.00	2.00	0.420	3.5
MT-1065	118.00	120.00	2.00	2.000	3.7
MT-1065	126.00	138.50	12.50	0.564	6.7
MT-1065	168.10	170.00	1.90	0.402	3.0
MT-1065	213.70	219.60	5.90	0.490	16.2
MT-1065	227.70	240.70	13.00	1.191	2.8
MT-1065	247.90	250.70	2.80	0.348	2.2
MT-1065	265.20	325.20	60.00	0.460	2.6
MT-1066		No significant intervals
MT-1067	32.50	34.20	1.70	0.423	15.0
MT-1067	59.00	67.50	8.50	0.480	3.8
MT-1067	97.00	103.00	6.00	0.306	3.2
MT-1068	27.50	33.00	5.50	1.122	4.2
MT-1068	59.00	63.00	4.00	0.372	2.1
MT-1068	94.40	99.50	5.10	0.329	2.5
MT-1068	114.50	160.45	45.95	0.553	2.4
MT-1068	169.20	170.20	1.00	0.673	25.0
MT-1068	174.20	176.20	2.00	0.381	3.1
MT-1068	229.00	279.00	50.00	1.129	2.8
MT-1068	293.00	297.50	4.50	0.356	0.9
MT-1068	303.20	333.50	30.30	1.685	9.6
MT-1069	8.40	10.40	2.00	1.034	1.24
MT-1069	22.20	24.20	2.00	0.477	0.34
MT-1069	28.20	30.20	2.00	0.349	2.15
MT-1070		No significant intervals
MT-1071		No significant intervals
MT-1072		No significant intervals
MT-1073	15.00	32.00	17.00	1.167	66.3
MT-1073	76.00	78.00	2.00	0.435	5.0
MT-1073	82.00	84.00	2.00	0.637	23.0
MT-1073	103.60	111.60	8.00	0.435	2.9
MT-1073	127.60	135.60	8.00	0.427	1.1
MT-1073	284.20	286.20	2.00	0.402	3.4
MT-1073	308.10	315.10	7.00	0.594	8.8
MT-1073	327.00	331.00	4.00	0.366	1.3
MT-1073	339.00	341.50	2.50	1.451	5.8
MT-1073	398.00	404.00	6.00	1.643	8.2
MT-1073	412.50	414.50	2.00	0.488	5.3
MT-1074	30.00	35.00	5.00	0.912	2.6
MT-1074	74.00	86.85	12.85	0.360	3.1
MT-1074	94.85	116.85	22.00	0.373	2.6
MT-1074	126.85	143.00	16.15	0.933	4.2

Scott E. Wilson Consulting, Inc.	CGL_Medoro_43–101_14–Oct–09
October 14, 2009	sew

Colombia Goldfields Ltd.	Medoro Resources Ltd.
Technical Report – Marmato Zona Alta	Page 130

		To	Interval
Hole Number	From (meters)	(meters)	(meters)	Gold (g/t)	Silver (g/t)

MT-1075	39.20	41.20	2.00	0.472	7.4
MT-1076	4.45	10.50	6.05	3.00	7.7
MT-1076	61.72	65.90	4.18	3.51	16.1
MT-1077	23.50	31.40	7.90	0.391	4.4
MT-1077	53.50	60.00	6.50	0.631	11.7
MT-1077	96.30	104.30	8.00	0.308	3.4
MT-1077	122.30	142.00	19.70	0.662	8.7
MT-1077	148.20	152.00	3.80	0.700	7.7
MT-1078	5.45	7.50	2.05	0.673	7.4
MT-1078	11.50	19.50	8.00	0.377	4.9
MT-1078	23.50	27.50	4.00	0.519	7.3
MT-1078	33.50	37.70	4.20	0.395	3.3
MT-1079	8.70	38.20	29.50	0.677	3.4
MT-1079	42.20	50.20	8.00	0.452	1.4
MT-1080	2.55	15.90	13.35	0.794	7.0
MT-1080	21.95	24.00	2.05	0.383	2.1
MT-1080	40.10	69.00	28.90	0.456	2.9
MT-1080	147.00	149.00	2.00	0.303	0.4
MT-1080	155.00	161.00	6.00	0.744	2.2
MT-1080	165.00	177.00	12.00	0.610	7.4
MT-1080	205.00	207.00	2.00	0.941	0.6
MT-1080	227.00	229.00	2.00	1.023	13.0
MT-1080	257.00	259.00	2.00	0.423	1.2
MT-1080	267.00	273.55	6.55	0.850	0.3
MT-1080	294.00	295.60	1.60	0.936	1.2
MT-1080	299.00	324.20	25.20	0.462	2.4
MT-1081	237.00	239.00	2.00	0.374	7.5
MT-1081	246.30	248.30	2.00	0.340	0.6
MT-1081	276.30	278.30	2.00	0.350	8.5
MT-1081	318.00	320.00	2.00	0.454	0.5
MT-1081	330.00	341.50	11.50	1.407	5.3
MT-1081	353.50	357.50	4.00	0.324	1.9
MT-1081	359.50	361.00	1.50	0.434	4.9
MT-1081	375.00	377.00	2.00	0.330	2.2
MT-1081	403.00	405.00	2.00	0.401	5.6
MT-1081	427.00	435.00	8.00	1.976	12.0
MT-1081	441.00	453.00	12.00	0.540	4.9
MT-1081	461.00	467.00	6.00	0.476	2.8
MT-1081	477.00	481.00	4.00	0.638	3.1
MT-1081	485.00	487.00	2.00	0.339	0.5
MT-1081	499.00	501.00	2.00	0.415	1.1
MT-1082	13.50	27.00	13.50	1.185	6.6
MT-1083	57.50	75.25	17.75	0.816	4.5

Scott E. Wilson Consulting, Inc.	CGL_Medoro_43–101_14–Oct–09
October 14, 2009	sew

Colombia Goldfields Ltd.	Medoro Resources Ltd.
Technical Report – Marmato Zona Alta	Page 131

		To	Interval
Hole Number	From (meters)	(meters)	(meters)	Gold (g/t)	Silver (g/t)

MT-1083	77.30	83.00	5.70	0.429	2.9
MT-1083	167.00	175.45	8.45	1.082	6.4
MT-1083	187.45	201.00	13.55	0.833	3.5
MT-1084	97.00	99.00	2.00	0.312	7.8
MT-1084	111.00	117.00	6.00	0.36	5.67
MT-1084	149.00	165.00	16.00	0.33	2.69
MT-1084	187.00	209.20	22.20	0.79	4.15
MT-1085	12.00	44.00	32.00	0.816	4.4
MT-1085	50.00	56.05	6.05	0.312	6.6
MT-1085	62.05	66.00	3.95	0.504	5.0
MT-1086	2.80	39.50	36.70	0.408	5.8
MT-1086	57.50	63.50	6.00	0.393	1.2
MT-1086	91.50	111.90	20.40	1.533	7.7
MT-1086	117.30	123.30	6.00	0.308	2.5
MT-1086	143.30	145.30	2.00	0.362	2.2
MT-1086	233.60	235.50	1.90	0.563	4.0
MT-1086	269.00	275.00	6.00	0.398	1.7
MT-1086	300.55	306.00	5.45	1.944	13.6
MT-1086	317.00	341.50	24.50	1.394	5.9
MT-1086	353.50	355.50	2.00	0.311	1.3
MT-1087		No significant intervals
MT-1088	24.00	26.00	2.00	0.442	3.9
MT-1088	66.00	66.76	0.76	0.571	6.9
MT-1089	3.62	7.50	3.88	0.455	5.4
MT-1090	7.20	8.70	1.50	2.282	11.5
MT-1090	38.30	58.30	20.00	0.383	2.3
MT-1090	120.30	124.30	4.00	4.400	3.4
MT-1090	128.30	130.30	2.00	2.400	1.2
MT-1090	134.00	138.50	4.50	0.764	7.4
MT-1090	142.50	158.50	16.00	1.168	3.8
MT-1090	166.50	192.60	26.10	0.369	4.7
MT-1090	195.15	199.15	4.00	0.452	2.1
MT-1090	227.15	237.55	10.40	1.050	13.7
MT-1090	241.55	247.55	6.00	1.725	4.7
MT-1090	269.5	283.50	14.00	0.901	7.5
MT-1091	70.10	72.00	1.90	0.371	4.2
MT-1091	80.00	82.00	2.00	0.371	4.9
MT-1091	179.00	181.00	2.00	0.457	2.1
MT-1091	195.00	197.00	2.00	0.441	2.2
MT-1091	221.00	223.00	2.00	0.426	2.5
MT-1092	2.05	10.60	8.55	0.645	4.6
MT-1092	26.60	30.60	4.00	0.316	13.5
MT-1092	58.10	66.10	8.00	0.786	3.5

Scott E. Wilson Consulting, Inc.	CGL_Medoro_43–101_14–Oct–09
October 14, 2009	sew

Colombia Goldfields Ltd.	Medoro Resources Ltd.
Technical Report – Marmato Zona Alta	Page 132

		To	Interval
Hole Number	From (meters)	(meters)	(meters)	Gold (g/t)	Silver (g/t)

MT-1093	106.00	108.30	2.30	0.436	5.0
MT-1093	173.00	175.00	2.00	0.556	3.8
MT-1093	207.00	211.00	4.00	0.866	7.2
MT-1093	219.00	221.00	2.00	0.903	11.3
MT-1093	251.00	253.00	2.00	4.200	7.2
MT-1093	285.80	286.80	1.00	1.208	6.0
MT-1093	297.60	325.00	27.40	0.621	5.3
MT-1093	356.70	361.50	4.80	0.458	2.3
MT-1093	383.50	385.50	2.00	0.380	9.8
MT-1094		No significant intervals
MT-1095	27.30	29.30	2.00	0.685	2.9
MT-1095	48.60	77.65	29.05	0.696	2.4
MT-1095	81.65	87.65	6.00	0.397	1.7
MT-1095	95.65	105.80	10.15	0.682	1.3
MT-1095	109.30	113.30	4.00	0.625	2.3
MT-1095	129.30	133.00	3.70	0.364	2.3
MT-1095	156.00	161.45	5.45	0.359	0.8
MT-1095	169.45	171.55	2.10	0.331	0.9
MT-1095	189.55	193.55	4.00	0.956	3.9
MT-1095	197.55	263.55	66.00	0.608	4.2
MT-1095	269.55	329.85	60.30	1.014	4.2
MT-1095	333.85	335.85	2.00	0.321	1.9
MT-1095	345.85	347.85	2.00	0.345	3.3
MT-1096	42.00	44.00	2.00	0.479	4.7
MT-1096	108.00	116.00	8.00	0.461	3.9
MT-1097	31.00	35.00	4.00	0.360	7.8
MT-1097	61.00	65.00	4.00	0.696	9.5
MT-1097	73.00	75.00	2.00	0.461	1.4
MT-1097	99.00	103.00	4.00	3.532	4.2
MT-1097	148.00	158.80	10.80	0.798	7.2
MT-1098	49.00	93.00	44.00	0.556	4.1
MT-1098	129.50	133.52	4.02	0.328	1.0
MT-1098	192.50	196.60	4.10	0.418	3.4
MT-1098	214.60	219.00	4.40	0.668	4.6
MT-1098	234.00	240.00	6.00	0.348	1.5
MT-1098	252.00	260.00	8.00	0.436	1.7
MT-1098	268.00	276.00	8.00	1.782	4.9
MT-1098	302.00	308.00	6.00	0.386	5.6
MT-1099	9.30	32.68	23.38	1.589	9.4
MT-1100	29.80	31.00	1.20	5.867	3.9
MT-1100	70.20	72.20	2.00	0.315	3.4
MT-1100	78.20	86.00	7.80	0.851	9.3
MT-1101	2.50	10.50	8.00	0.687	14.4

Scott E. Wilson Consulting, Inc.	CGL_Medoro_43–101_14–Oct–09
October 14, 2009	sew

Colombia Goldfields Ltd.	Medoro Resources Ltd.
Technical Report – Marmato Zona Alta	Page 133

		To	Interval
Hole Number	From (meters)	(meters)	(meters)	Gold (g/t)	Silver (g/t)

MT-1101	14.50	16.50	2.00	0.876	6.5
MT-1101	40.60	42.50	1.90	0.353	11.1
MT-1101	49.60	59.50	9.90	0.472	2.7
MT-1101	73.60	76.60	3.00	0.995	9.7
MT-1102	8.70	63.60	54.90	1.131	10.2
MT-1103	6.70	8.70	2.00	1.016	4.5
MT-1103	34.70	36.70	2.00	0.489	1.7
MT-1103	40.70	42.70	2.00	0.435	5.9
MT-1104	15.10	23.10	8.00	0.408	20.5
MT-1104	101.10	107.10	6.00	0.328	2.6
MT-1104	117.10	121.10	4.00	1.370	8.7
MT-1104	132.50	136.50	4.00	1.067	4.1
MT-1104	154.50	232.00	77.50	1.233	6.1
MT-1105	161.35	167.35	6.00	0.691	2.1
MT-1105	175.35	185.35	10.00	0.837	8.4
MT-1106	12.50	14.50	2.00	0.376	3.4
MT-1106	98.00	100.00	2.00	0.315	3.7
MT-1106	146.00	148.00	2.00	0.336	2.8
MT-1106	152.00	164.00	12.00	0.351	2.4
MT-1106	170.00	172.00	2.00	1.029	3.0
MT-1106	184.00	208.00	24.00	0.397	5.4
MT-1106	210.00	216.00	6.00	0.311	2.4
MT-1106	226.00	228.00	2.00	0.665	4.1
MT-1106	240.00	250.00	10.00	0.305	2.3
MT-1106	256.00	274.00	18.00	0.396	3.0
MT-1106	282.00	290.00	8.00	0.303	2.7
MT-1106	296.00	298.00	2.00	0.322	0.3
MT-1106	310.00	314.00	4.00	0.950	7.3
MT-1106	344.00	346.00	2.00	0.463	0.4
MT-1106	351.60	358.50	6.90	0.413	20.8
MT-1107	38.50	61.50	23.00	0.562	7.3
MT-1108	155.00	167.00	12.00	0.518	3.2
MT-1108	173.00	201.00	28.00	0.477	2.4
MT-1108	231.00	242.20	11.20	0.618	3.0
MT-1108	264.20	270.20	6.00	0.503	4.8
MT-1108	333.00	359.00	26.00	0.402	1.8
MT-1108	397.00	404.45	7.45	0.410	1.7
MT-1109	247.30	253.10	5.80	1.167	1.4
MT-1109	265.10	275.10	10.00	0.402	0.7
MT-1109	341.10	361.10	20.00	0.910	5.1
MT-1109	365.10	375.10	10.00	0.385	1.1
MT-1110	143.75	151.75	8.00	0.328	2.1
MT-1111	245.40	251.50	6.10	0.363	5.7

Scott E. Wilson Consulting, Inc.	CGL_Medoro_43–101_14–Oct–09
October 14, 2009	sew

Colombia Goldfields Ltd.	Medoro Resources Ltd.
Technical Report – Marmato Zona Alta	Page 134

		To	Interval
Hole Number	From (meters)	(meters)	(meters)	Gold (g/t)	Silver (g/t)

MT-1111	283.50	291.15	7.65	0.345	7.6
MT-1112	Results pending
MT-1113	5.80	11.20	5.40	0.406	4.1
MT-1113	19.70	21.70	2.00	0.557	9.6
MT-1113	27.70	29.70	2.00	0.310	1.5
MT-1113	65.70	94.90	29.20	0.534	6.6
MT-1113	100.90	102.90	2.00	0.314	10.9
MT-1113	106.90	108.90	2.00	0.348	3.4
MT-1114	144.50	183.80	39.30	0.443	2.7
MT-1115	3.50	5.40	1.90	0.306	7.8
MT-1115	98.50	102.55	4.05	0.331	3.4
MT-1115	132.50	166.50	34.00	1.387	9.8
MT-1115	184.50	188.50	4.00	4.862	5.0
MT-1115	210.50	262.10	51.60	0.531	4.2
MT-1116		No significant intervals
MT-1117	162.20	172.20	10.00	0.339	6.4
MT-1117	180.20	219.50	39.30	0.399	4.8
MT-1117	290.30	316.30	26.00	0.388	3.5
MT-1117	346.35	356.40	10.05	0.460	2.4
MT-1117	362.40	370.40	8.00	0.406	4.8
MT-1118		No significant intervals
MT-1119	37.20	46.10	8.90	0.533	2.3
MT-1119	103.20	113.30	10.10	1.270	10.0
MT-1119	185.40	194.60	9.20	0.344	2.0
MT-1119	221.35	231.35	10.00	1.053	2.0
MT-1120	139.70	160.60	20.90	0.314	5.6
MT-1120	178.00	188.00	10.00	0.464	9.2
MT-1120	218.00	230.00	12.00	0.507	7.3
MT-1121		No significant intervals
MT-1122	3.25	11.00	7.75	0.417	8.4
MT-1122	66.50	75.45	8.95	0.509	5.3
MT-1122	150.50	160.50	10.00	0.423	0.9
MT-1122	168.50	182.50	14.00	0.346	4.1
MT-1122	210.50	232.50	22.00	1.597	4.1
MT-1023		No significant intervals
MT-1024		No significant intervals
MT-1125	55.60	67.60	12.00	0.499	1.8
MT-1125	72.10	81.10	9.00	1.521	9.2
MT-1126		No significant intervals
MT-1127	151.50	159.50	8.00	0.348	6.7
MT-1128	74.50	174.50	100.00	0.470	2.7
MT-1128	279.50	293.50	14.00	0.390	4.2
MT-1129	68.70	74.70	6.00	0.302	7.5

Scott E. Wilson Consulting, Inc.	CGL_Medoro_43–101_14–Oct–09
October 14, 2009	sew

Colombia Goldfields Ltd.	Medoro Resources Ltd.
Technical Report – Marmato Zona Alta	Page 135

		To	Interval
Hole Number	From (meters)	(meters)	(meters)	Gold (g/t)	Silver (g/t)

MT-1130		No significant intervals
MT-1131	Results pending
MT-1132	237.55	253.40	15.85	0.390	10.9
MT-1132	328.75	360.20	31.45	0.370	8.4
MT-1133	Results pending
MT-1034		No significant intervals
MT-1135	56.50	77.50	21.00	0.991	4.7
MT-1136	Results pending
MT-1137	Results pending
MT-1138	142.90	180.90	38.00	0.347	3.5
MT-1138	190.90	234.90	44.00	1.479	9.6
MT-1138	244.90	280.70	35.80	1.356	7.7
MT-1139	113.50	120.15	6.65	0.409	9.1
MT-1140	Results pending
MT-1141		No significant intervals
MT-1142	Results pending
MT-1143	72.00	88.00	16.00	4.947	4.5
MT-1143	110.00	122.25	12.25	0.604	2.9
MT-1143	226.00	302.00	76.00	1.027	3.4
MT-1144	168.38	184.00	15.62	0.564	8.6
MT-1144	230.00	236.00	6.00	0.773	4.3
MT-1144	270.00	301.50	31.50	0.835	4.5
MT-1145	94.70	106.70	12.00	1.000	3.0
MT-1146	4.51	16.30	11.79	0.439	10.2
MT-1146	94.00	100.00	6.00	0.446	5.2
MT-1147	179.70	185.70	6.00	0.502	3.5
MT-1147	540.90	554.70	13.80	1.072	24.4
MT-1148	10.00	20.00	10.00	0.351	6.1
MT-1148	152.50	162.00	9.50	0.628	4.3
MT-1148	228.00	239.00	11.00	0.857	7.5
MT-1149		No significant intervals
MT-1150		No significant intervals
MT-1151	33.00	40.61	7.61	0.402	5.0
MT-1151	49.09	65.00	15.91	0.617	10.8
MT-1151	33.00	40.61	7.61	0.402	5.0
MT-1151	49.09	65.00	15.91	0.617	10.8
MT-1151	33.00	40.61	7.61	0.402	5.0
MT-1151	49.09	65.00	15.91	0.617	10.8
MT-1152	163.75	177.90	14.15	0.305	5.0
MT-1152	199.90	219.50	19.60	0.640	12.1
MT-1153	60.70	68.58	7.88	0.343	1.6
MT-1154	13.70	18.90	5.20	0.410	7.6
MT-1154	22.50	40.80	18.30	0.915	10.5

Scott E. Wilson Consulting, Inc.	CGL_Medoro_43–101_14–Oct–09
October 14, 2009	sew

Colombia Goldfields Ltd.	Medoro Resources Ltd.
Technical Report – Marmato Zona Alta	Page 136

		To	Interval
Hole Number	From (meters)	(meters)	(meters)	Gold (g/t)	Silver (g/t)

MT-1154	46.80	54.80	8.00	0.749	4.4
MT-1154	82.80	92.00	9.20	1.079	5.9
MT-1155	167.10	179.10	12.00	0.333	8.2
MT-1155	264.35	278.35	14.00	0.403	1.5
MT-1155	316.35	322.35	6.00	0.896	2.3
MT-1155	421.50	429.50	8.00	0.436	6.8
MT-1155	465.00	471.00	6.00	1.028	1.0
MT-1155	526.10	538.20	12.10	0.371	1.8
MT-1156	300.05	305.80	5.75	0.385	2.1
MT-1156	313.80	329.80	16.00	0.399	20.5
MT-1156	371.60	389.60	18.00	0.577	6.6
MT-1156	403.60	433.20	29.60	0.561	4.2
MT-1157	287.70	297.75	10.05	0.499	11.0
MT-1157	307.00	349.25	42.25	1.119	3.5
MT-1157	389.40	400.25	10.85	0.938	7.7
MT-1157	512.25	522.25	10.00	0.413	1.8
MT-1158		No significant intervals
MT-1159	111.00	153.00	42.00	0.332	3.4
MT-1160	37.80	47.80	10.00	1.356	15.5
MT-1160	75.80	133.80	58.00	0.525	3.6
MT-1160	203.80	211.80	8.00	0.680	4.2
MT-1160	249.80	263.80	14.00	0.460	2.1
MT-1160	279.80	291.80	12.00	0.846	5.1
MT-1160	295.80	309.80	14.00	2.053	4.9
MT-1161	113.38	144.10	30.72	0.665	5.1
MT-1162	96.10	137.30	41.20	0.300	2.1
MT-1163	84.00	90.00	6.00	0.319	12.3
MT-1163	84.00	90.00	6.00	0.319	12.3
MT-1164	44.30	50.15	5.85	1.258	26.1
MT-1165	161.74	167.77	6.03	0.411	3.3
MT-1166	Results pending
MT-1167	54.00	59.13	5.13	1.760	18.8
MT-1167	250.18	259.00	8.82	1.696	7.2
MT-1167	312.72	328.80	16.08	0.448	9.8
MT-1167	333.20	342.50	9.30	1.233	7.1
MT-1167	399.00	419.00	20.00	0.570	4.8
MT-1167	461.77	473.80	12.03	0.310	2.4
MT-1168	182.00	194.00	12.00	0.986	4.0
MT-1168	202.00	218.00	16.00	0.369	2.4
MT-1168	384.50	392.50	8.00	0.303	0.8
MT-1169	3.04	23.81	20.77	0.683	2.1
MT-1169	37.80	85.30	47.50	0.470	2.7
MT-1169	194.80	200.80	6.00	0.482	6.9

Scott E. Wilson Consulting, Inc.	CGL_Medoro_43–101_14–Oct–09
October 14, 2009	sew

Colombia Goldfields Ltd.	Medoro Resources Ltd.
Technical Report – Marmato Zona Alta	Page 137

		To	Interval
Hole Number	From (meters)	(meters)	(meters)	Gold (g/t)	Silver (g/t)

MT-1169	214.80	222.80	8.00	0.314	1.9
MT-1169	278.90	288.90	10.00	0.366	2.2
MT-1170	76.48	82.48	6.00	0.498	7.4
MT-1171	Results pending
MT-1172	Results pending
MT-1173	Results pending
MT-1174		No significant intervals
MT-1175	12.19	17.31	5.12	0.410	3.3
MT-1175	39.62	46.67	7.05	0.634	4.2
MT-1175	52.67	58.67	6.00	0.522	2.4
MT-1175	66.67	72.23	5.56	1.162	7.9
MT-1175A	52.67	60.67	8.00	0.809	3.9
MT-1175A	66.67	74.20	7.53	0.984	4.8
MT-1175A	80.20	88.20	8.00	0.529	3.9
MT-1175A	133.20	143.20	10.00	0.796	5.3
MT-1176		No significant intervals
MT-1177	Results pending
MT-1178	Results pending
M-1179	Results pending
MT-1180		No significant intervals
MT-1181	0.00	13.41	13.41	0.353	12.4
MT-1181	32.00	88.00	56.00	0.460	7.9
MT-1181	107.60	142.60	35.00	0.321	4.7
MT-1181	152.60	204.62	52.02	0.342	4.3
MT-1182	Results pending
MT-1183	38.50	92.54	54.04	0.404	3.4
MT-1184	0.00	6.00	6.00	0.487	6.0
MT-1184	16.00	22.00	6.00	0.316	3.4
MT-1184	78.58	108.00	29.42	0.641	4.2
MT-1184	122.00	140.00	18.00	1.926	8.7
MT-1184A	Results pending
MT-1185	45.00	92.05	47.05	0.438	3.3
MT-1185	187.30	299.31	112.01	0.615	3.4
MT-1186	66.0	72.0	6.00	0.342	8.7
MT-1186	240.79	249.02	8.23	0.321	11.5
MT-1186	Partial results pending
MT-1187		No significant intervals
MT-1188	49.07	57.60	8.53	0.966	10.9
MT-1188	267.25	282.24	14.99	0.414	1.7
MT-1189	8.00	41.70	33.70	0.384	3.8
MT-1189	70.50	152.00	81.50	0.603	2.6
MT-1189	166.00	184.00	18.00	0.458	2.6
MT-1189	198.00	212.00	14.00	0.304	3.8

Scott E. Wilson Consulting, Inc.	CGL_Medoro_43–101_14–Oct–09
October 14, 2009	sew

Colombia Goldfields Ltd.	Medoro Resources Ltd.
Technical Report – Marmato Zona Alta	Page 138

		To	Interval
Hole Number	From (meters)	(meters)	(meters)	Gold (g/t)	Silver (g/t)

MT-1189	299.00	313.00	14.00	0.349	3.8
MT-1189	416.50	422.60	6.10	0.357	3.0
MT-1190	Results pending
MT-1191	213.50	219.50	6.00	0.501	5.1
MT-1191	259.50	269.50	10.00	0.336	3.8
MT-1191	295.50	389.50	94.00	0.877	8.4
MT-1191	447.50	476.70	29.20	0.815	5.9
MT-1192		No significant intervals
MT-1193	Results pending
MT-1194	55.00	61.00	6.00	0.978	3.3
MT-1195	Results pending
MT-1196	231.20	240.33	9.13	0.409	4.5
MT-1197	1.52	8.50	6.98	0.387	16.1
MT-1198	1.52	9.14	7.62	0.514	13.6
MT-1199	53.12	107.90	54.78	0.733	9.1
MT-1200	10.66	131.70	121.04	1.055	7.5
MT-1200	211.20	251.46	40.26	0.602	3.7
MT-1201		No significant intervals
MT-1202	0.00	9.75	9.75	0.363	4.0
MT-1203		No significant intervals

Scott E. Wilson Consulting, Inc.	CGL_Medoro_43–101_14–Oct–09
October 14, 2009	sew

Colombia Goldfields Ltd.	Medoro Resources Ltd.
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SAMPLING METHOD AND APPROACH

From December 2005 to 2008, CGL has taken rock channel samples from all accessible underground mines. Cross-cuts were sampled in continuous channel samples where possible; however, timbering or poor ground conditions often necessitated changing from one rib of the cross-cut to the other. Individual channel samples were also were taken of faces, veins, and at systematic intervals on the backs, where accessible. For the face samples, separate samples were cut for hanging wall, vein and foot wall; in the cases when no discreet vein was present a single stockwork sample was taken.

During the first phase of underground sampling between December, 2005 and May, 2006, samples were cut by hand. These samples were taken with hammers and chisels in sampling channels up to 2.0 m long by 5 cm wide and 1 cm deep. Due to concern regarding the sample quality, many of these samples were subsequently repeated using a hand-held core saw, but analyses from some hand-cut samples have been retained where it was not possible to gain access to the mines due to a collapse of the workings. This work is ongoing.

Subsequently all underground samples were taken by saw-cut, and the original hand-cut samples were resamples, as far as accessibility permitted. The hand-held rock-saw was powered by a small gasoline generator placed outside the mine portal. Samples were up to a maximum of 2 m long but preference was given to geological contacts therefore the sample length could be less than 2 m. The surface to be sampled was cleaned and then the individual samples were marked by a geologist. Two horizontal parallel cuts were made across the length of the sample about 6 to 8 cm apart and 2 cm deep. Then a series of vertical cuts 10 cm apart were made to facilitate breaking the rock. After these cuts were completed the rock sample was broken using a hammer and chisel, and collected in a sample bag. The sample width and depth was designed to give a sample weight similar to a split HQ drill core sample.

For diamond drill core sampling, the drilling contractors remove the core from the core barrel and place the core in wooden core boxes. Wooden depth makers (“tacos”), were marked by the driller and placed at the end of each drill run. Lids were nailed onto the core boxes once they are filled. CGL geologists or the field technicians took possession of the boxed drill core at the drilling platform and were responsible for transporting it to the CGL core shack at Marmato. Most of the drill platforms were not accessible by road and core boxes were carried by mule or by men to the nearest road or trail, and then transported to the core shack using either a pickup truck or a quad bike with trailer.

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At the core shack the core was washed and the boxes marked with the the box number, drilling interval and other data by a technician, and digital photographs of pairs of core boxes were taken (Figure 12.1) .

Figure 12.1 Photograph of Cleaned Core after Reception at the CGL Camp at Marmato

Three core logs were made in the following order: geotechnical; geological with determination of sample intervals; then a mineral content log based on the sample intervals. The sample lengths were generally 2 m; however, priority was given to veins and geological contacts so that sample lengths can be less than this. In zones of poor recovery samples were taken of drill runs, as identified by the drill markers , as it is not possible to determine depths within these zones. Thus sample lengths may be less than or more than 2.0 m in zones of poor recovery or adjacent to voids. The minimum sample length is 0.50 m and is usually o f a vein or veins. Once core logging was completed, the sample details were written on printed sample cards with consecutive numbering and the tear-off numbers (tags) were stapled to the core box at the beginning of each sample interval. The geologist then marked a cut-line along the axis of the core to ensure that the core is cut perpendicular to the dominant vein and veinlet orientation to ensure that they are sampled equally. Core was cut in half lengthwise by diamond saw and one half placed in a plastic or cloth sample bag with an outer bag for security. One of the sample tags was placed in the inner bag along with the sample; the other sample tag was stapled to the dividers in the box. The sample number was also written on both the inner and outer bags with indelible marker pen and the sample bag was sealed with a plastic cable tie. The other half of the core was left in the core box for reference. The core was photographed again after being cut and sampled (Figure 12.2) .

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Figure 12.2 Photograph of Same Core Interval as in Figure 12.1 after it has been Logged and Cut

The core boxes were transported by a CGL vehicle to a CGL warehouse in Medellín for permanent storage. The Medellín warehouse was set up in 2007 because of the lack of storage space at Marmato. In 2008, the samples were moved to a larger warehouse facility in Medellín. Samples of the cuttings were taken from the core saw tray and sludge samples were taken from the sumps used to settle out fine solids from the drill water. The settling tanks were installed as part of the environmental management plan for drilling. The core intervals to which these samples correspond were recorded so that the cuttings and sludge sample grades can be compared with the average grade for the interval.

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SAMPLE PREPARATION, ANALYSES AND SECURITY

It is SEWC’s opinion based on a general and specific assessment of the CGL drill core and channel sample data that the quality for the drill core and channel samples used in the current resource estimate to date meets accepted industry standards and the CGL core drilling and channel sampling is believed to be representative of the areas examined.

Drill core and saw-cut channel samples were prepared by Inspectorate America Corporation (Inspectorate) and SGS Colombia S.A. (SGS) in sample preparation facilities in Medellín with the sample pulps either sent to the USA or Peru for analysis.

The primary laboratory used for the samples in the drill and underground sampling programs was Inspectorate (ISO 9001:2000 and ISO 9002:1994 certified) with a sample preparation laboratory in Medellín, and analytical laboratories in Sparks, Nevada, USA and Lima, Peru. The Sparks analytical laboratory was used until late 2007 however, considerable QA/QC problems were experienced during 2007 as well as long delays in turnaround time, and since late 2007 the Lima analytical laboratory has been used. The analyses from Inspectorate’s Sparks laboratory which failed QA/QC were repeated at the same laboratory a second and sometimes a third time, resulting in considerable additional delays. Other samples analyzed initially at Inspectorate’s Sparks laboratory were re-analyzed at Inspectorate’s Lima, Peru laboratory. Only sample batches that passed QA/QC were accepted and used in the resource estimation. Inspectorate is used as the laboratory for check and replicate assays of samples analyzed initially at SGS del Peru S.A.C in Callao, Lima, Peru.

The secondary laboratory used was SGS (ISO 9001 certified) at a sample preparation facility in Medellín, and at their analytical laboratory run by SGS del Perú S.A.C., El Callao, Lima. SGS was used for the backlog of samples in late-2007 and for check and replicate assays of samples analyzed initially at Inspectorate. They were also used as the primary laboratory for the Caramanta exploration program samples.

Sample preparation and analysis was put on hold when the drill program was suspended in September, 2009, and was resumed in July 2009 in order to carry out a new mineral resource estimation (this report).

Prior to the opening of the Inspectorate and SGS sample preparation laboratories in Medellín in August, 2006 and November, 2007, respectively there were no internationally certified sample preparation laboratories for mineral exploration in Colombia. At the start of exploration work by CGL all samples had to be sent to other countries to be prepared and analyzed. Entire rock samples were sent by air to Inspectorate in Sparks, Nevada, for preparation and analysis, or to ALS Chemex in Quito, Ecuador (ISO 9001:2000 and ISO 17025:2005 certified) for preparation, with analysis by ALS Chemex in Lima. ALS Chemex in Reno, Nevada was also used for some check analyses. Some later samples were prepared by SGS at a sample preparation facility in its coal laboratory in Barranquilla, Colombia, and sample pulps were sent to its laboratory in Lima for analysis. The samples prepared in overseas laboratories were the initial underground samples and surface samples.

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13.1

SAMPLE SECURITY AND CHAIN OF CUSTODY

The Chain of Custody procedures for sample security were set up for CGL by Dr. Stewart Redwood in December, 2005 (with the latest update in August 2009).

Samples collected in underground mines or in the field were collected by CGL geologists and field technicians and were transported to the core logging facility in the Marmato camp by vehicle. The samples were collected in plastic or cloth bags and were double bagged. The sample description was written on a printed sample card with consecutive numbering and a tear-off number tag to insert in the sample bag. The sample number was also written on both the inner and outer bags with indelible marker pen. The sample bag was sealed with a plastic cable tie.

At the beginning of the CGL sampling program (2005 to 2006), the sample numbers were made up in the field. For example 126GG01T was made up of mine number or project code (126), sampler (GG), sample point (01) and sample type (T); or PA1005 was made up of the project code (PA) and consecutive sample number (1005). The sample description was written in a field notebook which was later transcribed into Excel. The sample number was written on a piece of flagging tape which was inserted in the sample bag as the ticket. In addition, the sample number was written with indelible marker pen on both the plastic bag and the cloth bag. This system was replaced by consecutive numbering in 2006 when sample cards were printed. The samples numbered using the initial numbering system are comprised of the early hand-cut underground mine samples, surface samples and some Caramanta exploration rock samples.

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The drilling contractors removed core from the core barrel manually (i.e.., the core was not pumped from the core barrel) and placed the core in a 3 m long channel made from drilling casing cut longitudinally. The core was lightly cleaned with a brush and water to remove drilling additives while the additives were still wet. Significant care was taken to avoid washing fines away from the core. The cleaned core was then placed in wooden core boxes for shipment. CGL geologists or field technicians took possession of the drill core in the boxes at the drill platform and were responsible for transporting it to the CGL core shack. Since most of the drill platforms were not accessible by road the core boxes were carried by mule or by men to the to designated drop-off points for pick-up and transport to the core shack either by pickup truck or quad bike with trailer.

Once the core was logged, the CGL geologists marked the sample intervals on the core and marked a cut-line along the axis of the core. The sample details were written on consecutively-numbered, printed sample cards. The cut-line was oriented so as to, as far as possible, cut the core perpendicular to sulfide-bearing veins and fractures. Core was cut in half length-wise by diamond saw with one half placed in a plastic or cloth sample bag with an outer bag for security and the other half was returned to the core box. One of the tear-off numbers was inserted in the sample bag; the other tear-off number was stapled into the core box. The sample number was also written on both the inner and outer bags with permanent marker. The sample bag was sealed with a plastic cable tie. The half of the core which is left in the core box is a reference sample available either for re-logging or quarter cutting if necessary. After the core was logged and cut, the core box tops were nailed back on the core boxes and the core boxes were stored in a portion of the logging area that was locked after normal working hours (Figure 13.1) . The boxes were transported by a CGL vehicle to a CGL warehouse in Medellín for storage. The warehouse was set up in late-2007 due a lack of storage space at Marmato. Subsequently, in early 2008, the samples were moved to a larger warehouse in Medellín.

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Figure 13.1 CGL Core Logging Facilities at Marmato

All bagged and numbered samples were stored in a secure storage facility at the core logging facility at CGL’s camp in Marmato. This storage area is a roofed enclosure with wire mesh fence walls and two doors which are padlocked at night. The CGL camp was under constant supervision by a private security company and two guard dogs. All movement to and from the CGL camp was controlled by the private security company. The key to the secure storage area was held by the camp security guard. In addition, the camp has a perimeter fence and one single access gate controlled by a 24-hour security guard.

In preparation for shipment, samples were packed into nylon rice sacks with approximately 5 samples per rice sack. The shipments were accompanied with the requisite laboratory submittal forms and were transported by CGL vehicle to the CGL warehouse in Medellín. It is important to note that although at times the logged core boxes were transported to the CGL warehouse in Medellín by an independent transportation company, the assay samples were always transported by CGL vehicle. The samples were received by CGL technicians at the CGL warehouse and verified against the submittal form. Each drill hole was a single sample submittal. Samples were accumulated in the warehouse, if necessary, until a hole was completed. Once all of the samples from a single drill hole had arrived in the warehouse, the drill hole, in its entirety, was loaded into the CGL vehicle for transportation to the preparation facilities of either Inspectorate or SGS. Upon reception at the sample preparation facility, the laboratory company checked that the samples received matched the work order and signed that it had accepted the samples.

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Once the sample preparation was completed, the laboratory dispatchet the sample pulps by courier to their overseas laboratory. The laboratories were instructed to retain excess sample pulps after analysis which can be used in the event that check analyses are requested by CGL.

The coarse sample rejects and sample pulps from the preparation facilities in Medellín were picked up by CGL technicians during routine sample shipments to the preparation facilities. The coarse rejects and pulps were returned to the CGL sample warehouse in Medellín for long-term storage.

13.2

SAMPLE PREPARATION

The sample preparation at the Inspectorate laboratory in Medellín consisted of drying the entire sample and crushing it to >70% passing -10 mesh by jaw crusher and roll mill. This was later changed to >85% passing -10 mesh using a TM Terminator Jaw Crusher. A split of 250 to 500 g was then obtained using a Jones splitter and was pulverized to >80% passing -150 mesh with Labtech LM2 pulverizing ring mill. Tested barren silica sand was used as a clean wash between each sample in pulverization.

The sample preparation procedures at the SGS laboratory in Medellín comprised drying the sample, crushing the entire sample in two stages to -6 mm and -2 mm by jaw crusher (>95% passing), riffle splitting the sample to 250 g to 500 g, and pulverizing the split to >95% passing -140 mesh in 800 cc chrome steel bowls in a Labtech LM2 vibrating ring mill (preparation code 321).

The sample preparation method at the Inspectorate laboratory in Sparks, Nevada was to dry and crush the entire sample to greater than (>) 85% passing -10 mesh by TM Terminator Jaw Crusher, spilt 250 g to 300 g using a Jones splitter and pulverize this to >90% passing -150 mesh with a Labtechniques LM2 pulverizing ring mill. Tested barren silica sand was used as a clean wash between each sample in pulverization (rock chip 0-10 lbs method).

The sample preparation procedure at the ALS Chemex laboratory in Quito was to log the sample into the tracking system, weigh, dry, crush the entire sample to >70% passing 2 mm, split off up to 1.5 kg and then pulverize the split to >85% passing 75 microns (code PREP-32).

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The sample preparation procedure at the SGS Colombia S.A. facility in Barranquilla was to dry the sample, crush the entire sample in two stages to -6 mm and -2 mm by jaw crusher (>95% passing), riffle split 250 g to 500 g, and pulverize the split to >95% passing -140 mesh in 800 cc chrome steel bowls in a Labtech LM2 vibrating ring mill (preparation code 321).

13.3

SAMPLE ANALYSIS

The Inspectorate laboratory in Lima analyzed the samples for gold by fire assay with a one assay tonne (29.2 g) sample and AA finish (detection limits 0.005 ppm to 3 ppm, method FA/AAS). Silver was analyzed by aqua regia digestion and AA finish (method AA, detection limits 0.2 ppm to 200.0 ppm). Over-limit gold assays (above 3,000 ppb or 3.0 ppm) were repeated by fire assay (1 assay ton, 29.2 g) with gravimetric finish (method Au FA/GRAV). Samples above a 200 g/t silver upper limit of detection were repeated by fire assay (1 assay ton, 29.2 g) with gravimetric finish (method Ag FA/GRAV). Samples were analyzed for multiple elements by aqua regia digestion and inductively coupled plasma (ICP) finish (32 Element ICP Package for Ag, Al*, As, Ba*, Bi, Ca*, Cd, Co, Cr*, Cu, Fe, Hg, K*, La*, Mg*, Mn, Mo, Na*, Ni, P, Pb, S*, Sb*, Se, Sn*, Sr*, Te*, Ti, Tl*, V, W, Zn). Inspectorate states that for elements marked * the digestion is partial in aqua regia in most silicate matrices and the analysis is partial. Over- limit zinc and lead analyses (>10,000 ppm) were rereun by aqua regia digestion and AA. Multielement analyses were not carried out on the final batches of samples.

The Inspectorate laboratory in Sparks, Nevada analyzed samples for gold and silver by fire assay (FA) using a one assay ton (29.2 g) sample with an AA finish for gold (detection limits 2 ppb to 3,000 ppb) and AA finish for silver (detection limits 0.1 ppm to 200 ppm) (method Au, Ag FA/AA/AAS). Over-limit gold assays (above 3,000 ppb or 3.0 g/t) were repeated by fire assay with gravimetric finish (method Au FA/GRAV). Samples above a 200 ppm silver upper limit of detection were repeated by fire assay with gravimetric finish (method Ag FA/GRAV). Samples were analyzed for multielements by aqua regia digestion and ICP finish (30 Element ICP Package for Ag, Al*, As, B*, Ba*, Bi, Ca*, Cd, Co, Cr*, Cu, Fe, Hg, K*, La*, Mg*, Mn, Mo, Na, Ni, P, Pb, Sb*, Se, Sr*, Ti, Tl*, V, W, Zn). Inspectorate states that for elements marked * the digestion is partial in aqua regia in most silicate matrices and the analysis is partial. Overlimit zinc and lead analyses (>10,000 ppm) were rereun by aqua regia digestion and AA.

SGS del Perú S.A.C. analyzed samples for gold by fire assay (30 g sample) with an AA finish (code FAA313; detection limits 0.005 ppm to 10 ppm), and for silver with an aqua regia digestion and an AAS finish (code AAS12CP), or 3-acid digestion with AAS finish (code AAS42C); detection limits in both are 0.3 ppm to 500 ppm). Multielement geochemical analyses were done by two different methods. One method (ICM40B) uses a four acid digestion and both both ICP-AES and ICP-MS for 50 elements (Ag, Al, As, Ba*, Be*, Bi, Ca*, Cd, Ce, Cr*, Co, Cs, Cu, Fe*, Ga*, Ge*, Hf*, In*, K*, La*, Li*, Lu*, Mg*, Mn*, Mo, Na*, Nb*, Ni*, P*, Pb, Rb*, S*, Sb, Sc*, Se, Sn*, Sr*, Ta*, Tb, Te*, Th*, Ti*, Tl*, U*, V*, W*, Y*, Yb*, Zn*, Zr*). The second method (ICP12B) uses a two acid (HNO3 and HCl) digestion and both ICP-AES and ICP-MS for 38 elements (Ag, Al, As, Ba*, Be*, Bi, Ca*, Cd, Co, Cr*, Cu, Fe*, Ga*, Hg, K*, La*, Mg*, Mn*, Mo, Na*, Nb*, Ni*, P*, Pb, S*, Sb, Sc*, Sn*, Sr*, Ti*, Tl*, V*, W*, Y*, Zn*, Zr*). SGS indicates that the analysis is partial for elements marked * and depends on the mineralogy. Over limit gold values were repeated by fire assay with a gravimetric finish (method FAG303) and a lower limit of detection of 0.02 g/t. Silver grades above 100 ppm and zinc grades above 1% were repeated by four acid digestion and atomic absorption (method AAS41B). Gold and silver for some samples was by fire assay and gravimetry on 30 g (method FAG323 with lower limit of detection of 0.03 g/t gold and 0.03 g/t silverAg).

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13.4

QUALITY ASSURANCE/QUALITY CONTROL (QA/QC)

The sampling and QA/QC procedures for CGL were set up by Dr. Stewart Redwood in December, 2005 (updated most recently in August, 2009). Full QA/QC procedures were conducted from August 1, 2006 and were used for the drilling program and the underground sampling program. Appendix 1 contains a copy of the updated QA/QC procedures as outlined and initiated by Dr. Stewart Redwood for CGL.

The routine QA/QC program at Marmato comprises certified standard reference materials (CSRM), quartz sand blanks, preparation duplicates (PD), field duplicates (FD) and check and replicate assays. The CSRM, quartz sand blanks and preparation and field duplicate samples make up that portion of the QA/QC program which provides ongoing monitoring of the geochemical laboratories. The check assay and replicate assay samples are submitted at longer time intervals (less frequently) and provide a secondary control on the accuracy of the geochemical data. Additional aspects of the QA/QC program include screen metallic test work done in an attempt to prove or disprove the presence of a nugget effect in Marmato mineralization and comparison of saw-cut with hammer and chisel cut underground samples.

The routine QA/QC samples are inserted into the sample stream on the basis of every 100 samples. Currently, within each 100 sample numbers, there are 5 CSRM, 2 quartz sand blanks, 2 PD samples and 2 FD samples. Thus every 100 samples contain, on average, 89 unknowns and 11 QA/QC samples (12%) which agrees with the best practices guidelines currently circulating within the industry. At the inception of the QA/QC program there were only 2 CSRM samples per 100 samples. However, as a result of analytical problems at the Inspectorate analytical facility in Sparks, the number of CSRM was increased from 2 to 5 per 100 sample numbers. This ensures that there is one CSRM in each “tray” of 20 samples that are loaded into the fire assay oven.

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Sample numbers for CSRM and preparation and field duplicate samples are determined using a random number generator. This avoids bias or a periodicity in the location of the QA/QC samples within the overall sample stream. Random numbers are generated by the geologist using the random number function in Microsoft Excel and they assigned as follows:

  The random number function in Microsoft Excel produces a random number between 0 and 1.

  For the CSRM, 5 random numbers are generated and the resulting random numbers are multiplied by 100 to produce 5 random numbers between 1 and 100.

  For the FD samples, 2 random numbers are generated and these resulting random numbers are multiplied by 100 to produce 2 random numbers between 1 and 100.

  For the PD samples, 2 random numbers are generated and these resulting random numbers are multiplied by 100 to produce 2 random numbers between 1 and 100.

  In all cases the random numbers thus generated are added to the minimum number in that sequence of sample numbers (e.g., in the sequence of 100 sample numbers from D02301 to D02400, random generated number 26 would be added to D02301 to become sample number D02327).

In contrast, the quartz sand blanks are inserted at points within the sample stream where, based on the geology, the geologist believes that there is a high likelihood of significant mineralization. This ensures that the quartz sand blanks occur at points within the sample stream where they will serve to check the thoroughness of the cleaning of the ring and puck pulverizer.

13.5

REFERENCE MATERIALS

The CSRM samples for gold (some of which are also certified for silver) were purchased from Rocklabs Limited (Rocklabs), Auckland, New Zealand and are listed in Table 13.1. They are supplied in 50 gram sachets. CSRM numbers SE19, SG14 and SI15 were used from August 2006 until November 2007. Since no more of these CSRM were available from the Rocklabs, new CSRM numbers SE29, SF30, SG31 and SH35 were used from November 2007 until September 2009. The Certificates of Analysis for the CSRM can be found on the Rocklabs web site at www.rocklabs.com.

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Table 13.1 Certified Standard Reference Material Information for Gold

Reference			Au (ppm)
Material	- 3 S.D.	- 2 S.D.	Recommended	+ 2 S. D.	+ 3 S. D.
No.
SE19	0.505	0.531	0.583	0.635	0.661
SG14	0.857	0.901	0.989	1.077	1.121
SI15	1.604	1.671	1.805	1.939	2.006
SE29	0.549	0.565	0.597	0.629	0.645
SF30	0.769	0.790	0.832	0.874	0.895
SG31	0.912	0.940	0.996	1.052	1.080
SH35	1.191	1.235	1.323	1.411	1.455

Table compiled by CGL based on Rocklabs Certificates of Analysis available at www.rocklabs.com.

Table 13.2Certified Standard Reference Material Information for Silver

Reference			Ag (ppm)
Material	- 3 S.D.	- 2 S.D.	Recommended	+ 2 S.D.	+ 3 S.D.
No.
SG14	8.03	9.06	11.12	13.18	14.21
SI15	16.62	17.64	19.68	21.72	22.74

Table compiled by CGL based on Rocklabs Certificates of Analysis available at www.rocklabs.com. CSRM not listed in the table are not certified for silver.

CSRM results are monitored on receipt of each assay job by reference to “performance gates” defined by one, two and three standard deviations (SD) of the certififed recommended value. CSRM results that are within ±2 SD limits are accepted. A single CSRM which is greater or less than ±2 SD but within the ±3 SD envelope is also accepted; however, if two consecutive CSRM are greater or less than ±2 SD but within the ±3 SD envelope they are rejected. Any CSRM results that are greater or less than ±3 SD are rejected. The laboratory is notified of the problem and all samples between the two last two accepted CSRM are rejected and are re-analyzed. New CSRM are sent to the laboratory for the re-assays. The final database used for mineral resource estimations only contains analytical results associated with CSRM and blanks that passed QC. The performance of the CSRM associated with the final database are shown graphically in 2 to 8. The x-axis (assay number) is in chronological order of the sequential sample numbers.

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The previous technical report describes QC problems in the first part of the drill program in 2007 and how these were resolved (Lewis & San Martin,2008).

Figure 13.2 Performance of CSRM SE19 for gold at Inspectorate, Reno, 2006 to 2007

Figure supplied by CGL

Figure 13.3 Performance of CSRM SG14 for gold at Inspectorate, Reno, 2006 to 2007

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Figure 13.4 Performance of CSRM SI15 for gold at Inspectorate, Reno, 2006 to 2007.

Figure 13.5 Performance of CSRM SE29 for gold at Inspectorate, Reno, 2006 to 2007.

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Figure 13.6 Performance of CSRM SE29 for gold at SGS Peru, 2007.

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Figure 13.7Performance of CSRM SE29 for gold at Inspectorate Peru, 2007 to 2009

Figure 13.8 Performance of CSRM SF30 for gold at Inspectorate, Reno, 2006 to 2007.

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Figure 13.9 Performance of CSRM SF30 for gold at SGS Peru, 2007.

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Figure 13.10 Performance of CSRM SF30 for gold at Inspectorate Peru, 2007 to 2009.

Figure 13.11 Performance of CSRM SG31 for gold at Inspectorate, Reno, 2006 to 2007.

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Figure 13.12 Performance of CSRM SG31 for gold at SGS Peru, 2007.

Figure 13.13 Performance of CSRM SG31 for gold at Inspectorate Peru, 2007 to 2007.

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Figure 13.14 Performance of CSRM SH35 for gold at Inspectorate, Reno, 2006 to 2007

Figure 13.15 Performance of CSRM SH35 for gold at SGS Peru, 2007.

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Figure 13.16 Performance of CSRM SH35 for gold at Inspectorate Peru, 2007 to 2009.

Figure 13.17 Performance of CSRM SG14 for silver at Inspectorate, Reno, 2006 to 2007

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Figure 13.18 Performance of CSRM SI15 for silver at Inspectorate, Reno, 2006 to 2007

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13.6

BLANK SAMPLES

Two blank samples are submitted with every 100 samples The first blank sample used was a coarse quartz sand washed from a kaolinitized granite in the Antioquia batholith in Colombia. When this was exhausted, a fine grained clean quartz sand purchased at a swimming pool supply store in Medellín, was used. However, this was a very fine grained powder and it was felt that it was too fine to assure a “normal” pulverization to check for possible contamination. Therefore a coarser grained quartz blank was purchased in Medellín and has been used since August, 2007. Figures 13.19 through 13.21 show the performance of the blank samples for gold over time. The majorities of results are below detection and are satisfactory, with very few outliers.

Figure 13.19 Performance of blank samples for gold at Inspectorate, Reno, 2006 to 2007

Figure supplied by CGL.

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Figure 13.20 Performance of blank samples at SGS Peru, 2007

Figure supplied by CGL.

Figure 13.21 Performance of blank samples for gold at Inspectorate, Peru, 2007 to 2009

Figure supplied by CGL.

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13.7

PREPARATION DUPLICATES

Preparation duplicates are made as a check on adequate sample preparation. Two duplicate sample pulps per 100 samples were routinely prepared at the sample preparation facility. For the preparation duplicate samples, an empty, numbered sample bag was submitted as part of the normal sample stream. A note inside the bag instructed the sample preparation facility to prepare a second pulp from a certain numbered sample. The preparation duplicate was never the previous sample. To avoid the preparation of the two samples at the same time, the preparation duplicate was always a previously prepared sample. This was assured during the sample numbering process by using the random number generator. If the random number generator yielded a preparation duplicate sample number lower than the original sample, the two samples were simply switched. The results of the preparation duplicate sampling are illustrated in Figures 13.11 through 13.14.

Figure 13.22. Preparation duplicates for gold in core samples at Inspectorate, Reno, 2006 to 2007.

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Figure 13.23. Preparation duplicates for silver by ICP in core samples at Inspectorate, Reno, 2006 to 2007.

(Note one high grade outlier removed)

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Figure 13.24. Preparation duplicates for gold in core samples at SGS Peru, 2007.

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Figure 13.25. Preparation duplicates for silver in core samples at SGS Peru, 2007.

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Figure 13.26. Preparation duplicates for gold in core samples at Inspectorate Peru, 2007 to 2009.

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Figure 13.27. Preparation duplicates for silver in core samples at Inspectorate Peru, 2007 to 2009.

Figure 13.222 to Figure 13.27 show all of the preparation duplicate data for gold and silver at the three main labs used. Overall the data for gold show a good correlation but with some poor correlations at higher grades, which lowers the correlation coefficients. This is interpreted to be a minor nugget or cluster effect at higher grades. The data for silver is generally much better than that for gold. The data for the Inspectorate Peru lab is better than the other two labs but there is some scatter for gold which requires investigation.

13.8

FIELD DUPLICATES

Field duplicates are taken to test the geological homogeneity of the mineralization and the sample sizes and procedures. Duplicate samples of drill core were obtained by cutting the reference half of the core in half again with the core saw, and taking one of the quarter core samples as the field duplicate sample, leaving the other quarter core for reference. This method was used in order to leave a reference sample in the core box rather than sampling the entire remaining half core. This method may introduce a certain amount of additional variance due to the difference in sample weights, and is a measure of the geological variability of the mineralization and the sample size. Duplicate samples in the underground mines were obtained by cutting a second sample immediately below or in some cases, immediately above the original sample. Where possible the duplicate samples were taken at the time of the routine sampling, however, in some cases there was a time lapse of days to months after the initial sampling. [no mine samples on charts – all are D-samples. Get mine samples separately]

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Figure 13.28 Field duplicates for gold in core samples at Inspectorate, Reno, 2006 to 2007

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Figure 13.29 Field duplicates for silver at Inspectorate, Reno, 2006 to 2007 (core samples)

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Figure 13.30 Field duplicates for gold in core samples at SGS Peru, 2007.

(Note one outlier removed)

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Figure 13.31 Field duplicates for silver in core samples at SGS Peru, 2007.

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Figure 13.32. Field duplicates for gold in core samples at Inspectorate Peru, 2007 to 2009.

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Figure 13.33. Field duplicates for silver in core samples at Inspectorate, Peru, 2007 to 2009.

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The field duplicate data are shown in Figure 13.28 to Figure 13.33. The correlation is reasonable but with some poor correlations at higher grades, particularly of gold, attributed to a nugget effect. The nugget effect is likely enhanced by the smaller size of the duplicate sample (quarter-core) compared to the original half-core. It is recommended that field duplicates be plotted by core size to determine this influence, and that some duplicates using all of the remaining half-core are taken to make a better comparison using equivalent sample weights.

The field duplicates for gold for mine channel samples show high scatter, and poor repeatability at values above 2.0 g/t, although the number of duplicates is small.

Figure 13.34 Field duplicates for gold in mine channel samples at Inspectorate, Reno and Peru, 2006 to 2008.

N = 37 samples. 4 samples >2.0 g/t Au removed from plot due to poor repeatability.

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13.9

CORE SAW CUTTINGS AND SLUDGE SAMPLES

Samples were collected from drill core cuttings, the core saw tray and from the sludge collected in the water settling and clarification sump for the core saw. The samples from the core saw tray were collected daily and placed into a plastic sample bag where samples for 3 to 7 day periods were collected. On days when more than one drill hole was cut, the sample for one hole was collected, placed into a common plastic sample bag and then the core saw tray was cleaned prior to cutting a different drill hole. The sludge samples were initially also collected every 3 to 7 days when there was a single drill working and thus there is a smaller amount of this type of sample; however, when the number of drills working was increased, these samples were collected several times per day depending on the core being cut. In both cases the sample could be related to a specific drill hole and interval. When the final part of a sample was collected, the entire sample was placed into a cloth sample bag to drain and air dry.

Figure 13.35 Core Saw Rejects versus the Weighted Average for the Core Intervals which
Comprise the Core Saw Reject Composite Sample for Gold less than 10 ppm

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Figure 13.36 Core Saw Rejects versus the Weighted Average for the Core Intervals which
Comprise the Core Saw Reject Composite Sample for Gold less than 2 ppm

There is reasonable correlation between the core saw reject samples (both core saw tray and sludge tank); however, there is some degree of scatter in both data sets. Additionally in all cases the core saw reject samples are significantly higher than the corresponding weighted average of the core that makes up the core saw reject sample. One would expect that the two sample types would yield similar gold values. That the core saw reject samples are significantly higher than the core saw samples indicates that gold is being selectively lost during the core cutting process. This may be due to the association of free gold with friable sulfides in veinlets which get preferentially plucked or ground during the saw cutting process.

It is recommended that hydraulic core splitting be tried in order to minimize any loss of gold during the sample preparation process. Hydraulic core splitters were purchased and tried in 2008 but proved to be of poor quality and inadequate for the job.

13.10

INTERNAL LABORATORY REPEATS

The default assay method at Inspectorate in Reno and Lima was fire assay with an AA finish with an upper detection limit of 3.0 ppm. If values are higher, the laboratory dilutes some of the pregnant solution and re-runs the sample. For all samples with results >3.0 ppm with this method, the sample was re-assayed by fire assay with a gravimetric finish (FA Grav). As a QC procedure this compares two different analytical methods for gold. There is an inherent preselection of samples above 3.0 ppm which introduces a sample bias, and it is not a blind check on the laboratory.

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Figure 13.37 illustrates the fire assay AA finish versus the fire assay gravimetric finish for all Marmato samples which were assayed using both methods. The plot of this data shows a very close correlation which is not unexpected. There was a single outlier sample which was assayed four times yielding gold assay results of 3.874 g/t, 64.384 g/t, 24.274 g/t and 74.193 g/t with an average of 49.181 g/t. The results for this single sample indicated that at least for this sample a nugget effect was occurring for gold. In all cases where data for both FA AA and FA Grav do exist, the FA Grav data were used in the resource estimate.

Figure 13.37 Fire Assay AA Finish versus Fire Assay Gravimetric Finish for all Marmato Samples Assayed using both Methods

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13.11

EXTERNAL LABORATORY REPEATS

Check and replicate and samples are sent for analysis at an independent lab as a control on the primary lab. Check assays are carried out on a new sample pulp prepared from the coarse reject. Replicate assays are made on the same pulp from the initial sample preparation. The check and replicate assay samples are selected using a random number generator to avoid bias in sample selection. The standard procedure was originally to submit 5% of all samples for check assays and 10% for replicate assays. This procedure was modified in August 2009 in consultation with Scott Wilson. The modified procedure is to do check assays on 5% of samples above a cut-off of 0.05 ppm Au, and replicate assays on 5% of samples above the lower limit of detection of gold. This modification was made in order to avoid the cost of large amounts of check and replicate assays of samples which are very low grade or have no detectable gold, as these provide no meaningful QC. It is considered that this is a large enough sample subset to identify any QC issues.

The primary lab was Inspectorate in Lima, with only 6% of the check samples from Inspectorate Reno, and the secondary lab was SGS Lima. Some primary assays were carried out by SGS Lima, and these samples were checked at Inspectorate Lima.

Figure 13.38 to Figure 13.40show check analyses of gold, silver and zinc for drill core and mine samples from Inspectorate Lima (with 6% Inspectorate Reno and ALS Chemex) compared with SGS Lima. Gold shows a very good correlation between labs for samples below 5.0 ppm, with some scatter which can be attributed to a weak nugget effect. Samples greater than 5.0 ppm have poor repeatability indicating a stronger nugget effect at higher grades. Silver by AA (Figure 13.39) also shows a very good correlation with much less scatter than gold, even at high grades, indicating a different mineralogical distribution from gold. ICP analyses for As, Cu, Fe, Pb and Zn give good correlations, with low to moderate scatter, after elimination of some high grade samples with poor repeatability. In some elements the SGS averages are higher than Inspectorate, notably zinc at 13% higher (Figure 13.40), iron at 14% higher, arsenic at 9% higher, while copper is 3% higher. The check analyses show a problem with potassium by ICP at Inspectorate Lima, which are all below 1.0%, compared with SGS Lima with up to 5.0%, and there is also a problem with antimony which tends to be much higher at Inspectorate Lima, with a very poor correlation compared with SGS Lima: these ICP problems require further investigation to resolve them.

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Figure 13.41 to Figure 13.43 show check analyses of gold, silver and zinc for drill core from SGS Lima compared with Inspectorate Lima. As expected, they show very similar trends to the check samples of Inspectorate Lima compared with SGS Lima.

Figure 13.38 Check assays for Au < 5 ppm Inspectorate vs SGS

(n = 358 and 6 samples > 5.0 ppm cut. 94% originals done at Inspectorate Lima, balance at Inspectorate Reno and ALS Chemex.)

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Figure 13.39. Check assays for silver by AA, Inspectorate vs SGS

(n = 363, no samples cut. 94% originals done at Inspectorate Lima, balance at Inspectorate Reno and ALS Chemex)

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Figure 13.40. Check analyses of zinc by ICP, Inspectorate Lima vs SGS Lima.

Figure 13.41. Check assays of gold >5.0 ppm, SGS Lima vs Inspectorate Lima.

(n = 89. Note 1 sample with bad check eliminated)

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Figure 13.42. Check assays of silver by AA, SGS Lima vs Inspectorate Lima

(n = 91)

Figure 13.43. Check analyses of zinc by ICP, SGS Lima vs Inspectorate.

(n = 90. 1 sample with bad check eliminated.)

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Figure 13.44 to Figure 13.47 show replicate assays for gold, silver and zinc from Inspectorate Reno and Lima compared with SGS Lima. They show similar trends to the check samples. Gold below 5 ppm shows a good correlation between labs, with a bit more scatter between 1 and 3 ppm when compared with the check samples (Figure 13.44), but overall much lower variability at higher grades (Figure 13.45) . This indicates that the pulverization is effective in homogenizing the distribution of gold in the samples. The average of gold assays at SGS is 11% higher than Inspectorate (7% higher for samples < 5 ppm), due to scatter from nugget effect rather than a systematic difference between labs. The silver replicates by AA show excellent comparison between labs, with a slight high bias at SGS Lima (5%) caused by some variation in high grade samples. Zinc replicate analyses by ICP (Figure 13.47) show a very good comparison between labs also, and the SGS average is only 4% higher than Inspectorate, compared with 11% for the replicates. Other elements analyzed by ICP (As, Cu, Fe, Pb) show good correlations between labs and are similar to the check samples, while there are the same problems with potassium and antimony by ICP.

Figure 13.44. Replicate assays of gold below 5 ppm, Inspectorate vs SGS Lima.

(n = 400. Originals 226 at Inspectorate Lima, 169 at Inspectorate Reno, 5 at ALS Chemex)

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Figure 13.45. Replicate assays of gold (no cut-off), Inspectorate Lima vs SGS Lima

(n = 410. Originals 228 at Inspectorate Lima, 177 at Inspectorate Reno, 5 at ALS Chemex)

Figure 13.46. Replicate assays of silver by AA, Inspectorate vs SGS Lima.

(n = 410. Originals 228 at Inspectorate Lima, 177 at Inspectorate Reno, 5 at ALS Chemex)

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Figure 13.47. Replicate analyses of zinc by ICP, Inspectorate vs SGS Lima.

(n = 410. Originals 228 at Inspectorate Lima, 177 at Inspectorate Reno, 5 at ALS Chemex)

13.12

METALLICS ASSAYS

Metallic screen assays were carried out on 15 samples at SGS in Lima to check for the presence of coarse, free gold, obtain an assay of the whole sample and determine the nugget effect. The approximately 500 g samples were crushed and pulverized according to normal SGS QA/QC procedures (85% passing 75µm/200 mesh) and screened at 106µm (140 mesh). Each sample fraction was weighed. The +140 mesh fraction was assayed twice (1 assay ton with FA AA) and the entire -140 fraction was assayed. The final assay result is the weighted average of the average +140 mesh and the -140 mesh fractions. The results of the screen metallic tests are given in Table 13.6 and shown in Figure 13.42.

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Table 13.3 Results of the Screen Metallic Test work

	-140	+140	-140	+140	Weighted		Original
Sample	Fraction	Fraction	Fraction	Fraction	Avg. Au	% Au	Assay
Number	Weight (g)	Weight (g)	Au (ppm)	Au (ppm)	(g/t)	+140	Final (g/t)
D00121	480.04	22.13	1.85	13.6	2.37	25.3	2.22
D00228	492.77	25.52	1.58	6.35	1.81	17.3	1.541
D00244	487.68	24.17	0.59	17.83	1.40	60.1	0.486
D00767	501.89	21.19	0.04	<0.02	0.04	0.0	0.03
D00869	524.11	23.71	0.12	0.04	0.11	1.6	0.274
D02094	493.06	22.23	0.12	0.76	0.15	21.9	0.076
D02658	485.47	22.87	2.16	24.27	3.15	34.7	2.88
R1663	496.26	23.01	3.12	6.74	3.28	9.1	3.6
R1667	484.68	25.26	0.28	2.93	0.41	35.4	0.823
R1686	478.22	22.94	0.45	4.4	0.63	32.0	1.989
R1664	472.77	27.77	1.77	29.74	3.32	49.7	2.709
R4105	475.52	27.05	0.45	2.29	0.55	22.4	0.258
R4409	514.14	22.28	0.68	5.16	0.87	24.6	1.927
R4441	493.1	21.76	1.15	5.74	1.34	18.1	1.56
R4442	500.99	21.75	0.86	6.94	1.11	26.0	0.826

The graph shows that on the screen metallic assays and fire assays have a good correlation but a fairly large amount of scatter, indicative of a nugget effect. The average grade of the fire assays is 1.41 g/t compared with 1.37 g/t for the screen metallic assays. It should be noted that 33% of the original samples were from early assay orders that did not pass QC and were not repeated, so the comparison has limitations and the variation may not all be attributable to a nugget effect

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Figure 13.48 Scatter Plot of the Original Gold Assay versus the Screen Metallic Gold Analysis

Figure supplied by CGL.

13.13

DENSITY AND SPECIFIC GRAVITY

Density measurements are made routinely by CGL geologists during core logging and sample preparation. Each geologist tries to make one density measurment daily but this is a function of the core quality; due to the method used for density calculation, unbroken core is necessary. A 14 to 15 cm long piece of core from the interval of interest is cut, ensuring that the cut is perpendicular to the core axis and does not result in the loss of any material along the cut line. The length of the core is measured and the diameter of the core is determined with a digital caliper at 3 to 4 cm intervals and the average diameter is calculated. The core is weighed on a digital balance and the density is calculated as follows:

  Pi * core diameter * core length = core volume

  Core weight / core volume = density

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Specific gravity and density measurements were also made externally by SGS Lakefield on several metallurgical samples provided by CGL (Jackman & Fleming, 2008). The bulk density of twenty individual samples of Composite 1 was determined using the wax core method. The samples were then de-waxed, crushed and the specific gravity was determined. The results are given in Table 13.7. The average bulk density of Composite 1 was 2.61 g/cm3.

SGS Lakefield also made bulk density measurements on some of the samples received for the MET-05 composite. These bulk densities were calculated from water displacement measurements without waxing because the samples were required for metallurgical testing. These results are shown in Table 13.8. The specific gravity of MET-05 was determined to be 2.67 using a pycnometer.

Table 13.4 Bulk Densities of Metallurgical Sample Composite 1

		Rock Density		Pycnometer
Number	Description					Ratio
		Density (g/cm3)	Density (lb/ft3)	Density (g/cc3)	Density (lb/ft3)
1	032GZ 24XM	2.59	161.60	2.65	165.50	0.98
2	032GZ 25XM	2.59	162.00	2.67	166.70	0.97
3	032GZ 25XM	2.60	162.10	2.68	167.30	0.97
4	032GZ 26XM	2.59	161.80	2.70	168.60	0.96
5	032GZ 26XM	2.64	164.60	2.75	171.70	0.96
6	032GZ 27XM	2.64	164.60	2.68	167.30	0.98
7	032GZ 27XM	2.59	161.50	2.64	164.80	0.98
8	032GZ 28XM	2.64	164.90	2.68	167.30	0.99
9	032GZ 28XM	2.65	165.40	2.68	167.30	0.99
10	032GZ 29XM	2.62	163.70	2.66	166.10	0.99
11	032GZ 30XM	2.61	162.90	2.68	167.30	0.97
12	032GZ 31XM	2.61	162.80	2.68	167.30	0.97
13	032GZ 31XM	2.63	164.00	2.70	168.60	0.97

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		Rock Density		Pycnometer
Number	Description					Ratio
		Density (g/cm3)	Density (lb/ft3)	Density (g/cc3)	Density (lb/ft3)
14	032GZ 31XM	2.62	163.50	2.68	167.30	0.98
15	032GZ 32XM	2.64	165.00	2.63	164.20	1.00
16	032GZ 32XM	2.67	166.50	2.68	167.30	1.00
17	032GZ 33XM	2.63	164.40	2.68	167.30	0.98
18	032GZ 33XM	2.62	163.60	2.68	167.30	0.98
19	032GZ 34XM	2.52	157.40	2.80	174.80	0.90
20	032GZ 35XM	2.52	157.40	2.68	167.30	0.94
	Average	2.61	163	2.68	167.6	0.97

Table 13.5 Bulk Densities of Metallurgical Sample MET 05

Number	Sample	Density (g/cm3)	Density (lb/ft3)	Number	Sample	Density (g/cm3)	Density (lb/ft3)
1	Met 05	2.52	157.6	21	111YA01X	2.63	164
2	Met 05	2.59	161.9	22	111YA01X	2.63	163.9
3	Met 05	2.61	163.1	23	111YA01X	2.61	163
4	Met 05	2.52	157.6	24	111YA01X	2.67	166.6
5	Met 05	2.54	158.8	25	111YA01X	2.6	162
6	Met 05	2.4	149.7	26	111YA01X	2.6	162.5
7	Met 05	2.46	153.4	27	111YA01X	2.59	161.4
8	Met 05	2.52	157.1	28	111YA01X	2.57	160.2
9	Met 05	2.51	156.9	29	111YA01X	2.63	164.2
10	Met 05	2.47	154.4	30	111YA01X	2.59	161.6
Average		2.51	156.7	Average		2.61	163.1
11	R2428	2.63	164	31	032GZ40X	2.44	152.6

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		Rock Density		Pycnometer
Number	Description	Density (g/cm3)	Density (lb/ft3)	Density (g/cc3)	Density (lb/ft3)	Ratio
14	032GZ 31XM	2.62	163.50	2.68	167.30	0.98
15	032GZ 32XM	2.64	165.00	2.63	164.20	1.00
16	032GZ 32XM	2.67	166.50	2.68	167.30	1.00
17	032GZ 33XM	2.63	164.40	2.68	167.30	0.98
18	032GZ 33XM	2.62	163.60	2.68	167.30	0.98
19	032GZ 34XM	2.52	157.40	2.80	174.80	0.90
20	032GZ 35XM	2.52	157.40	2.68	167.30	0.94
Average		2.61	163	2.68	167.6	0.97

Table 13.5 Bulk Densities of Metallurgical Sample MET 05
Number	Sample	Density (g/cm3)	Density (lb/ft3)	Number	Sample	Density (g/cm3)	Density (lb/ft3)
1	Met 05	2.52	157.6	21	111YA01X	2.63	164
2	Met 05	2.59	161.9	22	111YA01X	2.63	163.9
3	Met 05	2.61	163.1	23	111YA01X	2.61	163
4	Met 05	2.52	157.6	24	111YA01X	2.67	166.6
5	Met 05	2.54	158.8	25	111YA01X	2.6	162
6	Met 05	2.4	149.7	26	111YA01X	2.6	162.5
7	Met 05	2.46	153.4	27	111YA01X	2.59	161.4
8	Met 05	2.52	157.1	28	111YA01X	2.57	160.2
9	Met 05	2.51	156.9	29	111YA01X	2.63	164.2
10	Met 05	2.47	154.4	30	111YA01X	2.59	161.6
Average		2.51	156.7	Average		2.61	163.1
11	R2428	2.63	164	31	032GZ40X	2.44	152.6

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12	R2428	2.51	156.6	32	032GZ40X	2.44	152.6
13	R2428	2.61	162.8	33	032GZ40X	2.39	149
14	R2428	2.73	170.7	34	032GZ40X	2.55	159.1
15	R2428	2.55	159.1	35	032GZ40X	2.59	161.9
16	R2428	2.55	159.1	36	032GZ40X	2.61	163.1
17	R2428	2.68	167.2	37	032GZ40X	2.43	151.9
18	R2428	2.61	163.2	38	032GZ40X	2.46	153.8
19	R2428	2.73	170.4	39	032GZ40X	2.46	153.7
20	R2428	2.63	164.5	40	032GZ40X	2.56	159.8
Average		2.61	162.9	Average		2.49	155.5

13.14

CONCLUSION

Detailed data regarding the QA/QC program is available in the company database, this data includes the backup material for the preparation duplicate assays, field duplicate assays, channel sample field duplicate assays, core saw and sludge samples, various laboratory assay data, blank sample assays and rock density data.

SEWC has reviewed the procedures for sample collection, sample preparation, security, analytical procedures and the use of external laboratory repeats that were followed during the exploration program on the Zona Alto Marmato project.

SEWC consider that the QA/QC procedures followed generally conform to the industry best practices standards currently in effect and the procedures are adequate to ensure a representative determination of the mineral content.

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DATA VERIFICATION

During the site visit to the Marmato project, an underground visit to the Mina Botanica was conducted in addition to a visit to the some of the older mills at Marmato. No samples were collected to verify the mineralization as this was validated in the November 14, 2006 Technical Report. SEWC concurs with the statement of Micon 2006 “Micon is satisfied that its sampling underground at Mina Botanica on the Marmato project and one of the pits on the El Salto prospect of the Caramanta projects has confirmed the presence of gold and silver mineralization at a similar tenor to that reported previously by CGL.”

SEWC randomly generated a list of twenty drillholes and received copies of the original assay certificates. The assays were compared to the assays used in this grade estimate. There is a one hundred percent accuracy of input data as compared to the twenty randomly generated assay certificates. SEWC is satisfied with the accuracy od the data used in the resource estimate and technical report.

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ADJACENT PROPERTIES

Recent work by CGF and other exploration companies has identified significant gold mineralization in the “Middle Cauca gold belt”. This extends for about 90 km in a north– south direction from Titiribi in the north, to Quinchia in the south, with Marmato located near the middle. The gold mineralization is of intermediate sulphidation epithermal style (Marmato–style) and porphyry style. This is part of the Central Porphyry sub belt of Early to Late Miocene age defined by Sillitoe et al. (1982), with the gold mineralization related to the emplacement of the porphyry stocks.

AGA recently announced the discovery of porphyry gold mineralization at La Colosa, near Cajamarca, Tolima, 110 km SSE of Marmato, with a Australian Joint Ore Reserve Committee (JORC) compliant inferred mineral resource of 468.8 Mt at 0.86 g/t gold containing 12.9 Moz gold, at a cut–off grade of 0.30 g/t gold (AGA press release, May 6, 2008).

Marmato is one of the most important historical gold properties in Colombia and lies in the heart of the main historical gold producing region. The Middle Cauca region, where Marmato is located, was occupied for two thousand years before the Spanish conquest by farmers, potters, gold miners and goldsmiths of the Quimbaya culture (500 BC to 1600 AD). The early Spanish chroniclers of the 16th century classified the indigenous groups into tribes or provinces including the Cartamas in the Marmato area, whose main occupation was gold mining.

Marmato was important during the Spanish era following the colonization period from 1514 to 1537 and the formation of Nueva Granada. The gold mines of Marmato are mentioned in Spanish chronicles in 1583 and 1625, with the Cauca valley noted as a rich gold producer in the 16th and 17th centuries. Other gold and silver mines described from the colonial period in the district include Echandia, Supia, Quiebralomo, Anserma and Arma (Morales, 2004, Restrepo, 1952).

Other important gold–silver mineral districts in the area are Riosucio – Supia and Quinchia to the south of Marmato; and going northwards Caramanta – Valparaiso, Mistrató – Andes, Aguadas – Pácora – Salamina, Fredonia, Venezia and Titiribi (Duran et al., 2005). These projects are shown in Figure 15.1 and form a north–south mineral belt.

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Figure 15.1 Mineral Deposits and Projects around the Marmato Project

400000
420000
440000
460000
660000
640000
620000
600000
580000
Envigado
Titiribi
Venecia
La Mina
Cauca River
Quebradona
La Pintada
Caramanta
Tarumalito
Oro Fino
Guayabales
Marmato
Supia
Pacora
Quinchia
Miraflores
Marmato & Caramanta
Mineral Ocurrences
& Mining Activities
Projection: UTM18N
Datum: WGS84
Minerals & Deposits
Au Gold
All Au Aluvial Gold
Ag Silver
Mg Magnesium
Mn Manganese
Sp Serpentine
C Coal
Cmt Constr. Materials
Ca Calcite
Clay
Hg Mercury
Ka Kaolin
Other
Structures
Fault
Covered Fault
Inferred Fault
Mineralized Zones
Towns
Highways

Figure supplied by CGL.

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There are two immediately adjacent properties which directly affect the interpretation and evaluation of the mineralization or anomalies found at Marmato. In addition there are also a number of other projects currently being explored in the area by AGA through its subsidiary AngloGold Ashanti Colombia S.A. (formerly Sociedad Kedahda S.A. (Sociedad Kedahda)) and its joint venture partner B2 Gold Corp. (formerly part of Bema Gold Corporation (Bema)) which may have an impact on the projects in the future, as well as projects being explored by other companies.

The two properties adjacent to Marmato are described below.

15.1

MARMATO, ZONA BAJA

The Marmato Zona Baja is operated by a single company, Mineros Nacionales, under Contract 041–89M. Mineros Nacionales operate the underground Maruja Mine in the Zona Baja which has workings on four levels numbered 16 (Verónica, 1,260 m), 17 (Zancudo, 1,210 m), 18 (La Maruja, 1,160 m – the main level) and 19 (La Clavada, 1,110 m).

The Zona Baja was explored by Minera Phelps Dodge, a subsidiary of Phelps Dodge, between 1984 and 1985 with the objective of defining a 300 t/d underground operation. Minera Phelps Dodge drilled 7 underground core holes and defined a proven reserve of 102,900 t at 7.83 g/t gold and 24 g/t silver, and a total reserve (proven, probable and possible) of 754,600 t at the same grade. The resource estimate pre–dates the CIM standards and definitions required under NI–43–101 regulations and is quoted here as a historical resource estimate only.

In 1993, Mineros Nacionales gained control of the Zona Baja and developed an underground mine operation. The following year the mine and mill were upgraded and BISA of Peru defined a proven plus probable reserve of 99,787 t at 8.58 g/t gold and a possible reserve of 70,432 t at 6.95 g/t gold. Once again it should be noted that these resource estimates pre–date the CIM standards and definitions required under NI–43–101 regulations and are quoted here as historical resource estimates only. By late 1990s the mine and mill were operating at 300 t/d with grades of 5 to 12 g/t gold (Conquistador, 1998). The mill capacity is now 800 t/d.

Production in 2008 was 24,138 oz gold with calculated recovered grades of 2.95 g/t gold and 4.48 g/t silver. See Table 15.1 for a production history of the the Zona Baja.

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Table 15.1Gold and Silver Production History Zona Baja at Marmato by Mineros Nacionales S.A.

Year	Ore (t)	Gold			Silver
		(kg)	(ounces)	Grade (g/t)	(kg)	(ounces)	Grade (g/t)
2002		644.5	20,721.16		1,067.10	34,308.06
2003
2004	186,330	671.297	21,582.70	3.60	1,290.91	41,503.82	6.93
2005	231,540	763.3	24,540.66	3.30	1,233.83	39,668.65	5.33
2006	262,517	814	26,170.71	3.10	1,219.00	39,191.76	4.64
2007	300,756	968.138	31,126.84	3.22	4,513.52	145,115.23	15.00
2008	254,474	750.774	24,137.94	2.95	1,141.20	36,690.53	4.48

Source: Mineros S.A. Annual Financial Reports, available at www.mineros.com.co. The 2002 data is from Minercol, 2002 and includes some Zona Alta production. No data found for 2003 or 1993 to 2001. The recovered gold grades were calculated from the published tonnes and kg. Data compiled by CGL.

On January 29, 2008 CGL entered into a Share Purchase and Sale Agreement with Mineros S.A., a corporation organized under the laws of the Republic of Colombia. Mineros is the owner of Mineros Nacionales. Under the terms of the Agreement, CGL agreed to purchase all of the issued and outstanding shares of Mineros Nacionales, for cash consideration of US $35.0 million. The agreement provided that the transaction would be completed on April 29, 2008, unless such date was extended by mutual agreement. CGL provided a deposit guarantee in the amount of COP 4.9 billion (US $2.296 million), which would be payable to the vendors if the transaction was not completed for any reason. CGL and Mineros subsequently agreed to modify the Agreement and extend the completion date of the Mineros transaction from April 29, 2008 to July 31, 2008. In connection with this extension, on June 19, 2008 CGL advanced US $7.0 million, representing 20% of the US $35 million purchase price, with the balance due upon completion of the transaction. On September 22, 2008 CGL and Mineros agreed to further extend the completion date to October 31, 2008. Both the deposit and guarantee were non–refundable if the transaction was not completed for any reason. On October 31, 2008 Mineros notified CGL it was unwilling to extend the closing of the transaction beyond October 31, 2008 and terminated the transaction. Mineros exercised its right to the non refundable advance and term deposit.

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15.2

ECHANDIA PROPERTY

The Echandia property consists of a mineral license located contiguous with the north side of the Marmato licenses and hosts similar style gold and silver mineralization which is geologically part of the Marmato deposit. It has been mined historically for gold and silver since Spanish times with artisanal mining currently exploiting the upper portion of the property while the Mineros Nacionales mine exploited the veins in the deeper portions until December 2007.

A Canadian junior company called Gran Colombia Resources Inc. (now called Wavve Telecommunications Inc.) carried out exploration of the Echandia and Chaburquia properties on the north part of the Marmato system between 1995 and 1997. It drilled 75 diamond holes for 15,000 m. See Table 15.2 for a summary of the drilling intersections >1 g/t gold for the Echandia property as derived from Gran Colombia press releases. The drilling was designated into two series the M series which was drilled from surface and the MU series which was drilled from underground. A scoping study was completed by Geosystems International of Denver in 1997 however, no further work was carried out after this date. Gran Colombia bought 48.25% of Mineros Nacionales in 1996 and sold it in 1997.

The property was explored and drilled from 2005 to 2006 by a private company called Colombia Gold PLC (Colombia Gold), a corporation organized under the laws of England. No results have been published as the company is private.

Table 15.2 Summary of Drill Intersections (>1 g/t Gold) for the Echandia Property (1995 to 1997)

Drill Hole Number	Drilling Intersection (m)			Assay Results (g/t)
	From	To	Length	Gold	Silver
Surface Drill Holes
M2	0.00	117.00	117.00	1.300	19.000
M6	43.00	45.70	2.70	2.14	29.60
7	0.00	136.03	136.03	1.020	19.000
M8	17.30	20.38	3.08	1.380	150.000
	26.00	31.60	5.60	1.900	287.000
M14	0.00	43.30	43.30	1.084	15.900

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	Drilling Intersection (m)			Assay Results (g/t)
	78.53	88.30	9.77	1.250	43.200
	98.86	110.00	11.14	3.855	127.600
	161.60	165.93	4.33	2.934	352.000
	184.05	191.60	7.55	1.561	91.900
M15	181.60	185.60	4.00	5.281	851.200
	189.25	195.00	5.75	2.378	342.200
M16	11.00	21.00	10.00	1.322	166.800
	123.60	129.50	5.90	1.499	99.400
M18	107.38	110.00	2.62	3.547	19.900
M22	108.00	117.00	9.00	13.67	304.10
	180.69	204.62	23.93	1.92	49.60
M – 23	62.60	67.41	4.81	3.39	33.10
M – 24	77.60	80.75	3.15	3.70	26.10
M – 26	106.00	109.74	3.74	3.65	310.80
Underground Drill Holes
MU–1C	40.28	79.37	39.09	1.093	10.50
MU–2A	0.00	3.02	3.02	1.801	5.20
	14.58	50.07	35.49	1.169	13.10
MU–3A	30.18	33.50	3.32	1.833	12.60
MU–3B	10.36	37.03	26.67	1.034	8.30
MU–5A	0.00	13.26	13.26	2.175	7.50
	151.55	158.29	6.74	2.080	10.70
MU–5B	9.00	11.00	2.00	4.097	13.80
MU–6A	0.00	33.09	33.09	1.195	3.00
MU–6B	0.00	31.68	31.68	1.352	4.90

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	Drilling Intersection (m)			Assay Results (g/t)
	64.62	89.50	24.88	2.083	23.10
MU–7B	87.78	103.72	15.94	0.860	21.30
MU–7C	94.47	114.04	19.57	1.400	77.80
MU–7D	84.49	104.44	19.95	1.004	41.80
MU–8B	121.17	127.00	5.83	10.678	21.30
MU – 13C	12.98	34.04	21.06	1.86	6.40

Note: The information in this table is from Gran Colombia press releases filed on SEDAR and was tabulated by CGL

On November 20, 2007, CGL entered into a letter of intent with Colombia Gold to acquire its assets or the issued and outstanding shares. Colombia Gold’s main assets are the mining rights to the Echandia property. The transaction was not completed. On July 29, 2009, Medoro announced that it had executed a letter of intent to acquire all of the issued and outstanding shares of Colombia Gold. Consideration for the acquisition will be the issuance of 33,333,333 Medoro shares and the payment by Medoro, upon closing, of Cdn $2.6 million of Colombia Gold's outstanding debt. Completion of the transaction is subject to the negotiation and execution of a definitive agreement, satisfactory completion of technical, financial, legal and other commercial due diligence and customary conditions, including legal and regulatory approvals.

15.3

CARAMANTA EXPLORATION PROJECT OF CGL

CGL holds 16,571 ha (165.7 km2 net area) of exploration licenses in the district surrounding Marmato known as the Caramanta exploration project (Caramanta project). The Company has defined five gold targets by surface exploration and surface sampling in 2007. These targets are Oro Fino, El Salto, Pácora, Campana, and San Bartolome which together with Marmato form a 12 km diameter gold district. Minor artisanal mining has been conducted on parts of these targets but no drilling has been carried out. Plans have been made to carry out reconnaissance diamond drilling of approximately 2,000 m on each of these projects in 2010.

The exploration program incorporated the database bought from Kedahda (now AngloGold Ashanti Colombia or AGA) with the purchase of the Kedahda licenses in 2006. The Kedahda database is comprised of systematic stream sediment sampling, limited follow–up rock and soil sampling carried out by Kedahda during 2004–05, and exploration data generated by Conquistador in the district from the late 1990s through 2001, latterly in partnership with AGA.

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Gold mineralization in the Caramanta targets is hosted by porphyry stocks of dacitic to andesitic composition that intrude metamorphic basement rocks. Two different mineralization styles have been identified in the Marmato district as follows:

  Gold rich porphyry style with copper and molybdenum at Oro Fino, with gold mineralization related to a quartz veinlets associated with biotite and sericite alteration.
  Marmato–style epithermal systems where the mineralization is associated with stockwork to sheeted massive sulfide veinlets of pyrite with sphalerite, chalcopyrite and galena associated with sericitic and argillic alteration. The targets are El Salto, Pácora, Campana and San Bartolome.

Oro Fino is a gold–rich porphyry system with copper and molybdenum. It lies at the center of the gold district approximately 7 km northeast of Marmato. The gold anomaly at Oro Fino is 5.0 km long by 1.5 to 2.3 km wide (defined by gold values greater than 0.1 g/t gold in soil and rock samples). The gold anomaly is coincident with a copper anomaly 3.5 km long by 1.8 km wide, and a molybdenum anomaly 3.5 km long by 1.2 km wide. Gold values in 1,220 rock samples measure up to 10.3 g/t, with five outliers between 13.3 and 74.6 g/t. The maximum copper value in rock samples is 0.82%, and the maximum molybdenum value is 0.61% .

El Salto is 3.5 km north of Marmato. It has an average gold grade of 0.94 g/t as shown by rock channel and chip samples taken from artisan open pit mine workings covering an area of 260 m by 260 m. It lies within a much larger area containing anomalous gold as defined by values greater than 0.1 g/t obtained from reconnaissance rock and soil sampling covering at least 1.6 km by 2.0 km. Artisanal miners exploit gold in shallow open pits.

Pácora is 1 km northeast of Oro Fino. Preliminary rock chip sampling has obtained anomalous gold values (greater than 0.1 g/t Au) over an area of about 2.3 km in diameter with values up to 4.90 g/t gold.

Campana is 1 km east of Oro Fino. The area of anomalous gold is approximately 1.0 km in diameter and 56% of the samples have values greater than 0.1 g/t gold.

San Bartolome is 4 km east of Marmato. The gold anomaly covers an area of 3.0 km diameter and 41% of rock chip samples have values between 0.1 and 1.0 g/t gold.

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Figure 15.2 illustrates the location of the other CGL gold targets in the Caramanta project sites around the Marmato project.

15.4

OTHER EXPLORATION PROJECTS IN THE REGION

This section describes the known exploration projects in the Middle Cauca gold belt. This extends for about 90 km in a north–south direction from Titiribi in the north, to Quinchia in the south. The Marmato district and the Caramanta project are located near the middle. In addition to the projects being explored by junior companies that are described below, AGA have been carrying out a systematic regional exploration program of the district and has drilled a number of projects. No details of the AGA exploration or drilling programs are available. The deposits are described from north to south as follows.

The Cerro Veta porphyry gold–copper deposit in the Titiribi district, Antioquia, 67 km north– northwest of Marmato, was explored in 1998 by Goldfields, which estimated a historic resource of 220 Mt at 0.40 g/t gold and 0.15% copper based on 16 drill holes (Pearl, 2006).

Recent exploration by De Beira Goldfields Ltd. (De Beira), Australia, in joint venture with GoldPlata Resources Inc. (GoldPlata) and Windy Knob Resources Ltd., Australia (Windy Knob), with 16 drill holes gave intersections of 70 m at 0.48 g/t gold and 0.24% copper (CV– 001), 97 m of 0.47 g/t gold and 0.26% copper (CV–001), and 320 m at 0.40 g/t gold and 0.2% copper (CV–003) (Windy Knob press release, January 16, 2008). Windy Knob published a JORC–compliant inferred resource of 370 Mt at 0.4 g/t gold and 0.2% copper for 5.9 Moz gold based on 6,100 m of diamond drilling in 2008 (Windy Knob press release, December 15, 2008). The estimated historic production from veins and mantos in the Titiribi district is 1.5 to 2.0 Moz gold equivalent, including silver, zinc, lead and copper (Windy Knob press release, January 16, 2008). Windy Knob terminated its option to earn 65% of the property in April 2009.

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Figure 15.2 Gold Targets in the Caramanta Project around the Marmato Project

La Mina is a gold–copper porphyry system with historical gold mining, located near Venecia, 50 km north of Marmato, in Antioquia. A stockwork in a potassically altered intrusive has been mapped over a 200 m by 300 m area on this property. Channel sampling by AGA returned up to 135 m at 0.89 g/t gold and 0.21% copper and drilling was planned in 2006 (Bema press release, June 1, 2006).

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Quebradona is a B2Gold–AGA JV project located between Jerico and Tamesis, Antioquia, 35 km northwest of Marmato (Gorham & Dahrouge, 2007). B2Gold have identified porphyry gold style mineralization in five targets hosted by porphyry stocks cutting Combia Formation volcanic rocks related to a circular feature 6 km in diameter interpreted to be a caldera. In 2008 B2Gold carried out 13,318.8 m of diamond drilling in 43 holes. Drilling intersected up to 380 m at 1.1 g/t Au (B2Gold press release, December 18, 2008).

Yarumalito, Antioquia, is a Marmato–style epithermal gold system located 10 km northwest of Marmato. It is hosted by porphyry stocks and Combia Formation andesites. A 5 hole, 1,181 m, diamond drill program by Colombian Mines Corporation (Colombian Mines) gave intercepts including 47.4 m at 0.746 g/t gold (YAR–1), 19.7 m at 1.020 g/t gold (YAR–2), 3.05 m at 3.487 g/t gold (YAR–1), 4.45 m at 3.254 g/t gold (YAR–3), 2.15 m at 8.345 g/t gold (YAR– 3), 0.65 m at 10.670 g/t gold (YAR–3), and 0.70 m at 12.850 g/t gold (YAR–2) (Thompson, 2006).

Colombian Mines also explored the Guayabales, Caldas epithermal gold system located 3 km northwest of Marmato with 10 diamond drill holes for 1,192 m in 2008. Results included 44.1 m at 1.24 g/t Au and 11.8 m at 3.11 g/t Au. The company terminated its option to purchase the project in February 2009 (Thompson, 2007; Colombian Mines press releases 18 December 2008, 27 February 2009).

At the south end of the Middle Cauca Gold Belt, in Risaralda, is the Quinchia porphyry gold project which was explored by AGA, and the adjacent Miraflores gold–bearing hydrothermal breccia pipe which was explored by a B2Gold–AGA JV (Gorham, 2007).

Based on the previous mining history of the Marmato region and the exploration potential of the area as demonstrated by active mining, exploration and recent discoveries, and contained in reports compiled for previous operators, SEWC considers that these factors positively affect the prospectivity of the ground under exploration at the Marmato and Caramanta projects by CGL.

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MINERAL PROCESSING AND METALLURGICAL TESTING

CGL has conducted metallurgical studies on the mineralization found at Marmato, No additional metallurgical studies have been carried out since the May 2008 NI 43–101 technical report (Lewis & San Martin, 2008). It is expected that further studies and testing will be completed as the Marmato project advances.

CGL’s focus is on evaluating the extent of the known mineralization located on the Marmato project, and exploring for additional mineralization on the Caramanta project. To this end, CGL is targeting bulk tonnage, low grade gold and silver deposits at the Marmato and Caramanta projects that are potentially amenable to open pit mining with recovery of precious metals by milling and cyanide leaching or by heap leaching. The grade of bulk tonnage zones will be dependent on encountering areas with a sufficiently high density of veinlets or a number of larger mineralized veinlets and exploration is focused on defining such zones.

In 2006, CGL contracted Kappes Cassidy to conduct preliminary metallurgical test work on the mineralization of the Zona Alta of Marmato as a precursor to further economic and technical evaluation of possible treatment options which will likely be required in the future. The results of the preliminary Kappes Cassidy test work are discussed in Section 16.1.

In 2007, CGL contracted SGS in Lakefield (SGS Lakefield), Ontario to conduct metallurgical test work for a scoping study. This test work was conducted to test various potential treatment options to evaluate the recovery of the mineralization from the Zona Alta of the Marmato project. The results of the SGS Lakefield test work are discussed in Section 16.2.

16.1

KAPPES CASSIDY PRELIMINARY TEST WORK 2006

Preliminary milled cyanide bottle roll tests were carried out by Kappes Cassidy in 2006 (Kappes Cassidy report, 2006). The objective was to test the amenability of the sulfides to cyanide leaching as the majority of the mineral resource is expected to be sulfide rather than oxide. Samples were selected from the underground face sampling using coarse sample rejects and three sulfide composites of about 20 kg were created, using 15 to 17 coarse sample rejects for each. Two composites were made at a grade of 1 g/t to 2 g/t gold to represent the expected head grade of a possible bulk mining operation based on the MRDI (1998) resource estimate, and one at a grade of 10 g/t to 15 g/t gold to represent the head grade of the veins currently being exploited by the small miners. Four bottle roll tests were carried out on 1 kg sized splits of each composite.

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The results show extraction of 77% to 83% gold at a 1.70 mm grind size and 90% to 95% gold recovery at grind sizes of 0.106 mm, 0.090 mm and 0.075 mm, with no significant variation in recovery between the three finer grind sizes (Table 16.1) . The gold and silver head grades of the samples show variation between the grades as calculated from weighted average of individual samples by two laboratories, average head grade of the homogenized composite samples, and the calculated head grade from the cyanide leach tests. The variation in grade was interpreted as starting out with a sample that was non–homogenous, in which more free gold may have been in the allotment selected as the representative portion of the sample (either in the original samples or in the sample submitted for metallurgical testing).

Silver extraction is 51% to 52% at a 1.70 mm grind size and 49% to 81% at the finer grind sizes (Table 16.2) .

16.2

SGS LAKEFIELD TEST WORK 2007

Two samples were shipped to SGS Lakefield for test work in 2007. The metallurgical samples were composite samples collected as new channel samples from several underground mines in the Zona Alta. The first sample was received on April 27, 2007. A total of twenty pieces rock were randomly selected for bulk density determinations with the remaining sample crushed to minus 1½ inch and 60 kg was riffled out. Once a 10 kg charge was removed the remaining sample was crushed in stages to ¾ inch, ¼ inch and 6 mesh with 10 kg removed after every stage of crushing. The remaining sample was crushed to –10 mesh and rotary split into 1 kg test charges. Representative head samples were riffled out of a test charge for chemical analysis and mineralogical examination. Lakefield labeled this sample as Composite 1.

In September, 2007 SGS Lakefield received a shipment of 13 metallurgical samples and two environmental samples. Samples 1 through 8 were combined to produce the MET–05 composite. These 8 samples came from the Floresta No. 2, Circacia, Cascabel and San Jose No. 1 mines. This composite was crushed in stages to 1½ inch, 1 inch, ½ inch, 6 mesh removing a 10 kg charge at each size. The remaining portion of the sample was crushed to minus 10 mesh and representative head samples and test charges were prepared in a similar way as those of Composite 1.

The rapid mineral scans (RMS) of the two composites were similar with 97% to 98% of the composite being non opaques. Pyrite was the major sulfide mineral with sphalerite, galena chalcopyrite and arsenopyrite present in trace amounts. Pyrrhotite was also noted in Composite1.

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The bulk density for 20 individual samples of Composite 1 was determined using the wax core method. The average bulk density of Composite 1 was determined to be 2.61 g/cm3.

Bulk density measurements were also conducted on some of the metallurgical samples which comprised the MET–05 composite. The bulk densities were calculated from water displacement measurements without waxing. The specific gravity of MET–05 was determined to be 2.67 using a pycnometer.

Composite 1was a low grade sample which assayed 0.37 g/t gold and MET–05, which was the main metallurgical sample, assayed 1.19 g/t gold.

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Table 16.1 Gold Recoveries in Milled Cyanide Bottle Roll Tests (Table 5, Kappes Cassidy Report, 2006)

KCA Sample No.	KCA Test No.	Description	Weighted Average Head (g/t)[1]	Weighted Average Head[2] (g/t)*	Average Head[2] (g/t)*	Calculated Head (g/t)	Extracted Gold (g/t)	Average Tails (g/t)	Extracted Gold (%)	P80 Grind Size (mm)	Days of Leach	Consumption NaCN (kg/t)	Addition Ca(OH)2 (kg/t)
35601	35619A	Met Sample 1	1.23	3.61	3.46	3.07	2.54	0.54	83	1.70	4	1.05	1.50
35601	35619B	Met Sample 1	1.23	3.61	3.46	3.57	3.28	0.29	92	0.104	4	1.70	1.50
35601	35619C	Met Sample 1	1.23	3.61	3.46	4.41	4.12	0.29	93	0.091	4	1.63	1.50
35601	35620A	Met Sample 1	1.23	3.61	3.46	3.54	3.26	0.28	92	0.075	4	1.80	2.00
Average			1.23	3.61	3.45	3.65	3.30	0.35	90	––––––	––––––	1.55	1.63
35602	35620B	Met Sample 2	1.93	1.71	2.30	2.93	2.24	0.69	77	1.70	4	1.17	1.50
35602	35620C	Met Sample 2	1.93	1.71	2.30	3.10	2.78	0.33	90	0.108	4	0.83	1.50
35602	35620D	Met Sample 2	1.93	1.71	2.30	2.53	2.28	0.26	90	0.092	4	1.01	1.50
35602	35621A	Met Sample 2	1.93	1.71	2.30	2.17	1.97	0.21	91	0.075	4	1.76	2.00
Average			1.93	1.71	2.30	2.68	2.32	0.37	87	––––––	––––––	1.19	1.63
35603	35621B	Met Sample 3	13.36	12.48	13.78	14.77	11.34	3.43	77	1.70	4	2.27	3.00
35603	35621C	Met Sample 3	13.36	12.48	13.78	15.01	14.19	0.82	95	0.103	4	2.08	1.50
35603	35621D	Met Sample 3	13.36	12.48	13.78	13.26	12.57	0.69	95	0.094	4	2.15	1.50
35603	35622A	Met Sample 3	13.36	12.48	13.78	13.52	12.83	0.69	95	0.075	4	3.17	3.50
Average			13.36	12.48	13.79	14.14	12.73	1.41	91	––––––	––––––	2.42	2.38

Note 1: Assays supplied by Inspectorate.

Note 2: Assays supplied by Florin Analytical.

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Table 16.2 Silver Recoveries in Milled Cyanide Bottle Roll Tests (Table 5, Kappes Cassidy, 2006)

KCA Sample No.	KCA Test No.	Description	Weighted Average Head[1] (g/t)	Weighted Average Head[2] (g/t)*	Average Head[2] (g/t)*	Calculated Head (g/t)	Extracted Gold (g/t)	Average Tails (g/t)	Extracted Gold (%)	P80 Grind Size (mm)	Days of Leach	Consumption NaCN (kg/t)	Addition Ca(OH)2 (kg/t)
35601	35619A	Met Sample 1	16.4	19.7	13.3	12.6	6.6	6.0	52	1.70	4	1.05	1.50
35601	35619B	Met Sample 1	16.4	19.7	13.3	11.2	9.1	2.1	81	0.104	4	1.70	1.50
35601	35619C	Met Sample 1	16.4	19.7	13.3	14.8	9.7	5.2	65	0.091	4	1.63	1.50
35601	35620A	Met Sample 1	16.4	19.7	13.3	14.3	9.3	5.0	65	0.075	4	1.80	2.00
Average			16.4	19.7	13.4	13.2	8.7	4.6	66	––––––	––––––	1.55	1.63
35602	35620B	Met Sample 2	18.9	22.7	16.0	15.7	8.1	7.5	52	1.70	4	1.17	1.50
35602	35620C	Met Sample 2	18.9	22.7	16.0	17.8	8.7	9.1	49	0.108	4	0.83	1.50
35602	35620D	Met Sample 2	18.9	22.7	16.0	16.0	8.1	7.9	50	0.092	4	1.01	1.50
35602	35621A	Met Sample 2	18.9	22.7	16.0	17.5	10.1	7.4	58	0.075	4	1.76	2.00
Average			18.9	22.7	16.1	16.8	8.8	8.0	52	––––––	––––––	1.19	1.63
35603	35621B	Met Sample 3	65.8	75.7	63.1	68.9	35.2	33.8	51	1.70	4	2.27	3.00
35603	35621C	Met Sample 3	65.8	75.7	63.1	60.8	38.5	22.3	63	0.103	4	2.08	1.50
35603	35621D	Met Sample 3	65.8	75.7	63.1	56.7	39.5	17.1	70	0.094	4	2.15	1.50
35603	35622A	Met Sample 3	65.8	75.7	63.1	68.5	41.9	26.6	61	0.075	4	3.17	3.50
Average			65.8	75.7	63.1	63.7	38.8	25.0	61	––––––	––––––	2.42	2.38

Note 1: Assays supplied by Inspectorate.

Note 2: Assays supplied by Florin Analytical.

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The following test work was conducted by SGS Lakefield on the samples: abrasion and bond work index, heap leach amenability, gravity separation, cyanidation test work on the gravity separation tailing, flotation and cyanidation of the flotation concentrate.

The results obtained from the SGS Lakefield scoping test program are summarized as follows:

  Composite 1 was fairly abrasive with an abrasion index of 0.5788.
  Both samples responded well to heap leach amenability tests. The recovery of gold from Composite 1 was 78% at a crush size of ¾ inch and 86% at a crush size of ¼ inch. The recovery of gold from MET–05 was 74% at a crush size of 1 inch and 84% at a crush size of ½ inch.
  The recovery of gold from MET–05 by gravity separation ranged from 26% to 39%.
  CIL treatment of the gravity separation tailings gave 82% to 86% gold extraction. The overall recovery of gold by gravity separation and CIL was 89% at a K80 of 89 microns and 92% at a K80 of 64 microns.
  The MET–05 composite responded well to bulk sulfide flotation. The recovery of gold in a rougher concentrate was 97% to 98% in 13 to 15% of the mass using PAX and 3418A as collectors. After one cleaning stage, the mass pull was reduced to 7%, while maintaining 96% gold recovery.
  Cyanidation (CIL) of a rougher concentrate resulted in 78% gold extraction. After regrinding, the gold extraction increased to 89%. The overall recovery of gold by gravity separation, rougher flotation and cyanidation yielded 81% gold recovery without regrinding and 88% with regrinding.
  Gold extraction by cyanidation was 74% – 81% from a cleaner concentrate. This result could probably be improved with optimization of the leach conditions.
  The consumption of cyanide in whole ore leaching was ~0.8 kg/t NaCN. The consumption of cyanide, when leaching concentrates, was 3 to 4 kg/t of concentrate or 0.2 to 0.4 kg/t of ore.

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MINERAL RESOURCE AND MINERAL RESERVE ESTIMATES

The resources stated for Zona Alta in this report conform to the definitions adopted by the Canadian Institute of Mining, Metallurgy and Petroleum (CIM), December 23, 2005, and meet the criteria of Measured Mineral Resources, Indicated Mineral Resources and Inferred Mineral Resources. The Zona Alta Mineral Resource is not materially affected by any known environmental, permitting, and legal, title, taxation, socio–economic, political or other relevant issues.

17.1

ZONA ALTA MINERAL RESOURCE

17.1.1

Resource Data for Grade Estimation and Block Modeling

The resource estimate in this report was completed by SEWC under the direction of Scott E. Wilson, an independent qualified person as defined in NI 43–101.

17.1.1.1

Drilling Data

Drillhole data for the Zona Alta license is maintained in a Microsoft database by CGL. CGL validates the database constantly and has certified the data to be clean and error free. The drillhole database has been converted to a Vulcan Isis database named cmdc090904all.rl5.isis.

17.1.1.2

Assay Corrections

Numerous check assay and second pulp assays are stored in the database as part of the CGL QA/QC program. These data have been combined and averaged into a calculated gold grade field.

  If only the original assay exists it is stored in the calculated gold field.
  If there is a check assay, it is averaged with the original assay
  If there are check and pulp samples for a given interval, the average of those assays is stored in the calculated gold field.

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17.1.1.3

Topographic Data

CGL commissioned a detailed topographic map with 2 m contour intervals derived from Ikonos satellite imagery which was received in early 2007. The new topographic map provides a detailed base map for improved accuracy when plotting the results of the exploration programs, as well as a high resolution satellite image. The topography was converted to a solid model in Vulcan to limit the grade estimate to the surface.

17.1.1.4

Geologic Model

The MSG schist was modeled as a hard boundary to mineralization at Marmato. Cross sections were evaluated to make sure that no gold was estimated into the schist. There are several mineralized intervals within the MSG so a very restrictive estimation was run separately for that modeled mineralization along structures within this rock type.

An overburden model was used to separate the contact of bedrock from alluvium. No mineralization was estimated into the overburden.

17.1.1.5

Densities

All rock within Zona Alta was characterized with a density of 2.7.

17.1.1.6

Drillhole Compositing

Drill–hole assays were composited using 5–meter down–the–hole composites for the entire Zona Alta concession. Assay values of –3 and –1 were ignored and then a new composite would be generated at that point. Assay values of below detection were set to ½ detection limit. General Statistics for the composites are listed in Table 17.1

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Table 17.1General Statistics for the Zona Alta Composite Database

AU		AG
Number of		Number of
samples	29157	samples	29157
Minimum	0.003	Minimum	0.000
Maximum	41.985	Maximum	1088.865
Average	0.190	Average	2.515
Standard deviation	0.767	Standard deviation	13.470
Variance	0.588	Variance	181.439
Coef. of variance	4.034	Coef. of variance	5.356
Q1	0.010	Q1	0.500
Median	0.028	Median	1.082
Q3	0.112	Q3	2.334

The Marmato Project database used in the present resource estimate was constructed in Vulcan by importing CSV files provided to SEWC by CGL. The database used for the estimate comprises drillhole data as well as the underground channel sampling database. Both databases were used because the drillhole database by itself was insufficient to demonstrate the continuity of the mineralization. The underground channel data set is also important to the overall interpretation of the mineralization because the underground workings follow the veins and vein packages where the majority of the historical and current mining has been conducted.

After conducting the validation process in Vulcan and a number of manual checks, the final database contained 205 drillholes, totaling 42,913 m of core and 232 continuous and individual underground channels, totaling 2,375m of channel samples (Tables 172 and 17.3) . The database assay table includes the final analytical results for gold, silver, copper, zinc, lead, as well as a number of other elements.

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Table 17.2Gold and Silver Drill Hole Statistics

AU		AG
Number of		Number of
samples	21906	samples	21906
Minimum	0.003	Minimum	0.000
Maximum	61.100	Maximum	2302.000
Average	0.197	Average	2.675
Standard deviation	1.036	Standard deviation	24.889
Variance	1.074	Variance	619.441
Coef. of variance	5.270	Coef. of variance	9.303
Q1	0.009	Q1	0.400
Median	0.025	Median	1.000
Q3	0.094	Q3	2.200

Table 17.3 Channel Sample Statistics

AU		AG
Number of		Number of
samples	1235	samples	1235
Minimum	0.002	Minimum	0.000
Maximum	42.925	Maximum	94.000
Average	0.846	Average	1.865
Standard deviation	2.654	Standard deviation	4.633
Variance	7.046	Variance	21.463
Coef. of variance	3.139	Coef. of variance	2.484
Q1	0.034	Q1	0.000
Median	0.155	Median	0.600
Q3	0.617	Q3	2.000

The drill hole and underground channels were organized into different workspaces within the same database. In the Vulcan Software, a separated workspace setting was required for each dataset due to differences in the survey methodology between the two datasets. The drill holes were surveyed using down hole survey techniques which are based on azimuth and dip while the channels samples were surveyed using 3D coordinates.

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17.1.2

Grade Capping

Using the entire database comprised of both the drill holes and underground channel samples, grade capping for both gold and silver was investigated. Grade capping was conducted in order to avoid influencing the resource estimate as a result of the inclusion of erratic high grade gold and silver assay values. Probability plots for gold and silver were created from the uncut data set in order to determine the top cut values, supported by a statistical analysis of the resulting plot lines; the top cut value is determined by looking at the consistent lognormal distributed populations and the point at which those populations break down.

Gold was capped at 28 g/t and silver was capped at 100 g/t Figure 17.2 and 17.3.

Figure 17.1 Lognormal Probability Plot for Gold

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Figure 17.2 Lognormal Probability Plot for Silver

17.1.3

Variography and Grade Estimation

In Vulcan, semi–variograms were constructed to model the directions of mineralization at Zona Alta. Through the evaluation of dozens of estimation techniques it was determined that a two pass grade estimation technique would best model the mineralization at Zona Alta. The primary grade interpolation was performed using the Inverse Distance Squared (ID2) method. It was determined that this best modeled the overall northwesterly fabric of the ore deposit. The second pass used ordinary kriging to model mineralization between the main vein structures of the ore deposit. Table 17.14summarizes the search parameters for the block model interpolation.

Table 17.4 Block Model Estimation Parameters

Estimation	Type	Search Ellipse	Azimuth	Plunge	Dip	Discretization	Min.	Max.	Max Samps /	Grade Cap
		(m)					Samples	Samples	Hole	(gpt)
Au Primary	Inverse Distance	100x75x25	310	0	–70	1x1x1	2	10	3	28
Au Secondary	Ordinary Krige	100x85x15	40	–50	–90	1x1x1	2	10	3	28
Ag Primary	Inverse Distance	100x75x25	310	0	–70	1x1x1	2	10	3	100
Ag Secondary	Ordinary Krige	100x85x15	40	–50	–90	1x1x1	2	10	3	100

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Table 17.5 Variogram Parameters for modeling Secondary Structure Mineralization

	Rotation	Rotation	Rotation	Major	Semi–	Minor	Nugget	Sill
	About z	About x	About y	Axis	Major	Axis		Differential
	Axis	Axis	Axis	Length	Axis	Length
Length

Ordinary
Krige	40	–50	–90	97.65	81.05	10	0.048	0.128

17.1.4

Veins and Face Samples modeled separately

The face samples were modeled separately and then included in the final resources. This was done to limit the over estimation of preferentially sampled high grades on the overall metal estimation for the ore deposit. These are referred to as ellipse estimates and were estimated using ID2. This estimate was also limited to 10 meters laterally and 20 meters vertically from the back sample locations along the drifts.

The Surveyed underground mines were modeled as voids in the block model. These voids are calculated as having no grade or tonnage. This insures that the total stated resource for Zona Alta does mistakenly included material that has been previously mined.

17.1.5

Block Modeling

The Zona Alta block model was created not only to estimate the current resources but as the basis upon which to apply an open pit shell using Whittle for the purposes of conducting an economic evaluation for a scoping study to be released in the future.

Block size consists of 5 m along the strike direction, 5 m across the strike direction or width and 5 m in height. The block model comprises of 440 columns (X), 360 rows (Y), and 240 levels (Z) that makes a total of 38,016,000 blocks of which 5,822,602 units are below the topographic surface.

Figure 17.2 illustrates the block model for the Zona Alta project.

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Figure 17.3 Marmato Project Block Model

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17.2

MINERAL RESOURCE CLASSIFICATION

Resource classes were based on the distance from the center of the model block to the nearest composite used in the estimation. Inferred Mineral Resources are defined at any block receiving an estimated grade, where there was at least one hole within the search ellipse. Indicated resources are defined as being within 15 to 50 meters of the nearest holes and having at least 2 drillholes in the estimate. Measured Mineral Resources require a minimum of 2 drillholes for the estimate where at least 1 hole is within 15 meters of the nearest hole.

17.3

MINERAL RESOURCE ESTIMATES

The CIM definitions of a Mineral Resource require that “there are reasonable prospects for economic extraction.” SEWC believes that a 0.3 g/t gold cut–off grade in today’s commodities market using open pit bulk tonnage methods provides the appropriate basis for a preliminary mineral resource estimate at Zona Alta.

17.3.1

Resource Summary – Gold

The remaining measured and indicated in situ gold resource as at October 6, 2009 is summarized in Table 17.2. The total inferred in situ resource is summarized in Table 17.3.

Table 17.6 Zona Alta Measured and Indicated In Situ Gold Mineral Resources

October 2, 2009 Measured Resource
Cutoff	Type	Tonnes	Grade g/t	Ounces
		x 1,000		x 1,000
0.30	Gold	13,065	0.87	364
October 2, 2009 Indicated Resource
Cutoff	Type	Tonnes	Grade g/t	Ounces
		x 1,000		x 1,000
0.30	Gold	75,142	0.81	1,955

October 2, 2009 Measured and Indicated Resource
Cutoff	Type	Tonnes	Grade g/t	Ounces
		x 1,000		x 1,000
0.30	Gold	88,207	0.82	2,319

Table 17.7 Zona Alta Inferred In Situ Gold Mineral Resources

October 2, 2009 Inferred Resource
Cutoff	Type	Tonnes	Grade g/t	Ounces
		x 1,000		x 1,000
0.30	Gold	27,609	1.21	1,075

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17.3.2

Resource Summary – Silver

The remaining measured and indicated in situ silver resource is summarized in Table 17.4. The total inferred resource is summarized in Table 17.5.

Table 17.8 Measured and Indicated In Situ Silver Mineral Resources

October 2, 2009 Measured Resource
Cutoff	Type	Tonnes	Grade g/t	Ounces
Au		x 1,000		x 1,000
0.30	Silver	13,065	4.94	2,074
October 2, 2009 Indicated Resource
Cutoff	Type	Tonnes	Grade g/t	Ounces
Au		x 1,000		x 1,000
0.30	Silver	75,142	4.60	11,121

October 2, 2009 Measured and Indicated Resource
Cutoff	Type	Tonnes	Grade g/t	Ounces
Au		x 1,000		x 1,000
0.30	Silver	88,207	4.65	13,195

Table 17.9 Inferred In Situ Silver Mineral Resources

October 2, 2009 Inferred Resource
Cutoff	Type	Tonnes	Grade g/t	Ounces
Au		x 1,000		x 1,000
0.30	Silver	27,609	6.74	5,981

Mineral resources which are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources do not appear to be materially affected by any technical, environmental, permitting, legal, title, taxation, socio–political, marketing, or other relevant issues. There are currently no mineral reserves reported for the Marmato project.

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17.3.3

Resource Summary – Grade/Tonne Charts

Table 17.10 October 2, 2009 Measured and Indicated Gold

Cutoff	Measured Au			Indicated Au			M & I Au
g Au/t	K Tonnes	g Au/t	K Oz	K Tonnes	g Au/t	K Oz	K Tonnes	g Au/t	K Oz
0.10	28,496	0.49	449	160,828	0.47	2,430	189,324	0.47	2,879
0.20	18,116	0.69	402	104,702	0.65	2,188	122,818	0.66	2,590
0.30	13,065	0.87	364	75,142	0.81	1,955	88,207	0.82	2,319
0.40	10,010	1.03	331	56,814	0.96	1,754	66,824	0.97	2,085
0.50	7,887	1.18	299	44,804	1.10	1,584	52,691	1.11	1,884
0.60	6,381	1.33	273	35,851	1.23	1,418	42,232	1.25	1,691
0.70	5,250	1.48	250	29,376	1.36	1,284	34,626	1.38	1,534
0.80	4,300	1.64	227	24,236	1.49	1,161	28,536	1.51	1,388
0.90	3,551	1.81	207	19,949	1.63	1,045	23,500	1.66	1,252
1.00	2,983	1.97	189	16,486	1.77	938	19,469	1.80	1,127
1.10	2,523	2.14	174	13,790	1.92	851	16,313	1.95	1,025
1.20	2,177	2.29	160	11,725	2.05	773	13,902	2.09	933
1.30	1,908	2.44	150	10,039	2.18	704	11,947	2.22	853
1.40	1,687	2.59	140	8,491	2.34	639	10,178	2.38	779
1.50	1,476	2.75	130	7,275	2.49	582	8,751	2.53	713
1.60	1,307	2.90	122	6,368	2.62	536	7,675	2.67	658
1.70	1,186	3.03	116	5,693	2.73	500	6,879	2.78	615
1.80	1,074	3.17	109	5,116	2.85	469	6,190	2.91	578
1.90	971	3.30	103	4,641	2.95	440	5,612	3.01	543

Table 17.11 October 2, 2009 Measured and Indicated Silver

Cutoff	Measured Ag			Indicated Ag			M & I Ag
g Au/t	K Tonnes	g Ag/t	K Oz	K Tonnes	g Ag/t	K Oz	K Tonnes	g Ag/t	K Oz
0.10	28,496	3.72	3,408	160,828	3.56	18,407	189,324	3.58	21,815
0.20	18,116	4.38	2,551	104,702	4.10	13,801	122,818	4.14	16,352
0.30	13,065	4.94	2,074	75,142	4.60	11,121	88,207	4.65	13,195
0.40	10,010	5.40	1,738	56,814	5.05	9,224	66,824	5.10	10,962
0.50	7,887	5.84	1,481	44,804	5.43	7,822	52,691	5.49	9,302
0.60	6,381	6.24	1,280	35,851	5.77	6,651	42,232	5.84	7,931
0.70	5,250	6.63	1,119	29,376	6.10	5,761	34,626	6.18	6,880
0.80	4,300	7.00	968	24,236	6.44	5,018	28,536	6.52	5,986
0.90	3,551	7.39	844	19,949	6.75	4,329	23,500	6.85	5,173
1.00	2,983	7.77	745	16,486	7.05	3,737	19,469	7.16	4,482
1.10	2,523	8.15	661	13,790	7.39	3,276	16,313	7.51	3,937
1.20	2,177	8.46	592	11,725	7.71	2,906	13,902	7.83	3,498
1.30	1,908	8.75	537	10,039	7.96	2,569	11,947	8.09	3,106
1.40	1,687	8.99	488	8,491	8.28	2,260	10,178	8.40	2,748
1.50	1,476	9.28	440	7,275	8.66	2,025	8,751	8.76	2,466
1.60	1,307	9.58	403	6,368	9.02	1,847	7,675	9.12	2,249
1.70	1,186	9.82	374	5,693	9.29	1,700	6,879	9.38	2,075
1.80	1,074	10.15	350	5,116	9.54	1,569	6,190	9.65	1,920
1.90	971	10.41	325	4,641	9.81	1,464	5,612	9.91	1,789

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Table 17.12 October 2, 2009 Inferred Gold Mineral Resources

Cutoff	Inferred Au
g Au/t	K Tonnes	g Au/t	K Oz
0.10	57,861	0.67	1,246
0.20	37,126	0.96	1,146
0.30	27,609	1.21	1,075
0.40	21,629	1.45	1,008
0.50	17,338	1.70	948
0.60	14,500	1.92	895
0.70	12,210	2.16	848
0.80	10,430	2.40	805
0.90	9,001	2.65	767
1.00	7,830	2.91	733
1.10	6,896	3.16	701
1.20	5,988	3.46	666
1.30	5,173	3.81	634
1.40	4,553	4.15	607
1.50	4,008	4.52	582
1.60	3,540	4.91	559
1.70	3,243	5.21	543
1.80	3,016	5.47	530
1.90	2,827	5.71	519

Table 17.13 October 2, 2009 Inferred Silver Mineral Resources

Cutoff	Inferred Ag
g Au/t	K Tonnes	g Ag/t	K Oz
0.10	57,861	4.75	8,836
0.20	37,126	5.78	6,899
0.30	27,609	6.74	5,981
0.40	21,629	7.66	5,327
0.50	17,338	8.54	4,760
0.60	14,500	9.36	4,363
0.70	12,210	10.17	3,992
0.80	10,430	11.04	3,702
0.90	9,001	11.84	3,426
1.00	7,830	12.66	3,187
1.10	6,896	13.55	3,004
1.20	5,988	14.60	2,811
1.30	5,173	15.49	2,576
1.40	4,553	16.60	2,430
1.50	4,008	17.80	2,294
1.60	3,540	19.06	2,169
1.70	3,243	20.02	2,087
1.80	3,016	20.83	2,020
1.90	2,827	21.49	1,953

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OTHER RELEVANT DATA AND INFORMATION

Most of the relevant data and information regarding CGL’s Marmato project is included in other sections of this report, but the historical importance, current social and mining conditions as well as environmental conditions are discussed in this section. The majority of this section was referenced and extracted from a draft report by Thomas McGrail of Minera de Caldas (McGrail, 2006). The majority of the material contained in this report was also mentioned in Micon’s May, 2008 Technical Report on Marmato for CGL.

18.1

CURRENT SOCIAL AND MINING CONDITIONS

The following section on the current social and mining conditions at Marmato is quoted from a draft report entitled “Scoping Study: Marmato Project” by Thomas McGrail for Minera de Caldas.

18.1.1

Historical Importance

The importance of Marmato is primarily due to its historical significance, to both the habitants of Marmato and to the country of Colombia. The Marmato area has been mined for over 500 years and mining has been the economic basis of Marmato since 1537. Due to its perceived riches, Simon Bolivar, the liberator of Colombia from Spanish rule, used this area and its mines as a guarantee to obtain English financing to support his revolution.

18.1.2

Social Issues

The current urban center of Marmato is representative of numerous mining areas where, for ease of access, the original artisan miners built their homes in close proximity to their mines. Due to the topography of the area, there was and is no area suitable for the erection of an alternative town site that would provide ease of access to their places of work. This desire to facilitate access has resulted in an extremely difficult social environment for the habitants of Marmato; since the historical and currently operating mines, their respective infrastructure and process plants are situated within and seemingly on top of the homes and infrastructure of the municipality of Marmato. This area is approximately 2.5 square km and represents less than seven percent of the total area of this municipality. The general consensus of the population (+98%, Census by Cia Servicio Logisticos) is that relocation is required as this co–habitation of mine and municipal infrastructure is intolerable; however, previously there was reluctance on the part of some politicians, to significantly change the status quo. This reluctance has changed recently and relocation of the town and its inhabitants has started.

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18.1.2.1

Social Impact of the Topography/Geology on the Urban Center of Marmato

The topography of the area designated as the urban center of Marmato imposes three distinct problems that require immediate resolution:

1.

The first is the instability of this zone and the extremely high risk of landslides impacting this zone. The current mines have no economically viable means available to dispose of their waste rock and therefore dump this material into the quebradas (intermittent streams and creeks) that course through this zone. This promotes mass movements of this material during significant rain events and is a common occurrence. Additionally, this collection of material has the tendency to promote erosion of the sides of these quebradas thus undercutting their side slopes and again promoting landslides. Subsistence farming, logging for the mines, mine activity and human presence have also promoted the loss of vegetation and the concomitant resulting superficial flows promote further erosion and instability. Percolation of surface waters into the substrata further promotes instability as the predominant geologic jointing runs NW/SE and dips at 80 degrees to the SW. In summary, the area is extremely unstable and since the early 1980’s, numerous studies have indicated the need to relocate this urban center of Marmato.

2.

Additionally, there is currently neither a potable water system nor a septic treatment system servicing this entire area. This is a community of approximately 1,000 inhabitants and they generally lack these basic services. The feasibility of providing these requirements is questionable due to the prohibitive costs associated with the construction of these systems, due to the physical and geographic conditions that prevail.

3.

The congestion, due to the limited available space, places basic services such as public transport, movement of mine trucks and pedestrian traffic in conflict. Roadways designed for limited traffic cannot handle the current traffic patterns and there is no obvious solution to this problem. Public safety is further placed at risk.

18.1.3

Mining Conditions

The current disposition of mining rights at Marmato is both unique and chaotic. The known deposit is currently divided vertically into 2 zones; these are denominated the Upper or Exclusion Zone (179 ha) and the Lower Zone (980 ha). This vertical division is unique and is possibly only duplicated at the Cerro Rico deposit in Potosi, Bolivia. The current area of the project is related to this Upper Zone; this zone is further subdivided into three levels for mine title purposes, the Upper Level at +1,500 m, the Intermediate Level at + 1,363 m to 1,500 m and the Lower Level at +1,207 m (variable) to 1,363 m. The base elevation of the Lower Level follows the contour of the access road to Marmato and therefore varies from 1,207 m to 1,298 m. These three Levels are again subdivided into approximately 200 mines that have been granted titles by the Ministry of Mines. In addition, there are a minimum of 100 mines that are operated illegally and/or are in the process of legalizing their position.”

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There are approximately 30 Process Plants that process the ore from these mines either as Maquiladoras (Custom Milling) or processing the ore from their own mines or both. These mines and process plants do not comply with even the minimal requirements of the Environmental Laws of Colombia; waste rock, cyanide solutions and tailings are discharged to the arroyos and quebradas with no prior treatment. The situation is chaotic as this subdivision of the resource prohibits its exploitation in an efficient, structured and orderly manner that would guarantee the full realization of the deposit’s potential economic and social benefits.

The viability of current mining practices, as exhibited at Marmato, is limited. Without significant investment, these mines will be unable to exploit their current resource blocks. As these current extraction tunnels exceed 250 m of length, the ability of these mines to provide essential services such as ventilation, haulage systems, compressed air, water, etcetera is greatly compromised. This limitation, i.e., 250 m of horizontal extension, is evident as the majority of the mines visited and measured to–date was within this limit. The mines having longer extraction drifts demonstrate worsening working conditions, lower levels of productivity and are concomitantly less economically viable.

Additionally, working conditions, in these mines are substandard by general norms established by the mining industry. Equipment is rudimentary, safety is not a priority and employees are generally not covered by any form of health care system or required employee benefits. These are common conditions inherent in artisan mining areas; however, at Marmato, these conditions are further exacerbated as they impact the community directly.

18.1.4

Relocation Efforts

Various administrations at both the Department and Municipal levels have made efforts to relocate the urban center of Marmato. In 2002, 154 homes were provided by the municipality to residents of Echandia (a suburb of Marmato) and Marmato. These efforts have met with limited success and have prompted increasing dissatisfaction on the part of the inhabitants.

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The result has been a partial relocation of the population to the site designated as the “Nuevo Marmato” situated in the area of El Llano which is located at the base of this mountain slope.

There are several reasons for this dissatisfaction:

1.	The quality of construction evident is generally inferior although generally superior to the construction persistent in the current location.

2.	There was no effort made to differentiate the type of housing offered (based on current conditions). All residents were offered the same conditions.

3.

There is a distinguishable difference in the type of climate available between these sites. The urban center of Marmato enjoys cooler temperatures than the offered site. Although the difference is minimal, the inhabitants have used this to justify their reticence to relocate.

The residents in 2002 were relocated due to their homes being subject to a high risk of landslides. Despite this fact, these residents generally (122 of 154) turned their previous homes over to family members or rented these homes to migrant mine workers.

In 2004, a new decree was approved by the Territorial Organization Scheme which ordered the relocation of all the public institutions to El Llano. On June 6, 2006, the directorate of response and prevention of disasters of the Ministry of Interior and Justice issued Resolution number 23 which declared the situation to be a public emergency affecting the Municipality of Marmato.

There are currently 160 homes in El Llano and 29 new homes are being constructed to house families displaced in landslides in 2007. A further 47 homes are about to built to house other families displaced in the same landslide. On April 16, 2008, Julian Arboleda, the Caldas government representative for the relocation of Marmato, confirmed to CGL that within 45 days construction of the new administrative buildings were to begin with funds from the national government. These buildings would include the mayors office, notary, registry office and the citizens’ protection office. The police station is currently under construction in El Llano. In addition, the public deeds have been signed with the municipality to construct a new hospital, with funds from the Ministry of Social Protection and the Territorial administration. In addition, a public deed has been signed for the location of the new school which will house 1,200 students and an agreement has been reached to use the old location in El Llano to house a campus of SENA, the state technical college. Once all of the buildings in El Llano have been completed the old sites in the current town site of Marmato will be torn down. All buildings have been ordered to be inaugurated in 2009.

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In addition to the construction in El Llano, a decision has been made to complete paving of the access road to El Llano only.

18.2

MINERA DE CALDAS’ POSITION ON RELOCATION

The following section on Minera de Caldas’ position on relocation is quoted from a draft report entitled “Scoping Study: Marmato Project” by Thomas McGrail for Minera de Caldas.

18.2.1

Position

Minera de Caldas has as one of its primary objectives, the relocation of the urban center of Marmato. As such it has requested, from the pertinent Government entities, a copy of the studies that have been developed during the last 16 years. To–date these studies have not been received. Further, Minera de Caldas believes that it can assume a significant portion of the cost of this relocation and will define this level of economic contribution when and if these plans are made available. It further believes that the existence of an atmosphere of collaboration between the Company and the various Government entities will ensure that the terms for this relocation can achieve a level of acceptability for all current inhabitants. The Company believes that it is essential to protect and support the retention of the community pride that is evident in the inhabitants of the urban center of Marmato in any relocation. The Company further believes that the urban center of Marmato is in extreme danger of additional landslides which could result in a human catastrophe of significance. Ultimately the position of the Company is that the urban center of Marmato must be moved for humanitarian reasons which fortunately coincide with the needs of the Company.

18.2.2

Collaboration with Public Authorities

The belief of Cia Minera de Caldas, S.A. is that the involvement of the pertinent Public Authorities would be extremely beneficial in ensuring that the needs of all participants are considered. To date, the efforts of the Company have been stymied, as current administrations at both the Department and Municipal levels are not publicly in favor of this relocation.

The Company has proposed the formation of a Committee for the Relocation which will have representation from the community and their public representatives; representatives that are both in–favor and against this relocation. The Company has to date had no meaningful contact with the various government entities who should participate in the eventual relocation of the urban center of Marmato. The area of El Llano is under the jurisdiction of the Municipality and as such is unavailable to the Company currently. In preparation for this inevitable collaboration, the Company’s Census has further determined that a minimum of three styles/types of housing must be offered, due to the different classes of homes existing in the current urban center of Marmato. Once the Company has developed the required relationship with the various pertinent entities, it is certain that the community will participate in the development of a Relocation Plan that will address the majority of the community’s requirements.

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18.2.2.1

Role of the Relocation Committee

As stated, the position of the Company is that a Committee representing the community, incorporating spokespersons from the community, their political and civic leaders and the Company, must be formed. It is the hope of the Company that this committee will act as the platform upon which discussions can be held to address the numerous factors that relocation will impart on the community in general. The anticipated themes to be discussed will be:

  Analysis of the recent reconstruction of Armenia by FOREC, to provide insight into the experience and requirements of a successful relocation of a community.
  Design of the New Marmato and definition of required services.
  Design of the various styles of homes required.
  Criteria/assignment of homes to affected families.
  Employment requirements and alternative sources of employment.
  Adult education requirements.
  Requirements to ensure Marmato retains its social and economic importance.
  Requirements to ensure Marmato retains its historical importance.
  Development and implementation of the Relocation Plan.
  Define the appropriate treatment of the poor and homeless of their community.
  Oversight of all aspects of the Company’s Social Program.
  Participation in pertinent discussions with participating Government Agencies.

Undoubtedly, this committee will have additional interests to discuss and the expectation is that solutions will be offered for the Company’s consideration.”

18.3

CURRENT ACTIVITIES OF MINERA DE CALDAS

In 2006 the Company undertook a census to define the actual requirements of this proposed relocation. This census determined that there are currently 333 buildings of which approximately 191 would require relocation. These 191 buildings are comprised of 18 building that offer services to the community (Police, Fire Dept., churches, schools, etc.), 51 commercial buildings and 122 homes. There are an additional 70 owners of buildings who simply want to sell and relocate to other areas of Colombia for various personal reasons.

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The Company embarked on the process of purchasing these properties, but halted this as the majority of these owners do not have clear title to the land on which their homes or establishments are situated. The land of the municipality of Marmato is generally State Land under the jurisdiction of the Municipality. It is hoped that an agreement can be reached with the Municipality which would facilitate the purchase of these structures. Once the Company has been granted the Mining Concession, land usage is frozen and expropriation is available to the Company. The possible need to expropriate land in the future is considered to be unlikely, as most inhabitants, 299 of the 333 polled, are in favor of some form of relocation.

The Company contracted the services of an independent evaluator to define the replacement cost for these structures and lands.

The numbers of buildings and people to be moved by the CGL may differ from the official numbers stated elsewhere in this report because the area of mining envisioned by CGL will encompass a number of other dwellings in the hills surrounding Marmato rather than just the area surrounding the main town site of Marmato.

18.4

CESSATION OF CURRENT MINING ACTIVITIES

The cessation of current mining activities will have a significant social impact on the current population of the urban center of Marmato as it will impact the current employment conditions for these residents. The Company has anticipated the requirement to replace current sources of employment during the transition phase between current mining practices and the eventual mining project. The skills required will change significantly, from what is currently available. This transition will further impact the commercial institutions that provide services to the current mining activity.

18.4.1

Employment Opportunities

CGL is currently involved in the development of several projects that are at various levels of implementation which will replace, assist, or provide the displaced workers and their families with alternative employment opportunities.

These opportunities range from employment on an agricultural project to produce citric products, employment during the exploration phase of this project, and employment in the construction of the homes, civic buildings and infrastructure anticipated to complete El Llano (New Marmato). Additional journeymen will be contracted to ensure that there is a transfer of their knowledge to these workers such that during the execution of this work, properly trained competent skilled journeymen tradesmen will result.

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It is hoped that, in collaboration with the pertinent authorities and residents, additional projects will be developed, to minimize the economic and social impact of this transition.

18.4.2

Training

The company is also currently reviewing the future skill requirements of employees as the project advances and has recognized that they will differ significantly from the skills required by the current mining activities. Therefore the company anticipates that it will choose appropriate candidates for advanced training and that the selected candidates will receive scholarships from CGL contingent on their accepting employment with the project at the termination of their studies. Technical schools will be contacted by CGL and the offered curriculum will be analyzed to ensure compliance with CGL’s needs. It is anticipated that the participation of Servicio Nacional de Aprendizaje (SENA), the national agency for Apprenticeship Training, will be essential.

Additionally, CGL has anticipated that adult education courses will be organized for those residents who demonstrate both interest and aptitude. These courses will be designed to elevate the educational levels of all participants to the minimum standards required by the projects (Grade 11, final year of Secondary school). These courses will be offered in the evenings to allow participants to continue their normal activities.

CGL also anticipates that there will be a requirement to provide assistance to the community of El Llano to ensure the complete integration of the residents of Marmato and El Llano and culminate in the formation of a new social structure. Any displacement of people requires support and assistance to facilitate the transition. Government agencies, with expertise in this area, will be asked to participate in the mitigation of the social impact of this relocation. Additionally, training will be provided to both the community and their public servants as to the proper management of their new municipal infrastructure and in the development of the social infrastructure required to exploit the new opportunities that this relocation will provide.

18.5

RETENTION OF MARMATO’S HISTORICAL SIGNIFICANCE

The Company recognizes the historical importance of Marmato. The Company does not intend to eradicate the historical importance of Marmato with this project. However, the current location of Marmato makes it virtually inaccessible for tourists and other interested parties.

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It is hoped that, through the Committee formed to facilitate the participation of all Marmateños in the relocation process, the concept of a tourist center can be developed. The expectation of the Company is that underground workings concomitant with a process plant would be constructed in the El Llano area. These would model current mining and processing activities. It would also include a museum where the various mining methodologies that have been employed by miners through the ages to exploit Marmato would be displayed in an interactive format. These would be open to the public and Marmateños would act as guides. This project, in conjunction with the current Jewelry Workshop in El Llano, would give tourists an opportunity to visit and appreciate the historical importance of Marmato.

18.6

MARMATO’S ROLE AS THE COMMUNITY CENTER

To ensure that the relocated Marmato continues to function as the social and commercial center of the Municipality, the road system connecting the satellite communities (veredas) of San Juan and Cabras to El Llano must be constructed and/or improved. It is anticipated that approximately 3 km of new paved road and the paving of an additional 6 km will ensure the position of Marmato. With the construction of these roads, the municipalities of Supia de Caldas and Caramanta de Antioquia would not usurp Marmato’s importance, as the municipal center. This construction will require the financial participation of all levels of Government and private industry.

18.7

MARMATO’S ROLE AS A MINING DISTRICT

The area covering Marmato, Supia, Filadelfia, La Merced, and Quinchia has recently been declared a Mining District by the Ministry of Mines which is now one of only three areas in Colombia to have this designation. The designation of Marmato as a Mining District is expected to bring some tax benefits and the possible facilitation of processing claims in the Mines Registry office but further study of this new district concept is needed.

18.8

ENVIRONMENTAL CONDITIONS AT MARMATO

As part of its exploration work at Marmato, CGL has carried out an environmental baseline study. A two year study was initiated in order to determine the environmental baseline for the Marmato area given the last 470 years of mining activities which have been conducted without any minimum technical or environmental controls. The unrestrained mining activities has led to the current large scale environmental deterioration which threatens the stability of higher portions of the mountain above Marmato and the infrastructure and lives of the inhabitants of Marmato. The first report regarding the state of the environment at Marmato was completed in February 2008 (Compania Minera de Caldas, 2008). A summary of the report’s conclusions follows.

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18.8.1

Water Resources

The water discharge from the processing mills as well as from domestic and farm sources have caused a total deterioration of the Pantanos and Cascabel creeks. The creeks do not show any relevant improvement prior to entering the Cauca River below Marmato.

The central polluting factors for the water sources in the municipality are the gold processing mills, the lack of treatment of domestic waste water and the lack of environmental education.

The main pollutant is the high concentration of suspended solids due to the absence of management plans and discharge permits which would prevent this type of discharge. In addition, there is a lack of enforcement by the authorities in the area for more than two decades.

18.8.2

Air Resources

After analyzing the data obtained, in general terms the conclusion is that the different measuring sites indicate that there are no air pollution problems due to carbon monoxide (CO), volatile organic compounds (VOC), total suspended particulates (TSP), breathable particulates under 10 microns (PM10), sulphur dioxide (SO2) and nitrogen dioxide (NO2). However, there are air pollution problems due to ozone (O3).

Ozone, a natural neutral constituent of the stratosphere formed by the photolysis of molecular oxygen can be transported by atmospheric circulation to the lower atmosphere. Ozone is formed in the lower atmosphere by the reaction which occurs between nitrogen oxides and a series of hydrocarbons with photochemical reactivity under the influence of sunlight.

The municipality of Marmato has noise problems within the perimeters of both towns due to the mixture of land uses including residential areas, mining exploitation (adits and mills) and/or commercial activity.

18.8.3

Soil Resources

The soil resources are mainly affected by the expansion of the farming boundaries which decreases the fertility of the soil, together with the steep slopes and erosion that decrease the organic matter in the soils. All of these factors together with the unmanaged mining and environmental controls has generated the instability of the surrounding slopes in certain areas or zones within the municipality, creating unsafe conditions for not only the inhabitants but for those who transit the area.

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18.8.4

Flora and Fauna

From the point of view of bird conservation, there was no identification within the area of influence of the mining of any species which have a conservation priority and for which a relocation strategy would need to be defined. The birds identified in the study are highly mobile and it is expected that during the vegetation removal process conducted prior to soil removal that these species will move to other areas in a natural pattern.

The study did not find any ecosystems of relevant ecological importance and the existing habitats do not support endangered species.

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INTERPRETATIONS AND CONCLUSIONS

SEWC reviewed pertinent data from the Zona Alta regarding exploration data, methods and resource estimates. SEWC verifies that this statement of mineral resources for Zona Alta is in accordance with Canadian National Instrument 43–101, as set forth in the CIM Standards on Resources and Reserves, Definitions and Guidelines (2005). SEWC completed its review of the project in preparation for this technical report. SEWC met its objective and concludes:

  Exploration drilling, sampling, sample preparation, assaying, density measurements and drillhole surveys have been carried out in accordance with best industry standard practices and are suitable to support resource estimates.
  Sampling and assaying includes quality assurance procedures including submission of blanks, reference materials, pulp duplicates and coarse–reject duplicates, and execution of check assays by a second laboratory.
  The Zona Alta gold and silver deposit resource models were developed using industry accepted methods.
  Mineral resources are classified as Measured and Indicated Mineral Resources and as Inferred Mineral Resources. Resource classification criteria are appropriate in terms of the confidence in grade estimates and geological continuity and meet the requirements of National Instrument 43–101 and CIM Standards on Resources and Reserves, Definitions and Guidelines (2005).

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RECOMMENDATIONS

The Zona Alta deposit requires continued drilling in order to properly delineate the size, nature and confidence in this ore deposit. SEWC recommends a $40 million exploration program to include drilling to define resources in the measured and indicated category, geotechnical drilling and geotechnical studies, condemnation drilling, metallurgical drilling and testwork, environmental impact study, engineering studies, resource updates, and feasibility study. Table 20.1 lists the cost of this single phase project. The budget also includes estimated costs for acquisition of remaining mineral rights, surface rights and town relocation. Once this program is complete a new resource should be estimated and a feasibility study carried out.

Table 20.1 Estimated Budget (US$) for Zona Alta Exploration Program

Expenditure Details	Cost
Marmato Exploration	$40,000,000
Town Relocation	$30,000,000
Surface rights acquisition	$16,000,000
Legal and administration	$3,500,000
Total	$89,500,000

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REFERENCES

Banco de la República Manizales, (1989). Marmato, un pueblo de oro anclado en la montaña. Bogota, Banco de la República, Departamento Editorial. Available at http://www.lablaa.org/blaavirtual/antropologia/marmato/indice.htm.

Bedoya, O. G., (1998), Geology, Hydrothermal Alteration, Paragenetic Sequence and Fluid Inclusion Analysis of La Maruja Level, Marmato District, Caldas Department, Colombia. Unpublished MSc thesis, Colorado State University, Fort Collins, Colorado, USA, 178 p.

Bogota Gold Museum, (2006), Quimbaya, the people and the gold in the Middle Cauca. Website: http://quimbaya/banrep.gov.co/museo/eng.

Boussingault, J. B., (1830), Analyse de la blende noire de Marmato, province de Popayán. Annales de Chimie et du Physique, v. 42, p. 312–316.

Calle, B., González, H., de la Peña, R., Escorce, E. & Durango, J., (1984), Mapa Geológico Preliminar. Plancha No. 186 – Riosucio Instituto Nacional de Investigacion Geologico Minera, Informe 1878 (1980), 1 map at 1:100,000 scale.

Calvache, J. A., Cuellar, J. & Muñoz, F., (1985), Comportamiento electrico y electromagnetico de los yacimientos de oro de Marmato. In: Wagner, J. E. V. (ed), Sexto Congreso Latinoamericano de Geologia, Vol. 3, p.359–374.

Cediel, L., (2007), El Oro de Marmato [Historical Production]. Unpublished report for Compañía Minera de Caldas, September 2007, 3 volumes, 31 p text plus Annexes of historical documents.

Cediel, F., Shaw, R. P. & Cáceres, C., (2003), Tectonic Assembly of the Northern Andean Block. In: Bartolini, C., Buffler, R. T. & Blickwede, J., eds, The Circum–Gulf of Mexico and the Caribbean: Hydrocarbon habitats, basin formation, and plate tectonics. American Association of Petroleum Geologists Memoir 79, p. 815–848.

Cediel, F. & Cáceres, C., (2000), Geological Map of Colombia. Bogotá, Colombia, Geotec Ltda, 3rd edition. 7 thematic maps at 1:1,000,000 scale.

Compañía Minera de Caldas, (2008), Estudio de Linea Base Ambiental del Area de Interes del Proyecto Minero Ambiental en el Municipio de Marmato, Departamento de Caldas.  Unpublished report by Compañía Minera de Caldas S.A., Colombia, February 2008, 132 p.

Conquistador Mines Ltd., (1998), Annual Information Form. 20 April 1998, 71 p. Filed on SEDAR.

Correa, S. L., (2006), Plan de Manejo Ambiental Para Exploracion, Unpublished report by Compañía Minera de Caldas for CorpoCaldas, Colombia, 66 p.

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Cuellar, J. V. & Mora, M., (1985), Estudio geologico del yacimiento de oro de Marmato. In: Wagner, J. E. V. (ed), Sexto Congreso Latinoamericano de Geologia, Vol. 3, p.342–377.

Durán, R.,et al., (2005). Complementación Geológica, Geoquímica y Geofísica (Magnetométrica) de las Planchas 166, 167, 186 y 187, Escala 1:100,000, IGAC, Zona de Influencia del Sector Caucal–Romeral. Report by Union Temporal Dunia ATG (Dunia Consultores Ltda & Asesorias Técnicas Geológicas), Bogotá, 23 November 2005, 462 p.

Emmons, W.H., (1937), Gold Deposits of the World. First Edition, McGraw–Hill Book Co. Inc.

Escuela de Minas de Marmato, (2004), Aplicación de tecnologías limpias para el beneficio de metales preciosos en el Municipio de Marmato. Anexo 3, Caracterización Mineralógica. Unpublished report, March 2004, 63 p. Convenio Interadministrativo Municipio de Marmato, Escuela de Minas de Marmato, Minercol – Fondo Nacional de Regalías.

Gartner, A., (2005), Los místeres de las minas: Crónica de la colonia europea más grande de Colombia en el siglo XIX, surgida aldredor de las minas de Marmato, Supía y Riosucio. Manizales, Editorial Universidad de Caldas, 475 p.

Gorham, J., (2007), Summary Report on the Miraflores Property, Department of Risaralda, Colombia. NI 43–101 Report prepared for B2Gold Corp., Vancouver, October 22, 2007, 107 p. Filed on SEDAR.

Gorham, J. & Dahrouge, J., (2007), Summary Report on the Quebradona Property, Department of Antioquia, Colombia. NI 43–101 Report prepared for B2Gold Corp., Vancouver, October 22, 2007, 122 p. Filed on SEDAR.

Hall, R. B., Feininger, T., Barrero, D., Ricoh, H. & Alvarez, J., (1970), Recursos Minerales de Parte de Antioquia y Caldas. Boletín Geológico, Bogota. 18 (2), 90 p.

Heald, P., Foley, N.`K., & Hayba, D. O., (1987), Comparative Anatomy of Volcanic Hosted Epithermal Deposits: Acid–Sulphate and Adularia–Sericite Types. Economic Geology, 82, p. 1–26.

Hedenquist, J. W., Sillitoe, R. H. & Arribas, A., (2004), Characteristics of and exploration for high– sulfidation epithermal gold–copper deposits. In: Cooke, D. R., Deyell, C. & Pongratz, J., 24 Ct Au Workshop. Tasmania, Center for Ore Deposit Research (CODES) Special Publication 5, p. 99 to 110.

Hill, W., (1988), Preliminary Appraisal of the Marmato Property. Report by William Hill Mining Consultants Limited for Greenstone Resources Ltd., August 1988, 25 p + annexes.

Jackman, R. & Fleming, C. A. (2008), An Investigation into The Recovery of Gold from Marmato Samples. Unpublished report for Colombia Goldfields Ltd by SGS Minerals Services, Lakefield, Ontario, Canada, Project 11600–001, Report 1, 15 April 2008, 58 p.

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Kappes Cassidy, (2006), [Milled cyanide bottle roll testing of samples from Marmato, Colombia]. Report for Colombia Goldfields Ltd., 19 p.

Kilborn Limited, (1988), Engineering and Cost Study, Marmato Gold Project, Colombia. Report for Empresa Colombiana de Minas, September 1988, 40 p plus annexes.

Lewis, W. J. (2006), NI 43–101 Technical Report on the Marmato and Caramanta Projects, Departments of Caldas and Antioquia, Republic of Colombia. Report by Micon International Limited for Colombia Goldfields Ltd., 120 p.

Lewis, W. J. & San Martin, A. J. (2008), Updated NI 43–101 Technical Report and Preliminary Resource Estimate for the Marmato Project, Department of Caldas, Republic of Colombia. Report by Micon International Limited for Colombia Goldfields Ltd., 201 p plus Annexes.

Long, K., Ludington, S., du Bray, E., André, O. & McKee, E. H., (1992), Geology and mineral deposits of the La Joya district, Bolivia. Society of Economic Geologists Newsletter, 10, (1), p. 13 to 16.

McGrail, T., (2006) Scoping Study: Marmato Project, Draft copy of a report for Minera de Caldas S.A., 46 p.

Mineral Resources Development Inc. (MRDI), (1998), Scoping Study, Marmato Gold/Silver Project, Colombia. Report for Conquistador Mines Ltd., October 1998, 184 p.

Morales, O., (2004), Marmato en la persectiva de la historia nacional. In Teoría y aplicación de las historias locales y regionales, Chapter 9. Bogota, Biblioteca Virtual del Banco de la República, http://www.lablaa.org/blavirtual/sociologia/histlocal/indice.htm.

Ocampo, S. J. C., (2007), Environmental Baseline Study of the Area of Interest of the Environmental Mining Project in the Municipality of Marmato, Cepartment of Caldas, Internal report for Compania de Minera de Caldas and Colombia Goldfields Limited, 124 p.

Park, I., (2008), Marmato Town Move and Recent Development, Internal Cia. Minera de Caldas, S.A. internal memo, 2 p.

Pearl, L., (2006), Independent Geologist’s Report on the Titiribi Project, Titiribi, Colombia. Report for De Beira Goldfields Inc., Australia, August 30, 2006, 12 p. Published on De Beira website.

Petersen, E. U. and Fitzmayer, J. R. (2000), The Kori Kollo deposit, Bolivia: A porphyry–hosted gold deposit, Canadian Society of Exploration Geophysicists conference abstract, 2 p.

Pinzón, F. D. & Tassinari, C. C. G., (2003), Ages and Sources of the Gold Mineralizations from Marmato Mining District, NW Colombia: Based on Radiogenic Isotope Evidences. IV South American Symposium on Isotope Geology. IRD (Institut de recherche pour le développement). Salvador, Bahia, Brazil, 24–27 August 2003, p. 758 to 761.

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Redwood, S. D., (1987), The Soledad Caldera, Bolivia: a Miocene caldera with associated epithermal Au–Ag–Cu–Pb–Zn mineralization. Geological Society of America Bulletin, 99, p. 395 to 404.

Redwood, S. D., (1993), The Metallogeny of the Bolivian Andes, 120 p. In: Sillitoe, R., Camus, F., Mpodozis, C. & Redwood, S., Metallogeny of the Central Andes. Vancouver, Canada, University of British Columbia, Mineral Deposit Research Unit, Short Course No. 15.

Redwood, S. D., (2005a), The Geological Model of the Marmato Gold Deposit, Colombia, for Compañia Minera de Caldas S.A., 30 p.

Redwood, S. D., (2005b), Recommended Sampling and Quality Control Program for Geochemical Samples for Marmato, Colombia, for Compañia Minera de Caldas S.A., 5 p.

Redwood, S. D., (2006), Report on the Marmato & Caramanta Projects, Departments of Caldas & Antioquia, Republic of Colombia (Draft Copy), for Colombia Goldfields Ltd., 49 p.

Redwood, S. D., 2008, The Geology of the Marmato Gold Project, Colombia: Core photos of lithology, alteration and mineralization types. Report for Colombia Goldfields Ltd, 5 November 2008, 31 p.

Redwood, S. D. (2009), The History of the Gold Mines of Marmato, Colombia (Draft copy). Report for Colombia Goldfields Ltd., 81 p.

Restrepo, V., (1952), Estudio sobre las minas de oro y plata de Colombia. Editions 1885, 1888, 1937 and 1952. Digital copy of 1952 edition on internet at Biblioteca Luis Angel Arango del Banco de la República de Colombia. http://www.lablaa.org/blaavirtual/historia/minas/indice.htm.

Rossetti, P. & Colombo, F., (1999), Adularia–sericite gold deposits of Marmato (Caldas, Colombia): field and petrographic data. In: McCaffrey, K.J.W., Lonergan, L. & Wilkinson, J.J. (eds), Fractures, Fluid Flow and Mineralization. Geological Society, London, Special Publications, 155, p 167 to 182.

Rubiano, M., (1986), Presencia de Mackinawita, Cubanita II y Melnicovita en los depósitos de Oro de Marmato (Caldas), Colombia. Geologia Norandina, 10, p. 29 to 34.

Sharpless, F. F., (1908), Quartz Mines in Colombia, South America. Mining and Scientific Press, September 26, 1908, 3 p.

Shaw, R. P., (2000), Gold mineralisation in the northen Andes, magmatic setting vs metallogeny. XI International Mining Congress, Bogotá, Colombia, October 2000 Technical Abstracts. http://www.grupodebullet.com/technical_publications.htm.

Sillitoe, R. H., Jaramillo, L., Damon, P. E., Shafiqullah, M. & Escovar, R., (1982), Setting, Characteristics, and Age of the Andean Porphyry Copper Belt in Colombia. Economic Geology, 77, p. 1837 to 1850.

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Singewald, Q. D., (1950), Mineral Resources of Colombia. Washington, United States Geological Survey Bulletin 964–B,, p.53–204.

Tassinari, C. C. G., Pinzon, F. D. & Buena Ventura, J., (2008), Age and Sources of Gold Mineralization in the Marmato Mining District, NW Colombia: A Miocene–Pliocene Epizonal Gold Deposit. Ore Geology Reviews, 33, p. 508–518.

Thompson, R. J., (2006), Yarumalito Project Technical Report, Departments of Antioquia and Caldas, Republic of Colombia. NI 43–101 Report for Colombian Mines Corporation, November 30, 2006, 111 p. Filed on SEDAR.

Thompson, R. J., (2007), Guayabales Project Technical Report, Department of Caldas, Republic of Colombia. NI 43–101 Report for Colombian Mines Corporation, April 5, 2007, 54 p. Filed on SEDAR.

Wang, D., Chattopadhyay, A. & Marion, R. (2007), Mineralogical Investigation of Gold Particles in the F3 Mozley Concentrate Sample, prepared for Colombia Goldfields Marmato Project. Unpublished report for Colombia Goldfields Ltd by SGS Minerals Services, Lakefield, Ontario, Canada, Project 11600–001, 12 November 2007, 8 p.

Warden, A. J. & Colley, H., (1990), Field investigation of Marmato gold deposits of Caldas and Risaralda, Colombia. Transactions Institute of Mining & Metallurgy, Section B, 99, p. B52–B54.

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DATE

The effective date of this report is October 14, 2009

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AUTHOR’S CERTIFICATE

I, Scott E. Wilson, of Highlands Ranch, Colorado, do hereby certify:

1.	I am currently employed as President by Scott E. Wilson Consulting, Inc., 6 Inverness Court East, Suite 110, Englewood, CO 80112.

2.	I graduated with a Bachelor of Arts degree in Geology from the California State University, Sacramento in 1989.

3.

I am a Certified Professional Geologist and member of the American Institute of Professional Geologists (CPG #10965) and a Registered Member (#4025107) of the Society for Mining, Metallurgy and Exploration, Inc.

4.	I have been employed as either a geologist or an engineer continuously for a total of 20 years.

5.

I have read the definition of “Qualified Person” set out in National Instrument 43–101 (“NI 43– 101) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43–101) and past relevant work experience, I fulfill the requirements to be a “Qualified Person” for the purposes of NI 43–101.

6.	I made a personal inspection of the Marmato Project on August 12, 2009.

7.	I have had no prior involvement with either CGL or Medoro with regard to the Marmato Project.

8.

I am responsible for the preparation of the technical report titled Technical Report – Colombia Goldfields Ltd. And Medoro Resources Ltd., Marmato Project, Zona Alta Property, Department of Caldas, Republic of Colombia, dated October 14, 2009

9.

As of the date of the report, to the best of my knowledge, information and belief, the technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

10.	That I have read NI 43–101 and Form 43–101F1, and that this technical report was prepared in compliance with NI 43–101.

11.	I am independent of the issuer applying all of the tests in Section 1.4 of NI 43–101.

12.

I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them, including electronic publication in the public company files on their websites accessible by the public, of the Technical Report.

Dated October 14, 2009 Signature of Qualified Person Scott E. Wilson Printed Name of Qualified Person

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APPENDIX I

QA/QC PROCEDURES

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QUALITY ASSURANCE AND QUALITY CONTROL PROCEDURES FOR GEOCHEMICAL

SAMPLES FROM THE MARMATO AND CARAMANTA PROJECTS, COLOMBIA

By

Stewart D. Redwood, PhD, FIMMM

Vice President Exploration

Version 5

August 2009

(Original December 2005)

24	TABLE OF CONTENTS

1	TABLE OF CONTENTS	247
2	INTRODUCTION	248
3	SAMPLE SECURITY & CHAIN OF CUSTODY	248
3.1 Sample Security		248
3.2 Chain of Custody		249
3.3 Assay Certificates		250
3.4 Sample Rejects		251
4	SAMPLE CARDS & NUMBERING	251
5	SAMPLE BAGS	252
6	SAMPLE PREPARATION & ANALYSIS	252
7	QUALITY CONTROL PROGRAM	252
8	CHECK & REPLICATE ANALYSES	253
9	DATA HANDLING AND REVIEW OF QA–QC	254

Figure	1.	Sample card for rock samples	257
Figure	2.	Sample card for drill samples	258

QUALITY ASSURANCE AND QUALITY CONTROL PROCEDURES FOR
GEOCHEMICAL SAMPLES FROM THE MARMATO AND CARAMANTA
PROJECTS, COLOMBIA

Stewart D. Redwood, PhD, FIMMM

August 2009 (Original December 2005)

INTRODUCTION

Correct procedures for sample collection, sample security, chain of custody and quality assurance and quality control (QA–QC) are essential for all projects and all companies. They are a prerequisite for listed companies and for NI 43–101 technical reports and mineral resource estimations. This memo outlines the procedures for sampling at the Marmato and Caramanta Projects, Caldas and Antioquia Departments, Colombia, of Colombia Goldfields Ltd (the “Company”), and incorporates recommendations from the independent Qualifying Persona for the Company.

SAMPLE SECURITY & CHAIN OF CUSTODY

26.1

Sample Security

Sample security is essential to avoid contamination, tampering or salting. This is especially important at an active gold mine such as Marmato where there is a ready supply of free gold and gold in cyanide solution (which can be sprayed on a sample or injected into a sample bag).

Do not wear any metal rings or bangles while collecting or handling samples, nor medicated bandages (may contain silver).

While in Company custody only Company personnel (geologists and technicians) can handle the samples. Samples must be kept in a locked storage facility and should not be left outside or in the field truck at night. Transport of samples is only by Company personnel and Company vehicle.

26.2

Chain of Custody

The Chain of Custody means that there is a continuous series of people responsible for the sample from the field to the assay in the database. At each change of responsible person there is a signed document of receipt. The chain must not be broken e.g. by not getting a signed receipt on delivery of samples to the lab. The chain of custody is as follows:

1.	Company Geologist or Technician:

	a.	Transport of samples from field, mine or drill rig to the core shack.

	b.	Secure storage of samples at the core shack.

	c.	Package samples for transport and preparation of Sample Order Form.

	d.	Transport of samples by Company vehicle to Medellin.

	e.	Hand over samples to preparation lab in Medellin in return for signed copy of the Sample Order Form.

	f.	Or, delivery of samples to courier company if being shipped to a lab in another city or overseas. Receive waybill.

2.	Courier Company (if appropriate): – packaged samples handed over to them at airport or their office by the geologist for a signed waybill.

3.	Assay Laboratory:

	a.	Clears samples through customs, if appropriate.

	b.	Receives samples at destination and checks samples against Company Sample Order Form order, which is signed as a receipt.

	c.	Log samples into the lab system.

	d.	If samples are delivered to a preparation lab in Medellin, the lab is responsible for shipping the samples onwards to the overseas lab for analysis.

	e.	Provide internet access to track samples.

	f.	Send emails of interim and final results.

	g.	Issues digitally signed electronic assay certificate in PDF format (Adobe Acrobat) or paper assay certificate.

	h.	Responsible for storage of sample coarse rejects and pulps acting on instructions from the Company, or return them to the Company in Medellin.

4.	Database Manager:

	a.	The Sample Order Form signed by the lab is handed to the Database Manager.

	b.	Track sample orders and receipt of assays by email, certificate, and invoice.

	c.	Receives assays by email.

	d.	Checks QA–QC samples to accept or reject assays. If there is a problem advise the Chief Geologist who will contact the lab to solve it.

	e.	Entry of assay data into database.

	f.	Filing and safe storage in document safe of digital assay certificates and original paper assay certificates (these are legal documents).

5.	Project Manager / Chief Geologist:

	a.	Final review of QA–QC to accept sample batches and sign off on results.

	b.	Revise and approve invoice for payment.

6.	Company Geologist:

	a.	Secure and orderly storage of core boxes in Core Store.

	b.	Receive coarse rejects and pulps of samples from preparation laboratory for safe and orderly storage in the Core Store.

26.3

Assay Certificates

Assay certificates are legal documents and must be stored safely.

Digitally signed electronic assay certificates in PDF format have been requested since July 2009. The Database Manager tracks receipt of these and requests them from the lab if missing. On receipt the following are checked:

1.	Make sure the certificate is complete.

2.	Check that the assays correspond to those accepted in the final Excel files.

3.	Print a paper copy for filing.

4.	Archive the digital copy in the database.

Prior to July 2009 all assay certificates were signed, paper certificates and are kept in a document safe in the Company office in Medellin. All of these were scanned to make PDF copies for ease of reference.

Some labs send out paper certificates as well as electronic certificates. These should be checked in the same manner as the electronic certificates, and archived in the Document Safe with the paper certificates.

26.4

Sample Rejects

Overseas labs should be instructed to store coarse rejects and sample pulps.

For Medellin labs the coarse rejects and sample pulps should be returned to the Company on a regular basis and stored at the Company warehouse in Medellin.

SAMPLE CARDS & NUMBERING

Sample cards have been printed with consecutive sample numbers and two tear–off tickets. One ticket goes in the sample bag and the second ticket is for petrological or other samples. No other sample numbers or prefixes or suffixes are to be used. There are different sample cards for rock samples (prefix R), soil samples (prefix S), stream sediment samples (prefix SS) and drill samples (prefix D). An example of a rock sample card is shown in Figure 1 and of a drill sample card in Figure 2.

The sample description is written on the sample card. The data is entered into an Access database at the field camp.

SAMPLE BAGS

Rock samples are double bagged in heavy gauge polythene bags, or cloth bag and nylon bag. The tear–off sample number ticket is put inside the bag and the sample number is written on the outside of both bags with indelible black marker pen. The sample bags are securely sealed with a nylon cable tie so that it cannot be tampered with, and that any tampering is obvious.

SAMPLE PREPARATION & ANALYSIS

Fine crush entire sample (>75% passing 2 mm / 10 mesh), split 300 g using a Jones or riffle splitter, and pulverize a 300 g split (>80% passing 106 microns / 150 mesh). The lab should use barren silica sand wash between each sample.

Assay for gold by fire assay with 30 g charge and AA finish with an upper limit of detection of 3.0 g/t Au. Over–limit samples for Au and Ag should be re–run by FA and gravimetric finish. Silver is assayed by AAS.

Note that for use in mineral resource estimates, an assay is required (rather than a multielement analysis). Thus assays are required for gold and silver, i.e. fire assay or AA.

Multielements (30 to 35 element packages) by multi–acid or aqua regia digestion and ICP finish. Zn, Pb and Cu values above 10,000 ppm (1%) can be re–run by aqua regia digestion and AA detection. For Phase 2 drilling at Marmato, ICP will not be done.

Advise the lab that many samples will have ore grade gold and silver and high base metal sulphides; the latter can affect precious metal recoveries by fire assay but the lab can modify the procedure to optimize results.

QUALITY CONTROL PROGRAM

The geologist is responsible for the preparation and insertion of the quality control (QC) samples using the sample ticket book for reference. The QC samples should be selected and marked on the sample cards in advance. The QC samples should be at random intervals rather than regular intervals. Use random numbers generated by Excel for all QC samples except for blanks, which should be inserted after the most strongly mineralized samples. The geologist prepares a Quality Control Samples sheet listing QC sample number, type of QC sample, and comments.

In every batch of 100 sample numbers, 11 QC samples are inserted at random (i.e. 11 QC samples and 89 unknown samples in 100 samples, or 12% QC). The QC samples are as follows:

  2 field duplicate samples (FD) every 100 samples. A second sample is taken at the same field site (rather than taking one sample and splitting it). For underground channel samples take a full size duplicate sample. For drill core take a quarter–core sample as duplicate. This checks geological variability and hence the adequacy of the sampling procedure and sample size.
  2 secondary duplicate samples (preparation duplicates or PD) every 100 samples. Instruct the lab to split a second sample after the fine crushing stage and pulverize it.
  5 certified standard reference materials (CSRM) every 100 samples. This number has been increased from 2 to ensure that there is an average of one CSRM in each tray of 20–25 samples that goes in the assay oven. We have purchased pulverized reference standards certified for gold (and in some cases, silver) from Rocklabs Limited, Auckland, New Zealand. Standards check analytical precision and accuracy, and sample switches. CSRM samples are monitored by plotting graphs with time on the x–axis and horizontal lines for recommended value and ± 2 standard deviations (SD) and ± 3 SD. As a rule, CSRM values within ± 2 SD are accepted; an isolated sample above ± 2 SD but below ± 3 SD is acceptable; two consecutive samples above ± 2 SD are rejected; and any sample above ± 3 SD is rejected.
  2 blank samples every 100 samples. Pool filter sand is used as it is readily available. One sample should ideally be a rock blank from a local source such as a sterile quartzite or an unaltered andesite, if available. This checks for contamination in preparation, for analytical precision and detection limits, and for sample switches.

The standards and blanks usually have to be submitted as powdered or fine samples with the rock samples: they stand out from the rock samples, but on the other hand the lab does not know the expected grade. Ideally the standards and blanks are inserted after the samples have been prepared so that they cannot be distinguished, but this is not usually possible in practice.

CHECK & REPLICATE ANALYSES

These comprise check assays and replicate assays which are carried out periodically at a secondary laboratory as an independent check on the primary laboratory’s accuracy and precision. The first lab can be asked to prepare sample splits from the pulps and send them directly to the second lab. There is no need to re–number samples. These samples should be selected at random by random number generator.

The standard procedure previously was to submit 5% of all samples for check assays and 10% for replicate assays. This procedure was modified in August 2009 in consultation with Scott Wilson, QP. The modified procedure is to do check assays on 5% of samples above a cut–off of 0.05 ppm Au, and replicate assays on 5% of samples above the lower limit of detection of gold. This modification was made in order to avoid the cost of large amounts of check and replicate assays of samples which are very low grade or have no detectable gold, as these provide no meaningful QC. It is considered that this is a large enough sample subset to identify any QC issues.

Check assays are on a new pulp prepared from the coarse reject. The primary preparation laboratory can prepare the new pulp. The modified procedure is to do check assays on 5% of samples above a cut–off of 0.05 ppm Au.

Replicate assays are carried out on the same sample pulp as the original assay. The modified procedure is to do replicate assays on 5% of samples above the lower limit of detection of gold.

In both cases, eliminate QC samples before selecting samples for checks (blanks, standards), and add new standards and blanks.

DATA HANDLING AND REVIEW OF QA–QC

The Database & GIS Manager is responsible for tracking the samples through the laboratory. The Sample Order Form is given to the Database Manager. Use an excel spreadsheet to track Company reference number, Lab order number, date of delivery to lab, date of receipt of assays by email, date of receipt of certificate, date of receipt of invoice.

The Database & GIS Manager is responsible for receiving the assay results and putting them in the database. This is the only person with authority to do this in order to maintain integrity and quality control of the database.

On receipt of each batch of assays, the QA–QC samples should be checked in order to accept or reject the batch. If there is a problem the Chief Geologist should be notified and he will request that the lab identify and solve the problem, if possible, or carry out re–analyses as necessary. The re–assays should be of the whole sample batch or tray between the good QC samples on either side, and not just of a few samples on either side of the problem samples. Use an Excel or Access spreadsheet and graph to check QC results and update this with each batch so that the whole program can be monitored progressively.

The lab also carries out their own internal QC samples and the results for these should be requested and monitored also.

Signed,

“Stewart D. Redwood”

Stewart D. Redwood, PhD, FIMMM

Vice President of Exploration

Figure 4. Sample card for rock samples.

Figure 5. Sample card for drill samples.